                                                      REGISTRATION NO. 333-91171

________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                  GENTEK INC.                                DELAWARE                           3714
         General Chemical Corporation                        Delaware                           3714
           Toledo Technologies Inc.                          Delaware                           3714
          Printing Developments Inc.                         Delaware                           3555
            Balcrank Products Inc.                           Delaware                           3586
       HMC Patents Holding Company Inc.                      Delaware                           5169
      Waterside Urban Renewal Corporation                   New Jersey                          6552
                  Reheis Inc.                                Delaware                           2819
                Defiance, Inc.                               Delaware                           3714
          Binderline Draftline, Inc.                         Michigan                           8711
       Defiance Precision Products, Inc.                       Ohio                             3451
            Hy-Form Products, Inc.                           Michigan                           3714
Defiance Testing and Engineering Services, Inc.              Michigan                           8711
               Noma Corporation                              Delaware                           5063
            PCT Mexico Corporation                           Delaware                           5063
                Noma O.P. Inc.                               Delaware                           5063
     Electronic Interconnect Systems Inc.                  Massachusetts                        5063
           Defiance Kinematics Inc.                          Delaware                           8711
          HN Investment Holdings Inc.                        Delaware                           6799
              PPI Holdings, Inc.                            California                          2819
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS     (STATE OR OTHER JURISDICTION     (PRIMARY STANDARD INDUSTRIAL
                   CHARTER)                      OF INCORPORATION OR ORGANIZATION)  CLASSIFICATION CODE NUMBER)

                  GENTEK INC.                        02-0505547
         General Chemical Corporation                22-2689817
           Toledo Technologies Inc.                  38-2197045
          Printing Developments Inc.                 22-2689839
            Balcrank Products Inc.                   38-2897194
       HMC Patents Holding Company Inc.              02-0416899
      Waterside Urban Renewal Corporation            22-2366872
                  Reheis Inc.                        22-2640008
                Defiance, Inc.                       34-1526359
          Binderline Draftline, Inc.                 38-1810522
       Defiance Precision Products, Inc.             34-1414422
            Hy-Form Products, Inc.                   38-2184722
Defiance Testing and Engineering Services, Inc.      38-2252141
               Noma Corporation                      06-0879221
            PCT Mexico Corporation                   25-1559158
                Noma O.P. Inc.                       51-0365495
     Electronic Interconnect Systems Inc.            04-2828810
           Defiance Kinematics Inc.                  22-3665196
          HN Investment Holdings Inc.                22-3645354
              PPI Holdings, Inc.                     77-0520612
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS    (I.R.S. EMPLOYER
                   CHARTER)                      IDENTIFICATION NO.)

                            ------------------------

                                  LIBERTY LANE
                          HAMPTON, NEW HAMPSHIRE 03842
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                TODD M. DUCHENE
                                  GENTEK INC.
                                  LIBERTY LANE
                          HAMPTON, NEW HAMPSHIRE 03842
                                 (603) 929-2606
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:
                              GEORGE E.B. MAGUIRE
                              DEBEVOISE & PLIMPTON
                                875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 909-6000
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
        If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
        If this Form is filed to register additional securities of an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]


                            ------------------------


        THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


________________________________________________________________________________

PROSPECTUS                                                 Strictly Confidential

GENTEK INC.                                                               [LOGO]
                               OFFER TO EXCHANGE
              $200,000,000 11% SENIOR SUBORDINATED NOTES DUE 2009
                                 FOR REGISTERED
              $200,000,000 11% SENIOR SUBORDINATED NOTES DUE 2009


THE NEW NOTES:

     We issued our 11% Senior Subordinated Notes due 2009 on August 9, 1999. The terms of the new notes we will issue in the exchange offer are identical to the terms of the old notes except that the new notes:

        are registered under the Securities Act of 1933 and therefore will not contain restrictions on transfer; and

        will not contain provisions relating to additional interest.

     YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

THE EXCHANGE OFFER:


        Our offer to exchange old notes for new notes will be open until 5:00 p.m., New York City time, on January 12, 2000, unless we extend the offer.


        You should also carefully review the procedures for tendering the old notes beginning on page 20 of this prospectus.

        If you fail to tender your old notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

        The exchange offer is subject to customary conditions.

        No public market currently exists for the notes.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       -----------------------------------------------------------------------


                The date of this prospectus is December 3, 1999.

                               TABLE OF CONTENTS

                                            PAGE
                                            ----
Prospectus Summary.....................        1

Risk Factors...........................       10

The Exchange Offer.....................       18

Use of Proceeds........................       26

Capitalization.........................       26

Unaudited Pro Forma Financial
  Statements...........................       27

Selected Financial Data................       30

Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................       32

Business...............................       39

Management.............................       52

Beneficial Ownership of Common Stock...       62

                                            PAGE
                                            ----
Affiliate Relationships and
  Transactions.........................       64
Our Arrangements with General Chemical
  Group Relating to the Spinoff........       66
Description of Credit Facility.........       71
Description of Notes...................       73
Material United States Federal Income
  Tax Considerations...................      118
Plan of Distribution...................      122
Legal Matters..........................      122
Experts................................      122
Financial Statements of Noma and
  Krone................................      123
Where You Can Find More Information....      123
Index to Consolidated Financial
  Statements...........................      F-1

                            ------------------------

                  IMPORTANT INFORMATION ABOUT THIS PROSPECTUS


        THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED OR DELIVERED WITH THIS PROSPECTUS, INCLUDING EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART. WE WILL PROVIDE THESE EXHIBITS WITHOUT CHARGE TO HOLDERS OF THE OLD NOTES, UPON REQUEST TO GENTEK. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE SECRETARY, GENTEK INC., LIBERTY LANE, HAMPTON, NEW HAMPSHIRE, 03842 (TELEPHONE NUMBER 603-929-2606). YOU SHOULD REQUEST ANY SUCH INFORMATION AT LEAST FIVE DAYS IN ADVANCE OF THE DATE ON WHICH YOU EXPECT TO MAKE YOUR DECISION WITH RESPECT TO THIS OFFER. IN ANY EVENT, YOU MUST REQUEST SUCH INFORMATION PRIOR TO JANUARY 8, 2000.


        WE ARE NOT MAKING THE EXCHANGE OFFER, NOR WILL WE ACCEPT SURRENDERS FOR EXCHANGE FROM ANY HOLDER OF OLD NOTES, IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR 'BLUE SKY' LAWS OF SUCH JURISDICTION.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               PROSPECTUS SUMMARY

        This summary highlights selected information from this prospectus, but does not contain all the details of the Notes and information about us, including information that may be important to you. Therefore, we urge you to read this entire document carefully.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

        We completed on August 9, 1999 the private offering of $200,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2009. We are now offering to exchange those notes for new registered notes.


The exchange offer........................  In this exchange offer you are entitled to exchange old notes for new registered 11% Senior Subordinated Notes due
                                            2009.

Resale of new notes.......................  We believe most investors can resell the new notes issued in this exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act.
                                            However, you may need to comply with these requirements of the Securities Act when you resell your new notes if you:
                                            acquire new notes outside the ordinary course of business;
                                            plan to participate in a distribution of the new notes; or
                                            are an affiliate of GenTek.

                                            To find out whether any special exceptions may apply to you and restrict your resale of new notes, you should read the discussion under the heading 'The Exchange Offer -- Resales of New Notes Issued in the Exchange Offer.'

Registration rights agreement.............  We entered into an exchange and registration rights agreement with the initial purchasers of the old notes which requires us to use our best efforts to make this exchange
                                            offer.
Consequence of failure to exchange old
  notes...................................  You will continue to hold old notes which will remain subject to their existing transfer restrictions if:
                                            you do not tender your old notes; or
                                            you tender your old notes and they are not accepted for
                                             exchange.

                                            We will have no obligation to register the old notes after we consummate the exchange offer. See 'The Exchange
                                            Offer -- Our Obligations under the Registration Rights
                                            Agreement.'

Expiration date...........................  The exchange offer will expire at 5:00 p.m., New York City time, on January 12, 2000, unless we extend it.

Interest on the new notes.................  Interest on the new notes will accrue at a rate of 11% per annum from the most recent date to which interest has been paid or provided for on the old notes or, if no interest has been paid on the old notes, from August 9, 1999, the date we issued the old notes. No additional interest will be paid on old notes tendered and accepted for exchange.

Liquidated damages........................  If we do not comply with our obligations to consummate this exchange offer by 210 days after the original offering of
                                            the old notes, we may be required to pay liquidated damages to holders

                                            of old notes until we consummate the exchange offer. We will have no obligation to pay liquidated damages to holders of old notes who are not able to make the representations or
                                            provide the information described on page 19. See 'The
                                            Exchange Offer -- Our Obligations Under the Registration
                                            Rights Agreement' for more information on when we may have to pay liquidated damages.

Conditions to the exchange offer..........  We can terminate or amend the exchange offer if at any time prior to 5:00 p.m., New York City time, on the expiration
                                            date, we determine that the exchange offer violates any
                                            applicable law or governmental order. In addition, we will not accept for exchange any old notes or issue any new notes if any stop order is threatened or in effect on the
                                            qualification of the indenture under the Trust Indenture Act of 1939 or on the registration statement of which this
                                            prospectus is a part. We are required to use reasonable
                                            efforts to obtain the withdrawal of any stop order.
Procedures for tendering old
  notes...................................  If you wish to accept the exchange offer and tender your old notes, you must:
                                            deliver a signed letter of transmittal to the exchange
                                             agent; and
                                            surrender the old notes by:
                                            sending in certificates of old notes to the exchange agent;
                                             or
                                            confirming a book-entry transfer to the exchange agent's
                                             account at The Depository Trust Company.
                                            Different procedures may apply for book-entry transfers. For more information, see 'The Exchange Offer.'

Guaranteed delivery procedures............  If you wish to tender your old notes, but cannot properly do so prior to the expiration date, eligible institutions such as registered brokers, trust companies or banks may tender old notes according to the guaranteed delivery procedures by delivering to the exchange agent a letter of transmittal and a guarantee of physical delivery or book-entry transfer of the old notes within three New York Stock Exchange trading days. See 'The Exchange Offer -- Guaranteed Delivery
                                            Procedures.'

Withdrawal rights.........................  You may withdraw your tender of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.
                                            For the withdrawal of a tender of old notes, the exchange
                                            agent must receive a written or facsimile transmission
                                            notice of withdrawal at its address set forth herein under
                                            'The Exchange Offer -- Exchange Agent' prior to 5:00 p.m.
                                            New York City time, on the expiration date.
Acceptance of old notes and
  delivery of new notes...................  We will accept for exchange any and all old notes that are validly tendered in the exchange offer prior to 5:00 p.m.,
                                            New York City time, on the expiration date. We will deliver the new notes issued in the exchange offer as soon as
                                            practicable following the expiration date. See 'The Exchange
                                            Offer -- Acceptance of Old Notes for Exchange; Delivery of
                                            New Notes.'

Material U.S. Federal income
  tax considerations......................  We believe that the exchange of old notes for new notes will not constitute a taxable exchange for U.S. federal income
                                            tax purposes. See 'Material United States Federal Income Tax
                                            Considerations.'

Exchange agent............................  U.S. Bank Trust National Association is serving as the exchange agent.

Use of proceeds...........................  We will not receive any proceeds from the exchange offer.
                                            See 'Use of Proceeds' for a description of the use of
                                            proceeds from the issuance of the old notes.

                               THE EXCHANGE NOTES

        The terms of the new notes are identical in all material respects to the terms of the old notes except that the new notes:

         are registered under the Securities Act, and therefore will not contain restrictions on transfer; and

         will not contain provisions relating to additional interest.

Maturity..................................  August 1, 2009.

Interest Payment Dates....................  February 1 and August 1 of each year, commencing
                                            February 1, 2000.

Sinking Fund..............................  None.

Optional Redemption.......................  We may redeem the notes, in whole or in part, on or after
                                            August 1, 2004, at the redemption prices described in
                                            'Description of the Notes -- Optional Redemption,' plus
                                            accrued and unpaid interest, if any, to the date of
                                            redemption. In addition, any time prior to August 1, 2002, we may redeem up to 35% of the notes at 111.0% of the
                                            principal amount, plus accrued and unpaid interest, with the net proceeds of our equity issuances; provided at least 65%
                                            of the original aggregate principal amount of the notes
                                            remains outstanding immediately after such redemption.

Change of Control.........................  Upon a change of control, we will be required to make an offer to repurchase each holder's notes at a price equal to
                                            101% of the principal amount thereof, plus accrued and
                                            unpaid interest, if any, to the date of repurchase. The
                                            definition of 'change of control' appears under 'Description of the Notes.'

Ranking...................................  The notes are unsecured senior subordinated obligations and rank:

                                              subordinate to all of our senior indebtedness;

                                              equally with all of our other unsecured senior subordinated indebtedness;

                                              senior to all of our subordinated indebtedness; and

                                              effectively junior to all liabilities of our subsidiaries.

                                            As of September 30, 1999, we had outstanding approximately
                                            $755.4 million of indebtedness of which $555.4 million was senior indebtedness (excluding undrawn commitments under our
                                            Credit Facility) both structurally and contractually senior to the notes. All

                                            of the remaining $200 million of indebtedness consisted of the old notes. 'See Description of the Notes -- Ranking' and
                                            'Description of Credit Facility.'

Guarantees................................  The notes are guaranteed on an unsecured senior subordinated basis by certain of our existing and future domestic
                                            restricted subsidiaries. The notes are not guaranteed by our foreign subsidiaries or our subsidiaries that are not
                                            guarantors of our Credit Facility. At September 30, 1999
                                            those of our subsidiaries that have not guaranteed the notes had total indebtedness (excluding indebtedness owed to the
                                            Company) of $231 million.

Restrictive Covenants.....................  The terms of the notes include restrictions on our ability to:

                                              incur additional indebtedness;

                                              make restricted payments;

                                              enter into transactions with affiliates;
                                              create liens;

                                              cause dividends and other payments by subsidiaries; and

                                              effect consolidations, mergers and the sale of assets.

                                            These limitations are subject to a number of important
                                            exceptions. See 'Description of the Notes -- Covenants.'

                               ABOUT OUR COMPANY

        We are a manufacturer of telecommunications equipment, industrial components and performance chemicals sold into numerous markets for a wide variety of end uses. We operate through three business segments: manufacturing, performance products and telecommunications equipment. Our manufacturing segment serves the automotive, appliance and electronic, and industrial markets. Our performance products segment serves customers in many industries, including the pharmaceutical and personal care, environmental services, technology and chemical processing markets. Our telecommunications equipment segment serves the public network and premises (or non-public) network markets. In many of our markets, we are an industry leader. Our products are frequently highly engineered and are important components of, or provide critical attributes to, our customers' end-products or operations. We operate over 80 manufacturing and production facilities located in the U.S., Canada, Australia, China, Germany, Great Britain, India, Indonesia, Ireland and Mexico. Our common stock is traded on the New York Stock Exchange under the symbol 'GK.'

        MANUFACTURING. The manufacturing segment accounted for 44% of our pro forma sales for the nine months ended September 30, 1999. The manufacturing segment provides a broad range of engineered components and services to three principal markets:

         Automotive: precision-engineered components for valve-train systems; computer-aided and mechanical vehicle testing services; custom-designed wire and cable assemblies for a variety of automotive electronic applications; tooling and prototype design and engineering services; and fluid-handling equipment for automotive service applications.

         Appliance and Electronic: custom-designed power cord systems and wire and cable assemblies for a broad range of appliances and electronic products, such as refrigerators, freezers, dishwashers, washing machines, ovens, ranges, vacuum cleaners, electronic office equipment, medical equipment, ATM machines and gaming machines.

         Industrial: power cord systems and cable and wire assemblies for power tools, motors, pumps and other industrial products; and wire and cable for industrial markets, the commercial and residential construction industries and a wide variety of end market uses by original equipment manufacturers ('OEMs').

        Our customers in this segment include Bombardier, Bosch, DaimlerChrysler, Delphi, Eaton, Ford, Frigidaire, General Electric, General Motors, ITT, Johnson Controls, Lear, Whirlpool, and Xerox.

        PERFORMANCE PRODUCTS. The performance products segment accounted for 28% of our pro forma sales for the nine months ended September 30, 1999. The performance products segment provides a broad range of value-added products and services to four principal markets:

         Pharmaceutical and Personal Care: aluminum-zirconium compounds used as the active ingredients in antiperspirants; aluminum-magnesium compounds used as the active ingredients in over-the-counter antacids; potassium chloride used in electrolyte replacement and intravenous solutions; and other food and pharmaceutical intermediates.

         Environmental Services: water treatment products and services; sulfuric acid regeneration and sulfur recovery services for pollution abatement and production of cleaner burning gasoline blending components; and Al+Clear'r', our specialty agrochemical for improvement of poultry house sanitation and productivity and the reduction of pollution from agricultural phosphorous runoff.

         Technology: computer-to-plate ('CTP') technology and bimetal lithographic printing plates for high quality printing applications and ultra-high-purity electronic chemicals for semiconductor chip and disk drive production.

         Chemical Processing: a broad range of sulfur, sodium and fluorine-based chemical intermediates used in the production of a wide variety of products such as paper, gasoline, fertilizers, tires, paints, dyes and carpeting.

        Our customers in this segment include AlliedSignal, BASF, Colgate-Palmolive, Chevron, Georgia Pacific, Hewlett-Packard, IBM, International Paper, Micron Technologies, National Semiconductor, PPG Industries, Procter & Gamble, Sunoco, Unilever, Westvaco, World Color Press and numerous cities and municipalities.

        TELECOMMUNICATIONS EQUIPMENT. Our telecommunications equipment segment consists of Krone AG, a leading global supplier of telecommunications connector technology, which we acquired on August 20, 1999. The telecommunications equipment segment accounted for 28% of our pro forma sales for the nine months ended September 30, 1999. The telecommunications equipment segment provides connection and distribution technology to two principal markets:

         Public networks: connection and distribution technology and solutions for fixed telecommunication access networks and related customer services for both public network providers and telecommunications systems manufacturers and suppliers.

         Premises networks: connection and distribution technology and solutions for private voice and data networks within private building complexes.

Our customers in this segment include Alcatel, Anixter, Bell Atlantic, British Telekom, Deutsche Telekom, Isolectra, Siemens and Wadsworth Electronics.

                              RECENT TRANSACTIONS

        RECENT ACQUISITIONS. We have completed five acquisitions this year.

         In September 1999, we acquired the business of Pacific Pac International, Inc. Pacific Pac is a provider of ultrahigh purity solvents to the electronics industry.

         In August 1999, we acquired Krone AG, a German company, for total consideration of approximately $222 million (including approximately $63 million of assumed debt). Krone is a leading global supplier of connector technology for telecommunications and data networks. The Krone acquisition expanded our offerings of products and services into our new telecommunications equipment segment.

         In July 1999, we acquired the Structural Kinematics business of EG&G, Inc., a leading provider of testing and engineering services to the automotive, truck and agricultural equipment industries.

         In April 1999, we acquired Noma Industries Limited, a Canadian company, for total consideration of approximately $240 million. Noma is a leading North American producer of insulated wire and wire-related products. The Noma acquisition expanded our product offerings to the automotive industry and provided access to Noma's blue-chip customer base in the growing appliance and electronic market.

         In February 1999, we acquired Defiance, Inc. for total consideration of approximately $70 million. Defiance is a manufacturer of specialty antifriction bearings and a provider of vehicle testing services, tooling design and preproduction dies and components primarily for the automotive industry. The Defiance acquisition increased the range of products and services provided by the manufacturing segment and allows for a more complete product offering of valve-train-related engine components to the automotive industry.

        We identified the opportunity to acquire Krone through Prestolite Wire Corporation, Krone's marketing partner. Prestolite, a leading North American manufacturer of copper and fiber optic wire and cable products for telecommunications, automotive and industrial markets with annual sales of approximately $250 million, is controlled by Mr. Paul Montrone, our controlling shareholder and the Chairman of our Board.

        Based on our knowledge of Prestolite, we believe that a combination of Prestolite's telecommunications businesses with Krone may create additional value for our company. The integration of Krone's and Prestolite's telecommunications and data businesses would allow us to provide customers around the globe with total connectivity and wiring solutions that maximize bandwidth and network speed. This combination would position us as a global provider of integrated wire and connector solutions for data and telecommunications markets. We intend to discuss and pursue with Prestolite a possible transaction to combine certain of our businesses through the formation of one or more joint ventures or partnerships, acquisitions or other similar arrangements.

        THE SPINOFF. Our manufacturing and performance products segments were formerly part of the businesses of The General Chemical Group Inc., our former parent company. General Chemical Group separated us from its soda ash and calcium chloride business through a spinoff by distributing our common stock to General Chemical Group's shareholders. The spinoff was completed on April 30, 1999. Since the spinoff, we have been a separate, stand-alone company. We believe that the spinoff has enabled us to focus our attention and resources on our core businesses and more effectively pursue our business strategy.

        In connection with the spinoff, we entered into a $550 million credit facility, which includes a $300 million revolving credit facility and $250 million aggregate term loan facilities. See 'Description of Credit Facility.' On the spinoff date, we borrowed $500 million under the credit facility, of which approximately $487 million was used to repay a portion of General Chemical Group's third party indebtedness, including borrowings to finance our acquisitions of Noma and Defiance earlier this year.

                  STATE AND DATE OF INCORPORATION AND ADDRESS

        We were incorporated in Delaware on January 27, 1999. Our principal executive offices are at Liberty Lane, Hampton, New Hampshire 03842. Our telephone number is 603-929-2606.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements. All statements other than statements of historical facts included in this prospectus, including certain statements under 'Summary,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Business,' may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that our assumptions and expectations will prove to have been correct. Important factors that could cause our actual results to differ from our expectations are disclosed in this prospectus, including factors disclosed under 'Risk Factors.' These forward-looking statements are subject to various risks, uncertainties and assumptions about us, including, among other things:

         our outstanding indebtedness and our leverage, and the restrictions imposed by our indebtedness;

         the cyclical nature of certain of our businesses, and domestic and international economic conditions;

         the high degree of competition in certain of our businesses, and the potential for new competitors to enter into those businesses;

         the integration of recent and future acquired businesses with our existing operations in a timely and efficient manner;

         the extent to which we undertake new acquisitions or enter into strategic joint ventures or partnerships;

         future modifications to existing laws and regulations affecting the environment, health and safety;

         discovery of unknown contingent liabilities, including environmental contamination at our facilities;

         Year 2000 concerns;

         fluctuations in interest rates and in foreign currency exchange rates;

         increases in the cost of raw materials and other inputs used to make our products; and

         certain potential adverse tax consequences of a change of control.

        We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                       SUMMARY HISTORICAL FINANCIAL DATA

        The summary historical financial data set forth below for each of the three years ended December 31, 1998 are derived from, and should be read in conjunction with, our audited Consolidated Financial Statements and notes included in this prospectus. The summary financial data for the nine months ended September 30, 1999 and 1998 are derived from our unaudited Consolidated Financial Statements and notes included in this prospectus and, in the opinion of our management, include all adjustments considered necessary for a fair presentation of our financial position and results of operations for the periods covered thereby.

        We were spun off from The General Chemical Group Inc., and our manufacturing and performance products segments were separated from its industrial chemicals business, on April 30, 1999. Because we did not operate as a separate, stand-alone entity prior to the spinoff, we might have recorded different results had we operated independently of the industrial chemicals business of General Chemical Group. See 'Management's Discussion and Analysis of the Financial Condition and Results of Operation.' For a description of the basis of presentation of the historical financial data, see note 1 to the Consolidated Financial Statements.

        The spinoff has been treated as a reverse spinoff for financial statement purposes because we hold the greater proportion of the assets and operations that were held by General Chemical Group prior to the spinoff. Therefore, the spinoff is reflected, for financial statement presentation, as if we had formed a new company consisting of the industrial chemicals business and distributed the stock of that company as a dividend to our stockholders, with our assets, operations and businesses remaining with us after the spinoff. Accordingly, our financial statements reflect the financial position and results of operations of our businesses as continuing operations and the financial position and results of operations of the industrial chemicals business as discontinued operations.

                             SUMMARY FINANCIAL DATA

                                                                                            NINE MONTHS ENDED
                                                                                              SEPTEMBER 30,
                                                         YEAR ENDED DECEMBER 31,               (UNAUDITED)
                                                      ------------------------------       -------------------
                                                        1996       1997       1998           1998       1999
                                                      --------   --------   --------       --------   --------
                                                               (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
STATEMENT OF OPERATIONS DATA:
  Net revenues......................................  $330,120   $368,516   $443,919       $331,453   $609,324
  Gross profit......................................   100,883    116,604    117,293(1)      96,518    155,386
  Operating profit..................................    48,723(2)   67,526    51,721(3)      56,171     75,383(4)
  Interest expense..................................    10,747      8,855     14,624         10,626     25,378
  Income from continuing operations before income
    taxes and extraordinary item....................    39,200     59,535     37,313         45,814     51,657
  Income from continuing operations before
    extraordinary item..............................    20,775     33,274     41,069(5)      26,973     27,767
  Income from discontinued operations...............    25,833     23,041     10,299          9,339      1,006
Net income..........................................  $ 46,608   $ 56,315   $ 47,707(6)      32,651(6)   23,834(7)
OTHER FINANCIAL DATA:
  Capital expenditures..............................  $ 19,231   $ 26,203   $ 33,737       $ 22,185   $ 22,258
  Depreciation and amortization.....................    14,099     16,296     23,065       $ 17,539   $ 31,156
  Ratio of earnings to fixed charges(8).............       4.2x       6.7x       3.3x           4.8x       2.9x

                                                              AS OF SEPTEMBER 30, 1999
                                                              ------------------------
                                                                    (UNAUDITED)
                                                                    -----------
                                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents.................................         $   34,549
  Total assets..............................................          1,195,484
  Long-term debt (including current portion)................            755,440
  Total equity..............................................             12,485

------------

(1) Includes a one time charge of $12.1 million ($7.3 million after tax) primarily due to an asset impairment writedown for two of our manufacturing facilities.

(2) Includes a one-time charge of $6.8 million ($4.1 million after tax) primarily related to awards made under a restricted unit plan, reflecting the portion earned under prior equity programs.

(3) Includes incremental accruals of $9.8 million ($5.9 million after tax) principally related to litigation and environmental spending.

(4) Includes a one-time charge of $6.2 million primarily related to the spinoff.

(5) Includes a nonrecurring gain of $19.5 million related to an income tax settlement.

(6) Includes an extraordinary loss of $3.7 million, related to the early retirement of certain indebtedness.

(7) Includes an extraordinary loss of $4.9 million, related to the early retirement of certain indebtedness.

(8) For purposes of computing ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest expense, including the amortization of deferred financing costs and that portion of rental expense management believes to be representative of interest.

                                  RISK FACTORS

        In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating us and making an investment decision.

IF YOU DO NOT PROPERLY TENDER YOUR OLD NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED OLD NOTES; THE OLD NOTES ARE SUBJECT TO TRANSFER RESTRICTIONS, AND YOUR ABILITY TO TRANSFER OLD NOTES WILL BE ADVERSELY AFFECTED.

        As old notes are tendered and accepted in the exchange offer, the trading market for the remaining untendered or tendered but not accepted old notes will be adversely affected. We anticipate that most holders of the old notes will elect to exchange the old notes for new notes due to the absence of restrictions on the resale of new notes under the Securities Act. Therefore, we anticipate that the liquidity of the market for any old notes remaining after the consummation of the exchange offer may be substantially limited.

        We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you do not tender your old notes for new notes in the exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes unless registered under the Securities Act, or exempt from registration under the Securities Act and applicable state securities laws. If you do not tender your old notes or they are not accepted for exchange, you will have no further rights under the registration rights agreement. See 'The Exchange
Offer -- Our Obligations under the Registration Rights Agreement.' We do not anticipate that we will register old notes under the Securities Act.

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

        We will continue to have substantial indebtedness after the completion of the exchange offer and we may be able to increase our indebtedness in the future. Our level of indebtedness could have important consequences to holders of the notes. For example, it could:

         make it more difficult to satisfy our obligations with respect to these notes because a substantial portion of our cash flow from operations must be dedicated to the payment of interest on our indebtedness;

         make us more vulnerable to economic downturns;

         potentially limit our ability to withstand competitive pressures;

         impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes; and

         make us more susceptible to the above risks because borrowings under the Credit Facility will bear interest at fluctuating rates.

        If we are unable to generate sufficient cash flow from operations in the future, we may be unable to repay or refinance all or a portion of our then existing debt or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained on terms that are acceptable to us.

        The following are important statistics about us, presented after giving effect to all the transactions we have completed this year (see 'Recent Transactions' in the 'Summary' section).

         at September 30, 1999, we had total long-term debt of $755.4 million, representing 98.4% of our total capitalization;

         for the nine-month period ended September 30, 1999, our pro forma ratio of earnings to fixed charges would have been 1.9 to 1.0; and

         we have the ability to borrow an additional $85.0 million under our Credit Facility (excluding approximately $13 million for letters of credit issued under the Credit Facility).

        In addition, we could in the future enter into transactions, including acquisitions or alliances or refinancings, recapitalizations or highly leveraged transactions that would not be a change of control under the indenture requiring us to offer to repurchase the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure, credit rating or the holders of the notes. The definition of 'change of control' appears in the 'Description of Notes' section.

OUR INDENTURE FOR THE NOTES AND OUR CREDIT FACILITY IMPOSE SIGNIFICANT OPERATING AND FINANCIAL RESTRICTIONS, WHICH MAY PREVENT US FROM CAPITALIZING ON BUSINESS OPPORTUNITIES.

        Our indenture for the notes and our credit facility impose significant operating and financial restrictions on us. These restrictions affect, and in certain cases limit, among other things, our ability to:

         incur additional indebtedness and liens;

         make capital expenditures;

         make investments and acquisitions and sell assets; or

         consolidate, merge or sell all or substantially all of our assets.

        There can be no assurance that these restrictions will not adversely affect our ability to finance our future operations or capital needs or to engage in other business activities that may be in the interest of noteholders. See 'Description of Notes' and 'Description of Credit Facility.'

        In addition, future debt instruments, particularly at our foreign subsidiaries and joint ventures, may restrict their ability to distribute or otherwise make available to us funds which we might require in order to service our obligations, including those under the notes.

THE NOTES ARE CONTRACTUALLY SUBORDINATED IN RIGHT OF PAYMENT TO OUR SENIOR DEBT.

        The notes and the guarantees of the notes by our subsidiaries will be subordinated in right of payment to all of our senior debt, including the principal of and interest on our credit facility and the senior debt of those subsidiaries that guarantee the notes. At September 30, 1999 we had a total of $555.4 million of senior debt outstanding and the ability to borrow an additional $85.0 million of senior debt under our credit facility. In the event of our insolvency, liquidation, reorganization, dissolution or other winding-up or upon a default in payment with respect to, or the acceleration of, any senior debt, the holders of our senior debt must be paid in full before the holders of the notes may be paid. If we incur any additional senior subordinated debt, the holders of that debt would be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up. This right may have the effect of reducing the amount of proceeds paid to holders of the notes. In addition, no payments may be made with respect to the principal of or premium, if any, or interest on the notes if a payment default exists with respect to our senior debt and, under certain circumstances, no payments may be made with respect to the principal of, or interest on the notes for a certain period if a non-payment default exists with respect to senior debt. In addition, the Indenture permits us to incur additional debt, including senior debt, if certain conditions are met. See 'Description of Notes -- Subordination.'

THE NOTES ARE EFFECTIVELY SUBORDINATED IN RIGHT OF PAYMENT TO OUR SECURED DEBT. IF ANY SECURED LENDERS SHOULD ATTEMPT TO FORECLOSE ON THEIR COLLATERAL, THE VALUE OF THE NOTES COULD BE MATERIALLY ADVERSELY AFFECTED.

        The notes and the guarantees of the notes by certain of our subsidiaries will not be secured by any of our assets or any of the assets of those subsidiaries that guarantee the notes, and therefore will be effectively subordinated to all of our existing and future secured debt and all of the existing and future secured debt of those subsidiaries that guarantee the notes. Our credit facility is secured by guarantees from those subsidiaries that guarantee the notes, as well as guarantees by, and a pledge of the capital stock of, certain of our other subsidiaries. In addition, our Indenture and our credit agreement permit us to incur additional secured debt, if certain conditions are met. In the event of a default on secured indebtedness (whether as a result of the failure to comply with a payment or other covenant, a cross-default, or otherwise), the lenders under our credit facility will have a prior secured claim on such assets. If any secured lenders should attempt to foreclose on their collateral, the value of the notes could be materially adversely affected.

THE NOTES ARE EFFECTIVELY SUBORDINATED TO THE INDEBTEDNESS OF OUR SUBSIDIARIES THAT ARE NOT SUBSIDIARY GUARANTORS. AT SEPTEMBER 30, 1999, THE INDEBTEDNESS OF OUR NON-GUARANTOR SUBSIDIARIES INCLUDED APPROXIMATELY $231 MILLION OF OBLIGATIONS THAT COULD BE REQUIRED TO BE PAID BEFORE ANY OF THEIR ASSETS COULD BE MADE AVAILABLE TO NOTEHOLDERS.

        Some but not all of our subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of the subsidiaries that do not guarantee the notes, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us or those subsidiaries that guarantee the notes. As of the date of this prospectus, all of our wholly-owned domestic subsidiaries are guarantors of the notes (except for subsidiaries that are held through foreign subsidiaries or whose only assets are the capital stock of foreign subsidiaries).

THE INDUSTRIES IN WHICH WE OPERATE ARE HIGHLY COMPETITIVE. THIS COMPETITION MAY PREVENT US FROM RAISING PRICES AT THE SAME PACE AS OUR COSTS INCREASE.

        In each of our business segments, we operate in competitive markets. Our manufacturing segment competes with numerous international and North American companies, including various captive operations of OEMs and Tier 1 suppliers to automotive manufacturers. Approximately 38% of pro forma 1998 sales were to the automotive market. Competition in the manufacturing segment's markets is based on a number of factors, including design and engineering capabilities, quality, price and the ability to meet customer delivery requirements.

        Most of the markets in which our performance products segment does business are highly competitive. The major competitors of our performance products segment are typically segregated by end market and include international, regional and, in some cases, small independent producers. Competition in the performance products segment's markets is based on a number of factors, including price, freight economics, product quality and technical support. Due to the level of competition faced by our performance products segment, raising prices has been difficult over the past several years and will likely continue to be so in the near future.

        Our telecommunications equipment segment also operates in highly competitive markets, with many of our competitors being large, international and technologically sophisticated companies. Competition in our telecommunications equipment segment is based on a number of factors, including technological advancements, product line breadth, price, technical support and service, and product quality. The ability to achieve and maintain successful performance in this segment is also dependent on our ability to develop products which meet the ever-changing requirements of data and voice communications technology.

WE WILL CONTINUE TO PURSUE NEW ACQUISITIONS AND JOINT VENTURES, AND ANY OF THESE TRANSACTIONS COULD ADVERSELY AFFECT OUR OPERATING RESULTS OR RESULT IN INCREASED COSTS OR OTHER PROBLEMS.

        We intend to continue to pursue new acquisitions and joint ventures, a pursuit which will consume substantial time and resources. Identifying appropriate acquisition candidates and negotiating and consummating acquisitions can be a lengthy and costly process. In addition, we have acquired five businesses this year (including Noma, Defiance and Krone); as with all acquisitions, we face challenges in implementing our operating strategy at these businesses and improving their results to our targeted objectives. The successful implementation of our operating strategy at these and future acquisitions and joint ventures may require substantial attention from our management team, which could divert management attention from our existing businesses. The businesses we acquire, or the joint ventures we enter into, may not generate the cash flow and earnings, or yield the other benefits, we anticipate at the time of their acquisition or formation. Furthermore, we may also encounter substantial unanticipated costs or other problems associated with the acquired businesses. The risks inherent in our strategy could have an adverse impact on our results of operation or financial condition.

WE HAVE LIMITED EXPERIENCE IN THE TELECOMMUNICATIONS INDUSTRY AND IN THE GEOGRAPHIC MARKETS SERVICED BY KRONE, WHICH WE RECENTLY ACQUIRED. IF WE ENCOUNTER UNEXPECTED COSTS OR OTHER PROBLEMS, THIS ACQUISITION COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

        We consummated our acquisition of Krone on August 20, 1999. The acquisition of Krone presents us with significant challenges. Among other things, the acquisition of Krone reflects a major commitment to the telecommunications industry and geographic markets outside North America where we have had relatively little experience. Therefore, there can be no assurance that difficulties in integrating the operations of Krone will not arise or that the strategic and commercial benefits expected from the acquisition of Krone will be realized. Also, while we conducted acquisition-related due diligence prior to consummating the agreement to acquire Krone, we are continuing our review of its operations and are assessing the costs to be incurred in integrating its operations. We may encounter substantial unanticipated liabilities at Krone and substantial unanticipated costs or problems in integrating its operations. If we encounter such costs, liabilities or problems, the acquisition of Krone could have an adverse effect on our results of operations or financial condition.

OUR OPERATIONS ARE SUBJECT TO ENVIRONMENTAL LAWS AND REGULATIONS, WHOSE REQUIREMENTS COULD ADVERSELY AFFECT OUR OPERATIONS AND PROFITABILITY.

        Our various manufacturing operations, which have been conducted at a number of facilities for many years, are subject to numerous laws and regulations relating to the protection of human health and the environment in the U.S., Canada, Australia, China, Germany, Great Britain, India, Indonesia, Ireland and Mexico. Due to the nature of our operations, we are also involved from time to time in administrative and judicial proceedings and inquiries relating to environmental matters. Modifications or changes in enforcement of existing laws and regulations, the adoption of new laws and regulations in the future, particularly with respect to environmental and safety standards, or unfavorable outcomes to any present or future proceedings or inquiries could require expenditures which might be material to our results of operations or financial condition.

        Additionally, the Comprehensive Environmental Response Compensation and Liability Act of 1980 and similar state statutes have been construed as imposing joint and several liability, under certain circumstances, on present and former owners and operators of contaminated sites and transporters and generators of hazardous substances for remediation of contaminated properties regardless of fault. Our facilities have been operated for many years by us or their prior owners and operators, and adverse environmental conditions may exist of which we are not aware. The discovery of additional or unknown environmental contamination at any of our current or former facilities could have a material adverse effect on our results of operations or financial condition. In addition, we have received written notice from the United States Environmental Protection Agency that we have been identified as a potentially responsible party under the Comprehensive Environmental Response Compensation and Liability Act of 1980 at three third-party sites. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Environmental Matters' and
'Business -- Environmental Matters.'

OUR REVENUES ARE DEPENDENT ON THE CONTINUED OPERATION OF OUR MANUFACTURING FACILITIES, AND BREAKDOWNS OR OTHER PROBLEMS IN THEIR OPERATION COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS. THE PRODUCTION OF CHEMICALS IS ASSOCIATED WITH A VARIETY OF HAZARDS WHICH COULD CREATE SIGNIFICANT LIABILITIES OR CAUSE OUR FACILITIES TO SUSPEND THEIR OPERATIONS.

        Our revenues are dependent on the continued operation of our various manufacturing facilities. In particular, the operation of chemical manufacturing plants involves many risks, including the breakdown, failure or substandard performance of equipment, natural disasters, the need to comply with directives of government agencies and dependence on the ability of railroads and other shippers to transport raw materials and finished products in a timely manner. The occurrence of material operational problems, including but not limited to these events, at one or more of our facilities could have a material adverse effect on our results of operations or financial condition.

        In particular, our operations are also subject to various hazards incident to the production of chemicals, including the use, handling, processing, storage and transportation of certain hazardous materials. These hazards, which include the risk of explosions, fires and chemical spills or releases, can cause personal injury and loss of life, severe damage to and destruction of property and equipment, environmental damage, suspension of operations and potentially subject us to lawsuits relating to personal injury and property damages. Any such event or circumstance could have a material adverse effect on our results of operations or financial condition.

WE RELY ON UNIONIZED EMPLOYEES AND WILL NEED TO RENEGOTIATE LABOR CONTRACTS IN THE FUTURE. THESE NEGOTIATIONS COULD DISRUPT OUR BUSINESS OR HAVE AN ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

        We have been involved in work stoppages, strikes or other labor disruptions. Since 1986, we have been involved in numerous labor negotiations, only three of which have resulted in work disruptions. We will be involved in other labor negotiations from time to time. There can be no assurance that these negotiation processes will not involve material disruptions to our businesses.

WE ARE CONTROLLED BY OUR PRINCIPAL STOCKHOLDER, WHOSE INTERESTS MAY NOT BE ALIGNED WITH THE HOLDERS OF THE NOTES.

        Paul M. Montrone, Chairman of our Board of Directors, beneficially owns or controls 80.6% of the voting power of our outstanding shares. Therefore, Mr. Montrone alone has sufficient voting power to elect our entire Board of Directors and, in general, to determine the outcome of any corporate transactions or other matters submitted to our stockholders for approval, including mergers and sales of assets, and to prevent, or cause, a change of control of our company.

WE MAY NOT BE ABLE TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

        Upon the occurrence of a change of control, we will be required to make an offer to purchase the Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of repurchase. Certain events involving a change of control may result in an event of default under our credit facility and our other indebtedness that may be incurred in the future. An event of default under our credit facility or other future indebtedness could result in an acceleration of such indebtedness, in which case the subordination provisions of the notes would require payment in full (or provision for payment) of all senior debt before we can repurchase or make other payments in respect of the notes. See 'Description of Notes -- Repurchase at the Option of Holders -- Change of Control,' 'Description of Notes -- Subordination' and 'Description of Credit Facility.' There can be no assurance that we would have sufficient resources to repurchase the notes or pay our obligations if the indebtedness under the credit facility or other future senior debt were accelerated upon the occurrence of a change of control. There can be no assurance that we will be able to obtain the consent of the lenders under the credit facility to enable us to repurchase the Notes.

        The indenture defines a change of control to include, among other things, a disposition of all or substantially all of our assets. There is no definitive legal standard to determine what constitutes substantially all the assets of an enterprise. As a result the holders of the notes may not be easily able to establish that a change of control based on a sale of substantially all of our assets has occurred.

IF THE INTERNAL REVENUE SERVICE DETERMINES THAT THE SPINOFF WILL RESULT IN A GAIN UNDER THE INTERNAL REVENUE CODE, THE IMPACT OF SUCH ADVERSE TAX CONSEQUENCE MAY HAVE A MATERIALLY ADVERSE AFFECT ON OUR BUSINESSES.

        As a result of the possible adverse tax consequences described below, we may be restricted in our ability to effect certain acquisitions, stock issuances and other transactions that would result in a change of control of our company. If the Internal Revenue Service were to determine that the spinoff was part of a plan or a series of related transactions under which one or more persons acquire, directly or indirectly, a 50% or greater interest, by vote or value, in either General Chemical Group or our company, General Chemical Group and, possibly, our company would recognize gain under section 355(e) of the Internal Revenue Code of 1986. The amount of such gain would be substantial and could result in significant liabilities to General Chemical Group and/or our company, which could have a material adverse effect on our businesses. Under a tax sharing agreement, we and General Chemical Group will each be responsible for, and will indemnify one another for, 50% of any taxes resulting from the application of section 355(e) of the Code, except that, if such taxes are attributable to our act or an act of General Chemical Group (or any of our respective subsidiaries), such party will be responsible for, and will indemnify the other for 100% of such taxes.

IF WE, OR THIRD PARTIES WE RELY ON, FAIL TO BE YEAR 2000 COMPLIANT, OUR BUSINESS COULD EXPERIENCE MATERIALLY ADVERSE INTERRUPTIONS, SLOWDOWNS OR INCREASED COSTS.

        In the event that our information and non-information technology hardware, software, facilities and equipment or other material systems are not Year 2000 compliant, we may experience reductions or interruptions in operations which could have a material adverse effect on our results of operations. A Year 2000 problem can occur where date-sensitive software uses two digit year date fields, sorting the Year 2000 ('00') before the Year 1999 ('99'). The Year 2000 problem can arise in hardware, software, or other equipment or process that uses embedded software or other technology. The failure of such systems to properly recognize dates after December 31, 1999 could result in data corruption and processing errors.

        In addition, we can make no warranty or guarantee as to the future Year 2000 compliance status of material parties we rely on. The process of evaluating compliance of material third parties is continually ongoing. Our evaluation of such third parties to date has covered all of our critical vendors, suppliers and service providers, including the railroad and trucking companies we use to ship our goods. We have not completed a similar evaluation for Krone, which we acquired recently. We are likely to experience interruptions, slowdowns or increased costs in our business if our suppliers fail to be Year 2000 compliant.

        We have developed contingency plans to address foreseeable Year 2000 scenarios we have identified with respect to our business. There can be no assurance, however, that we will be able to successfully carry out our contingency plans, that our contingency plans will adequately address the worst case Year 2000 scenarios we have identified or that these contingency plans will address every Year 2000 problem resulting from the failure of our suppliers to be Year 2000 compliant. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000.'

FEDERAL AND STATE FRAUDULENT TRANSFER STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID OR SUBORDINATE INDEBTEDNESS SUCH AS THE NOTES IN FAVOR OF OTHER CREDITORS OF OUR BUSINESS.

        Federal and state laws allow courts, under specific circumstances, to void debts and require creditors to return payments received from debtors.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void the guarantees of the notes by certain of our subsidiaries, or could subordinate claims in respect of those guarantees to all of our other debts or the debts of any of those subsidiaries that guarantee the notes if, among other things, that court found that any of those subsidiaries, at the time we issued the notes and it gave its guarantee:

(1)  intended to hinder, delay or defraud current or future creditors; or

(2) received less than reasonably equivalent value or fair consideration for incurring such indebtedness and such subsidiary:

      (A) was insolvent or was rendered insolvent by its guarantee of the notes;

      (B) was engaged or about to engage in a business or transaction for which its assets remaining constituted unreasonably small capital to carry on its business; or

      (C) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.

        If a court found that these conditions were met, it could, in addition, void any payment by that subsidiary under the notes or its guarantee and require the recipients of those payments to return them to that subsidiary or to a fund for the benefit of creditors of that subsidiary.

        While the various state and federal laws that might be applied by the courts do not use identical tests, in general a subsidiary would be considered insolvent if:

         the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

         the present fair saleable value of its assets were less than the amount that it would need to pay its probable liability on existing debts, including contingent liabilities, as they become absolute and mature.

        There can be no assurance as to what standard a court would apply in making such determinations or that a court would conclude that our subsidiaries were solvent at the time of the offering.

        To the extent these guarantees were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of notes would cease to have any claim in respect of the these subsidiaries and would be creditors solely of GenTek. In such event, the claims of holders of notes against these subsidiaries would be subject to the prior payment of all liabilities and preferred stock claims of these subsidiaries. There can be no assurance that, after providing for all prior claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of holders of notes relating to any voided portions of the guarantees of the notes by these subsidiaries.

THERE CURRENTLY IS NO PUBLIC TRADING MARKET FOR THE NEW NOTES. NO ASSURANCE CAN BE GIVEN AS TO THE DEVELOPMENT OF LIQUIDITY OF ANY TRADING MARKET FOR THE NEW NOTES OR THAT ANY MARKET FOR THE NEW NOTES WILL NOT BE SUBJECT TO DISRUPTIONS.

        No assurance can be given as to the development or liquidity of any trading market for the new notes. Likewise, no assurance can be given regarding the ability of holders of new notes to sell their new notes or the prices at which such holders may be able to sell their new notes. The new notes are a new issue of securities for which there is currently no active trading market. If the new notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our financial condition and other factors beyond our control, including general economic conditions. We do not intend to apply for a listing or quotation of the new notes.

        Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the new notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the new notes.

                               THE EXCHANGE OFFER

        The following contains a summary of the material provisions of the registration rights agreement. It does not contain all of the information that an investor may wish to consider before participating in the exchange offer. Reference is made to the provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement.

OUR OBLIGATIONS UNDER THE REGISTRATION RIGHTS AGREEMENT

        In connection with the issuance of the old notes, the initial purchasers of the old notes and their respective assignees became entitled to the benefits of the registration rights agreement.

        Under the registration rights agreement, GenTek has agreed:

(1) to use its best efforts to cause to be filed with the Commission, on or prior to 100 days after the date of the original offering, the registration statement of which this prospectus is a part with respect to a registered offer to exchange the old notes for the new notes; and

(2) to use its reasonable best efforts to cause the registration statement to be declared effective under the Securities Act within 180 days after the original offering of the old notes.

        GenTek will keep the exchange offer open for at least 20 days from the date notice of the exchange offer is mailed to holders of the old notes. The exchange offer being made hereby, if consummated within 210 days after the original offering, will satisfy those requirements under the registration rights agreement.

        GenTek will file with the Commission a shelf registration statement to cover resales of old notes if:

(1) any holder of old notes who validly tenders the old notes in the exchange offer does not receive new notes within 210 days after the original offering;

(2) changes in applicable securities laws or interpretations do not permit any holder to participate in the exchange offer, other than due to the holder's inability to make the representations set forth in 'Representations Holders Will Make When They Tender' below; or

(3) any holder of notes that participates in the exchange offer does not receive freely transferable new notes.

To participate in the shelf registration, holders must satisfy conditions relating to the provision of information in connection with the shelf registration statement.

LIQUIDATED DAMAGES

        GenTek will pay liquidated damages in an amount equal to $0.192 per week per $1,000 principal amount of the old notes if:

(1) GenTek does not consummate the exchange offer within 210 days after the original offering;

(2) if required, a shelf registration is not declared effective within 180 days after the initial issuance of the old notes (or, in the case of a shelf registration required to be filed in response to a change in law or the applicable interpretations of the Commission staff, 45 days after any publication of any change in law or intrepretations); or

(3) if required, the shelf registration ceases to be effective at any time that GenTek is obligated to maintain its effectiveness without being succeeded within 45 days by an additional effective registration statement.

        GenTek's obligations to pay liquidated damages will cease when the exchange offer is consummated or the shelf registration statement is declared effective or again becomes effective, as the case may be.

        The following holders will not be qualified to receive liquidated damages:

        (1) holders of notes who fail to comply with the obligation to make the representations listed below in 'Representations Holders Will Make When They Tender'; and

        (2) holde[rs of notes who fail to provide information required to be included in a shelf registration statement.

RESALES OF NEW NOTES ISSUED IN THE EXCHANGE OFFER

        Based on interpretations by the staff of the Commission as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14,
1993) and Shearman & Sterling (available July 2, 1993)), GenTek believes that the new notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an 'affiliate' of GenTek within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

         such new notes are acquired in the ordinary course of business;

         at the time of the commencement of the exchange offer such holder has no arrangement or understanding with any person to participate in a distribution of such new notes; and

         such holder is not engaged in, and does not intend to engage in, a distribution of such new notes.

GenTek has not sought, and does not intend to seek, a no-action letter from the Commission with respect to the effects of the exchange offer, and there can be no assurance that the staff would make a similar determination with respect to the new notes as it has in such no-action letters.

REPRESENTATIONS HOLDERS WILL MAKE WHEN THEY TENDER

        By tendering old notes in exchange for new notes and executing the letter of transmittal, each holder will represent to GenTek that:

         any new notes to be received by it will be acquired in the ordinary course of business;

         it has no arrangements or understandings with any person to participate in the distribution of the old notes or new notes within the meaning of the Securities Act; and

         it is not an 'affiliate,' as defined in Rule 405 under the Securities Act, of GenTek.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See 'Plan of Distribution.' Each holder, whether or not it is a broker-dealer, shall also represent that it is not acting on behalf of any person that could not truthfully make any of the foregoing representations contained in this paragraph. Any holder of old notes who is unable to make the foregoing representations and any broker-dealer who acquired the old notes directly from GenTek may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act, including being named as selling security holders, in order to resell the notes.

PERIOD OF EXCHANGE OFFER


        The expiration date is January 12, 2000, unless GenTek, in its sole discretion, extends the exchange offer.


        To extend the expiration date, GenTek will notify the exchange agent of any extension by oral or written notice and will notify the holders of the old notes by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date. Such announcement may state that GenTek is extending the exchange offer for a specified period of time.

        GenTek may:

(1) delay acceptance of any old notes, extend the exchange offer or terminate the exchange offer and not permit acceptance of old notes not previously accepted if any of the conditions set forth herein under ' -- Conditions' shall have occurred prior to the expiration date, by giving oral or written notice of such delay, extension or termination to the exchange agent, or

(2) amend the terms of the exchange offer in any manner deemed by it to be advantageous to the holders of the old notes. GenTek will provide notice of any delay in acceptance, extension, termination or amendment of the exchange offer to the exchange agent.

        If GenTek materially amends the exchange offer, GenTek will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the old notes of such amendment and in compliance with applicable securities laws.

        Without limiting the manner in which GenTek may choose to make public announcement of any delay, extension, amendment or termination of the exchange offer, GenTek shall have no obligations to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW NOTES

        If an old note is surrendered for exchange on or after a record date for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid, interest on the new note received in exchange therefor will accrue from the date of such interest payment date. Interest on the new notes is payable on February 1 and August 1 of each year, commencing February 1, 2000. No additional interest will be paid on old notes tendered and accepted for exchange.

PROCEDURES FOR TENDERING

        To tender in the exchange offer, a holder must complete, sign and date the applicable letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile, together with any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. A holder may tender old notes only in integral multiples of $1,000 in exchange for an equal principal amount of new notes. In addition, either:

         certificates of such old notes must be received by the exchange agent along with the applicable letter of transmittal; or

         a timely confirmation of a book-entry transfer of such old notes, if such procedure is available, into the exchange agent's account at The Depository Trust Company under the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date with the applicable letter of transmittal; or

         the holder must comply with the guaranteed delivery procedures described below.

The method of delivery of old notes, letter of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No old notes, letters of transmittal or other required documents should be sent to GenTek. Delivery of all old notes, if applicable, letters of transmittal and other documents must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

        The tender by a holder of old notes will constitute an agreement between such holder and GenTek in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal. Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an 'eligible guarantor' institution within the meaning of Rule 17Ad-15 under the Exchange Act unless the old notes tendered are tendered:

(1) by a registered holder of old notes who has not completed the box entitled 'Special Issuance Instructions' or 'Special Delivery Instructions' on the applicable letter of transmittal; or

(2)  for the account of an eligible guarantor institution.

        If the letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by GenTek, evidence satisfactory to GenTek of their authority to so act must be submitted with the letter of transmittal.

        All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered old notes will be determined by GenTek in its sole discretion, which determination will be final and binding. GenTek reserves the absolute right to reject any and all old notes not properly tendered or any old notes which, if accepted, would, in the opinion of counsel for GenTek, be unlawful. GenTek also reserves the absolute right to waive any irregularities or conditions of tender as to particular old notes. GenTek's interpretation of the terms and conditions of the exchange offer, including the instructions in the letters of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as GenTek shall determine. Neither GenTek, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

        In addition, GenTek reserves the right in its sole discretion, subject to the provisions of the indenture:

         to purchase or make offers for any old notes that remain outstanding subsequent to the expiration date or, as set forth under ' -- Conditions;'

         to terminate the exchange offer;

         to redeem old notes as a whole or in part at any time and from time to time, as set forth under 'Description of the Notes -- Optional Redemption;' and to the extent permitted under applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers could differ from the terms of the exchange offer.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

        Upon satisfaction or waiver of all of the conditions to the exchange offer, all old notes validly tendered and not withdrawn prior to 5:00 pm, New York City time, on the expiration date will be accepted promptly after the expiration date, and the new notes will be issued promptly after acceptance of the old notes. See ' -- Conditions.' For purposes of the exchange offer, old notes shall be deemed to have been accepted as validly tendered for exchange when, as and if GenTek has given oral or written notice thereof to the exchange agent. For each old note accepted for exchange, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. In all cases, issuance of new notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of the required documents.

        If any tendered old notes are not accepted for any reason, such unaccepted or such nonexchanged old notes will be returned without expense to the tendering holder (if in certificated form) or credited to an account maintained with The Depositary Trust Company as promptly as practicable after nonacceptance or withdrawal of tender or the expiration or termination of the exchange offer, as the case may be.

BOOK-ENTRY TRANSFER

        The exchange agent will make a request to establish an account with respect to the old notes at The Depositary Trust Company for purposes of the exchange offer within two business days after the date of this prospectus. The exchange agent and The Depositary Trust Company have confirmed that any financial institution that is a participant in The Depositary Trust Company may utilize The Depositary Trust Company Automated Tender Offer Program procedures to tender old notes.

        Any participant in The Depositary Trust Company may make book-entry delivery of old notes by causing The Depositary Trust Company to transfer such old notes into the exchange agent's account in accordance with The Depositary Trust Company's Automated Tender Offer Program procedures for transfer. However, the exchange for the old notes so tendered will only be made after a book-entry confirmation of such book-entry transfer of old notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term 'agent's message' means a message, transmitted by The Depositary Trust Company and received by the exchange agent and forming part of a book-entry confirmation, which states that The Depositary Trust Company has received an express acknowledgment from a participant tendering old notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that GenTek may enforce such agreement against such participant.

GUARANTEED DELIVERY PROCEDURES

        If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

         the tender is made through an eligible institution;

         prior to the expiration date, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by GenTek, which:

          (1) sets forth the name and address of the holder of old notes and the amount of old notes tendered;

          (2)  states that the tender is being made thereby; and

          (3) guarantees that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

         the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL OF TENDERS

        Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time on the expiration date at one of the addresses set forth below under ' -- Exchange Agent.' Any such notice of withdrawal must:

         specify the name of the person having tendered the old notes to be withdrawn;

         identify the old notes to be withdrawn, including the principal amount of such old notes;

         in the case of old notes tendered by book-entry transfer, specify the number of the account at The Depositary Trust Company from which the old notes were tendered and specify the name and number of the account at The Depositary Trust Company to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility;

         contain a statement that such holder is withdrawing its election to have such old notes exchanged;

         be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the old notes register the transfer of such old notes in the name of the person withdrawing the tender; and

         specify the name in which such old notes are registered, if different from the person who tendered such old notes.

All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by GenTek, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under ' -- Procedures for Tendering' and ' -- Book-Entry Transfer' above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

CONDITIONS

        The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. Notwithstanding any other provision of the exchange offer, GenTek shall not be required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time prior to 5:00 p.m., New York City time, on the expiration date, GenTek determines that the exchange offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

        In addition, GenTek will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. GenTek is required to use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment.

EXCHANGE AGENT

        U.S. Bank Trust National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letters of transmittal should be directed to the exchange agent addressed as follows:

     BY MAIL, HAND DELIVERY OR             FOR INFORMATION CALL:
         OVERNIGHT COURIER:                   (800) 934-6802
U.S. Bank Trust National Association
        180 East 5th Street
     St. Paul, Minnesota 55101         FACSIMILE TRANSMISSION NUMBER
   ATTENTION: Specialized Finance             (612) 244-1537

FEES AND EXPENSES

        The expenses of soliciting tenders in the exchange offer will be borne by GenTek. The principal solicitation for tenders in the exchange offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of GenTek.

        GenTek will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. GenTek, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer. GenTek may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the old notes, and in handling or forwarding tenders for exchange.

        The expenses to be incurred by GenTek in connection with the exchange offer will be paid by GenTek, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

        GenTek will pay all transfer taxes, if any, applicable to the exchange of old notes in the exchange offer. If, however, new notes or old notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes in the exchange offer, then the amount of any such transfer taxes imposed on the registered holder or any other persons will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

        Holders of old notes who do not exchange their old notes for new notes in the exchange offer will continue to be subject to the restrictions on transfer of such old notes as set forth in the legend on the old notes as a consequence of the issuance of the old notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except in an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. GenTek does not currently anticipate that it will register the old notes under the Securities Act. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted old notes will be adversely affected.

                                USE OF PROCEEDS

THERE WILL BE NO PROCEEDS TO US FROM THE ISSUANCE OF NEW NOTES IN THE EXCHANGE OFFER.

        The net proceeds from the original offering were approximately $193 million. We used these proceeds to repay a portion of our outstanding indebtedness under our credit facility. We paid the cash portion of the purchase price for our acquisition of Krone by reborrowing under the revolving portion of our credit facility. As of September 30, 1999, we had $465 million in borrowings outstanding under our credit facility and the ability to borrow an additional $85 million under our credit facility (excluding approximately $13 million for letters of credit issued under the credit facility). At
September 30, 1999, our total outstanding indebtedness was $755.4 million (including $200 million under the notes).

                                 CAPITALIZATION

        The following table sets forth our capitalization as of September 30, 1999. This table should be read in conjunction with the Consolidated Financial Statements and the notes thereto included in this prospectus.

                                                                  ACTUAL AT
                                                              SEPTEMBER 30, 1999
                                                              ------------------
                                                                (IN THOUSANDS)
Cash and cash equivalents...................................       $ 34,459
                                                                   --------
                                                                   --------
Long-term debt, including current portion:
     Bank Borrowings:
          Revolving credit facility.........................        215,000(1)
          Term loans........................................        249,625
     Notes..................................................        200,000
     Other debt.............................................         90,815
                                                                   --------
               Total debt...................................        755,440
Stockholders' equity........................................         12,485
                                                                   --------
               Total capitalization.........................       $767,925
                                                                   --------
                                                                   --------

------------

(1) The Credit Facility provides for borrowings of up to $300 million under a revolving credit facility (excluding approximately $13 million for letters of credit issued under the Credit Facility). See 'Description of Credit Facility.'

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

        The following unaudited statements of operations have been derived from our historical financial statements included in this prospectus. These statements should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the Consolidated Financial Statements included in this prospectus.

        The pro forma statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 have been prepared on the basis that the transactions we have completed this year (the acquisitions of Defiance, Noma and Krone, the spinoff and the related financing transactions, and the issuance of the notes) had occurred as of the first day of the period presented. See also 'Summary -- Recent Transactions' and 'Use of Proceeds.'

        The pro forma adjustments, as described in the notes to the statements of operations, are based on currently available information and certain adjustments that management believes are reasonable. This pro forma financial information is presented for informational purposes only and does not necessarily represent what our financial position or results of operations would have been if these transactions had in fact occurred on such date, or as of the beginning of such periods, and is not necessarily indicative of our financial position or results of operations for any future date or period.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                                                                           YEAR ENDED DECEMBER 31, 1998
                                                            ----------------------------------------------------------
                                                              GENTEK       ACQUIRED       PRO FORMA
                                                            HISTORICAL   COMPANIES(A)   ADJUSTMENTS(B)     PRO FORMA
                                                            ----------   ------------   --------------   -------------
                                                                                  (IN THOUSANDS)
Net revenues..............................................   $443,919      $691,716       $ --            $1,135,635
Cost of sales.............................................    326,626       494,491           9,287 (c)      830,404
Selling, general and administrative expense...............     65,572       135,496           2,000 (d)      203,068
Provision for restructuring...............................     --            12,144         --                12,144
                                                             --------      --------       ---------       ----------
Operating profit..........................................     51,721        49,585         (11,287)          90,019
Interest expense..........................................     14,624         8,274          42,246 (e)       65,144
Interest income...........................................      1,165        --             --                 1,165
Other (income) expense, net...............................        949           (53)        --                   896
                                                             --------      --------       ---------       ----------
Income from continuing operations before income taxes and
  extraordinary item......................................     37,313        41,364         (53,533)          25,144
Income tax provision......................................     (3,756)       18,756         (16,499)          (1,499)
Minority interest in income...............................     --                90         --                    90
                                                             --------      --------       ---------       ----------
Income from continuing operations before extraordinary
  item....................................................   $ 41,069      $ 22,518       $ (37,034)      $   26,553
                                                             --------      --------       ---------       ----------
                                                             --------      --------       ---------       ----------

------------

 (a) Includes the results of Noma, Defiance and Krone for 1998. Noma's statement of operations data have been converted from C$ into US$ at the rate of C$1.50 = US$1.00 representing the 1998 average monthly C$/US$ exchange rate. Krone's statement of operations data have been converted from DM to US$ at the rate of DM1.7591 = US$1.00 representing the 1998 average DM/US$ exchange rate for 1998.

 (b) Adjustments for the acquisitions of Defiance, Noma and Krone, the spinoff and related financing transactions, and the issuance of the notes.

 (c) To record incremental goodwill amortization.

 (d) To record estimated incremental general and administrative expenses expected to be incurred as a result of GenTek operating as a stand-alone entity.

 (e) To record an increase in interest expense from the amounts included in the historical financial statements to reflect the incurrence of additional debt to finance the acquisitions and to reflect the amortization of deferred financing costs associated with new borrowings.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                                                                       NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                            ----------------------------------------------------------
                                                              GENTEK       ACQUIRED       PRO FORMA
                                                            HISTORICAL   COMPANIES(a)   ADJUSTMENTS(b)     PRO FORMA
                                                            ----------   ------------   --------------   -------------
                                                                                  (IN THOUSANDS)
Net revenues..............................................   $609,324      $287,593        $--             $896,917
Cost of sales.............................................    453,938       188,122           3,781 (c)     645,841
Selling, general and administrative expense...............     80,003        76,125             650 (d)     156,778
                                                             --------      --------        --------        --------
Operating profit..........................................     75,383        23,346          (4,431)         94,298
Interest expense..........................................     25,378         5,548          17,932 (e)      48,858
Interest income...........................................        739           148         --                  887
Other (income) expense, net...............................       (913)          (37)        --                 (950)
                                                             --------      --------        --------        --------
Income from continuing operations before income taxes and
  extraordinary item......................................     51,657        17,983         (22,363)         47,277
Income tax provision......................................     23,890         3,229          (6,599)         20,520
Minority interest in income...............................     --               366         --                  366
                                                             --------      --------        --------        --------
Income from continuing operations before extraordinary
  item....................................................   $ 27,767      $ 14,388        $(15,764)       $ 26,391
                                                             --------      --------        --------        --------
                                                             --------      --------        --------        --------

------------

 (a) Includes the results of Noma, Defiance and Krone for the periods prior to their acquisition. Noma's statement of operations data have been converted from C$ into US$ at the rate of C$1.51 = US$1.00 representing the average monthly C$/US$ exchange rate for the three month period ended March 31, 1999. Krone's statement of operations data have been converted from DM to US$ at the rate of DM1.8154 = US$1.00, representing the average daily DM/US$ exchange rate for the eight month period ended August 31, 1999.

 (b) Adjustments for the acquisitions of Defiance, Noma and Krone, the spinoff and related financing transactions, and the issuance of the notes.

 (c) To record incremental goodwill amortization.

 (d) To record estimated incremental general and administrative expenses expected to be incurred as a result of GenTek operating as a stand-alone entity.

 (e) To record an increase in interest expense from the amounts included in the historical financial statements to reflect the incurrence of additional debt to finance the acquisitions and to reflect the amortization of deferred financing costs associated with new borrowings.

                            SELECTED FINANCIAL DATA

        The following selected financial data have been derived from and should be read in conjunction with our Consolidated Financial Statements and notes for our company included in this prospectus and 'Management's Discussion and Analysis of Financial Condition and Results of Operations'.

        The statement of operations data set forth below for the nine months ended September 30, 1998 and 1999 and the balance sheet data as of September 30, 1999 are derived from the unaudited Consolidated Financial Statements and notes included in this prospectus and, in the opinion of our management, include all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation. The statement of operations data set forth below for each of the years in the three-year period ended December 31, 1998 and the balance sheet data at December 31, 1997 and 1998 are derived from the audited Consolidated Financial Statements and notes included in this prospectus. The statement of operations data for the years ended December 31, 1994 and 1995 and the balance sheet data at December 31, 1994, 1995 and 1996 are derived from financial statements of the Company not included in this prospectus. The Consolidated Financial Statements as of December 31, 1997 and 1998 and for the three years ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors.

        Because we did not operate as a separate, stand-alone entity through April 30, 1999 (the date of the spinoff), we might have recorded different results had we operated independently of the industrial chemicals business. Therefore, the financial information presented below is not necessarily indicative of the results of operations or financial position that would have resulted if we had been a separate, stand-alone entity during the periods shown, or of our future performance as a separate, stand-alone entity. For a description of the basis of presentation of the historical financial data, see note 1 to such Consolidated Financial Statements.

        The spinoff has been treated as a reverse spinoff for financial statement purposes because we hold the greater proportion of the assets and operations that were held by General Chemical Group prior to the spinoff. Therefore, the spinoff is reflected, for financial statement presentation, as if we had formed a new company consisting of the industrial chemicals business and distributed the stock of that company as a dividend to our stockholders, with our assets, operations and businesses remaining with us after the spinoff. Accordingly, our financial statements reflect the financial position and results of operations of our businesses as continuing operations and the financial position and results of operations of the industrial chemicals business as discontinued operations.

                            SELECTED FINANCIAL DATA

                                                                                             NINE MONTHS ENDED
                                                                                               SEPTEMBER 30,
                                                  YEARS ENDED DECEMBER 31,                      (UNAUDITED)
                                    ----------------------------------------------------   ---------------------
                                      1994       1995       1996       1997       1998       1998        1999
                                    --------   --------   --------   --------   --------   --------   ----------
                                                       (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
STATEMENT OF OPERATIONS DATA:
Net revenues......................  $275,767   $290,185   $330,120   $368,516   $443,919   $331,453   $  609,324
Gross profit......................    89,116     84,822    100,883    116,604   117,293(1)   96,518      155,386
Operating profit..................    34,997(2)  43,564     48,723(3)  67,526    51,721(4)   56,171       75,383(5)
Interest expense..................    20,813     12,927     10,747      8,855     14,624     10,626       25,378
Income from continuing operations
  before income taxes and
  extraordinary item..............    13,165     32,835     39,200     59,535     37,313     45,814       51,657
Income (loss) from continuing
  operations before extraordinary
  items...........................     7,155       (551)(6) 20,775     33,274     41,069(7)  26,973       27,767
Income from discontinued
  operations......................    21,150     21,644     25,833     23,041     10,299      9,339        1,006
Income before extraordinary
  item............................    28,305     21,093     46,608     56,315     51,368     36,312       28,773
Net income (8)....................  $ 20,102   $ 21,093   $ 46,608   $ 56,315   $ 47,707   $ 32,651   $   23,834

OTHER DATA:
Capital expenditures..............  $ 21,538   $ 24,842   $ 19,231   $ 26,203   $ 33,737   $ 22,185   $   22,258
Depreciation and amortization.....    13,011     13,125     14,099     16,296     23,065     17,539       31,156
Ratio of earnings to fixed
  charges (9).....................       1.6x       3.3x       4.2x       6.7x       3.3x       4.8x         2.9x

                                                                                                  AS OF
                                                        AS OF DECEMBER 31,                    SEPTEMBER 30,
                                       ----------------------------------------------------   -------------
                                         1994       1995       1996       1997       1998         1999
                                       --------   --------   --------   --------   --------   -------------
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash equivalents............  $ 28,143   $ 18,097   $ 50,091   $ 20,401   $ 61,310    $   34,459
Total assets.........................   252,037    259,773    274,298    389,818    536,818     1,195,484
Long-term debt (including current
  portion)...........................   304,750    291,495    234,609    258,004    357,531       755,440
Total equity (deficit)...............  (216,831)  (215,336)  (119,753)   (94,239)   (54,696)       12,485

------------

(1) Includes a one-time charge of $12.1 million ($7.3 million after tax) primarily due to an asset impairment writedown for two of our manufacturing facilities.

(2) Includes a one-time charge of $9.0 million ($5.4 million after tax) due to litigation related to an incident at one of our manufacturing facilities.

(3) Includes a one-time charge of $6.8 million ($4.1 million after tax) primarily related to awards made under a restricted unit plan, which replaced certain prior equity programs.

(4) Includes incremental accruals of $9.8 million ($5.9 million after tax) principally related to litigation and environmental spending.

(5) Includes a one-time charge of $6.2 million primarily related to the spinoff.

(6) Includes a nonrecurring charge to income tax expense of $17.1 million.

(7) Includes a nonrecurring gain of $19.5 million related to an income tax settlement.

(8) For 1994, 1998, the nine months ended September 30, 1998 and the nine months ended September 30, 1999, includes extraordinary losses of $8.2 million, $3.7 million, $3.7 million and $4.9 million, respectively, related to the early retirement of certain indebtedness.

(9) For purposes of computing ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest expense, including the amortization of deferred financing costs and that portion of rental expense management believes to be representative of interest.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

        We are a manufacturer of telecommunications equipment, industrial components and performance chemicals sold into numerous markets for a wide variety of end uses. We operate through three primary business segments, manufacturing, performance products and telecommunications equipment. Our manufacturing segment serves the automotive, appliance and electronic, and industrial markets. Our performance products segment serves customers in many industries including the pharmaceutical and personal care, environmental services, technology and chemical processing markets. Our telecommunications equipment segment serves public network and premises (or non-public) network markets.

        The percentage of our revenues generated by our three segments has changed significantly this year. Our manufacturing segment has expanded significantly this year, primarily due to the acquisitions of Noma in April 1999 and Defiance in February 1999. In addition, our telecommunications equipment segment consists of Krone, which we acquired on August 20, 1999. Set forth below are revenues for our three business segments on a consolidated basis:

                                                                                    NINE MONTHS ENDED
                                                        YEARS ENDED DECEMBER 31,      SEPTEMBER 30,
                                                        ------------------------   -------------------
                                                         1996     1997     1998     1998         1999
                                                         ----     ----     ----     ----         ----
                                                                        (IN MILLIONS)
REVENUES:
Performance Products..................................  $240.9   $260.3   $315.8   $238.3       $254.6
Manufacturing.........................................    89.2    108.2    128.1     93.2        315.1
Telecommunications Equipment..........................    --       --       --       --           39.6
                                                        ------   ------   ------   ------       ------
     Total............................................  $330.1   $368.5   $443.9   $331.5       $609.3
                                                        ------   ------   ------   ------       ------
                                                        ------   ------   ------   ------       ------

RECENT ACQUISITIONS

        We have grown through acquisitions, and we will continue to pursue acquisition and investment opportunities that will create value and enhance cash flow and earnings. Generally, the businesses we have acquired have had lower margins than our existing operations. One of our goals for the acquired businesses is to increase earnings by implementing cost reduction programs and achieving operating efficiencies. However, until we can achieve these improvements, our segment operating margins may be negatively impacted.

        Since 1997, we have made the following strategic acquisitions:

         In September 1999, we acquired the business of Pacific Pac International, Inc., a provider of ultrahigh purity solvents to the electronics industry.

         In August 1999, we acquired Krone, a leading global supplier of connector technology for telecommunications and data networks, from Jenoptik AG for total consideration of approximately $222 million (including $63 million of assumed debt). Krone had pro forma sales of DM 580.6 million (approximately $330.0 million) in the year ended December 31, 1998.

         In July 1999, we acquired the Structural Kinematics business of EG&G, Inc., a leading provider of testing and engineering services to the automotive, truck and agricultural equipment industries.

         In April 1999, we acquired Noma for total consideration of approximately $240 million. Noma is a leading North American producer of insulated wire and wire-related products for the automotive, appliance and electronic and industrial markets. Noma had sales of approximately $269 million for the year ended December 31, 1998.

         In February 1999, we acquired Defiance for total consideration of approximately $70 million. Defiance is a leading North American manufacturer of specialty antifriction bearings for the transportation industry and a provider of vehicle testing services, tooling design and preproduction dies and components primarily for the automotive industry. Defiance had sales of approximately $93 million for the twelve months ended December 31,1998.

         In April 1998, we acquired Reheis Inc., a worldwide leader in the manufacture of the active chemical ingredients in antiperspirants and over-the-counter antacids.

         In February 1998, we acquired Sandco Automotive Ltd., a Canadian manufacturer of stamped automobile engine components, principally rocker arms and roller followers.

         In July 1997, we acquired Peridot Holdings Inc., a leading manufacturer and supplier of sulfuric acid and water treatment chemicals for the pharmaceutical, water treatment, pulp and paper, electronics and industrial markets.

        We have financed our acquisitions to date through existing cash, bank borrowings and the issuance of the notes.

RESULTS OF OPERATIONS

        The following table sets forth our statement of operations data for the three years ended December 31, 1998 and for the nine months ended September 30, 1998 and 1999, and the percentage of our net revenues for the relevant period presented.

                                                                                       NINE MONTHS ENDED
                                             YEARS ENDED DECEMBER 31,                    SEPTEMBER 30,
                                    ------------------------------------------   ------------------------------
                                        1996           1997           1998           1998            1999
                                    ------------   ------------   ------------   ------------   ---------------
                                                               (DOLLARS IN MILLIONS)
Net revenues......................  $330.1   100%  $368.5   100%  $443.9   100%  $331.4   100%  $609.3      100%
Cost of sales.....................   229.2    69    251.9    68    326.6(1)  74   234.9    71    453.9       75
                                    ------   ---   ------   ---   ------   ---   ------   ---   ------      ---
Gross profit......................   100.9    31    116.6    32    117.3    26     96.5    29    155.4       25
Selling, general and
  administrative expense..........    52.2(2)  16    49.1    13     65.6(3)  14    40.3    12     80.0(4)    13
                                    ------   ---   ------   ---   ------   ---   ------   ---   ------      ---

Operating profit..................    48.7    15     67.5    19     51.7    12     56.2    17     75.4       12
Interest expense..................    10.7     3      8.9     2     14.6     3     10.6     3     25.4        4
Interest income...................     1.4    --      1.5    --      1.2    --      0.7    --      0.7       --
Other (income) expense, net.......     0.2    --      0.7    --      0.9    --      0.5    --     (1.0)      --
                                    ------   ---   ------   ---   ------   ---   ------   ---   ------      ---
Income from continuing operations
  before income taxes and
  extraordinary item..............    39.2    12     59.5    16     37.3     9     45.8    14     51.7        8
Income tax provision..............    18.4     6     26.2     7     (3.7)(5)  --   18.8     6     23.9        4
                                    ------   ---   ------   ---   ------   ---   ------   ---   ------      ---
Income from continuing operations
  before extraordinary item.......    20.8     6     33.3     9     41.1     9     27.0     8     27.8        5
Income from discontinued
  operations......................    25.8     8     23.0     6     10.3     2      9.3     3      1.0       --
                                    ------   ---   ------   ---   ------   ---   ------   ---   ------      ---
Income before extraordinary
  operations......................    46.6    14     56.3    15     51.4    11     36.3    11     28.8        5
Extraordinary item-loss from
  extinguishment of debt (net of
  tax)............................      --    --       --    --      3.7    --      3.7     1      4.9        1
                                    ------   ---   ------   ---   ------   ---   ------   ---   ------      ---
Net income........................  $ 46.6    14%  $ 56.3    15%  $ 47.7    11%  $ 32.6    10%    23.8        4%
                                    ------   ---   ------   ---   ------   ---   ------   ---   ------      ---
                                    ------   ---   ------   ---   ------   ---   ------   ---   ------      ---

------------

Note: Amounts may not total due to rounding.

(1) Includes a one-time charge of $12.1 million ($7.3 million after tax) primarily due to an asset impairment writedown for two of our manufacturing facilities.

(2) Includes a one-time charge of $6.8 million ($4.1 million after-tax) due primarily to awards made under a restricted unit plan, which replaced certain prior equity programs.

(3) Includes incremental accruals of $9.8 million ($5.9 million after tax) principally related to litigation and environmental spending.

(4) Includes a one-time charge of $6.2 million, primarily related to the spinoff.

(5) Includes a nonrecurring gain of $19.5 million related to an income tax settlement.

NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1998

        Net revenues for the three and nine month periods ended September 30, 1999 increased 134% and 84% to $263.8 million and $609.3 million, respectively, from $112.6 million and $331.5 million, for the comparable periods in 1998. These increases were primarily due to the acquisitions made in 1999.

        Gross profit for the three and nine month periods ended September 30, 1999 increased $36.2 million and $58.9 million, respectively, over the comparable periods in 1998. These increases were principally related to the acquisitions made in 1999 in the manufacturing segment. Gross profit as a percentage of net revenues for the first nine months of 1999 was 26% compared to 29% for the prior year. This decrease is principally due to lower margins in the acquired businesses and pricing pressures in certain of our performance products markets.

        Selling, general and administrative expense increased $20.2 million and $39.7 million for the three and nine month periods ended September 30, 1999 as compared to the 1998 year levels, principally due to the acquisitions made in 1999 and a $6.2 million one-time charge recorded in the second quarter of 1999 primarily related to the spinoff. Selling, general and administrative expense as a percentage of net revenues for the first nine months of 1999 was 13% as compared to 12% for the comparable period in 1998, principally due to the abovementioned one-time charge of $6.2 million.

        Interest expense was $13.1 million and $25.4 million for the three and nine month periods ended September 30, 1999 as compared with $4.1 million and $10.6 million for the comparable periods of 1998 principally due to higher outstanding debt balances following the 1998 and 1999 acquisitions.

1998 COMPARED WITH 1997

        Net revenues were $443.9 million for 1998 compared with $368.5 million for 1997. This increase was due to higher sales in both the manufacturing and the performance products segments. The increase in sales of the manufacturing segment reflects higher unit volumes. The increase in sales of the performance products segment was due to the acquisitions of Reheis and Peridot.

        Gross profit of $117.3 million was $0.7 million above the prior year's level. This increase was principally due to increases in sales resulting from acquired businesses in the performance products segment and higher volumes in the manufacturing segment, partially offset by a one-time charge of $12.1 million recorded in 1998, principally related to an asset impairment writedown for two of our manufacturing facilities. Excluding the effect of one-time charges, gross profit as a percentage of sales was 29% for 1998 versus 32% for 1997, primarily due to the lower margins of the acquired businesses.

        Selling, general and administrative expense as a percentage of net revenues was 14% in 1998 versus 13% for 1997. This increase was principally due to incremental accruals of $9.8 million in 1998 principally related to litigation and environmental spending.

        Interest expense increased by $5.7 million in 1998 from 1997 due to higher outstanding debt balances as a result of acquisitions.

        Income from the industrial chemicals business, recorded as discontinued operations, was $10.3 million for 1998 versus $23.0 million for 1997. This decrease was due to weaker pricing and lower export soda ash volumes to Asia.

        Net income was $47.7 million for 1998 versus $56.3 million for 1997. This decrease was due to the foregoing reasons and a $3.7 million extraordinary item related to the early extinguishment of debt, substantially offset by a nonrecurring gain of $19.5 million related to an income tax settlement.

1997 COMPARED WITH 1996

        Net revenues were $368.5 million for 1997 compared with $330.1 million for 1996, representing an increase of 12%. Approximately half of this increase was due to higher sales of the performance products segment as the result of the acquisition of Peridot on July 1, 1997. The other half of the increase was due to higher Manufacturing segment sales as a result of increased volumes and product mix improvements toward higher-value-added automotive engine components.

        Gross profit of $116.6 million for 1997 was $15.7 million, or 16%, higher than the prior year level, principally due to the above-mentioned higher sales levels. Gross profit as a percentage of sales was 32%, essentially at the prior year level.

        Selling, general and administrative expense as a percentage of net revenues decreased from 16% in 1996 to 13% in 1997. This decrease was principally due to the recording of a one-time charge in 1996 of $6.8 million related primarily to a new General Chemical Group restricted unit plan which replaced certain prior equity programs.

        The $1.8 million decrease in interest expense for 1997 compared with 1996 was primarily due to lower outstanding debt balances during the first six months of 1997.

        Income from the industrial chemicals business, recorded as discontinued operations, was $23.0 million for 1997 versus $25.8 million for 1996. This decrease was principally due to lower pricing for soda ash and calcium chloride.

LIQUIDITY AND CAPITAL RESOURCES

        Cash and cash equivalents were $34.5 million at September 30, 1999 compared with $61.3 million at year-end 1998. During the first nine months of 1999, we generated cash flow from continuing operations of $47.0 million, had net proceeds from debt of $846.8 million and cash flow from discontinued operations of $122.7 million. Our cash flow was used to fund acquisitions of $445.0 million to repay debt of $573.4 million and make capital expenditures of $22.3 million.

        We had working capital of $122.2 million at September 30, 1999 as compared with $17.3 million at December 31, 1998. This increase in working capital principally reflects the working capital of the newly acquired companies partially offset by lower cash balances.

        The increases in property, plant and equipment, goodwill and long-term debt reflect the assets and debt related to the various acquisitions completed during 1999.

        In connection with the spinoff, we entered into a $550 million credit facility with a syndicate of banks and other financial institutions, consisting of a $300 million revolving credit facility and $250 million aggregate term loan facilities. Our initial borrowing incurred at the time of the spinoff was $500 million (consisting of $250 million of term loans and $250 million of loans under our revolving credit facility), of which we used approximately $487 million to repay a portion of General Chemical Group's third party indebtedness, including borrowings to finance the acquisitions of Noma and Defiance. The agreement for our credit facility contains restrictive covenants which impose operating and financial restrictions on us, including the requirement that we maintain maximum leverage and minimum interest coverage ratios. See 'Description of Credit Facility.'

        On August 9, 1999, we completed the original offering and received proceeds of $193.0 million from the offering. We used these proceeds to repay a portion of our outstanding indebtedness under our credit facility. We paid the cash portion of the purchase price for our acquisition of Krone by reborrowing under the revolving portion of our credit facility.

        As of September 30, 1999, we had $465 million in borrowings outstanding under our credit facility and the ability to borrow an additional $85 million under our credit facility (excluding approximately $13 million for letters of credit issued under the credit facility). At September 30, 1999, our total outstanding indebtedness was $755.4 million (including $200 million under the notes).

        We paid the cash consideration for Krone, Noma, Defiance, Structural Kinematics and Pacific Pac through cash on hand and borrowings under our and General Chemical Group's credit facilities.

        Management believes that our cash flows will be sufficient to cover our future interest expense, capital expenditures and working capital requirements. We will use proceeds of borrowings under the revolving portion of our credit facility to finance future acquisitions and investments. In the event we identify additional acquisition candidates, however, our current sources of liquidity may not be adequate. Accordingly, we may issue equity securities or incur additional debt, subject to market conditions. We may also use our stock as acquisition currency.

YEAR 2000 ISSUE

        A Year 2000 problem can occur where date-sensitive software uses two digit year date fields, sorting the Year 2000 ('00') before Year 1999 ('99'). The Year 2000 problem can arise in hardware, software, or any other equipment or process that uses embedded software or other technology. The failure of such systems to properly recognize dates after December 31, 1999 could result in data corruption and processing errors.

        We have implemented a program to assess, mitigate and remediate the potential impact of the Year 2000 problem. We completed our assessment of our Year 2000 compliance status in early 1997 and began work on our remediation program immediately thereafter. Our remediation program has been structured to address our information and non-information technology hardware, software, facilities and equipment systems. We have spent approximately $1.8 million to replace or reprogram existing systems for the Year 2000 compliance program. All material systems were Year 2000 compliant by March 31, 1999 and substantially all systems will be Year 2000 compliant by December 31, 1999. In the event that our material systems are not Year 2000 compliant, we may experience reductions or interruptions in operations which could have a material adverse effect on our results of operations.

        In addition, we have implemented a program to determine the Year 2000 compliance status of our material vendors, suppliers, service providers and customers, including the railroad and trucking companies used to ship our products or to transport raw materials to our manufacturing facilities. We have not completed such an evaluation for Krone, which we acquired recently. Based on currently available information, we do not anticipate any material impact to us based on the failure of such third parties to be Year 2000 compliant. However, the process of evaluating the Year 2000 compliance status of material third parties is continually ongoing and, therefore, no guaranty or warranty can be made as to such third parties' future compliance status or its potential effect on us. We believe there exists a sufficient number of suppliers of raw materials for us so that if any supplier is unable to deliver raw materials due to Year 2000 problems, alternate sources will be available and that any supply interruption will not be material to us. There can be no assurances, however, that we would be able to obtain all of our supply requirements from such alternate sources in a timely manner or on terms comparable with those of our current suppliers. If the railroad or trucking companies that ship our products or raw materials fail to be Year 2000 compliant, we may not be able to arrange alternative and timely means to ship our goods or raw materials, which could lead to interruptions or slowdowns in our business. Possible worst case scenarios include interruptions in the manufacturing process, the inability to ship orders and invoice and collect amounts due to us. We are preparing for the possible use of alternative suppliers and means of transportation, possible adjustment of raw materials and product inventory levels and contingencies with respect to potential energy source interruptions, all in an effort to minimize the effects, if any, of Year 2000 related interruptions or slowdowns caused by suppliers and transporters.

        Before proceeding with the recent acquisitions of Structural Kinematics, Krone and Pacific Pac and as part of our acquisition-related due diligence, we reviewed Year 2000-related concerns for each and received assurances from their respective managements that their businesses are, or prior to year-end 1999 will be, materially Year 2000 compliant. As part of our pre-acquisition due diligence, we reviewed various information, including assessments and reports prepared by its outside consultants, the periodic internal reports prepared by MIS personnel for senior management and other information relating to these businesses and their respective Year 2000 procedures. We have completed our own assessment for the systems of Structural Kinematics, Krone and Pacific Pac, and we expect that their material systems will be Year 2000 compliant by December 31, 1999. In the event that the material systems for Krone are not Year 2000 compliant, we may may experience reductions or interruptions in our operations which could have a material adverse effect on our results of operations or financial condition.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

        Our cash flows and earnings are subject to fluctuations resulting from changes in interest rates and changes in foreign currency exchange rates and we selectively use financial instruments to manage these risks. Our objective in managing our exposure to changes in foreign currency exchange rates and interest rates is to reduce volatility on earnings and cash flow associated with such changes. We have not entered, and do not intend to enter, into financial instruments for speculation or trading purposes. Additional information regarding our financial instruments is contained in Note 14 to the Consolidated Financial Statements.

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
        We measure the market risk related to our holding of financial instruments based on changes in interest rates and foreign currency rates using a sensitivity analysis. The sensitivity analysis measures the potential loss in fair values, cash flows and earnings based on a hypothetical 10% change in interest and currency exchange rates. We used current market rates on our debt and derivative portfolio to perform the sensitivity analysis. Such analysis indicates that a hypothetical 10% change in interest rates or foreign currency exchange rates would not have a material impact on our fair values, cash flows or earnings.

ENVIRONMENTAL MATTERS

        Our various manufacturing operations, which have been conducted at a number of facilities for many years, are subject to numerous laws and regulations relating to the protection of human health and the environment in the U.S., Canada, Australia, China, Germany, Great Britain, India, Indonesia, Ireland and Mexico. We believe that we are in substantial compliance with such laws and regulations. However, as a result of our operations, we are involved from time to time in administrative and judicial proceedings and inquiries relating to environmental matters. Based on information available at this time with respect to potential liability involving these proceedings and inquiries, we believe that any such liability would not have a material adverse effect on our financial position or results of operations. However, modifications or changes in enforcement of existing laws and regulations or the adoption of new laws and regulations in the future, particularly with respect to environmental and safety standards could require expenditures which might be material to our financial position or results of operations. See also 'Business -- Environmental Matters.'

        Our accruals for environmental liabilities are recorded based on current interpretation of environmental laws and regulations when it is probable that a liability has been incurred and the amount of such liability can be reasonably estimated. At December 31, 1998 and September 30, 1999, accruals for environmental matters were $25.0 million and $26.6 million, respectively. We maintain a comprehensive insurance program, including customary comprehensive general liability insurance for bodily injury and property damage caused by various activities and occurrences and significant excess coverage to insure against catastrophic occurrences. However, we do not maintain any insurance other than as described above for potential liabilities related specifically to remediation of existing environmental contamination or future environmental contamination, if any.

        We have an established program to ensure that our facilities comply with environmental laws and regulations. Expenditures for 1998 approximated $11.7 million (of which approximately $1.0 million represented capital expenditures and approximately $10.7 million related to ongoing operations and the management and remediation of potential environmental contamination from prior operations). Expenditures for 1997 approximated $7.1 million (of which approximately $1.6 million represented capital expenditures and approximately $5.5 million related to ongoing operations and the management and remediation of potential environmental contamination from prior operations) Management expects similar expenditures in 1999 to be in the range of $9.0 million to $11.0 million, including the facilities of Noma, Defiance and Krone. In addition, if environmental laws and regulations affecting our operations become more stringent, our costs for environmental compliance may increase above such range. See 'Risk Factors -- We Are Subject to Environmental Laws and Regulations' and 'Business -- Environmental Matters.'

OTHER MATTERS

        In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 'Accounting for Derivative Instruments and Hedging Activities' ('FAS 133'). FAS 133 requires that all derivative instruments be measured at fair value and recognized in the balance sheet as either assets or liabilities. We are required to adopt FAS 133 for our fiscal year beginning after June 15, 2000. We do not expect that the adoption of FAS 133 will have a material effect on our results of operations or financial condition.

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
                                    BUSINESS

GENERAL

        We are a manufacturer of telecommunications equipment, industrial components and performance chemicals sold into numerous markets for a wide variety of end uses. We operate through three primary business segments, manufacturing, performance products and telecommunications equipment. Our manufacturing segment serves the automotive, appliance and electronic, and industrial markets. Our performance products segment serves customers in many industries including the pharmaceutical and personal care, environmental services, technology and chemical processing markets. Our telecommunications equipment segment serves the public network and premises (or non-public) network markets. Our products are frequently highly engineered and are important components of, or provide critical attributes to, our customers' end products or operations. We operate over 80 manufacturing and production facilities located in the U.S., Canada, Australia, China, Germany, Great Britain, India, Indonesia, Ireland and Mexico.

BUSINESS STRATEGY

        Our goal is to build on our leading market positions by continuing to improve our existing operations and to pursue value-enhancing acquisitions.

        For our current operations, we intend to:

         utilize our leadership positions to capitalize on the favorable growth trends in selected end-markets;

         improve our operating efficiency through productivity gains and other cost reduction initiatives. For example, we believe that our recent acquisitions of Noma, Defiance and Krone provide us with significant cost saving opportunities;

         grow our customer base by expanding into new geographic markets and developing new products and end-markets, as well as new applications for our existing products; and

         leverage our strong customer relationships and recently expanded product offerings through increased cross-selling to existing customers.

        In addition, we have grown through acquisitions and we will continue to pursue acquisitions and investment opportunities that will create value and enhance cash flow. We target acquisition and investment opportunities that provide us:

         Cost saving opportunities;

         Enhanced positioning in existing markets;

         Entry into new end-use and geographic markets; and

         Turnaround opportunities for under-performing businesses.

COMPETITIVE STRENGTHS

        WE HAVE SIGNIFICANT MARKET POSITIONS IN OUR BUSINESSES. We have leading market shares in our primary markets. For example, we believe that we have leading positions in North America in each of the following products and services:

         Stamped valve-train components for the automotive industry;

         Wire and cable assemblies for manufacturers of major appliances;

         Sulfuric acid regeneration services;

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
         Aluminum-based chemicals used in water treatment services and pulp and paper production;

         Active ingredients for antiperspirants; and

         Active ingredients for over-the-counter antacids.

        Our Krone subsidiary is a leading worldwide supplier of connection and distribution technology for voice and data networks.

        WE PROVIDE SPECIALIZED PRODUCTS AND SERVICES REQUIRING OPERATIONAL AND TECHNICAL INTEGRATION WITH OUR CUSTOMERS. Our products and services are frequently highly engineered and important components of, or provide critical attributes to, our customers' end-products or operations. We generally work closely with our customers in the design, engineering and production of these products and we often provide ongoing technical service and support. As a result, we enjoy strong customer relationships which allow us to achieve attractive operating margins and maintain or enhance our market shares.

        WE ARE HIGHLY DIVERSIFIED. We have highly diversified sources of revenue and cash flow. We provide a wide range of products for a broad customer base serving numerous end-uses and end-markets. For example, in 1998, no single customer accounted for more than 10% of our pro forma sales. We believe that this diversification provides us with a broad base from which to expand customer relationships and increase revenues.

        WE HAVE AN EXPERIENCED MANAGEMENT TEAM. Our management team has significant experience managing and operating a variety of industrial businesses. With an average of over 20 years of industry experience, we have significant experience in improving productivity, reducing costs, and enhancing customer relationships in competitive markets. In addition, our management team has been successful in identifying, completing and integrating acquisitions, which have enhanced our revenues and cash flow and expanded our customer base and product offerings.

PRODUCTS AND SERVICES

MANUFACTURING

        Our manufacturing segment provides a broad range of engineered components and services to three principal markets: automotive, appliance and electronic, and industrial. Our products for these markets are described below:

        Automotive. For the automotive market, we provide:

         precision-engineered components for valve-train systems, including stamped and machined rocker and roller-rocker arms, cam follower rollers, cam follower roller axles, antifriction bearings and other hardened/machined components;

         electronic wire and cable assemblies, such as wire harnesses, ignition cables, molded parts, electro-mechanical assemblies, engine block heaters, battery blankets and various electrical switches, used in the manufacture of automobiles and personal recreation vehicles such as snowmobiles and jet-skis;

         computer-aided and mechanical vehicle testing services for the automotive industry;

         pre-production dies and tooling, and prototype design and production which are used by our customers for prototype and short production runs of automotive components or systems;

         fluid transport and handling equipment for automotive service applications.

        Our precision-engineered stamped and machined engine components for valve-train systems improve engine efficiency by reducing engine friction and component mass. These components are used both in traditional overhead valve and in the increasingly popular single and double overhead cam (OHC)

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
engines which power cars, light trucks and sport utility vehicles (such as Ford Expedition and F-150, Lincoln Navigator and DaimlerChrysler Minivan). The increased use of these OHC engines has resulted in significant volume growth through market share gains, as vehicle manufacturers are able to obtain better fuel economy and higher horsepower using OHC engines. We believe that this OHC trend will continue. Additionally, we have participated in the automakers' conversion of traditional overhead valve engines to reduced-friction valve-train components (using bearings) to obtain some of the efficiency of OHC engines. Our products compare favorably with other technologies by providing comparable performance characteristics at a lower delivered cost. This reduced cost is a function of lower raw material cost as well as lower machining cost. In addition, these products have received increased acceptance as automakers strive to reduce vehicle weight and improve performance at a reasonable cost.

        Our wire and cable assembly products include a variety of automotive electronic components for use in OEM production and the aftermarket. As a leading Tier-2 supplier of products such as wire harnesses, ignition cables, engine block heaters, battery blankets and various electrical and electro-mechanical switches and assemblies, we provide our customers with a range of technical services, including product design using Computer-Aided Design (CAD) systems. As OEMs and Tier-1 suppliers strive to reduce costs and outsource engineering, design, prototyping and testing services, our strong technical capabilities position us as a strategic supplier to the automotive industry. In addition, our vertical integration in wire and cable manufacture gives us a competitive advantage over those of our competitors who purchase all of their wire and cable requirements.

        Through our computer-aided and mechanical vehicle testing offerings, we provide computer-aided design, engineering and simulation services for automotive structural and mechanical systems to OEMs and Tier 1 suppliers. We provide a wide range of testing services for automotive components and systems from single sub-systems, such as chassis, suspensions, seats and seating assemblies, to entire vehicles. Our engineering and simulation services provide customers with finite element modeling, kinematics, crash and variation simulation analyses, experimental dynamics and vehicle development programs, and allow our customers to test their automotive products for durability, stress, noise, vibration and environmental considerations.

        Our primary customers in the automotive industry include DaimlerChrysler, Ford, General Motors, Honda, Nissan, Toyota, Volkswagen and Volvo. Other customers include OEMs and Tier-1 suppliers such as Bombardier, Bosch, Delphi, ITT, John Deere, Johnson Controls and Lear. Our fluid transport and handling equipment is used in the automotive service industry by customers such as Sunoco-Kendall and Jiffy Lube and in automotive service bays in tire stores and auto dealerships.

        Automotive manufacturers generally award business to their suppliers by individual engine line or model, often for multiple-model years. The loss of any individual engine line or model contract would not be material to us. However, an economic downturn in the automotive industry as a whole or other events (e.g., labor disruptions) resulting in significantly reduced operations of any of Daimler-Chrysler, Ford or General Motors could have a material adverse impact on the results of our manufacturing segment. None of these customers accounted for 10% or more of our revenues in 1998.

        Appliance and Electronic. We produce custom-designed power cord systems and wire and cable assemblies for a broad range of appliances and electronic products including:

         household appliances, such as refrigerators, freezers, dishwashers, washing machines, ovens, ranges, and vacuum cleaners;

         electronic office equipment, including copiers and printers; and

         various electronic products, such as medical equipment, ATM machines and gaming machines.

        Our specialized wiring expertise and high quality wire and cable assemblies are generally provided to larger OEM customers. A highly competitive environment has required our customers to improve their productivity by outsourcing to lower cost producers. Our manufacturing facilities are

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
strategically located in both Canada and Mexico, permitting us to share with customers efficiencies gained through our operating scale and lower costs.

        A team of experienced engineers, skilled technicians and manufacturing personnel works closely with our customers, from design and development through to testing and verification. Our CAD system enables us to supply custom requirements with faster development times and increased design flexibility.

        Our customers in the appliance and electronic markets include Celestica, Fantom, Friedrich, Frigidaire, NCR, Whirlpool and Xerox.

        Industrial. For the industrial market, we manufacture:

         custom-designed wire harness and power cord systems for power tools, motors, pumps and other industrial products; and

         wire and cable for industrial markets, the commercial and residential construction industries and for a wide variety of end market uses by OEMs.

        We produce a broad product line of single- and multi-conductor wire and cable, wire harnesses and power cord systems. Our wire jacketing expertise includes the use of polyvinyl chloride (PVC), rubber, thermoplastic elastomer
(TPE) and cross-link compounds. Working closely on design and engineering issues with our customers, our highly flexible manufacturing environment permits a close match of productive capacity to any order volume, as well as custom color matching and construction of specialized formulations. Our Canadian wire and cable facility located at Stouffville, Ontario, features one of only three continuous cast oxygen-free copper rod lines in North America. Copper rod production is coupled with multi-wire drawing technology to produce high quality copper strand as part of the wire and cable manufacturing process.

        Our customers in the industrial market include Alcoa, Bridgeport, Cincinnati Milicron, Lyall, Makino, Mori Seiki and Woods.

PERFORMANCE PRODUCTS

        Our performance products segment provides a broad range of value-added products and services to four principal markets: pharmaceutical and personal care, environmental services, technology and chemical processing. Our products and services for these markets are described below.

        Pharmaceutical and Personal Care. We are a leading supplier of the active chemical ingredients used in the manufacture of over-the-counter ('OTC') antiperspirants and antacids, and also supply active ingredients used in prescription pharmaceuticals, nutritional supplements, nutraceuticals, veterinary health products and personal care products. Our product line includes:

         aluminum and zirconium compounds for use in antiperspirants;

         aluminum hydroxide and magnesium hydroxide blends used in OTC antacids for acid-neutralization;

         high-purity aluminum hydroxide for use as veterinary and human vaccine adjuvants;

         potassium chloride used in electrolyte replacement medications and intravenous solutions;

         pharmaceutical-grade aluminum chloride;

         sodium nitrite used as a reactant in the production of artificial sweeteners; and

         pharmaceutical-grade sulfuric acid used in the production of vitamin C tablets.

        We maintain leadership positions in many of our pharmaceutical and personal care products. In antiperspirant actives, for example, we have introduced more than 25 new products or product categories

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
over the last six years. Recent new product introductions have included nonresidue-forming antiperspirant actives designed for the growing clear stick/gel antiperspirant market and a line of antiperspirant active ingredients designed to appeal to European consumer preferences. Based on the capabilities of our research and development team and the numerous U.S. and foreign patents awarded to us, we believe that we are the technical leader in the antiperspirant actives industry.

        Some of our major customers in the pharmaceutical and personal care market include Bristol-Myers Squibb, Carter-Wallace, Church & Dwight, Colgate-Palmolive, Hoechst Marion Roussel, Hoffmann-LaRoche, Pfizer, Schering Plough and Unilever.

        Environmental Services. Our water treatment products and services are designed to address the important environmental issues confronting our customers. These value-added products and services provide cleaner drinking water, restore algae-infested lakes, reduce damaging phosphorus runoff from agricultural operations, and significantly reduce pollution from industrial waste water. With a network of 34 plants strategically located throughout the United States and Canada, we are the largest North American producer of aluminum sulfate, or 'alum,' which is used as a coagulant in potable water and waste water treatment applications, and a leading supplier of flocculents (a polymer-based material used for settling and/or separating solids from liquids). We are also a leading provider of 'closed loop' sulfuric acid regeneration services, which significantly reduce the waste streams generated by certain refineries and chemical plants.

        Our water treatment products consist primarily of:

         aluminum sulfate ('alum'),

         polymer-based enhanced coagulants and flocculents, and

         sodium and ammonia salts and sulfites.

        With the assistance of the company's Technical Center in Syracuse, New York, we have introduced Al+Clear'r', an agrochemical product for the poultry market. When applied to the litter in poultry houses, Al+Clear'r' not only improves sanitation and productivity, but also benefits the environment by aiding in the control of phosphorous runoff. Phosphorous runoff from agricultural activities has been linked to contamination in lakes, rivers, streams and other water bodies.

        Our major customers for water treatment products include various water treatment service providers and distributors such as Hercules/Betz and various cities and municipalities (including the cities of Detroit, Denver and San Francisco, and the Province of Ontario).

        In the environmental market, we also provide sulfuric acid regeneration services to the refining and chemical industries, and market pollution abatement and sulfur recovery services to selected refinery customers. Refineries use sulfuric acid as a catalyst in the production of alkylate, a gasoline blending component with favorable performance and environmental properties. The alkylation process contaminates and dilutes the sulfuric acid, thereby creating the need to dispose of or regenerate the contaminated acid. We transport the contaminated acid back to the company's facilities for recycling and redeliver the fresh, recycled acid back to customers. This 'closed loop' process offers customers significant savings versus alternative disposal methods and also benefits the environment by significantly reducing refineries' waste streams. Similar regeneration services are provided to manufacturers of ion exchange resins and silicone polymers. We are expanding our pollution abatement services of treating and removing other waste streams generated by refineries, including hydrogen sulfide and sulfur dioxide. Some of our major customers for our sulfuric acid regeneration services include Chevron, Coastal, DuPont, Equilon (formerly a Shell company), General Electric, Hess, Rohm & Haas, Sunoco, Tesoro (formerly a Texaco company) and Tosco.

        Technology. In the technology market, we provide CTP technology and bi-metal lithographic printing plates for high-quality commercial printing applications, as well as ultra-high-purity electronic chemicals for the semiconductor and disk drive industries.

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
        We have recently introduced our Prisma'TM' CTP technology which allows printers to transfer computer images directly to digitally imageable printing plates, thereby eliminating intermediate film processing and reducing labor and material costs. Our proprietary bi-metal plating system provides sharper color reproduction, greater durability and superior on-press economics relative to the polymer plates offered by other industry participants. Our major customers for our products used in printing applications include Treasure Chest, Quebecor World and Crown Cork & Seal.

        Our electronic chemicals include ultra-high-purity acids, caustics and etchants for use in the manufacture of semiconductor processing chips and computer disk drives. Within the past two years, we have completed construction of a new plant that produces ultra-high-purity sulfuric acid with impurities measured in the parts-per-trillion range. In addition, we are the exclusive U.S. licensee for the manufacture and sale of Spinetch'TM' etchants, a proprietary product line developed by Merck KGaA of Germany. Sales of the Spinetch'TM' etchants are not material for us at this time. Customers for our electronic chemicals include Hewlett Packard, IBM, Micron Technologies, National Semiconductor and SEH America.

        Chemical Processing. We manufacture a broad range of products that serve as chemical intermediates in the production of such everyday products as newspapers, tires, paints, dyes and carpets. We are a leading producer of:

         alum and polymer-based enhanced coagulants used in paper manufacturing to impart water resistance,

         sodium and ammonia sulfites used to produce fixing and developing solutions for conventional film and x-ray processing,

         sodium nitrite, of which we are one of only two North American producers, primarily used as a reactant in the manufacture of dyes, pigments and rubber processing chemicals,

         potassium fluoride and fluoborate derivatives sold into the metal treatment, agrochemical, surfactant and analytical reagent markets, and sulfuric acid, which is used in the manufacture of titanium pigments, fertilizers, synthetic fibers, steel, petroleum and paper, as well as many other products.

Major customers of our products in this market include 3M, AlliedSignal, Dow Chemical, DSM, Eastman Chemical, Georgia Pacific, International Paper, Konishi International, PPG Industries, Olin, Westvaco and W.R. Grace.

TELECOMMUNICATIONS EQUIPMENT

        Our telecommunications equipment segment was created through our acquisition of Krone AG, a leading global supplier of connector technology for telecommunications and data networks, from Jenoptik AG, a major German technology group. Our telecommunications equipment segment is principally operated through Krone and its subsidiaries, as wholly-owned subsidiaries of our company.

        Our telecommunications equipment segment provides connection and distribution technology to two principal markets:

         Public telecommunications networks; and

         Premises (non-public) voice and data networks.

        Krone has positioned itself as a global supplier, with more than 80% of its 1998 sales generated outside Germany. Approximately 55% of Krone's sales are in Europe, 18% in North and South America, and 27% in Asia and Australia. Krone has subsidiaries in 25 countries, some of which operate as integrated production and sales companies and others as sales companies only.

        The product range of our telecommunications equipment segment includes all connection and distribution systems, both for telecommunications access networks and premises data networks using

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
either copper or fiber optics, together with comprehensive design, maintenance and testing services. The systems solutions offered are based on Krone's LSA-Plus'TM' rapid connection system which permits wire/cable connection without solder, screws, and wire stripping of wire/cable lines in all types of communications networks. The LSA-Plus'TM' system allows easy and rapid 'stapling' of wires into connector plugs, without the need for soldering or time-consuming screwing or twisting required by many competitors' products. In addition, this stapling action automatically punctures the wire insulation, thereby avoiding any need for manual removal of the wire insulation.

        LSA-Plus'TM' systems are offered in various product lines and modules that meet differing customer requirements. For example, Krone offers special series for interior and exterior installations, special surge protector components for optimal protection in communication networks, products for flush mount assembly in small rooms and special modules for heavier gauge conductor wire.

        Krone also provides services related to its technology, including the design, planning and construction of fixed networks, and the installation and maintenance of communication systems.

        Public Networks. In public networks, our telecommunications equipment segment manufactures connectors and distributors for fixed telecommunication access networks, and provides related services to customers. The connectors are mainly used in the access portion of telecommunication networks to connect copper or fiber optic wires at the main distribution frame, at the local exchange, at other cable connector points and, finally, at the premises of the subscriber. Key customers in this market include public network providers such as Deutsche Telekom, British Telecom, Bell Atlantic, and telecommunications systems manufacturers and suppliers such as Siemens and Alcatel.

        The state of the public network market varies by region. In highly developed markets such as Europe and the U.S. where growth in new installations is relatively flat, revenue is derived primarily from network renovation and rationalization. In markets such as Eastern Europe, Asia, and Latin America where telecommunications infrastructure is less developed, there is significant growth in the installation and expansion of access networks.

        Premises Networks. Our main products in premises networks are connection and distribution components for voice, data and video communication infrastructure within private and industrial building complexes that use both copper and fiber optic cabling. The product range of our premises networks business includes components needed for the connection of wires/cables in the following areas:

         Internal telephone systems: telephone cabling in building complexes, and the increasing replacement of telephone cabling through structured cabling; and

         Structured cabling: complete solutions for wiring phones, workstations, PCs and other communication devices throughout a building. Krone provides connectors for structured cabling for data, voice and video transmission networks for system solutions and higher capacity rates.

        Key customers for our premises network market include distributors and cable systems integrators who offer complete communications network solutions, including Anixter, Greybar, Kent and Wadsworth Electronics.

        The premises network market is in a state of change, with increasing demand for private telecommunications networks. Growth in premises networks is currently driven by increasing networking requirements for building technology, the need for more efficient connectors and increasing demand as a result of the growing home use of faxes and Internet.


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
        Prior to our acquisition of Krone, Krone spun off its wireless local loop business, which manufactures and sells radio telephone systems, and we therefore did not acquire that business.

        For further information on segment data, see 'Note 15 -- Geographic and Industry Segment Information' in the Notes to the Consolidated Financial Statements.

COMPETITION

        In each of our business segments, we operate in competitive markets. Competition in our manufacturing segment's markets is based upon a number of factors including design and engineering capabilities, quality, price and the ability to meet customer delivery requirements. In the automotive market, we compete with, among others, Eaton, Hitchiner, INA, Ingersoll-Rand, Sumitomo, Yazaki and captive OEMs. In the appliance and electronic and industrial markets, we compete with International Wire, General Cable, Alcatel, Belden, EDS Mexico and Choctaw, among others.

        Although our performance products segment generally has significant market share positions in the product areas in which it competes, most of its end markets are extremely competitive. Our major competitors are typically segregated by end markets and include international, regional and, in some cases, small independent producers. Our ability to compete effectively depends on our ability to maintain competitive prices and to provide reliable and responsible service to our customers. We believe that, with certain products which have relatively higher freight costs, the proximity of our production facility to the end market user is a key factor in being price competitive. In general, raising prices has been difficult over the past several years and will likely continue to be so in the near future.

        In the pharmaceuticals and personal care market, our major competitors include Barcroft, Giulini, Summit and Westwood. Our competitors in our environmental market include the refineries that perform their own sulfuric acid regeneration, as well as DuPont, Marsulex, Arch Chemical, PVS and Rhodia, which also have sulfuric acid regeneration facilities that are generally located near their major customers. In addition, we compete with Geo Specialty Chemicals, U.S. Aluminates and other regional players in the water treatment market. Competitors in the technology market include Kodak-Polychrome and Fuji, which also provide printing-related products. With regard to electronic chemicals, our principal competitors are Ashland and Arch Chemical. Competitors in the chemical processing market include BASF, Calabrian, U.S. Salt, Kerley, Rhodia and Solvay S.A.

        Our telecommunications equipment segment also operates in highly competitive markets, with many of our competitors being large, international and technologically sophisticated companies. Competition in our telecommunications equipment segment is based on a number of factors, including technological advancements, product line breadth, price, technical support and service, and product quality. The ability to achieve and maintain successful performance in this segment is also dependent on our ability to develop products which meet the ever- changing requirements of data and voice communications technology.
In the public network market, our principal competitor is Lucent Technologies. Other significant competitors include Siemens, Quante/Pouyet, and Raychem. Our principal competitors in the premises network market are Lucent Technologies, AMP and Quante/Pouyet. This market is highly fragmented with many regional suppliers.

SUPPLIERS; AVAILABILITY OF RESOURCES

        We purchase a variety of raw materials for our businesses. Our primary raw materials in our manufacturing segment are copper and steel. The primary raw materials used by our telecommunications equipment segment are plastic and metal alloy. Our performance products segment's competitive cost position and high-quality products are in part attributable to its control of certain raw materials that serve as the feedstocks for many of its products. For our sulfuric acid regeneration business, we have the ability to manufacture sulfur dioxide and sulfuric acid relatively inexpensively. Sulfur dioxide is a major raw material in the manufacture of many of our sodium salts and sulfites, and sulfuric acid is an important raw material in the manufacture of aluminum sulfate as well as in the manufacture of ultra-high-purity electronic chemicals. Consequently, major raw material purchases are limited primarily to sulfuric acid where it is uneconomical for us to supply ourselves due to distribution costs, soda ash (for the manufacture of sodium salts, sulfites and nitrites), bauxite and hydrate (for the manufacture of alum), sulfur (for the manufacture of sulfuric acid), and aluminum (for the manufacture of printing plates).

        We purchase our raw materials from a number of suppliers and, in addition, believe that alternative sources are available to fulfill our needs. In our opinion, the raw materials we need for our businesses will be available in sufficient supply on a competitive basis for the foreseeable future.

SALES AND DISTRIBUTION

        Our manufacturing segment has approximately 70 sales, marketing and customer service personnel. Generally, we market our products directly to our customers, but in certain industrial markets a distribution network is used. Our technical and engineering staff is an integral part of our manufacturing segment's sales and distribution effort. Since many of our products are precision-engineered and custom-designed to customer specifications, our sales force and engineers work closely with our customers in designing, producing, testing and improving our products. In designing and developing new products, our engineering staff often assists in the sales and marketing effort through joint design and applications-engineering efforts with major customers.

        In our performance products segment, we employ over 100 experienced sales, marketing, distribution and customer service personnel. The sales force is divided into both a general group and several specialized groups which focus on specific products, end-users and geographic regions. This targeted approach provides us with insight into emerging industry trends and creates opportunities for product development.

        Our performance products sales force markets products and services both directly to end-users and indirectly through independent distributors. Generally, sulfuric acid regeneration services are sold directly to end-users, often pursuant to long-term contracts. In addition, we have an extensive network of independent distributors both in the United States and internationally. Distributors typically promote a full-line or focused range of products to a larger market or to a market focused on specific end-users or regions. Our sales contracts with our end-users and distributors are usually for one to three year periods.

SEASONALITY; BACKLOGS

        The businesses of our manufacturing, performance products and telecommunications equipment segments are generally not seasonal. Due to the nature of our businesses, there are no significant backlogs.

ENVIRONMENTAL MATTERS

        Our various manufacturing operations, which have been conducted at a number of facilities for many years, are subject to numerous laws and regulations relating to the protection of human health and the environment in the U.S., Canada, Australia, China, Germany, Great Britain, India, Indonesia, Ireland and Mexico. We believe that we are in substantial compliance with such laws and regulations. However, as a result of our operations, we are involved from time to time in administrative and judicial proceedings and inquiries relating to environmental matters. These include several currently pending administrative proceedings concerning alleged environmental violations at our facilities. Based on information available at this time with respect to potential liability involving these facilities, we believe that any such liability will not have a material adverse effect on our financial condition or results of operations. However, modifications of existing laws and regulations or the adoption of new laws and regulations in the future, particularly with respect to environmental and safety standards, could require capital expenditures which may be material or otherwise adversely impact our operations.

        The Comprehensive Environmental Response Compensation and Liability Act of 1980 (which we abbrevate to 'CERCLA' below) and similar state statutes have been construed as imposing joint and several liability, under certain circumstances, on present and former owners and operators of contaminated sites and transporters and generators of hazardous substances regardless of fault. Our facilities have operated for many years by us or their prior owners and operators, and adverse environmental conditions may exist of which we are not aware. The discovery of additional or unknown environmental contamination at any of our current or former facilities could have a material adverse effect on our financial condition or results of operation. In addition, we have received written notice from the Environmental Protection Administration that we have been identified as a 'potentially responsible party' under CERCLA at three third-party sites. We do not believe that our liability, if any, for these sites will be material to our results of operations or financial condition. In addition, Congress continues to consider the reauthorization of and modifications to CERCLA. Because Congress has not yet acted with respect to CERCLA, we do not have sufficient information to ascertain the impact that any change might have on our potential liabilities, if any.

        At any time, we may be involved in proceedings with various regulatory authorities which could require us to pay various fines and penalties due to violations of environmental laws and regulations at our sites, remediate contamination at some of these sites, comply with applicable standards or other requirements, or incur capital expenditures to modify certain pollution control equipment or processes at our sites. Again, although the amount of any liability that could arise with respect to these matters cannot be accurately predicted, we believe that the ultimate resolution of these matters will have no material adverse effect on our results of operations or financial condition. See also
' -- Legal Proceedings' below.

        Avtex Site at Front Royal, Virginia. On March 22, 1990, the Environmental Protection Administration issued to us a Notice of Potential Liability pursuant to Section 107(a) of CERCLA with respect to a site located in Front Royal, Virginia, owned at the time by Avtex Fibers Front Royal, Inc., which has filed for bankruptcy. A sulfuric acid plant adjacent to the main Avtex site was previously owned and operated by us. On September 30, 1998, the Environmental Protection Administration issued an administrative order under
Section 106 of CERCLA, which requires General Chemical Group (whose obligations we assumed in connection with the Spinoff), AlliedSignal, Inc. and Avtex to undertake certain removal actions at the acid plant. On October 19, 1998, we delivered to the Environmental Protection Administration written notice of our intention to comply with that order, subject to numerous defenses. The requirements of the order include preparation of a study to determine the extent of any contamination at the acid plant site. We have provided for the estimated costs of $1.6 million for these activities in our accrual for environmental liabilities relating to the order. We are working cooperatively with the Environmental Protection Administration with respect to compliance with the order and believe that such compliance will not have a material effect on our results of operations or financial condition. See 'Risk Factors -- We Are Subject to Environmental Laws and Regulations' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Environmental Matters.'

EMPLOYEES/LABOR RELATIONS

        At September 30, 1999, we had approximately 9,700 employees, of whom approximately 2,950 were full-time salaried employees, approximately 1,350 were full-time hourly employees (represented by ten different unions) and approximately 5,400 were hourly employees working in nonunion facilities. Approximately 1,300 of our employees are based in Germany. German-based employees are members of unions and are subject to industry-wide and other collective bargaining agreements.

        Our union contracts have durations which vary from two to four years. Since 1986, we have been involved in numerous labor negotiations, only three of which have resulted in work disruptions. During these disruptions, management operated the plants and supplied customers without interruption until the labor disruptions were settled and new contracts were agreed upon.

PROPERTIES

        We operate over 80 manufacturing and production facilities located in the United States, Canada, Australia, China, Germany, Great Britain, India, Indonesia, Ireland and Mexico. Our headquarters are located in Hampton, New Hampshire.

        Set forth below are the locations and uses of our major properties:

                  LOCATION                                        USE
--------------------------------------------  --------------------------------------------
Manufacturing
Livonia, Michigan(1)........................  Production Facility
Troy, Michigan(1)...........................  Production Facility and Offices
Westland, Michigan(1).......................  Production Facility
Upper Sandusky, Ohio(1).....................  Production Facility
Toledo, Ohio................................  Production Facility
Defiance, Ohio..............................  Production Facility
Perrysburg, Ohio(1).........................  Production Facility and Offices
Mineral Wells, Texas........................  Production Facility

Imuris, Mexico..............................  Production Facility
Juarez, Mexico(1)...........................  Production Facility
Nogales, Mexico(1)..........................  Production Facility
Concord, Ontario............................  Production Facility
Guelph, Ontario(1)..........................  Production Facility
Stouffville, Ontario........................  Production Facility
Tillsonburg, Ontario(1).....................  Production Facility
Toronto, Ontario............................  Production Facility
Waterdown, Ontario..........................  Production Facility

Performance Products
Hollister, California.......................  Production Facility and Offices
Pittsburg, California.......................  Production Facility
Richmond, California........................  Production Facility
North Claymont, Delaware....................  Production Facility, Offices and Warehouse
Augusta, Georgia............................  Production Facility
East St. Louis, Illinois....................  Production Facility
Berkeley Heights, New Jersey................  Production Facility, Offices and Warehouse
Newark, New Jersey..........................  Production Facility
Solvay, New York............................  Production Facility
Marcus Hook, Pennsylvania...................  Production Facility, Offices and Warehouse
Midlothian, Texas...........................  Production Facility
Anacortes, Washington.......................  Production Facility
Racine, Wisconsin...........................  Production Facility and Offices

Dublin, Ireland.............................  Production Facility, Offices and Warehouse
Thorold, Ontario............................  Production Facility
Valleyfield, Quebec.........................  Production Facility

Telecommunications Equipment
Englewood, Colorado.........................  Production Facility and Offices
Sydney, Australia...........................  Production Facility and Offices
Cheltenham, England.........................  Production Facility and Offices
Berlin, Germany(1)..........................  Production Facility and Offices
Mexico City, Mexico.........................  Production Facility
Shanghai, People's Republic of China........  Production Facility
Bangalore, India............................  Production Facility
Jakarta, Indonesia..........................  Production Facility

Offices
Hampton, New Hampshire(1)...................  Headquarters
Parsippany, New Jersey(1)...................  Offices

------------

 (1) Leased.

LEGAL PROCEEDINGS

        General. We are involved in claims, litigation administrative proceedings and investigations of various types, including the Milwaukee and Delaware Valley litigation discussed below and certain environmental proceedings previously discussed. Although the amount of any liability that could arise with respect to these actions cannot be accurately predicted, the opinion of management based upon currently-available information is that any such liability not covered by insurance will have no material adverse effect on our results of operations or financial condition.

        Milwaukee Litigation. In March 1993, an outbreak of cryptosporidia occurred in the public water supply of the City of Milwaukee. As a result of that incident, several lawsuits have been filed with the Milwaukee County Circuit Court against one or more of the City of Milwaukee, its Department of Public Works, Sara Lee Corporation, E.D. Wesley Co., Peck Foods Corporation, certain hotels, numerous insurance companies, several municipalities and General Chemical Group (whose obligations we assumed). The principal allegations against us are that a water treatment chemical sold by us to the City of Milwaukee should have removed certain bacteria contained in the water supply and failed to do so and that General Chemical Group consulted with the City concerning the water purification.

        One of the suits (Markwiese, et al. v. Peck Foods Corporation, et al. filed in 1993) had been certified, prior to the service of a complaint against General Chemical Group (whose obligations we assumed), as a class action in favor of all persons who sustained damage as a result of the wrongful acts of the various defendants. An appeal of this class certification was filed by General Chemical Group and the City of Milwaukee, and in a March 13, 1998 hearing, a new trial judge ruled that this matter shall not proceed as a class action. If this matter proceeds to trial, it is possible that lawyers for the plaintiffs could appeal this ruling after conclusion of the trial. In addition to the Markwiese action, several other lawsuits have since been filed by the same lead attorneys in the Circuit Court of Milwaukee County against the same basic group of defendants. In total, we believe the total number of individual plaintiffs in all suits filed to date is approximately 700. The unspecified damages sought by these various complaints is alleged to be 'far in excess of $1.0 million dollars' for personal injury, economic loss, emotional distress, pain and suffering, medical expenses and punitive damages.

        On September 17, 1998, the court preliminarily approved a class action settlement with Sara Lee, whereby Sara Lee would pay to the plaintiffs $250,000 to cover certain expenses related to the litigation. Final approval of the settlement was granted by the court on December 17, 1998. The remaining parties in the litigation, including GenTek, continued in the discovery phase of the litigation.

        On August 20, 1999, the Company and its insurer, National Fire Union Insurance Company of Pittsburgh, Pennsylvania ('National Union') entered into a settlement with plaintiffs to resolve the case. The settlement agreement provides that National Union shall pay the total amount of $1,500,000, which shall be allocated to provide approximately $1,150,000 to compensate claimants and $350,000 for plaintiffs' attorneys' fees and settlement administration costs. The settlement is structured as a class action settlement pursuant to which all claims will be barred upon final court approval of the settlement. The Company reserves the right to terminate the settlement in the event that any claimants opt out of the settlement, the settlement is appealed or the terms of the settlement are modified or vacated. The trial court granted preliminary approval of the settlement on October 19, 1999. The deadline for claimants to opt out of the settlement is December 6, 2000. Objections to the settlement must be filed by February 7, 2000. The final approval hearing has been scheduled for March 2, 2000.

        Delaware Valley Litigation. In April 1998, approximately 40 employees (and their respective spouses) of the Sun Company, Inc. refinery in Marcus Hook, Pennsylvania, filed lawsuits in the Court of Common Pleas, Delaware County, Pennsylvania, against General Chemical Group (whose obligations we have assumed), alleging that sulfur dioxide and sulfur trioxide releases from our Delaware Valley facility caused various respiratory and pulmonary injuries. Unspecified damages in excess of $50,000 for each plaintiff are sought. The litigation has entered the discovery phase. We have denied all material allegations of the complaints and will continue to defend ourselves vigorously in this matter. We further believe that our current accruals and available insurance should provide adequate coverage in the event of an adverse result in this matter and that, based on currently available information, this matter will not have a material adverse effect on our results of operations or financial condition.

        In addition, on September 24, 1999, the same attorneys that filed the April, 1998 actions against the Company also filed a purported class action complaint against the Company, titled Whisnant vs. General Chemical Corporation, (in the court of Common Pleas, Delaware County, Pennsylvania, on behalf of 550 current and former employees of the Sunoco (formerly Sun Company, Inc.) Marcus Hook, Pennsylvania refinery located immediately adjacent to the Company's Delaware Valley facility. The complaint alleges that unspecified releases of sulfur dioxide and sulfur trioxide over unspecified timeframes caused injuries to the plaintiffs, and seeks, among other things, to establish a 'trust fund' for medical monitoring for the plaintiffs. The Company believes this claim is without merit and will vigorously defend itself in this matter. Management further believes that the Company's current accruals and available insurance should provide adequate coverage in the event of an adverse result in this matter, and that, based on currently available information, this matter will not have a material adverse effect on the Company's results of operations or financial condition.

                                   MANAGEMENT

MANAGEMENT

        The following table sets forth our directors and executive officers.

                    NAME                      AGE                         POSITION
                    ----                      ---                         --------
Paul M. Montrone............................  58    Director; Chairman of the Board
Paul M. Meister.............................  47    Director; Vice Chairman of the Board
Richard R. Russell..........................  57    Director; President and Chief Executive Officer
Michael R. Herman...........................  37    Vice President and General Counsel
William C. Keightley........................  46    Vice President and Chief Financial Officer
Kevin J. O'Connor...........................  48    Controller
John W. Gildea..............................  55    Director
Bruce Koepfgen..............................  47    Director
Scott M. Sperling...........................  41    Director
Ira Stepanian...............................  62    Director

        Paul Montrone is a Director and the Chairman of our Board. He is the Chairman of the Board of General Chemical Group, a position he has held since 1995, and a Director of General Chemical Group, a position he has held since 1988. Mr. Montrone was President of General Chemical Group from 1987 to 1994. Mr. Montrone is the Chairman of the Board and the Chief Executive Officer of Fisher Scientific International Inc., a distributor of laboratory and scientific products, and a director of Waste Management, Inc. and the New York Metropolitan Opera.

        Paul Meister is a Director and the Vice Chairman of our Board. He is the Vice Chairman of the Board of General Chemical Group, a position he has held since 1998, and a Director of General Chemical Group, a position he has held since 1994. Mr. Meister has been the Vice Chairman of the Board and the Executive Vice President and Chief Financial Officer of Fisher Scientific International since March 1998, since prior to 1994, he has been Chief Financial Officer of Fisher Scientific International, and from 1994 to March 1998, he was Senior Vice President of Fisher Scientific International. Mr. Meister is also a Director of Minerals Technologies Inc. and M&F Worldwide Corp.

        Richard Russell is our President and Chief Executive Officer and a Director. From 1994 until the spinoff date, he served as the President and Chief Executive Officer and a Director of General Chemical Group. Mr. Russell has also been the President and Chief Executive Officer of General Chemical Corporation since 1986.

        Michael Herman is a Vice President and our General Counsel. From 1997 until the spinoff date, he served as the Vice President and General Counsel of General Chemical Corporation. Mr. Herman had served as Deputy General Counsel of General Chemical Corporation from 1995 until 1997, and as Associate General Counsel of General Chemical Corporation from 1992 to 1995.

        William Keightley is our Vice President, Finance and Chief Financial Officer. From March 1999 until the spinoff date, he served as the Vice President and Chief Financial Officer of General Chemical Group. Mr. Keightley served as Vice President, Finance of Waste Management, Inc. from June 1997 to December 1998 and was Vice President, Finance of Wheelabrator Technologies Inc. from May 1996 to June 1997. From 1992 until May 1996, Mr. Keightley served as Chief Financial Officer of a subsidiary of Waste Management, Inc.

        Kevin O'Connor is our Controller. From March 1996 until the spinoff date, he served as the Controller of General Chemical Group. Mr. O'Connor served as Controller of General Chemical Corporation from 1986 to March 1996.

        John Gildea is a Director. From 1997 until the spinoff date, he served as a Director of General Chemical Group. Mr. Gildea has been Managing Director of Gildea Management Company (investment management firm) since prior to 1994. He is also a Director of American Service Group, Inc., Barry's Jewelers, Inc. and Konover Property Trust.

        Bruce Koepfgen was elected as a Director on September 30, 1999. Mr. Koepfgen is a private investor who spent 23 years with Salomon Brothers Inc., 15 of which he was a managing director. Most recently, he led Salomon's efforts in Fixed Income Sales and managed its Chicago office and Midwest Sales Territory, Salomon's largest regional office. He also was chairman of Salomon Analytics, a company established to develop sophisticated fixed income analytic tools for institutional investors.

        Scott Sperling is a Director. From 1996 until the spinoff date, he served as a Director of General Chemical Group. Mr. Sperling is the President of TH Lee, Putnam Capital and has been a Managing Director of Thomas H. Lee Company (private equity investment firm) since July 1994. Mr. Sperling is Trustee of THL Equity Trust III, the General Partner of Equity Advisors III Limited Partnership, which is the General Partner of THL Equity Fund III and Managing Director of THL Equity Advisors IV, LLC, the general partner of THL Equity Fund IV, L.P. Mr. Sperling was Managing Partner of The Aeneas Group Inc., a private capital affiliate of Harvard Management Company, from prior to 1993 to September 1994. He is also a Director of Fisher, The Learning Company, Inc., Livent, Inc., Safelite Glass Corp., Wyndham International and several private corporations.

        Ira Stepanian is a Director. From 1996 until the Spinoff Date, he served as a Director of General Chemical Group. He was Chairman and Chief Executive Officer of Bank of Boston Corporation and its principal subsidiary, The First National Bank of Boston, from prior to 1994 until 1995.

COMMITTEES OF THE BOARD OF GENTEK

        The Board of Directors of GenTek has four standing committees:

(1)  an Audit Committee;

(2)  a Compensation Committee;

(3)  an Executive Committee; and

(4)  a Nominating Committee.

        The Audit Committee consists of Messrs. Gildea, Sperling and Stepanian, with Mr. Stepanian serving as Chairman. It is responsible for, among other things:

         recommending the firm to be appointed as independent accountants to audit GenTek's financial statements and to perform services related to the audit;

         approving in advance the general nature of each professional service performed by the independent public accountants;

         reviewing the scope and results of the audit with the independent accountants; reviewing with the management and the independent accountants GenTek's year-end operating results;

         considering the adequacy of the internal accounting and control procedures of GenTek; reviewing the non-audit services to be performed by the independent accountants, if any;

         considering the effect of such performance on the accountants' independence; directing and supervising, when appropriate, special investigations into matters within the scope of the independent public accountants' duties; and

         performing such other tasks related to and in furtherance of the foregoing as it may consider necessary or appropriate or as may be assigned to it by the Board from time to time.

        The Compensation Committee consists of Messrs. Meister and Sperling, with Mr. Sperling serving as Chairman. It is responsible for, among other things:

         reviewing and recommending compensation arrangements for Directors and officers;

         approving such arrangements for other senior level employees;

         administering certain benefit and compensation plans of GenTek and its subsidiaries;

         monitoring the activities of an internal committee of members of management established to carry out policies and guidelines with respect to such plans; and

         performing such other tasks related to and in furtherance of the foregoing as it may consider necessary or appropriate or as may be assigned to it by the Board from time to time.

        A subcommittee of the Compensation Committee, comprised solely of 'outside directors' (as such term is used in Section 162(m) of the Internal Revenue Code) who are also 'non-employee directors' (as such term is defined in Rule 16b-3 of the Securities Exchange Act), has exclusive authority:

(1) to approve any awards of stock or options to directors of GenTek (other than non-employee directors) or other individuals who are 'officers' of GenTek for purposes of Section 16 of the Exchange Act under GenTek's long-term incentive plan (described below); and

(2) to administer elements of the GenTek performance plan (also described below) covered by Section 162(m) of the Code. The subcommittee will also be responsible for determining whether the performance goals under the GenTek Inc. performance plan have been met.

In the remainder of this prospectus, references to the Compensation Committee shall be deemed to be references to the subcommittee in all cases where Section 162(m) of the Code or Section 16 of the Exchange Act would require that action be taken by the subcommittee rather than the full Compensation Committee.

        An 'outside director' means an individual who:

(1)  is not an employee of GenTek;

(2) does not receive compensation from GenTek for prior services as an employee;

(3)  has never been an officer of GenTek; and

(4) only receives remuneration as a director from GenTek and not in any other capacity.

        The term 'non-employee director' means an individual who:

(1) only receives remuneration as a director from GenTek and not in any other capacity;

(2)  is not currently an officer of GenTek; and

(3)  has no interest in any transactions or business relationships with GenTek.

        The Executive Committee consists of Messrs. Montrone, Russell and Stepanian, with Mr. Montrone serving as Chairman. The Executive Committee possesses, and may exercise during the interval between meetings of the Board, all the powers of the Board. The Committee is responsible for overseeing the management and direction of all business and affairs of GenTek, in such manner as the Executive Committee deems in the best interests of GenTek. Meetings maybe called by the Chief Executive Officer of GenTek or the Chairman of the Committee.

        The Nominating Committee consists of all members of the Board, with Mr. Montrone serving as Chairman. The Nominating Committee is responsible for nominating persons for election to the Board. The Nominating Committee will consider nominees properly recommended by stockholders.

COMPENSATION OF DIRECTORS

        The employee directors of GenTek do not receive any compensation for services performed as a director or for meeting attendance. The non-employee directors of GenTek are entitled to receive cash compensation and compensation under the plans described below.

        CASH COMPENSATION. Our non-employee directors receive compensation of $40,000 per year, with no additional fees for attendance at the company's Board or committee meetings. Employee directors are not paid any fees or additional compensation for service as members of our Board or any of its committees. All directors are reimbursed for expenses incurred in connection with attending our Board and committee meetings.

        RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS. Under GenTek's retirement plan for non-employee directors, any non-employee director who retires from our Board with at least five years of service as a director (other than Messrs. Montrone and Meister) will be eligible for an annual retirement benefit for the remainder of his or her lifetime. The annual retirement benefit is equal to 50% of the director fee in effect at the date of such director's retirement for a director who retires with five years of eligible service and is increased by 10% of the director fee in effect at the date of such director's retirement for each additional year of service, up to 100% of such fee for ten or more years of service as a director or for directors who retire after age 70. Payment of the retirement benefits to any director will commence upon the later of the director's retirement from our Board or the attainment of age 60. We may suspend or terminate retirement benefits if the retired director refuses to render consultative services and advice to us or engages in any activity which competes with our business.

        RESTRICTED UNIT PLAN FOR NON-EMPLOYEE DIRECTORS. We adopted, effective as of the spinoff, a restricted unit plan for non-employee directors, under which each of our non-employee directors (other than Messrs. Montrone and Meister), upon becoming a director, will receive a one-time grant of 5,000 restricted units evidencing a right to receive shares of common stock, subject to certain restrictions. We will maintain a memorandum account for each director who received the grant of restricted units and credit to such account the amount of any cash dividends and shares of stock of any subsidiary distributed on the shares of common stock underlying such director's restricted units from the date of grant until the payment date described below. No shares of common stock will be issued at the time restricted units are granted, and we will not be required to set aside a fund for any such grant or for amounts credited to the memorandum account. Under the terms of the plan, neither the restricted units nor the memorandum account may be sold, assigned, pledged or otherwise disposed of twenty-five percent of the restricted units and the related cash and stock dividends will vest for each year of service as a director. Vested restricted units and the related cash and stock dividends will not be payable until the director ceases to be a member of our Board. At that time, the director will receive one share of common stock for each vested restricted unit, provided that a director may elect, prior to the date on which restricted units vest, to have payment deferred to a later date. Any restricted units and related cash and stock dividends that have not vested at the time the director ceases to be a director will be canceled unless service has terminated because of death or disability, in which event all such restricted units and related cash and stock dividends will vest immediately. When payment of restricted units is made, non-employee directors (other than Messrs. Montrone and Meister) will also receive cash and securities equal to the related cash and stock dividends, together with interest on the cash based upon the average quoted rate for ten-year U.S. Treasury Notes. In the event of a stock dividend, stock split, recapitalization, merger, liquidation or similar event, the Board, in its sole discretion, may make equitable adjustments in outstanding awards and the number of shares of common stock reserved for issuance under the plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee determines the compensation of executive officers of GenTek. None of the members of the Compensation Committee is or was an officer or employee of GenTek. Mr. Meister, a member of the Compensation Committee, is a Managing Director of Latona Associates, a management company which performs a range of advisory services for GenTek. See the description of 'Agreements with Latona Associates' under 'Affiliate Relationships and Transactions.'

EXECUTIVE COMPENSATION

        In general, compensation for our executive officers and other key employees consists of base salary, annual bonus awards (a portion of which may be payable in restricted stock) and long-term incentive awards of options or restricted stock that may be made from time to time under GenTek's long-term incentive plan (described below).

     PERFORMANCE PLAN

        Prior to the consummation of the spinoff, our Board adopted, and General Chemical Group, as sole shareholder of GenTek approved, effective upon the consummation of the spinoff, a performance plan under which executive officers and key employees of GenTek and its subsidiaries are eligible to receive annual or other periodic bonuses. The performance plan is administered by the Compensation Committee of our Board of Directors. Non-employee directors will not be eligible for awards under the performance plan.

        Each year, we will establish target incentive bonuses for participants in the performance plan. Bonuses will be payable under the performance plan for a year if we meet the performance objectives for such year selected for a participant or group of participants by the Compensation Committee. The performance objectives may be based upon either company-wide or operating unit performance in the following areas: earnings per share, revenues, operating cash flow, operating earnings, working capital to sales ratio and return on capital.

        In addition, notwithstanding the foregoing, the Compensation Committee has the right, in its discretion, to pay to any participant an annual bonus based on individual performance or any other criteria that the Committee deems appropriate and, in connection with the hiring of any person or otherwise, the Compensation Committee may provide for a minimum bonus amount in any calendar year, regardless of whether performance objectives are attained.

        The performance plan vests broad powers in the Compensation Committee to administer and interpret the plan. The Compensation Committee's powers include authority, within the limitations set forth in the performance plan, to select the persons to be granted awards, to determine the time when awards will be granted, to determine and certify whether objectives and conditions for earning awards have been met, to determine whether payment of an award will be made at the end of an award period or deferred, and to determine whether an award or payment of an award should be reduced or eliminated. The performance plan also generally vests broad powers in the Compensation Committee to amend and terminate the performance plan.

     LONG-TERM INCENTIVE PLAN

        Prior to the consummation of the spinoff, our Board of Directors adopted and General Chemical Group, as sole stockholder of GenTek approved, effective upon the consummation of the spinoff, a long-term incentive plan. The long-term incentive plan provides for the grant of any or all of the following types of awards:

(1)  stock options, including incentive stock options;

(2)  stock appreciation rights;

(3)  restricted stock and restricted units;

(4)  incentive stock and incentive units; and

(5)  deferred stock units.

        The long-term incentive plan also provides for the grant of a split of General Chemical Group equity-related incentive awards held by all employees in connection with the Spinoff. See ' -- General Chemical Group Stock Option and Restricted Unit Conversion' below.

        Awards under the long-term incentive plan may be granted to key employees, including our executive officers and executive officers of our subsidiaries and affiliates, but may not be granted to any non-employee director. The number of employees participating in the long-term incentive plan will vary from year to year. Initially, 1,600,000 shares of common stock have been authorized for issuance under the long-term incentive plan, which number of shares includes the shares issued as a result of the split of General Chemical Group equity-related incentive awards, as described under ' -- General Chemical Group Stock Option and Restricted Unit Conversion' below.

        If shares subject to an option under the long-term incentive plan cease to be subject to that option, if shares awarded under the long-term incentive plan are forfeited or if an award otherwise terminates without a payment being made to the participant in the form of common stock, those shares will again be available for future award under the long-term incentive plan. In the event of certain changes in our capital structure affecting GenTek common stock, the Compensation Committee may make appropriate adjustments in the number of shares that may be awarded and in the number of shares covered by options and other awards then outstanding under the long-term incentive plan, and, where applicable, the exercise price of outstanding awards under the long-term incentive plan. The long-term incentive plan will be administered by the Compensation Committee.

     Stock Options

        The Compensation Committee may grant options to purchase shares of GenTek common stock that are either 'qualified,' which includes those awards that satisfy the requirements of Section 422 of the Internal Revenue Code for incentive stock options, or 'nonqualified,' which includes those awards that are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code. Under the terms of the long-term incentive plan, the exercise price of the options will, unless the Compensation Committee determines otherwise, not be less than fair market value of GenTek's common stock at the time of grant. The exercise price of the option is payable in cash or its equivalent or, as permitted by the Compensation Committee, by exchanging shares of common stock owned by the participant, or by a combination of the foregoing.

        The options will generally have a term of ten years, unless the Compensation Committee specifies a shorter term, and, unless the Compensation Committee otherwise determines, will become exercisable in four equal annual installments commencing on the first anniversary of the date of grant. If an option holder ceases employment with us as a result of the holder's

(1)  death,

(2)  disability,

(3)  early retirement with the consent of the Compensation Committee or

(4)  normal retirement,

the holder (or his or her beneficiary or legal representative) may exercise any option, regardless of whether then exercisable, for a period of one year (or such greater or lesser period as determined by the Compensation Committee at or after grant), but in no event after the date the option otherwise expires. If an option holder's employment is terminated for any other reason, all of his or her options will immediately terminate, regardless of whether then exercisable (unless determined otherwise by the Compensation Committee). The Compensation Committee may provide that a participant who delivers shares of common stock to exercise an option when the market value of the GenTek common stock exceeds the exercise price of the option will be automatically granted new options for the number of shares delivered to exercise the option. Such new options will be subject to the same terms and conditions as the exercised option except that the exercise price will be the fair market value on the date the new option is granted and such options will not be exercisable for six months.

     Stock Appreciation Rights

        The long-term incentive plan authorizes the Compensation Committee to grant stock appreciation rights in tandem with a stock option, in addition to a stock option, or freestanding and unrelated to a stock option. Stock appreciation rights entitle the participant to receive the excess of the fair market value of a stated number of shares of GenTek common stock on the date of exercise over the base price of the stock appreciation right. The base price may not be less than 100% of the fair market value of the GenTek common stock on the date the stock appreciation right is granted. The Committee shall determine when an stock appreciation right is exercisable, the method of exercise, and whether settlement of the stock appreciation right is to be made in cash, shares of common stock or a combination of the foregoing.

     Restricted Stock and Restricted Units

        The long-term incentive plan authorizes the Compensation Committee to grant awards in the form of restricted stock and restricted units. For purposes of the long-term incentive plan, restricted stock is an award of common stock and a restricted unit is a contractual right to receive GenTek common stock (or cash based on fair market value of common stock). Such awards will be subject to such terms and conditions, if any, as the Compensation Committee deems appropriate. Unless otherwise determined by the Compensation Committee, participants will be entitled to receive either currently or at a future date, dividends or other distributions paid with respect to restricted stock and, if and to the extent determined by the Compensation Committee, either will be credited with or receive, currently an amount equal to dividends paid with respect to the corresponding number of shares covered by restricted units. Restricted stock and restricted units become vested and nonforfeitable and the restricted period will lapse pro rata on each of the first four anniversaries of the date of grant unless the Compensation Committee determines otherwise. If a participant's employment terminates because of death, disability, early retirement (with the Compensation Committee's consent) or normal retirement, during the period in which the transfer of shares is restricted, the restricted stock or restricted units will become vested and nonforfeitable as to that percentage of the shares based upon the days worked as a percentage of total days in the restricted period (or such greater percentage as the Compensation Committee may determine). Unless nonforfeitable on the date of termination or otherwise determined by the Compensation Committee, a restricted stock or restricted unit award will be forfeited on termination of employment.

     Incentive Stock and Incentive Units

        The long-term incentive plan allows for the grant of awards in the form of incentive stock and incentive units. For purposes of the long-term incentive plan, incentive stock is an award of common stock and an incentive unit is a contractual right to receive GenTek common stock (or cash based on fair market value of GenTek common stock). Such awards will be contingent upon the attainment, in whole or in part, of certain performance objectives over a period to be determined by the Compensation Committee. With regard to a particular performance period, the Compensation Committee will have the discretion, subject to the long-term incentive plan's terms, to determine the terms and conditions of such awards, including the performance objectives to be achieved during such period and the determination of whether and to what degree such objectives have been attained. Unless otherwise determined by the Compensation Committee, participants will be entitled to receive, either currently or at a future date, all dividends and other distributions paid with respect to the incentive stock and, if and to the extent determined by the Compensation Committee, either to be credited with or receive currently an amount equal to dividends paid with respect to the corresponding number of shares covered by the incentive units. If a participant's employment terminates because of death, disability, early retirement (with the Compensation Committee's consent) or normal retirement during the measurement period, an award of incentive stock or incentive units will become vested and nonforfeitable as to that percentage of the award that would have been earned based on the attainment of performance objectives for the days worked as a percentage of total days in the performance period (or such greater percentage as the Compensation

Committee may determine). Unless the Compensation Committee determines otherwise, any incentive stock or incentive unit award will be forfeited on termination of employment.

     Deferred Stock

        An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period. On such date or dates established by the Compensation Committee and subject to such terms and conditions as determined by the Compensation Committee, a participant may be permitted to defer receipt of all or a portion of his or her annual salary and/or annual incentive bonus and receive the equivalent amount in elective units based on the fair market value of common stock on the date of grant. To the extent determined by the Compensation Committee, a participant may also receive supplemental stock units for a percentage of the amount deferred by the participant. Deferred stock units carry no voting rights until the shares have been issued. The Compensation Committee will determine whether any cash and stock dividends attributable to deferred units are to be paid currently or credited to the participant's account and deemed reinvested in deferred stock units. Deferred stock units and cash and stock dividends with respect thereto are fully vested at all times. Unless the Compensation Committee provides otherwise, supplemental stock units and cash and stock dividends with respect thereto will become fully vested on the fourth anniversary of the date the corresponding deferred amount would have been paid and free standing stock units and cash and stock dividends with respect thereto will become fully vested on the third anniversary of the corresponding award.

        If there is a change in control, all awards that are not then vested will become vested and any restrictions or limitations will lapse. A change of control is defined in the long-term incentive plan and includes:

(1) a change in the composition of a majority of the Board of Directors of GenTek unless the selection or nomination of each of the new members was approved by a majority of incumbent members of the Board of Directors of GenTek;

(2) the acquisition by any person or group, with certain exceptions, of the beneficial ownership of securities representing more than 20 percent of the voting power of GenTek's then outstanding voting securities having the right to elect directors;

(3) the consummation, after approval by GenTek's stockholders, of a merger or other business combination with an entity other than a majority-owned subsidiary of GenTek, or the sale of all or substantially all of GenTek's assets; or

(4) the purchase by any person or group, with certain exceptions, of 20% or more of the outstanding shares of GenTek's common stock pursuant to a tender or exchange offer.

These provisions of the long-term incentive plan may have an anti-takeover effect.

        Notwithstanding the foregoing, a change in control will not be deemed to occur in the event we file for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

        The Board or the Compensation Committee may amend, suspend or terminate the long-term incentive plan.

     OTHER BENEFIT PLANS AND ARRANGEMENTS

        Our salaried employees continue to participate in the General Chemical Corporation pension plan -- of which we continued to be the sponsor following the spinoff -- on the same terms and conditions as before the spinoff, as well as in the other benefit plans and arrangements that we established or continued to sponsor pursuant to the employee benefits agreement. In addition to the pension plan, we will continue to be the sponsor of existing employee benefit plans that cover our employees. In connection with the spinoff, GenTek caused a transfer of plan assets and liabilities, where applicable, to a corresponding 'mirror' employee benefit plan established by General Chemical Group for the benefit of employees of the industrial chemicals business who were participants in the plan sponsored by us immediately prior to the spinoff. For further information on the employee benefit agreement we entered into in connection with the spinoff, see the section 'Arrangements Between GenTek and General Chemical Group Relating to the Spinoff -- Employee Benefits Agreement.'

        A participating employee's annual retirement benefit is determined by the employee's credited service under the salaried employees' pension plan and average annual earnings during the five years of the final ten years of service credited under the salaried employees' pension plan for which such employees' earnings were highest. Annual earnings include principally salary, overtime and short-term incentive compensation. The salaried employees' pension plan provides that a participating employee's right to receive benefits under the salaried employees' pension plan becomes fully vested after five years of service. Under the salaried employees' pension plan, benefits are adjusted by a portion of the social security benefits received by participants.

        In addition, our key executives participate in an unfunded nonqualified excess benefit plan which pays benefits which would otherwise accrue in accordance with the provisions of the salaried employees' pension plan, but which are not payable under the salaried employees' pension plan by reason of certain benefit limitations imposed by the Internal Revenue Code.

        The table below indicates the estimated maximum annual retirement benefit a hypothetical participant would be entitled to receive under the salaried employees' pension plan and the excess benefit plan. The amounts shown are without regard to benefit limitations imposed by the Internal Revenue Code, before any deduction for social security benefits if the retirement occurred December 31, 1998, at the age of 65, after the indicated number of years of credited service and if average annual earnings equaled the amounts indicated. Compensation qualifying as annual earnings under the salaried employees' pension plan approximates the amounts set forth as the salary and bonus of the executive officers in the 'Summary Compensation Table' included in the next section of this prospectus. The number of years of credited service under the salaried employees' pension plan for Messrs. Russell, Passino, Tanis, Wilkinson and Klink is approximately 22, 19, 11, 14 and 24, respectively.

                                                                    YEARS OF CREDITED SERVICE
                                                       ----------------------------------------------------
    AVERAGE                                               15         20         25         30         35
ANNUAL EARNINGS                                         YEARS      YEARS      YEARS      YEARS      YEARS
---------------                                         -----      -----      -----      -----      -----
  $  200,000    ...........................            $ 60,000   $ 80,000   $100,000   $100,000   $105,000
     250,000    ...........................              75,000    100,000    125,000    125,000    131,250
     300,000    ...........................              90,000    120,000    150,000    150,000    157,500
     400,000    ...........................             120,000    160,000    200,000    200,000    210,000
     500,000    ...........................             150,000    200,000    250,000    250,000    262,500
     600,000    ...........................             180,000    240,000    300,000    300,000    315,000
     700,000    ...........................             210,000    280,000    350,000    350,000    367,500
     800,000    ...........................             240,000    320,000    400,000    400,000    420,000
     900,000    ...........................             270,000    360,000    450,000    450,000    472,500
   1,000,000    ...........................             300,000    400,000    500,000    500,000    525,000

COMPENSATION OF EXECUTIVE OFFICERS

     SUMMARY COMPENSATION TABLE

        The following table summarizes compensation awarded or paid by General Chemical Group and its subsidiaries during the periods indicated below to our Chief Executive Officer and the four most highly compensated other executive officers of General Chemical Group at year-end 1998 who, since the Spinoff, have been employees of our subsidiary, General Chemical Corporation. Except for Mr. Russell, who is the President and Chief Executive Officer of GenTek, none of these officers is an executive officer of GenTek. The positions indicated in the table are the position such persons held with General Chemical Group. See 'Management.' Our senior management currently receives compensation similar to that received by the senior management of General Chemical Group in the past.

        All stock compensation in prior years has been in the form of shares of the common stock, or options to purchase shares of the common stock, of General Chemical Group.

                                                                                      LONG TERM
                                                     ANNUAL COMPENSATION         COMPENSATION AWARDS
                                                 ----------------------------   ----------------------
                   NAME AND                      FISCAL                                    ALL OTHER
              PRINCIPAL POSITION                  YEAR     SALARY     BONUS     OPTIONS   COMPENSATION
              ------------------                  ----     ------     -----     -------   ------------
Richard R. Russell ............................   1998    $400,000   $ 75,000     --        $26,000
  President and Chief Executive Officer           1997     400,000    375,000     --         46,000
                                                  1996     400,000    425,000   400,000      49,000
Ralph M. Passino ..............................   1998     250,000     50,000     --         16,000
  Vice President and General Manager,             1997     250,000    225,000     --         28,000
  Manufacturing Group                             1996     250,000    265,000    65,000      30,000
James N. Tanis ................................   1998     250,000     50,000     --         16,000
  Vice President and General Manager,             1997     250,000    225,000     --         28,000
  Performance Products                            1996     250,000    225,000    65,000      28,000
James A. Wilkinson ............................   1998     220,000     40,000     --         14,000
  Vice President, Manufacturing                   1997     220,000    110,000     --         20,000
                                                  1996     220,000    100,000    20,000      18,000
Bodo B. Klink .................................   1998     205,000     35,000     --         13,000
  Vice President, Business Development and        1997     205,000    120,000     5,000      20,000
  Services                                        1996     195,000    150,000    20,000      20,000

OPTION GRANTS

        The following table sets forth information concerning individual grants of stock options by General Chemical Group to the executive officers of the General Chemical Group named in the previous table through year-end 1998 for the purchase of General Chemical Group Common Stock. There were no stock options granted by General Chemical Group to these officers during 1998. For a discussion of the treatment of General Chemical Group stock option plans in connection with the spinoff with respect to the executive officers of GenTek, see ' -- General Chemical Group Stock Option and Restricted Unit Conversion' below.

                                                                 INDIVIDUAL GRANTS
                                  -------------------------------------------------------------------------------
                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                   SHARES                 UNDERLYING UNEXERCISED             IN-THE-MONEY
                                  ACQUIRED                  OPTIONS AT 12/31/98           OPTIONS AT 12/31/98
                                     ON       VALUE     ---------------------------   ---------------------------
              NAME                EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                --------   --------   -----------   -------------   -----------   -------------
Richard R. Russell..............   --         --           --            400,000          $0             $0
Ralph M. Passino................   --         --          24,000          41,000           0              0
James N. Tanis..................   --         --          24,000          41,000           0              0
James A. Wilkinson..............   --         --          12,000           8,000           0              0
Bodo B. Klink...................   --         --          12,000          13,000           0              0

GENERAL CHEMICAL GROUP STOCK OPTION AND RESTRICTED UNIT CONVERSION

        Under the employee benefits agreement, effective on the spinoff date, holders of outstanding options to purchase General Chemical Group common stock and holders of restricted stock units had their interests adjusted as described below.

        Stock Options. Our employees who held General Chemical Group stock options as of the Spinoff Date received options to purchase under the GenTek Inc., long-term incentive plan the same number of shares of GenTek as entitled by their GCG stock options. The exercise price of their General Chemical Group stock options was adjusted, and the exercise price of their GenTek stock options was established, in a manner that preserved (1) the difference between the exercise price and value of the shares covered by the General Chemical Group stock option and (2) the ratio of the exercise price per share to the fair market value of the share covered by the option. All other terms of such adjusted options remained unchanged in the spinoff. Individuals who continue to provide employment, consulting and similar services to both GenTek and General Chemical Group similarly retained their options to acquire shares of common stock of General Chemical Group and received additional options to acquire shares of common stock of GenTek, in each case as adjusted in the manner described above.

        Restricted Units. Each restricted unit, whether held by employees of GenTek or General Chemical Group, represented a similar award with respect to a share of each of GenTek and General Chemical Group.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

        The table below sets forth, to the best of our knowledge, certain information regarding the beneficial ownership of shares of our common stock by:

(1)  each person who beneficially owns more than 5% of such shares,

(2)  each of our directors,

(3) each of the executive officers named in the tables in the preceding section of this prospectus and

(4)  all directors and executive officers as a group.

        Our issued and outstanding capital stock consists of shares of Common Stock, entitling its holder to one vote for each share, and Class B Common Stock, entitling its holder to ten votes for each share. Holders of Class B Common Stock may convert each such share of Class B Stock at any time and from time to time into one share of Common Stock. The shares of Common Stock are registered under the Exchange Act and are listed on the New York Stock Exchange. There are significant restrictions on transfers of Class B Common Stock. Except for the disparity in voting power, the conversion provisions and the transfer restrictions, shares of Common Stock and Class B Common Stock are substantially identical, including their participation in dividends and in liquidation distributions.

        As of October 31, 1999, a total of 20,818,246 shares were issued and outstanding, consisting of 16,859,825 shares of Common Stock and 3,958,421 shares of Class B Common Stock.

        The ownership percentages of our Common Stock shown above have been calculated assuming the conversion of all outstanding shares of Class B Common Stock into Common Stock. For the purpose of identifying persons who beneficially own more than 5% of the shares of Common Stock, we have assumed that no outstanding shares of Class B Common Stock have been converted.

                                                              BENEFICIAL OWNERSHIP OF
                                                                      GENTEK
                                                            ---------------------------
                                                              COMMON         PERCENT OF
                 NAME OF BENEFICIAL OWNER                     STOCK            CLASS
                 ------------------------                   ----------       ----------
DIRECTORS AND OFFICERS
Paul M. Montrone(1)(2)(3)(4)..............................   9,811,421        47.3%
Paul M. Meister(5)........................................   2,061,251         9.9
John W. Gildea(6)(12).....................................     595,996         2.9
Richard R. Russell(7).....................................      76,972          *
Ralph M. Passino(8).......................................      76,986          *
James N. Tanis(9).........................................      69,986          *
James A. Wilkinson(10)....................................      46,693          *
Bodo W. Klink(11).........................................      39,157          *
Scott M. Sperling(12).....................................      25,000          *
Ira Stepanian(12).........................................      25,000          *
Bruce Koepfgen(13)........................................       9,000
All directors and Named Executive Officers as a group
  (11 persons)(14)........................................  10,793,711        52.0

5% SHAREHOLDERS
Paul M. Montrone(1)(2)(3)(4)..............................   9,811,421        47.3
Paul M. Meister(5)........................................   2,061,251         9.9
1996 and February 1998 GRATs(2)(4)........................   3,552,502        17.1
J.P. Morgan and Co. Incorporated(15)......................   1,717,550         8.3
Thomson Horstmann & Bryant, Inc.(16)......................     889,250         4.3

------------
  *  Less than 1%.

 (1) Includes 894,812 shares of Class B Common Stock and 1,331,107 shares of Common Stock held directly by Mr. Montrone, 30,000 shares of Common Stock held directly by Sandra A. Montrone, the wife of Mr. Montrone, and 3,000 shares of Common Stock held by family trust. Also includes the shares of Class B Common Stock and Common Stock owned by the 1996 GRAT, the February 1998 GRAT and the December 1998 GRAT and the 1999 GRAT (see notes 3, 4 and 5 below). By virtue of his position as co-trustee of the December 1998 GRAT and the 1999 GRAT and his relationship with the trustee of the 1996 GRAT and the February 1998 GRAT, as well as his status as the settlor and annuity beneficiary of such GRATs, Mr. Montrone may be deemed beneficial owner of all the shares held by such GRATs. The address for Mr. Montrone is c/o GenTek Inc., Liberty Lane, Hampton, New Hampshire 03842. See also 'Certain Relationships and Affiliate Transactions -- Stockholder Agreements.'

 (2) A grantor retained annuity trust formed in 1996 (the '1996 GRAT') owns 829,140 shares of Class B Common Stock and 1,214,881 shares of Common Stock. A grantor retained annuity trust formed in February 1998 (the 'February 1998 GRAT') owns 611,903 shares of Class B Common Stock and 896,578 shares of Common Stock. Mr. Paul Montrone was the settlor, and is the annuity beneficiary, of both the 1996 GRAT and the February 1998 GRAT. Sandra G. Montrone, the wife of
                                              (footnotes continued on next page)

(footnotes continued from previous page)

     Mr. Montrone, and Mr. Meister are the co-trustees of the 1996 GRAT and Mrs. Montrone is the sole trustee with investment and voting discretion of the February 1998 GRAT. By virtue of her position as sole trustee, Ms. Montrone may be deemed the beneficial owner of all shares held by the 1996 GRAT and the February 1998 GRAT. Wilmington Trust Company is the administrative trustee of the February 1998 GRAT. The address for the 1996 GRAT and the February 1998 GRAT is c/o Sandra G. Montrone, as trustee, Liberty Lane, Hampton, New Hampshire 03842.

 (3) Two grantor retained annuity trusts, one formed in December 1998 (the 'December 1998 GRAT') and another formed in March 1999 (the '1999 GRAT' and, together with the 1996 GRAT, February 1998 GRAT and December 1998 GRAT, the 'Montrone Trusts'), of which Mr. and Ms. Montrone are co-trustees, each own 811,283 shares of Class B Common Stock and 1,188,717 Shares of Common Stock. Wilmington Trust Company is the administrative trustee of the December 1998 GRAT and the 1999 GRAT. By virtue of their position as co-trustees, each of Mr. and Ms. Montrone may be deemed the beneficial owner of all shares held by the December 1998 GRAT and the 1999 GRAT.

 (4) Does not include 100,000 shares of Common Stock held by a charitable foundation, of which Mr. Montrone is a Director and Ms. Montrone is a Director and officer. By virtue of their positions with the charitable foundation, Mr. and Ms. Montrone may be deemed to be beneficial owners of the shares of Common Stock held by the charitable foundation. Mr. and Ms. Montrone disclaim any beneficial ownership of the 100,000 shares of Common Stock held by the charitable foundation.

 (5) Includes 10,000 shares of Common Stock owned by Mr. Meister directly, an aggregate of 7,500 restricted units granted pursuant to the General Chemical Group's Restricted Unit Plan, of which 1,500 restricted units vested on each of November 15, 1996, May 15, 1997 and May 15, 1998 and 3,000 restricted units vested on May 15, 1999.

     Also includes 829,140 shares of Class B Common Stock and 1,214,881 shares of Common Stock held by the 1996 GRAT, of which Mr. Meister is a co-trustee.

 (6) Includes 75,000 shares of Common Stock held by Mr. Gildea directly, 25,000 shares of Common Stock held by defined benefit plan of Gildea Investment Company, a Connecticut S Corporation of which Mr. Gildea is an officer and sole stockholder and information presented herein is based solely upon a Schedule 13D filing made with the SEC on February 16, 1999 by Mr. John
     W. Gildea, a director of GenTek, on behalf of himself and Network Fund III, Ltd. ('Network'). Network is an investment fund managed by Gildea Management Company, of which Mr. Gildea is the Chairman of the Board of Directors, Chief Executive Officer and sole stockholder. According to such filing, Network possesses sole voting power over 470,996 shares of the above shares and sole dispositive power over 470,996 of the above shares while Mr. Gildea possesses sole voting and sole dispositive power over all of the above shares. The address of Mr. Gildea is 115 East Putnam Avenue, Greenwich, CT 06830. The address for Network is P.O. Box 219, Butterfield House, Grand Cayman, Cayman Islands, BWI.

 (7) Includes 20,000 shares of Common Stock held by Mr. Russell's wife, 1,000 shares of Common Stock held by Mr. Russell's daughter, an aggregate of 55,972 restricted units granted pursuant to the General Chemical Group's Restricted Unit Plan, of which 11,194 restricted units vested on each of November 15, 1996, May 15, 1997 and May 15, 1998 and 22,390 restricted units vested on May 15, 1999. Mr. Russell disclaims any beneficial ownership of the 21,000 shares of Common Stock held by his wife and daughter.

 (8) Consists of 9,000 shares of Common Stock held by Mr. Passino's wife and children, an aggregate of 27,986 restricted units granted pursuant to the General Chemical Group's Restricted Unit Plan, of which 5,597 restricted units vested on each of November 15, 1996, May 15, 1997 and May 15, 1998 and 11,195 restricted units vested on May 15, 1999, options to purchase 40,000 shares of Common Stock, which options vested 12,000 shares on each of May 15, 1997 and May 15, 1998 and 16,000 shares on May 15, 1999.
     Mr. Passino disclaims any beneficial ownership of the 9,000 shares of Common Stock held by his wife and children.

 (9) Includes 2,000 shares of Common Stock held by Mr. Tanis directly, an aggregate of 16,791 restricted units granted pursuant to the General Chemical Group's Restricted Unit Plan, of which 5,597 restricted units vested on each of November 15, 1996, May 15, 1997 and May 15, 1998 and 11,195 restricted units will vest on May 15, 1999. Also includes options to purchase 40,000 shares of Common Stock, which options vested 12,000 shares on each of May 15, 1997 and May 15, 1998 and 16,000 shares on May 15, 1999.

(10) Includes 13,633 shares of Common Stock held by Mr. Wilkinson directly, 4,353 shares held by Mr. Wilkinson's spouse, 8,707 restricted units vesting on May 15, 1999 and options to purchase 20,000 shares of Common Stock, which options vested 6,000 shares on each of May 15, 1997 and May 15, 1998 and 8,000 shares on May 15, 1999.

(11) Includes 500 shares of Common Stock held by Mr. Klink directly, an aggregate of 18,657 restricted units granted pursuant to the General Chemical Group's Restricted Unit Plan, of which 3,732 restricted units vested on each of November 15, 1996, May 15, 1997 and May 15, 1998 and 7,461 restricted units vested on May 15, 1999. Also includes options to purchase 20,000 shares of Common Stock, which options vested 6,000 shares on each of May 15, 1997 and May 15, 1998, and 8,000 shares on May 15, 1999.

(12) Includes 5,000 restricted units granted pursuant to General Chemical Group's Restricted Unit Plan for Non-Employee Directors and options to purchase 20,000 shares of Common Stock.

(13) Includes 5,000 restricted units granted pursuant to GenTek's Restricted Unit Plan for Non-Employee Directors.

(14) Of such shares, 9,811,421 are beneficially owned by Mr. Montrone (see notes 1, 2, 3 and 4 above) and 590,996 are beneficially owned by Mr. Gildea (see note 5 above). Also includes the 2,061,251 shares beneficially owned by Mr. Meister, of which 2,044,021 shares are included in the shares beneficially owned by Mr. Montrone.

(15) The information presented herein is based solely upon a Schedule 13G filing made with the SEC by J.P. Morgan and Co. Incorporated ('J.P. Morgan') on October 8, 1999. According to such filing, J.P. Morgan has sole voting power over 1,359,650 of the above shares, shared voting power over none of the above shares and sole dispositive power over all of the above shares. The address of J.P. Morgan is 60 Wall Street, New York, New York 10260. The percentage ownership of Common Stock by J.P. Morgan has been calculated assuming the conversion of all outstanding shares of Class B Common Stock into Common Stock. Prior to such conversion, the percentage ownership of Common Stock for J.P. Morgan would be 10.2%.

(16) The information presented herein is based solely upon a Schedule 13G filing made with the SEC by Thomson Horstmann Bryant, Inc. ('Horstmann') on January 28, 1999. According to such filing, Horstmann as sole voting power over 572,600 of the above shares, shared voting power over 15,600 of the above shares and sole dispositive power over all of the above shares. The address of Horstmann is Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663. The percentage ownership of Common Stock by Horstmann has been calculated assuming the conversion of all outstanding shares of Class B Common Stock into Common Stock. Prior to such conversion, the percentage ownership of Common Stock for Horstmann would be 5.3%.

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
                    AFFILIATE RELATIONSHIPS AND TRANSACTIONS

OUR ARRANGEMENTS WITH THE GENERAL CHEMICAL GROUP RELATING TO THE SPINOFF

        In connection with the spinoff, the General Chemical Group and GenTek entered into agreements to facilitate the separation of our manufacturing and performance products businesses from the industrial chemicals business of General Chemical Group. For a description of these agreements see 'Our Arrangements with General Chemical Group Relating to the Spinoff' below.

AGREEMENTS WITH LATONA ASSOCIATES

        Latona Associates Inc. is a management company that, since 1995, has provided General Chemical Group with strategic management, business and financial advisory services, including guidance and advice related to financings, security offerings, recapitalizations, restructurings, acquisitions and tax and employee benefit matters. In 1998, General Chemical Group paid Latona Associates $5.9 million for such services, of which approximately $4.7 million was attributable to our businesses. Through the first three quarters of 1999, we have paid Latona $3.6 million. Paul M. Montrone, the controlling stockholder and Chairman of our Board, also controls Latona Associates. In addition, Paul M. Meister, a member of our Board, is a Managing Director of Latona Associates.

        In connection with the spinoff, Latona Associates agreed to provide its services separately to us and to General Chemical Group and to split its current fee between us and General Chemical Group. As a result, we will pay Latona Associates an annual fee of $4.5 million, payable quarterly in advance, adjusted annually after 1999 for increases in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index. In addition, if we request Latona to provide advisory services in connection with any acquisition, business combination or other strategic transaction, we will pay Latona Associates additional fees, comparable to those received by investment banking firms for such services (subject to the approval of a majority of our independent directors). In 1999, Latona Associates has advised us with respect to our acquisitions of Noma, Defiance and Krone and has received total fees of $3.6 million for services rendered in connection with these transactions. In 1998, Latona received fees of $0.5 million for advisory services provided with respect to acquisitions, combinations and other strategic transactions.

        Our agreement with Latona Associates is substantially similar to General Chemical Group's existing agreement with Latona and will extend through 2004. The agreement may be terminated by us or Latona Associates if the other party ceases, or threatens to cease, to carry on its business, or commits a material breach of the agreement which is not remedied within 30 days of notice of such breach. We may terminate the agreement if Mr. Montrone ceases to hold, directly or indirectly, shares of our capital stock constituting at least 20% of the aggregate voting power of our capital stock.

        While there can be no assurance that the amount of fees to be paid by GenTek to Latona Associates will not exceed the amount that GenTek would have to pay to obtain from unaffiliated third parties the services to be provided by Latona Associates, GenTek believes that the employees of Latona Associates have extensive knowledge concerning its business which would be impractical for a third party to obtain. As a result, GenTek has not compared the fee payable to Latona Associates with fees that might be charged by third parties for similar services.

        Proposals regarding amendments to, waivers of, extensions of or other changes in the terms of the agreement with Latona Associates, as well as any transactions perceived to involve potential conflicts of interest, will be dealt with on a case-by-case basis, taking into account relevant factors including the requirements of the New York Stock Exchange and prevailing corporate practices.

REGISTRATION RIGHTS AGREEMENT

        In order to facilitate obtaining the private letter ruling of the Internal Revenue Service concerning the tax-free nature of the spinoff, Mr. Montrone and the Montrone family trusts converted 5,800,000 of their shares of Class B Common Stock into Common Stock of General Chemical Group. As a result of such conversion, the voting power of the shares held or controlled by Mr. Montrone and the Montrone family trusts decreased from 89.9% to 80.6%. We believe that, without such conversion, the spinoff could have adverse tax consequences to General Chemical Group.

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
        Under a registration rights agreement, Mr. Montrone and the Montrone family trusts may request, at any time until April 1, 2004, the registration of their shares of Common Stock (including shares of Common Stock received upon conversion of any Class B Common Stock) for sale under the Securities Act. We will be required to accept up to three requests for registration and, in addition, to include the shares of Mr. Montrone and the Montrone family trusts in a proposed registration of shares of Common Stock under the Securities Act in connection with the sale of shares of Common Stock by us or any of our stockholders. We will be responsible for the expenses of the registration of shares of Mr. Montrone and the Montrone family trusts, other than brokerage and underwriting commissions and taxes relating to the sale of the shares.

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
                  OUR ARRANGEMENTS WITH GENERAL CHEMICAL GROUP
                            RELATING TO THE SPINOFF

        In connection with the spinoff, General Chemical Group and GenTek entered into the agreements described in this section to facilitate the separation of our manufacturing and performance products business from the industrial chemicals business of General Chemical Group and an orderly transition in establishing GenTek and General Chemical Group each as separate, stand-alone companies. The agreements summarized below have been filed as exhibits to the registration statement of which this prospectus forms a part. The following summarizes the material terms of such agreements.

        Currently, GenTek and General Chemical Group have two common directors:
Messrs. Montrone and Meister. Because Messrs. Montrone and Meister serve as directors of both GenTek and General Chemical Group, they may have conflicts of interest in connection with the agreements summarized below. The Boards of Directors of GenTek and General Chemical Group will deal with proposals regarding amendments to, waivers of, extensions for other changes in the terms of the agreements summarized below on a case by case basis, taking into account the requirements of the New York Stock Exchange and prevailing corporate practice, including the disclosure of the terms of the potential transaction and the interests of Messrs. Montrone and Meister or the approval of the transaction by the disinterested directors of GenTek.

        There can be no assurance that the terms of the agreements summarized below are at least as favorable to GenTek as terms it would have negotiated with unaffiliated third parties. Given the pre-spinoff relationship of GenTek and General Chemical Group, the desire of GenTek and General Chemical Group to continue aspects of their pre-spinoff operations for a transitional period and the extensive knowledge of GenTek's personnel concerning Group and General Chemical, it was impracticable or undesirable for GenTek to seek to enter into similar arrangements with unaffiliated third parties. As a result, GenTek has not compared the terms of these agreements with the terms it would have negotiated with unaffiliated third parties.

SEPARATION AGREEMENT

        The separation agreement provided for, among other things, the split up at and after the spinoff between GenTek and General Chemical Group of certain assets and liabilities held by General Chemical Group before the spinoff. Under the separation agreement:

        GENTEK'S ASSETS: The following became assets of GenTek at or prior to the spinoff:

         the capital stock of General Chemical Corporation;

         the capital stock of Noma, Reheis, Defiance, Toledo Technologies Inc., Balcrank Products Inc., PDI and the other subsidiaries that are engaged in our businesses; and

         any other assets that are not used principally in the industrial chemicals business.

        GENERAL CHEMICAL GROUP'S ASSETS: The following assets were retained by General Chemical Group at and after the spinoff:

         the capital stock of New Hampshire Oak, General Chemical Industrial Products Inc., General Chemical Canada Ltd. and the other subsidiaries that are engaged in the industrial chemicals business of General Chemical Group;

         all of General Chemical Corporation's 51% interest in General Chemical (Soda Ash) Partners, and all rights of the managing partner of such partnership; and

         all other assets used principally in the industrial chemicals business.

        GENTEK'S LIABILITIES: As of the Spinoff, all liabilities of GenTek's businesses became exclusively the liabilities of our company, including all liabilities:

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
         incurred in the conduct or operation of our business or the ownership or use of our assets, whether arising before, at or after the spinoff;

         of our subsidiaries, whether or not incurred in the conduct or operation of our businesses or the ownership of the our assets;

         of GenTek arising under the separation agreement or any other agreements with General Chemical Group relating to the spinoff;

         undertaken by General Chemical Group in connection with its acquisition of Noma, Defiance, Reheis, Peridot and Sandco Automotive; and

         arising under or in connection with the Form 10, but only to the extent such liabilities relate to statements in, or omissions from, the Form 10 regarding GenTek or our businesses.

        GENERAL CHEMICAL GROUP'S LIABILITIES: All liabilities of General Chemical Group, other than the liabilities of GenTek just described, have been retained by General Chemical Group, including all liabilities:

         incurred in the conduct or operation of its industrial chemicals business or the ownership or use of Industrial Assets;

         set forth on the balance sheet of the industrial chemicals business;

         arising under or in connection with the Form 10, except for liabilities relating to information or statements in, or omissions from, the Form 10 regarding GenTek or its businesses;

         of General Chemical Group arising under the separation agreement or any other agreements with GenTek relating to the spinoff; and

         of General Chemical Group or any of its subsidiaries that do not relate either to our businesses or the industrial chemicals business, including liabilities relating to any business formerly owned or operated by any of them (other than any such business that had been engaged in our businesses) or arising out of the sale thereof.

        INDEMNIFICATION. After the spinoff, GenTek and General Chemical Group will indemnify each other and their respective directors, officers, employees and agents from any losses, including reasonable attorney's fees, incurred by any respective indemnitee due to the failure of the indemnifying party to satisfy its obligations under the separation agreement.

        If the indemnity is insufficient to hold harmless an indemnified party for any indemnifiable losses, each indemnifying party will pay its fair share of the losses. In addition, General Chemical Group will use its best efforts to maintain directors' and officers' liability insurance coverage at least equal to General Chemical Group's pre-spinoff directors' and officers' liability insurance coverage for a period of six years for directors and officers of General Chemical Group who will become directors and officers of GenTek as of the spinoff date for their acts as directors and officers of General Chemical Group for periods prior to the spinoff date.

        NON-COMPETITION AND NON-SOLICITATION. Each of GenTek and General Chemical Group have agreed that, subject to certain exceptions, neither will compete with the other prior to the fifth anniversary of the spinoff. GenTek and General Chemical Group have also agreed not to hire, or solicit for employment, any director, officer or supervisory-level employee of the other until the third anniversary of the spinoff.

EMPLOYEE BENEFITS AGREEMENT

        In connection with the spinoff, GenTek and General Chemical Group entered into an employee benefits agreement that, among other things, separated the assets and liabilities under General Chemical Group's employee benefit plans and other employment-related liabilities between us and General Chemical Group. As a general matter, GenTek and General Chemical Group each agreed

(1)  to continue to employ our respective employees and

(2) to assume the liabilities existing at the time of the spinoff for our respective employees and former employees.

        The employee benefits agreement also provides for the treatment of certain retirement plans, investment and savings programs, medical and life insurance benefits, retiree medical and life insurance benefits and stock awards.

        We and General Chemical Group, effective as of the date of the spinoff, established or have maintained pension plans, health and welfare plans, a savings (401(k)) plan, and executive compensation plans to mirror the plans that General Chemical Group or its subsidiaries sponsored for their employees prior to the spinoff. The employee benefits agreement provides for the separation of the amounts necessary to fund the projected benefit obligations under the General Chemical Group pension plans of our current and former employees, on the one hand, and General Chemical Group's current and former employees, on the other hand, determined on an equitable basis in accordance with the actuarial assumptions used by the applicable General Chemical Group pension plan with respect to its last completed actuarial report. Similar principles will apply with respect to any employee benefit plan maintained outside of the United States.

        We have established a long-term incentive plan under which stock options, stock appreciation rights, and other equity-related incentive awards, as well as cash performance awards, may be granted. Under the employee benefits agreement, effective as of the spinoff date, the outstanding General Chemical Group equity-related awards held by our current or former employees also received similar awards with respect to our stock, adjusted so as to preserve
(a) the difference between the exercise price and the value of shares of General Chemical Group prior to the spinoff date and (b) the ratio of the exercise price per share of our common stock and the common stock of General Chemical Group to the pre-spinoff fair market value of the General Chemical Group shares relating to the award.

TRANSITION SUPPORT AGREEMENT

        Under a transition support agreement, for a period of up to twelve months following the spinoff, we will provide General Chemical Group with tax, legal, accounting, treasury, purchasing services, human resources, insurance management and claims administration, and certain other administrative services, and General Chemical Group will provide us with certain services as we may agree upon. In addition, we provide General Chemical Group with management information services and related functions, including personnel, hardware and software, on a service contract basis. This arrangement will remain in effect through approximately December 2001. During this period, we will provide to General Chemical Group the services related to the mitigation and remediation of the potential impact of Year 2000 problems of the General Chemical Group.

        We provide General Chemical Group with these general administrative and management information services and functions for a fee that reflects a pro rata allocation, based on the extent of services and functions provided, of our overall costs and expenses for such services and functions, plus an appropriate margin. Upon not less than 60 days prior written notice, either we or General Chemical Group may direct the other to discontinue any services provided under the transition support agreement, except with respect to management information services and related functions. The transition support agreement may be terminated by either party for a material uncured breach by the other party, the insolvency of the other party, or the change of control of the other party. The agreement also provides that generally neither party will be liable to the other party for any costs, losses, damages or claims related to services provided by it under the transition support agreement, other than for gross negligence or willful misconduct.

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
SUBLEASE AGREEMENT

        General Chemical Group uses a portion of our office space in Parsippany, New Jersey under a sublease agreement with our subsidiary, General Chemical Corporation. The sublease payments by General Chemical Group reflect a pro rata allocation, based upon the square footage of the subleased premises, of General Chemical Corporation's overall rental and other occupancy costs. The sublease agreement also provides for customary maintenance and ancillary services.

TAX SHARING AGREEMENT

        We and General Chemical Group entered into a tax sharing agreement which provides, among other things, that

(1) except for taxes described in clauses (2) and (3) below, we will be responsible for all taxes of any affiliated consolidated, combined or unitary tax group that includes GenTek or any of its subsidiaries for all periods ending on or before the spinoff date;

(2) we and General Chemical Group generally will each be responsible for 50% of any taxes attributable to the spinoff, including any taxes resulting from the application of section 355(e) of the Code to the spinoff, including any taxes resulting from the application of section 355(e) of the Code to the spinofff, except that we and General Chemical Group will be responsible for 100% of such taxes that are attributable to an act of such party or any of its subsidiaries;

(3) we will pay to General Chemical Group our share of current taxes of any affiliated consolidated, combined or unitary tax group that includes us or any of our subsidiaries, for all periods ending on or before the spinoff date; and

(4) separate company taxes generally will be borne by the company that is responsible for such taxes under local law.

        The tax sharing agreement also establishes, as between us and General Chemical Group, procedures for the conduct and settlement of certain tax audits and related proceedings and the determination of the amount of the tax sharing payments described above. The tax sharing agreement will not be binding on the Internal Revenue Service or any other taxing authority and will not affect the several liability of our company and General Chemical Group and our respective subsidiaries to the Internal Revenue Service for Federal income taxes of the General Chemical Group consolidated group relating to periods beginning prior to the spinoff date.

        The tax sharing agreement also restricts the ability of our company and General Chemical Group to take certain actions which could adversely affect the tax-free nature of the spinoff including as a result of the recognition of gain under section 355(e) of the Code. In particular, the Tax Sharing Agreement provides that in the event Paul Montrone and the Montrone family trusts no longer control 50% of the voting power of our company or General Chemical Group, both we and General Chemical Group generally will be prohibited from entering into any transaction or series of transactions, during the two years following the spinoff, under which one or more persons would control 50% or more of the voting power or value of our company or General Chemical Group. The tax sharing agreement provides that each of our company and General Chemical Group may enjoin the other company from engaging in any such restricted action.

INTELLECTUAL PROPERTY AGREEMENT

        Under an intellectual property agreement, General Chemical Group has the rights to and interest in the copyrights, trademarks, trade secrets and other intellectual property of General Chemical Group used prior to the spinoff primarily in the industrial chemicals business, and we have the rights to and interest in all other intellectual property of General Chemical Group. As of the spinoff, we and General Chemical Group each licensed to the other party, on a non-exclusive basis, those items of

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
intellectual property that such party owns and the other party needs to use for the continued operations of its businesses, subject to customary limitations.

        We entered into a license with General Chemical Group regarding the General Chemical name and logo. We own this name and logo and granted to General Chemical Group, for a one-time up-front fee, a perpetual license to use this licensed property in connection with the soda ash and calcium chloride activities and operations of the industrial chemicals business of General Chemical Group.

PURCHASES OF SODA ASH AND CALCIUM CHLORIDE

        We are an end user of soda ash. We purchase our soda ash requirements from General Chemical Group, both to meet our own supply needs and to resell to our distributors and customers who purchase multiple GenTek products. These purchases are on terms similar to those for our purchases of soda ash from the industrial chemicals business of General Chemical Group prior to the spinoff. We will also purchase calcium chloride for resale to our distributors and customers who purchase multiple products of our businesses. These purchases of soda ash and calcium chloride are not material to our businesses.

        We are party to contracts with end users and distributors of soda ash and calcium chloride. Prior to the spinoff, we assigned certain of our soda ash and calcium chloride sales contracts to General Chemical Industrial Products Inc., a subsidiary of General Chemical Group, except for contracts with distributors that also cover products of our businesses. These other contracts remain with us. General Chemical Industrial Products Inc. provides us with soda ash and calcium chloride to enable us to satisfy any such unassigned contracts, on terms substantially similar to those provided in the unassigned contracts. Once these contracts with end users and distributors expire, it is anticipated that, if acceptable to these customers, General Chemical Industrial Products Inc. will enter into new contracts with them directly. For the year ended December 31, 1998 and the nine months ended September 30, 1999, sales by General Chemical Group to us amounted to $5.3 million and $10.0 million, respectively.

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
                         DESCRIPTION OF CREDIT FACILITY

        GENERAL. GenTek and Noma have entered into a credit facility with a group of lenders and The Chase Manhattan Bank, as administrative agent. The credit facility provides for $300 million of revolving loans to GenTek, $100 million of tranche A term loans to GenTek and $150 million of tranche B term loans to Noma. On the spinoff date, GenTek borrowed $250 million under the revolving portion of the credit facility and all $100 million of the A Term Loans, and Noma borrowed all $150 million of the B Term Loans. Approximately $486 million of such borrowings was used to repay a portion of General Chemical Group's third party indebtedness, including borrowings to finance our acquisition of Noma and Defiance earlier this year prior to the spinoff. We used the proceeds of the offering of the old notes to repay part of the amounts outstanding under the revolving portion of the credit facility, and subsequently borrowed $159 million under the revolving portion of the credit facility to finance our acquisition of Krone. See 'Use of Proceeds.'

        Our term loan borrowings under the credit facility at September 30, 1999 consisted of $100 million of tranche A term loans, $150 million of tranche B term loans and $215 million of loans under the revolving portion of the credit facility. As of September 30, 1999, we had the ability to borrow an additional $85 million under the revolving portion of the credit facility (excluding $13 million for letters of credit), subject to customary borrowing conditions. Amounts borrowed under the revolving portion of the credit facility may be used to finance acquisitions and for general corporate purposes including working capital, capital expenditures and other payments. A portion of the revolving portion of the credit facility is available for the issuance of letters of credit.

        SECURITY. All indebtedness of GenTek under the credit facility is guaranteed, on a joint and several basis, by the direct and indirect domestic subsidiaries of GenTek (with certain exceptions), and all indebtedness of Noma under the credit facility is guaranteed by GenTek, the domestic subsidiaries of GenTek and the subsidiaries of Noma. The credit facility is secured by 100% of the owned capital stock of the direct and indirect domestic subsidiaries of GenTek, and 65% of certain foreign subsidiaries of GenTek.

        MATURITY; PREPAYMENT. Commitments under the revolving portion of the credit facility terminate on April 30, 2005, at which time all outstanding borrowings under the revolving portion of the credit facility will mature and be payable. The tranche A term loans mature and are payable in the following amounts (in equal quarterly installments): (a) $2.5 million from September 30, 2000 through June 30, 2001, (b) $5.0 million from September 30, 2001 through June 30, 2002, (c) $12.5 million from September 30, 2002 through June 30, 2003,
(d) $30.0 million from September 30, 2003 through June 30, 2004, and (e) $50.0 million from September 30, 2004 through April 30, 2005. The tranche B term loans mature and are payable in the following amounts (in equal quarterly installments): (a) $1.5 million in each 12-month period beginning September 30, 1999 until September 30, 2006, and (b) $139.5 million from September 30, 2006 through April 30, 2007.

        The credit facility is subject to mandatory prepayments out of proceeds received from the sale or disposition of certain assets, sale or issuance of certain indebtedness and certain insurance recoveries of GenTek. GenTek may prepay borrowings under the credit facility without any premium or penalty.

        INTEREST RATES. Interest is due on amounts outstanding under the credit facility on March 31, June 30, September 30 and December 31, except that in the case of Eurodollar loans, GenTek and Noma may elect to pay interest semi-annually. The interest rate applicable to borrowings under the credit facility will be based, at the option of GenTek, on ABR or Eurodollar Rate, in each case plus a specified margin based on the GenTek's ratio of funded debt to pro forma EBITDA calculated on a rolling four quarter basis. Such margin on the revolving portion of the credit facility and the tranche A term loans ranges between 0% and 0.75% in the case of ABR loans, and between 1.00% and 2.00% in the case of Eurodollar loans. The margin on the tranche B term loans ranges between 1.00% and 1.50% in the case of ABR loans and between 2.25% and 2.75% in the case of Eurodollar loans.

        REPRESENTATIONS AND WARRANTIES. The credit facility contains representations and warranties customarily found in loan agreements for similar financings.

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
        COVENANTS; EVENTS OF DEFAULT. The credit facility contains numerous restrictive financial and other covenants, including without limitation:

(1)  restrictions on indebtedness, liens and guarantees;

(2) restrictions on certain mergers, consolidations, liquidations and dissolutions, sales of assets, investments, leases, changes in lines of business, modifications of subordinated and other debt instruments, amendments to the documents executed in connection with the spinoff, transactions with affiliates, and negative pledge clauses and clauses restricting subsidiary distributions;

(3) restrictions on certain payments (capital expenditures, prepayment on the notes and other junior indebtedness, dividend payments, and redemptions or other payments on the capital stock); and

(4) certain financial tests, including a maximum senior leverage ratio, a maximum leverage ratio and a minimum interest coverage ratio. The credit facility provides for certain customary events of default, including an event of default upon the occurrence of a change of control of GenTek.

        The credit facility requires GenTek to comply with the following financial ratios as of the last day of any of its fiscal quarters, beginning with the quarter ending September 30, 1999:

Senior Leverage Ratio.......................................  3.75:1.00
Leverage Ratio..............................................  5.00:1.00
Interest Coverage Ratio.....................................  2.50:1.00

        The credit facility has specific tailored definitions of senior leverage ratio, leverage ratio and interest coverage ratio. We urge you to read the credit agreement in order to understand these definitions and the financial ratios. GenTek believes that it is currently in compliance with the covenants in its credit facility.

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
                              DESCRIPTION OF NOTES

        GenTek issued the old notes under an indenture, dated as of August 9, 1999, between GenTek and U.S. Bank Trust National Association, as trustee. The new notes will also be issued under the indenture. The terms of the new notes are identical in all material respects to the terms of the old notes except that the new notes are registered under the Securities Act and therefore will not contain restrictions on transfer or provisions relating to additional interest.

        The following is a summary of the material provisions of the indenture. It does not contain all of the information that may be important to an investor in the notes. It is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, and to all of the provisions of the indenture. GenTek has filed the indenture as an exhibit to the registration statement of which this prospectus is a part. The definitions of most capitalized terms used in the following summary are set forth below under 'Certain Definitions.' References in this 'Description of the Notes' section to 'GenTek' mean only GenTek Inc. and not any of its subsidiaries.

SERVICE CHARGES AND TAXES ON TRANSFER OR EXCHANGE

        Under the indenture, GenTek will not impose any service charge for any registration of transfer or exchange of the notes. However, GenTek may require a holder of notes to pay any tax or other governmental charge that may be imposed in connection with such transfer or exchange.

RANKING

        The notes:

         rank junior to, and be subordinated in right of payment to, all existing and future Senior Indebtedness of GenTek;

         pari passu in right of payment with all senior subordinated indebtedness of GenTek; and

         senior in right of payment to all Subordinated Indebtedness of GenTek.

        The notes will also be effectively subordinated to any secured Indebtedness of GenTek to the extent of the value of the assets securing such Indebtedness.

        The indebtedness evidenced by the Subsidiary Guarantees:

         ranks junior to, and is subordinated in right of payment to, all existing and future Guarantor Senior Indebtedness of the applicable Subsidiary Guarantor;

         pari passu in right of payment with all senior subordinated Indebtedness of such Subsidiary Guarantor; and

         senior in right of payment to all Subordinated Indebtedness of such Subsidiary Guarantor.

        The Subsidiary Guarantees will also be effectively subordinated to any secured Indebtedness of the applicable Subsidiary Guarantor to the extent of the value of the assets securing such Indebtedness.

        At September 30, 1999, GenTek had $555.4 million of Senior Indebtedness outstanding and the ability to borrow an additional $85.0 million of Senior Indebtedness under the Credit Facility. All debt incurred under the $550.0 million Credit Facility will be Senior Indebtedness of GenTek and will be guaranteed by the Subsidiary Guarantors on a senior basis.

        The operations of GenTek are conducted through its subsidiaries. Unless the subsidiary is a Subsidiary Guarantor, claims of creditors of such subsidiaries, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over the claims of the creditors of GenTek, including holders of the notes. The notes, therefore, will be effectively subordinated to creditors, including trade creditors, and preferred

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
stockholders (if any) of the Subsidiaries of GenTek that are not Subsidiary Guarantors. At September 30, 1999, the Non-Guarantor Subsidiaries had total indebtedness (excluding indebtedness owed to GenTek) of $231 million. See
' -- Subordination' below and the risk factors relating to contractual and structural subordination and GenTek's dependence upon subsidiaries under 'Risk Factors' herein.

MATURITY, INTEREST AND PRINCIPAL OF THE NOTES

        The notes will be limited to $200 million aggregate principal amount and will mature on August 1, 2009. Interest on the notes will accrue at a rate of 11% per annum and will be payable semi-annually in arrears on each February 1 and August 1, commencing February 1, 2000, to the holders of record of notes at the close of business on January 15 and July 15, respectively, immediately preceding such interest payment date. Cash interest will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from August 9, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

OPTIONAL REDEMPTION

        GenTek may opt to redeem the notes in whole or in part, at any time on or after August 1, 2004, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record of notes on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

                                                              REDEMPTION
YEAR                                                            PRICE
----                                                            -----
2004........................................................   105.500%
2005........................................................   103.667%
2006........................................................   101.833%
2007 and thereafter.........................................   100.000%

        In addition, at any time and from time to time on or prior to August 1, 2002, GenTek may redeem up to 35% of the originally issued aggregate principal amount of the notes with the net cash proceeds of one or more Equity Issuances, at a redemption price in cash equal to 111.0% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of holders of record of note on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the originally issued aggregate principal amount of the notes must remain outstanding immediately after giving effect to each such redemption (excluding any notes held by GenTek or any of its Affiliates). Notice of any such redemption must be given within 90 days after the date of the closing of the relevant Equity Issuance.

SELECTION AND NOTICE OF REDEMPTION

        In the event that less than all of the notes are to be redeemed at any time pursuant to an optional redemption, selection of such notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate; provided, however, that no notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the net cash proceeds of an Equity Issuance, selection of the notes or portions thereof for redemption shall be made by the trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited.

        Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion

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
of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as GenTek has deposited with the paying agent for the notes funds in satisfaction of the applicable redemption price pursuant to the indenture.

SUBORDINATION

        The payment of the principal of, premium, if any, and interest on and other Obligations relating to the Notes is subordinated in right of payment, as provided in the indenture, to the prior payment in full in cash of all Senior Indebtedness.

        Upon any payment or distribution of assets or securities of GenTek of any kind or character, whether in cash, property or securities (excluding any payment in, or distribution of, Permitted Junior Securities and excluding any payment from the trust described under 'Satisfaction and Discharge of Indenture; Defeasance' if the funding of such trust was permitted (a 'Defeasance Trust Payment')), upon any dissolution or winding-up or total liquidation or reorganization of GenTek, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness shall first be paid in full in cash before the holders or the trustee on behalf of the holders shall be entitled to receive any payment or distribution by or on behalf of GenTek of the principal of, premium, if any, or interest on, or other Obligations with respect to, the notes, or any payment or distribution by or on behalf of the Company to acquire any of the notes or related Obligations for cash, property or securities, or any payment or distribution by or on behalf of GenTek with respect to the notes of any cash, property or securities (excluding any payment in, or distribution of, Permitted Junior Securities and excluding any Defeasance Trust Payment).

        Before any payment or distribution may be made by, or on behalf of, GenTek of the principal of, premium, if any, or interest on, or other Obligations with respect to, the notes upon any such dissolution or winding-up or total liquidation or reorganization or in bankruptcy, insolvency, receivership or other proceedings, any payment in, or distribution of, assets or securities of GenTek of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the holders or the trustee on their behalf would be entitled, but for the subordination provisions of the indenture, shall be made by GenTek or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

        No direct or indirect payment or distribution (excluding any payment in, or distribution of, Permitted Junior Securities and excluding any Defeasance Trust Payment) by or on behalf of GenTek or any Subsidiary of principal of, premium, if any, or interest on, or other Obligations with respect to, the Notes, whether pursuant to the terms of the notes, upon acceleration, pursuant to an Offer to Purchase, redemption, defeasance, other purchase or otherwise, will be made if, at the time of such payment or distribution, there exists a default in the payment of all or any portion of the Obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness.

        In addition, during the continuance of any event of default (other than a payment default described in the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a 'Payment Blockage Notice') from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of the holders of such Designated Senior Indebtedness, then,

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
unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment or distribution (excluding any payment in, or distribution of, Permitted Junior Securities and excluding any Defeasance Trust Payment) will be made by or on behalf of GenTek of principal of, premium, if any, or interest on, or other Obligations with respect to, the notes, to such holders, during a period (a 'Payment Blockage Period') commencing on the date of receipt of such notice by the trustee and ending 179 days thereafter.

        Notwithstanding anything in the subordination provisions of the Indenture or the Notes to the contrary:

         in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given;

         there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect; and

         not more than one Payment Blockage Period may be commenced with respect to the notes during any period of 365 consecutive days.

        No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 365 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days. If, notwithstanding the foregoing, GenTek (or any other Person on behalf of GenTek) makes any payment or distribution to the trustee or to holders prohibited by the subordination provisions of the indenture, then such payment or distribution will be required to be paid over to or for the benefit of holders of Designated Senior Indebtedness.

        The failure to make any payment or distribution for or on account of the Notes by reason of the provisions of the Indenture described under this 'Subordination' heading will not be construed as preventing the occurrence of any Event of Default in respect of the Notes. See 'Events of Default' below.

        By reason of the subordination provisions described above, in the event of insolvency of GenTek, funds which would otherwise be payable to holders of notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash, and GenTek may be unable to meet fully its obligations with respect to the notes.

        The indenture will contain substantially similar subordination provisions relating to each Subsidiary Guarantor's obligations under its Subsidiary Guarantee.

THE GUARANTEES

        Each of the Subsidiary Guarantors will fully and unconditionally guarantee (each, a 'Subsidiary Guarantee'), on a joint and several basis, all of GenTek's obligations under the notes and the indenture, including the obligations to pay principal, premium, if any, and interest with respect to the notes. The Subsidiary Guarantees will be general unsecured obligations of the Subsidiary Guarantors. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be subordinated and junior in right of payment to the prior payment in full of all existing and future Guarantor Senior Indebtedness of such Subsidiary Guarantor to substantially the same extent as the notes are subordinated to all existing and future Senior Indebtedness of GenTek.

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
        Under the indenture, each of GenTek's Eligible Subsidiaries on the Issue Date will be a Subsidiary Guarantor. Pursuant to the indenture, after the Issue Date, GenTek will cause each Eligible Subsidiary formed or acquired thereafter that borrows under, or is required to become a guarantor of, the Credit Facility to execute and deliver to the trustee a supplemental indenture pursuant to which such Eligible Subsidiary will become a Subsidiary Guarantor. In addition, GenTek may, at its option, cause any of its other Subsidiaries that becomes a guarantor of the Credit Facility to execute and deliver to the trustee a supplemental indenture pursuant to which such Subsidiary will become a Subsidiary Guarantor. Eligible Subsidiaries are all Restricted Subsidiaries, other than:

         Foreign Subsidiaries,

         Subsidiaries of Foreign Subsidiaries, and

         Accounts Receivable Subsidiaries.

        Under the current Credit Facility, all Subsidiaries of the Company (other than Foreign Subsidiaries) 80% or more of the common Equity Interests of which is owned directly or indirectly by GenTek (other than through any Foreign Subsidiary) are required to guaranty GenTek's obligations under the Credit Facility. In addition, GenTek may, at its option, cause any of its other Subsidiaries to guaranty GenTek's obligations under the Credit Facility.

        Pursuant to the Subsidiary Guarantees, if GenTek defaults in payment of any amount owing in respect of any Notes, each Subsidiary Guarantor will be obligated to duly and punctually pay the same. Pursuant to the terms of the indenture, each of the Subsidiary Guarantors has agreed that its obligations under its Guarantee will be unconditional, irrespective of the absence of any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

        Notwithstanding the foregoing, the obligations of each Subsidiary Guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed, as it relates to such Subsidiary Guarantor, without being voidable under applicable law, including laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

        If no Default exists or would exist under the indenture, concurrently with any sale or disposition of any Subsidiary Guarantor by merger, sale of all or substantially all of its assets, liquidation or otherwise which is in compliance with the terms of the indenture (other than a transaction subject to the provisions described under 'Merger and Consolidation') such Subsidiary Guarantor and each Subsidiary of such Subsidiary Guarantor that is also a Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee. In addition, subject to the foregoing conditions, any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, unless GenTek otherwise elects, if such Subsidiary Guarantor:

         is designated as an Unrestricted Subsidiary in compliance with the terms of the Indenture or ceases to be a guarantor of, or is released from its guarantees of, and all pledges and security granted in connection with, the Credit Facility.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

        Following the occurrence of a Change of Control, GenTek shall notify the holders of such occurrence in the manner prescribed by the indenture and shall, within 30 days after the Change of Control Date, make an Offer to Purchase all notes then outstanding, and shall purchase all notes validly tendered, at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). GenTek's obligations to make and consummate an Offer to Purchase following the occurrence of a

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
Change of Control may be satisfied if another Person makes and consummates such Offer to Purchase in the manner and at the times prescribed herein.

        If a Change of Control occurs which also constitutes an event of default under the Credit Facility or any other Indebtedness, the lenders under the Credit Facility or such other Indebtedness would be entitled to exercise the remedies available to them as lenders under applicable law and pursuant to the terms of the Credit Facility or such Indebtedness. Any claims of such lenders holding secured indebtedness of GenTek or Senior Indebtedness will be prior to any claim of the holders, as more fully discussed elsewhere in this prospectus.

        If an Offer to Purchase is made, there can be no assurance that GenTek will have available funds sufficient to pay for all of the notes that might be tendered by holders seeking to accept the Offer to Purchase. If GenTek fails to repurchase all of the notes tendered for purchase, such failure will constitute an Event of Default under the indenture. See 'Events of Default' below.

        If GenTek makes an Offer to Purchase, GenTek will comply with all applicable tender offer laws and regulations, including, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable Federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the notes are listed, and any violation of the provisions of the indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that, with the passing of time or giving of notice, or both, would constitute an Event of Default.

        Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders to require that GenTek repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

COVENANTS

        The indenture will contain the following covenants:

LIMITATION ON INCURRENCE OF INDEBTEDNESS AND PREFERRED EQUITY INTERESTS.

        (1) GenTek will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness, and (2) GenTek will not permit any Restricted Subsidiary to issue any Preferred Equity Interests (other than to the Company or to a Restricted Subsidiary); provided, however, that GenTek and/or any Restricted Subsidiary may Incur Indebtedness and a Restricted Subsidiary may issue Preferred Equity Interests (other than Disqualified Equity Interests) if, at the time of and immediately after giving pro forma effect thereto and the application of the proceeds therefrom, GenTek's Consolidated Coverage Ratio would be greater than or equal to:

                     2.25 to 1.0, if such Indebtedness is Incurred or Preferred Equity Interest is issued on or prior to February 1, 2001, and

                     2.5 to 1.0, if such Indebtedness is Incurred or Preferred Equity Interest is issued after February 1, 2001.

        The provisions of the first paragraph of this covenant will not apply to the Incurrence of any Permitted Indebtedness.

        For purposes of determining compliance with this covenant;

(x) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (11) of the definition thereof or is being considered for Incurrence pursuant to the first paragraph of this covenant, GenTek shall, in its sole discretion, classify such item of Indebtedness;

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
      (A) as any of the appropriate items of Permitted Indebtedness (and not applied for purposes of calculating the amount of Indebtedness that may be Incurred under the Consolidated Coverage Ratio of the first paragraph of this covenant); or

      (B) as Indebtedness being Incurred under the Consolidated Coverage Ratio of the first paragraph of this covenant, and thereafter may, at its discretion, reclassify such item of Indebtedness from time to time in any manner that complies with this covenant at the time of such reclassification; provided that amounts outstanding under clauses (1) and (4) of Permitted Indebtedness on the Issue Date may not be reclassified; and

(y) to avoid duplication, with respect to any item of Indebtedness, any other obligation of the obligor on such Indebtedness (or of any other Person that could have Incurred such Indebtedness under this covenant) arising under any guaranty, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such guaranty, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness and the Incurrence of such Indebtedness has otherwise been included in determining compliance with this covenant.

LIMITATION ON RESTRICTED PAYMENTS.

        GenTek will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly,

(1) declare or pay any dividend or any other distribution in respect of any Equity Interests of GenTek or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of GenTek, other than:

      (a) any dividends, distributions and payments made to GenTek or any Restricted Subsidiary and

      (b) dividends or distributions payable to any Person solely in Qualified Equity Interests of GenTek or in options, warrants or other rights to purchase Qualified Equity Interests of GenTek;

(2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of GenTek (other than any Equity Interests of GenTek owned by GenTek or any Restricted Subsidiary);

(3) purchase, redeem, defease or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness, other than:

      (a) any Subordinated Indebtedness held by GenTek or any Restricted Subsidiary and

      (b) any purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement; or

(4)  make any Investment (other than a Permitted Investment) in any Person

(any such payment or any other action described in (1), (2), (3) or (4) each, a 'Restricted Payment'); unless

(A) no Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(B) immediately after giving effect to such Restricted Payment, GenTek would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of the 'Limitation on Incurrence of Indebtedness and Preferred Equity Interests' covenant; and

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
(C) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of:

      (1) 50% of cumulative Consolidated Net Income determined for the period (taken as one accounting period) from January 1, 1999 and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial statements of GenTek are available (or, if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss); plus

      (2) the aggregate net cash proceeds and the Fair Market Value of property, in each case, received by GenTek either:

            (a)  as capital contributions to GenTek after the Issue Date; or

            (b) from the issue and sale (other than to a Subsidiary of GenTek) of Qualified Equity Interests of GenTek after the Issue Date (excluding the net proceeds:

                  (a) from any issuance or sale of Qualified Equity Interests or capital contribution if such net proceeds are to be made the subject of an optional redemption prior to August 1, 2002; or

                  (b) from any issuance or sale of Equity Interests or capital contribution financed, directly or indirectly, using funds borrowed from GenTek or any Subsidiary of GenTek until and to the extent such borrowing is repaid; or

                  (c) from any issuance or sale of Designated Preferred Stock); plus

      (3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness of GenTek or any Restricted Subsidiary Incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of GenTek after the Issue Date; plus

      (4) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of:

            (a) the return of capital with respect to such Investment (including the proceeds of such disposition); and

            (b) the amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes to the extent such costs and taxes exceed the amount, if any, by which the proceeds of such disposition or repayment exceed the lesser of the amounts referred to in the preceding such clauses (a) and (b) of this clause (4); plus

      (5) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary as to which a Revocation has occurred in accordance with the 'Designation of Unrestricted Subsidiaries' covenant below, the lesser of

            (a) the Fair Market Value of the Investment of GenTek or any Restricted Subsidiary in such Subsidiary as of the date of such Revocation; or

            (b)  the Designation Amount with respect to such Designation; plus

      (6)  without duplication;

            (a) to the extent not included in the computation of Consolidated Net Income, the amount of cash dividends or cash distributions (other than, in the case of an Unrestricted Subsidiary that is treated as a partnership for tax purposes, to permit GenTek or a Restricted

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
                 Subsidiary to pay taxes related to its interest in such Unrestricted Subsidiary) received from any Unrestricted Subsidiary since the Issue Date; and

            (b) the amount equal to the net reduction in Investments in an Unrestricted Subsidiary resulting from the repayment of principal of loans or other advances or other transfers of assets to GenTek or any Restricted Subsidiary from such Unrestricted Subsidiary; minus

      (7) the greater of (x) $0 and (y) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of GenTek which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with the 'Designation of Unrestricted Subsidiaries' covenant below; plus

      (8)  $20.0 million.

For purposes of the preceding clause (C), the value of the aggregate net proceeds received by GenTek upon the issuance of Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount of cash or Fair Market Value of other property received by GenTek upon the conversion, exchange or exercise thereof. For purposes of this covenant, the amount of any Restricted Payment, if other than cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by GenTek or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

        The foregoing provisions will not prevent:

(1) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of the indenture;

(2) the purchase, redemption, retirement or other acquisition of any Equity Interests in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Subsidiary of GenTek) of, Qualified Equity Interests of GenTek or a substantially concurrent capital contribution to GenTek; provided that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for such retired Equity Interests are excluded from clause (C)(2) of the preceding paragraph;

(3) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness, Disqualified Equity Interests of the Company or Designated Preferred Stock of GenTek or any other payment thereon, made in exchange for, or out of the net cash proceeds of

      (a) a substantially concurrent issue and sale (other than to a Subsidiary of GenTek) of, Qualified Equity Interests of GenTek or a substantially concurrent capital contribution to GenTek; provided that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for Subordinated Indebtedness are excluded from clauses (C)(2) and (C)(3) of the preceding paragraph; or

      (b) a substantially concurrent issue and sale of other Subordinated Indebtedness having a Weighted Average Life to Maturity no less than that of the Subordinated Indebtedness being purchased, redeemed, retired, defeased or otherwise being acquired; or

      (c) a substantially concurrent issue and sale of Disqualified Equity Interests of GenTek or Designated Preferred Stock of GenTek;

(4)  Permitted Equity Incentive Payments;

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(5)  any Investment constituting a Restricted Payment in any Person that is made out of the net cash proceeds received by GenTek either; as

      (a)  a substantially concurrent capital contribution; or

      (b) a substantially concurrent issue and sale (other than to a Subsidiary of GenTek) of Qualified Equity Interests of GenTek, provided that such net cash proceeds are excluded from clause (C)(2) of the preceding paragraph;

(6) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness to the extent required by the agreement governing such Subordinated Indebtedness, following the occurrence of a Change of Control (or other similar event described therein as a 'change of control'), but only if GenTek shall have complied with the covenant described under ' -- Change of Control' and, if required, purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to or concurrently with purchasing or repaying such Subordinated Indebtedness;

(7) to the extent of surplus legally available therefor pursuant to applicable law the payment of regular dividends to the holders of common stock of GenTek in an amount not to exceed $7.5 million per year in the aggregate; and

(8) the declaration and payment of regularly accruing dividends in cash or in-kind to holders of Disqualified Equity Interests or Designated Preferred Stock of GenTek, in each case issued after the Issue Date; provided, however, that in the case of each of clauses (2) through (8), no Default shall have occurred and be continuing or would arise therefrom.

        In determining the amount of Restricted Payments permissible under this covenant, amounts expended under clauses (1) and (8) of the immediately preceding paragraph shall be included as Restricted Payments and amounts expended pursuant to any other clauses shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment. For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (8) above or is entitled to be made pursuant to the first paragraph of this covenant, GenTek may, in its sole discretion, classify such Restricted Payment in any manner that complies with this covenant at the time of such Restricted Payment.

LIMITATION ON LIENS.

        GenTek will not, and will not permit any Restricted Subsidiary to, directly or indirectly, assume, incur, create or suffer to exist any Liens of any kind against or upon any of their respective properties or assets, whether owned on the Issue Date or thereafter acquired, or any proceeds therefrom, to secure any Indebtedness (an 'Initial Lien') unless contemporaneously therewith effective provision is made, in the case of GenTek, to secure the notes and all other amounts due under the Indenture and, in the case of a Restricted Subsidiary that is a Subsidiary Guarantor, to secure such Restricted Subsidiary's Subsidiary Guarantee and all other amounts due under the indenture, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the notes or any Subsidiary Guarantee, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien, except for:

(1) Liens securing any Senior Indebtedness or Guarantor Senior Indebtedness or any guaranty of Senior Indebtedness or Guarantor Senior Indebtedness by GenTek or any Restricted Subsidiary; and

(2)  Permitted Liens.

Any Lien created in favor of the notes pursuant hereto will be automatically and unconditionally released and discharged upon:

(1) the unconditional release and discharge of the Initial Lien to which it relates; or

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(2)  any sale, exchange or transfer to any Person that is not an Affiliate of
     GenTek or any Restricted Subsidiary of the property or assets secured by such Initial Lien, or of all of the Equity Interests held by GenTek and the Restricted Subsidiaries in, or all or substantially all of the assets of, the Restricted Subsidiary whose property or assets were the subject of such Lien, provided that, in the case of this clause (2), the provisions of the covenant 'Disposition of Proceeds of Asset Sales' are, to the extent applicable, complied with in connection with such sale, exchange or transfer.

        GenTek and the Subsidiary Guarantors shall not be required to comply with the foregoing covenant so long as such covenant would be prohibited by the terms of the Credit Facility without giving effect to a replacement or successor refinancing thereof.

DISPOSITION OF PROCEEDS OF ASSET SALES.

        GenTek will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale; unless

(1) GenTek or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

(2) at least 75% of such consideration consists of cash, Cash Equivalents or Permitted Consideration or any combination thereof; provided that the principal amount (or accreted value) of any:

      (A) (x) Indebtedness (other than any Subordinated Indebtedness or Pari Passu Debt) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which GenTek and the Restricted Subsidiaries are fully and unconditionally released and (y) Indebtedness of a Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale to the extent that GenTek and each other Restricted Subsidiary are released from their guarantee of such Indebtedness in connection with such Asset Sale, shall be deemed to be cash for purposes of determining the percentage of cash consideration received by GenTek or the Restricted Subsidiaries; and

      (B) notes or other securities or similar obligations received by GenTek or the Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within 90 days of the related Asset Sale) by GenTek or the Restricted Subsidiaries into cash shall be deemed to be cash in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the amount of cash consideration received by the Company or the Restricted Subsidiaries.

        With respect to any Asset Sale, GenTek or such Restricted Subsidiary, as the case may be, may:

(1) apply the Net Cash Proceeds of such Asset Sale within 365 days of receipt thereof to repay Senior Indebtedness;

(2) apply the Net Cash Proceeds of such Asset Sale to purchase Replacement Assets; or

(3) apply the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof or repay Pari Passu Debt not exceeding the Pari Passu Debt Pro Rata Share.

        Notwithstanding the foregoing:

      (x) up to $35.0 million of Net Cash Proceeds in aggregate need not be applied in accordance with the preceding clauses (1), (2) and (3) and need not be treated as Unutilized Net Cash Proceeds under the following paragraph and

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      (y)   in the event a Restricted Subsidiary that is not a Wholly-Owned
            Restricted Subsidiary dividends or distributes to all of its stockholders on a pro rata basis any Net Cash Proceeds to GenTek or another Restricted Subsidiary, GenTek or such Restricted Subsidiary need only apply its share of such Net Cash Proceeds in accordance with the preceding clause (1), (2) or (3).

        To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of such Asset Sale in accordance with the preceding paragraph (except as otherwise permitted therein) or the proviso of the first paragraph of this covenant (such Net Cash Proceeds, the 'Unutilized Net Cash Proceeds'), GenTek shall, within 20 days after such 365th day, make an Offer to Purchase all outstanding notes up to a maximum principal amount (expressed as a multiple of $1,000) of notes equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $50.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $50.0 million, shall be applied as required pursuant to this paragraph.

        With respect to any Offer to Purchase effected pursuant to this covenant, among the notes, to the extent the aggregate principal amount of notes tendered pursuant to such Offer to Purchase exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such notes shall be purchased pro rata based on the aggregate principal amount of such notes tendered by each holder. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of notes tendered by the holders pursuant to such Offer to Purchase, GenTek may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the notes for any purpose consistent with the other terms of the indenture.

        In the event that GenTek makes an Offer to Purchase the Notes, GenTek shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of the indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

        Each Holder shall be entitled to tender all or any portion of the Notes owned by such holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a note tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering holders as described above.

TRANSACTIONS WITH AFFILIATES.

        GenTek will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of the Affiliates of GenTek (each an 'Affiliate Transaction'), unless:

(1) such Affiliate Transaction is on terms, taken as a whole, which are no less favorable to GenTek or such Restricted Subsidiary, as the case may be, than would be available at the time in a comparable transaction with an unaffiliated third party:

(2) if such Affiliate Transaction or series of related Affiliate Transactions (other than any such Affiliate Transactions between GenTek or a Restricted Subsidiary and an Accounts Receivable Subsidiary in the ordinary course of business) involves aggregate payments or other consideration having a Fair Market Value in excess of $10.0 million, such Affiliate Transaction is in writing and either:

      (A) a majority of the members of the Board of Directors of GenTek that are disinterested with respect to such Affiliate Transaction shall have approved such Affiliate Transaction and determined that such Affiliate Transaction is fair and reasonable to GenTek; or

      (B) in the event there are no such members, GenTek has obtained a Fairness Opinion (as hereinafter defined); and

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(3)  if such Affiliate Transaction or series of related Affiliate Transactions involves aggregate payments or other consideration having a Fair Market Value in excess of $15.0 million, GenTek shall have obtained a written opinion from an Independent Financial Advisor (which is delivered to the Trustee) stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to GenTek or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be.

        Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to:

(1) any employment or separation agreement, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director entered into by GenTek or any Restricted Subsidiary in the ordinary course of business, whether before or after the Issue Date;

(2) loans or other advances in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

(3) transactions between or among GenTek and/or the Restricted Subsidiaries, provided that transactions not in the ordinary course of business between or among GenTek and/or Restricted Subsidiaries and in which an Affiliate of GenTek has a beneficial Equity Interest shall be made in compliance with the first paragraph of this covenant;

(4) purchases of soda ash, calcium chloride and other products from GCIP and its Affiliates pursuant to existing agreements or in the ordinary course of business on terms in aggregate no less favorable than would be available in a comparable transaction at the time with an unaffiliated third party;

(5) payments made, and performance obligations, pursuant to the Separation Agreements or the Registration Rights Agreement as such agreements are in effect on the Issue Date;

(6) payments not to exceed $4.6 million per year (subject to increase as provided for on the Issue Date) pursuant to the Management Agreement as in effect on the date of the indenture and other payments of fees for services rendered from an Affiliate which have been approved by a majority of the disinterested directors of GenTek;

(7) payments of indemnification or contribution made to any directors, officers, employees or agents of GenTek or any Restricted Subsidiary as determined in good faith by the Board of Directors of GenTek or such Restricted Subsidiary;

(8) any Restricted Payment permitted under the covenant described under ' -- Covenants -- Limitation on Restricted Payments';

(9) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business; and

(10) any transaction in the ordinary course of business between GenTek or any Restricted Subsidiary, on the one hand, and a joint venture or similar entity primarily engaged in a Related Business in which GenTek or any Restricted Subsidiary has an Equity Interest, on the other hand.

LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS.

        GenTek will not, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the notes and expressly rank subordinate in right of payment to any other Indebtedness of GenTek. GenTek will not permit any Subsidiary Guarantor to, and no Subsidiary Guarantor will, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor and expressly rank subordinate in right of payment to any other Indebtedness of such Subsidiary Guarantor.

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LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
SUBSIDIARIES.

        GenTek will not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(A) pay dividends or make any other distributions to GenTek or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in; or measured by, its profits, or pay any Indebtedness owed to GenTek or any other Restricted Subsidiary,

(B) make loans or advances to, or guaranty any Indebtedness or other obligations of, GenTek or any other Restricted Subsidiary; or

(C) transfer any of its properties or assets to GenTek or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

      (1) the Credit Facility as in effect on the Issue Date and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing contains terms and conditions with respect to such encumbrances or restrictions that are customary at the time for similar credit facilities, as determined by the Board of Directors of GenTek;

      (2) applicable law or regulations, including regarding restrictions on the transfer of assets required or imposed by any regulatory authority having jurisdiction over GenTek or any Restricted Subsidiary or any of their respective businesses;

      (3) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by GenTek or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent any such Indebtedness or Equity Interests were Incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided that such encumbrances and restrictions are not applicable to any Restricted Subsidiary, or the properties or assets of any Restricted Subsidiary, other than the Acquired Person;

      (4) (A) non-assignment provisions that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract;

            (B) customary provisions restricting dispositions of real property interests set forth in any easement or similar agreements of GenTek or any Restricted Subsidiary or;

            (C) restrictions on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

      (5) Purchase Money Indebtedness or Capital Lease Obligations permitted under the covenants described under ' -- Limitation on Incurrence of Indebtedness and Preferred Equity Interests' and ' -- Limitation on Liens' that only imposes encumbrances and restrictions on the property so acquired;

      (6) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided that such encumbrances and restrictions described in this clause (6) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with the covenant
           ' -- Disposition of Proceeds of Asset Sales' above to the extent applicable thereto;

      (7) Permitted Refinancing Indebtedness permitted under clause (5) of the second paragraph of ' -- Limitation on Incurrence of Indebtedness and Preferred Equity Interests' above; provided that such encumbrances and restrictions contained in the agreements governing such Indebtedness are not materially more restrictive in the aggregate than those contained in the

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
           agreements governing the Indebtedness being refinanced immediately prior to such refinancing, as determined by the Board of Directors of GenTek;

      (8) the indenture or contained in any other indenture governing debt securities that are not materially more restrictive than those contained in the indenture, as determined by the Board of Directors of GenTek;

      (9) customary restrictions in any instrument governing Indebtedness of a Foreign Subsidiary which Indebtedness was incurred and outstanding (without taking into account any reclassification of Indebtedness) under clause (6) of the second paragraph of the covenant 'Limitation on Incurrence of Indebtedness and Preferred Equity Interests';

      (10) any agreement or instrument existing on the Issue Date;

      (11) any agreement or instrument relating to Indebtedness of an Accounts Receivables Subsidiary or the sale or financing of accounts receivables or interests therein by an Accounts Receivables Subsidiary; or

      (12) any agreement or instrument governing or relating to Indebtedness or Equity Interests of a Subsidiary Guarantor, provided that such encumbrances or restrictions are terminated or cease to exist upon the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

        Nothing contained in this covenant shall prevent GenTek or any Restricted Subsidiary from: (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the 'Limitation on Liens' covenant by itself; or (2) restricting the sale or other disposition of assets of GenTek or any of its Restricted Subsidiaries that secure Indebtedness of GenTek or any of the Restricted Subsidiaries by the customary terms of any Lien incurred in compliance with the 'Limitation on Liens' covenant.

DESIGNATION OF UNRESTRICTED SUBSIDIARIES.

        GenTek may make a Designation only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(2) except to the extent the Investment is in an Unrestricted Subsidiary and would be a Permitted Investment, at the time of and after giving effect to such Designation, GenTek could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of 'Limitation on Incurrence of Indebtedness and Preferred Equity Interests' above; and

(3) except to the extent the Investment in an Unrestricted Subsidiary would be a Permitted Investment, GenTek would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of 'Limitation on Restricted Payments' covenant in an amount equal to the Designation Amount.

        All Subsidiaries of Unrestricted Subsidiaries shall be automatically deemed to be Unrestricted Subsidiaries.

        GenTek may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a 'Revocation') if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

(2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the indenture; and

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(3)  any agreement or understanding between such Subsidiary and any of its
     Affiliates in effect at the time of Revocation would be permitted by the 'Transactions with Affiliates' covenant as if such agreement or understanding had occurred at the time of such Revocation.

        All Designations and Revocations must be evidenced by resolutions of the Board of Directors of GenTek, delivered to the trustee certifying compliance with the foregoing provisions.

PROVISION OF FINANCIAL INFORMATION.

        Whether or not GenTek is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, GenTek shall file with the SEC (if permitted by SEC practice and applicable law and regulations), so long as any notes remain outstanding, the annual reports, quarterly reports and other documents which GenTek would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) (each, an 'Exchange Act Report') or any successor provision thereto if GenTek were so subject, such documents to be filed with the SEC on or prior to the respective dates (the 'Required Filing Dates') by which GenTek would have been required so to file such documents if GenTek were so subject. GenTek shall also in any event:

(A) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC);

      (1) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Note register, without cost to such Holders; and

      (2) file with the trustee, copies of the annual reports, quarterly reports and other documents (without exhibits) which GenTek is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted (or, prior to the consummation of the Exchange Offer, when GenTek is not subject to Section 13(d) or 15(d) of the Exchange Act), information and data of a similar nature; and

(B) if, notwithstanding the preceding sentence, filing such documents by GenTek with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder.

        In addition, for so long as any notes remain outstanding, until the completion of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, GenTek will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder.

MERGER AND CONSOLIDATION

        GenTek shall not consolidate with or merge with or into (whether or not GenTek is the Surviving Person) any other Person and GenTek shall not and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of GenTek's and the Restricted Subsidiaries' properties and assets (determined on a consolidated basis for GenTek and the Restricted Subsidiaries) to any Person in a single transaction or series of related transactions, unless:

(1)  either

      (a)  GenTek shall be the Surviving Person or

      (b) the Surviving Person (if other than GenTek) shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due

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           and punctual payment of the principal of, premium, if any, and interest on all the notes and the performance and observance of every covenant of the indenture and the registration rights agreement to be performed or observed on the part of GenTek;

(2)  immediately thereafter, no Default shall have occurred and be continuing;

(3) immediately after giving effect to any such transaction including the Incurrence by GenTek or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of GenTek or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the four quarter period immediately preceding such transaction for which consolidated financial statements of GenTek are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of the covenant described under 'Limitation on Incurrence of Indebtedness and Preferred Equity Interests' above; and

(4) GenTek will have delivered to the Trustee an officers' certificate and a written opinion from legal counsel (including an employee of or counsel to GenTek or the trustee) who is reasonably acceptable to the trustee, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

        Notwithstanding the foregoing clause (3) of the immediately preceding paragraph, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to GenTek or any Subsidiary Guarantor.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interests of which constitute all or substantially all the properties and assets of GenTek shall be deemed to be the transfer of all or substantially all the properties and assets of GenTek.

        In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which GenTek is not the Surviving Person and the Surviving Person is to assume all the Obligations of GenTek under the notes, the indenture and the registration rights agreement pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, GenTek and GenTek shall be discharged from its Obligations under the indenture and the notes.

        No Subsidiary Guarantor (other than a Subsidiary Guarantor whose Subsidiary Guarantee is to be released in accordance with 'The Guarantees' above) shall consolidate with or merge with or into another Person (other than GenTek), unless:

(1) the Surviving Person (if other than such Subsidiary Guarantor) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia;

(2) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes by a supplemental indenture all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and the performance and observance of every covenant of the indenture and the registration rights agreement to be performed or observed by such Subsidiary Guarantor;

(3) immediately thereafter, no Default or Event of Default shall have occurred and be continuing; and

(4) if the Surviving Person is not such Subsidiary Guarantor or another Subsidiary Guarantor, GenTek will have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

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EVENTS OF DEFAULT

        The occurrence of any of the following will be defined as an 'Event of Default' under the indenture:

(a) failure to pay principal of (or premium, if any, on) any note when due (whether or not prohibited by the provisions of the indenture described under 'Subordination' above)

(b) failure to pay any interest on any note when due, continued for 30 days or more (whether or not prohibited by the provisions of the indenture described under 'Subordination' above);

(c) default in the payment of principal of or interest on any note required to be purchased pursuant to any Offer to Purchase required by the indenture when due and payable or failure to pay on the Purchase Date the Purchase Price for any note validly tendered pursuant to any Offer to Purchase (whether or not prohibited by the provisions of the indenture described under 'Subordination' above);

(d) failure to perform or comply with any of the provisions described under ' -- Covenants -- Merger and Consolidation' above;

(e) failure to perform any other covenant or agreement of the Company under the indenture or in the notes continued for 45 days or more after written notice to GenTek by the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes;

(f) default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of GenTek or any of the Restricted Subsidiaries having an outstanding principal amount of $25.0 million or more individually or in the aggregate that have resulted in the acceleration of the payment of such Indebtedness or failure by GenTek or any of the Restricted Subsidiaries to pay principal when due at the stated maturity of any such Indebtedness;

(g) the rendering of a final judgment or judgments (not subject to appeal) against GenTek or any of the Restricted Subsidiaries in an amount of $25.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remain undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

(h) certain events of bankruptcy, insolvency or reorganization affecting GenTek or any of the Restricted Subsidiaries; or

(i) other than as provided in or pursuant to any Subsidiary Guarantee or the indenture, any Subsidiary Guarantee ceases to be in full force and effect or any Subsidiary Guarantor denies or disaffirms its obligations under the indenture or any Subsidiary Guarantee and such Default continues for ten days.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on such trustee.

        If an Event of Default with respect to the notes (other than an Event of Default with respect to GenTek described in clause (h) above) occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes, by notice in writing to GenTek, may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding notes to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in the indenture or the notes to the contrary will become immediately due and payable; provided, however, that so long as the Credit Facility shall be in full force and effect, if an Event of Default shall have occurred and be

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continuing (other than an Event of Default with respect to GenTek described in clause (h) above), the notes shall not become due and payable until the earlier to occur of:

(a) five Business Days following delivery of written notice of such acceleration of the Notes to the agent under the Credit Facility; and

(b) the acceleration of any Indebtedness under the Credit Facility. If an Event or Default specified in clause (h) above with respect to GenTek occurs under the indenture, the notes will become immediately due and payable without any declaration or other act on the part of the trustee or any holder.

        Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the notes because an Event of Default specified in clause (f) above shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid or such Event of Default shall have been cured or waived by the holders of such Indebtedness and written notice of such discharge, cure or waiver, as the case may be, shall have been given to the trustee by GenTek or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 60 days after such declaration of acceleration in respect of the notes and:

(a) no Person shall have commenced judicial proceedings to foreclose upon assets of GenTek or any of the Restricted Subsidiaries or shall have exercised any right under applicable law or applicable security documents to take ownership of any of such assets in lieu of foreclosure; and

(b) no other Event of Default with respect to the notes shall have occurred which has not been cured or waived during such 60-day period.

        Any such declaration with respect to the notes may be rescinded by the holders of a majority in aggregate principal amount of the outstanding notes upon the conditions provided in the indenture. For information as to waiver of defaults, see 'Modification and Waiver' below. The indenture provides that the trustee shall, within 30 days after the occurrence of any Default with respect to the notes outstanding, give the holders thereof notice of all uncured Defaults thereunder known to it. Except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any note, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.

        No holder will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing Event of Default thereunder and unless the holders of at least 25% of the aggregate principal amount of the outstanding notes shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as the trustee, and the trustee shall have not have received from the holders of a majority in aggregate principal amount of such outstanding notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder for enforcement of payment of the principal of and premium, if any, or interest on such note on or after the respective due dates expressed in such note.

        GenTek will be required to furnish to the trustee annually a statement as to the performance by it of certain of its obligations under the indenture and as to any default in such performance.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATOR AND STOCKHOLDERS

        No director, officer, employee, incorporator or stockholder of GenTek or any of its Affiliates, as such, shall have any liability for any obligations of GenTek or any of its Affiliates under the notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

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SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

        GenTek may terminate its substantive obligations in respect of the notes and the indenture (subject to the subordination provisions) by delivering all outstanding notes to the trustee for cancellation and paying all sums payable by it on account of principal of, premium, if any, and interest on all Notes or otherwise. In addition to the foregoing, GenTek may, provided that no Default has occurred and is continuing or would arise therefrom (or, with respect to a Default with respect to GenTek specified in clause (h) of 'Events of Default' above, occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) under the Indenture and provided that no default under any Senior Indebtedness would result therefrom, terminate its substantive obligations in respect of the notes (except for its obligations to pay the principal of (and premium, if any, on) and the interest on the notes): by

(1) depositing with the trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on such notes to redemption or maturity, as the case may be;

(2) delivering to the trustee either an opinion of counsel or a ruling directed to the trustee from the Internal Revenue Service to the effect that the holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination of obligations;

(3) delivering to the trustee an opinion of counsel to the effect that GenTek's exercise of its option under this paragraph will not result in any of GenTek, the trustee or the trust created by GenTek's deposit of funds pursuant to this provision becoming or being deemed to be an 'investment company' under the Investment Company Act of 1940, as amended (the 'Investment Act'); and

(4)  complying with certain other requirements set forth in the indenture.

        In addition, GenTek may, provided that no Default has occurred and is continuing or would arise therefrom (or, with respect to a Default with respect to GenTek specified in clause (h) of 'Events of Default' above, occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) under the indenture and provided that no default under any Senior Indebtedness would result therefrom, terminate all of its substantive obligations in respect of the notes (including its obligations to pay the principal of (and premium, if any, on) and interest on the notes) by:

(1) depositing with the trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on the notes to redemption or maturity, as the case may be;

(2) delivering to the trustee either a ruling directed to the trustee from the Internal Revenue Service to the effect that the holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination of obligations or an opinion of counsel addressed to the trustee based upon such a ruling or based on a change in the applicable Federal tax law since the date of the indenture, to such effect;

(3) delivering to the trustee an opinion of counsel to the effect that GenTek's exercise of its option under this paragraph will not result in any of GenTek, the Trustee or the trust created by GenTek deposit of funds pursuant to this provision becoming or being deemed to be an 'investment company' under the Investment Act; and

(4)  complying with certain other requirements set forth in the indenture.

        GenTek may make an irrevocable deposit pursuant to this provision only if at such time it is not prohibited from doing so under the subordination provisions of the Indenture or certain covenants in the Senior Indebtedness and GenTek has delivered to the trustee and any paying agent an officers' certificate to that effect.

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
        If GenTek exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all its obligations with respect to its Note Guarantee and the indenture.

        An opinion of counsel delivered pursuant to this provision must be a written opinion from legal counsel who is reasonably acceptable to the trustee. The counsel may be an employee of or counsel to GenTek or the trustee.

GOVERNING LAW

        The indenture, the notes and the Subsidiary Guarantees will be governed by the laws of the State of New York without regard to principles of conflicts of laws.

MODIFICATION AND WAIVER

        From time to time, GenTek, the Subsidiary Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies and to make any change does that not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made by GenTek, the Subsidiary Guarantors and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding notes (including consents obtained in connection with a tender offer or exchange offer for the notes); provided, however, that no such modification or amendment to the indenture may, without the consent of the holder of each note affected thereby,

 (1) change the maturity of the principal of or any installment of interest on any such note or alter the optional redemption or repurchase provisions of any such note or the indenture in a manner adverse to the holders of the notes;

 (2)  reduce the principal amount of (or the premium) of any such note;

 (3) reduce the rate of or extend the time for payment of interest on any such note;

 (4) change the place or currency of payment of principal of (or premium) or interest on any such note;

 (5) modify any provisions of the indenture relating to the waiver of past defaults (other than to add sections of the Indenture or the notes subject thereto) or the right of the holders of notes to institute suit for the enforcement of any payment on or with respect to any such note or Subsidiary Guarantee in respect thereof or the modification and amendment provisions of the indenture and the notes (other than to add sections of the indenture or the notes which may not be amended, supplemented or waived without the consent of each holder therein affected);

 (6) reduce the percentage of the principal amount of outstanding notes necessary for amendment to or waiver of compliance with any provision of the indenture or the notes or for waiver of any Default in respect thereof;

 (7) waive a default in the payment of principal of, interest on, or redemption payment with respect to, the notes (except a rescission of acceleration of the notes by the holders as provided in the indenture and a waiver of the payment default that resulted from such acceleration);

 (8) modify the ranking or priority of any note or the Subsidiary Guarantee thereof by any Subsidiary Guarantor, modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness or amend or modify the subordination provisions of the indenture, in any case in any manner adverse to the holders;

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
 (9) modify the provisions of any covenant (or the related definitions) in the indenture requiring GenTek to make an Offer to Purchase following an event or circumstance which may give rise to the requirement to make an Offer to Purchase in a manner materially adverse to the holders affected thereby otherwise than in accordance with the indenture; or

(10) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in compliance with the terms thereof and of the indenture.

        The holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all holders, may waive compliance by GenTek with certain restrictive provisions of the indenture. Subject to certain rights of the trustee, as provided in the indenture, the holders of a majority in aggregate principal amount of the notes, on behalf of all holders, may waive any past default under the indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the notes), except a default in the payment of principal, premium or interest (other than a payment default resulting from an acceleration of the notes rescinded as provided in the indenture) or a default arising from failure to purchase any notes tendered pursuant to an Offer to Purchase, or a default in respect of a provision that under the indenture cannot be modified or amended without the consent of each affected holder.

THE TRUSTEE

        Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of GenTek or any other obligor upon the notes, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with GenTek or an Affiliate of GenTek; provided, however, that if the trustee acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        'ACCOUNTS RECEIVABLE SUBSIDIARY' means any Subsidiary of GenTek that is, directly or indirectly, wholly owned by GenTek (other than director qualifying shares) and engaged solely in

(1) purchasing, financing and collecting accounts receivable obligations of customers of GenTek or its Subsidiaries;

(2)  the sale or financing of such accounts receivable or interests therein and

(3)  other activities incident thereto.

        'ACQUIRED INDEBTEDNESS' means Indebtedness of a Person

(1)  assumed in connection with an Acquisition from such Person or

(2) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into GenTek or any Restricted Subsidiary;

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
provided that (i) such Indebtedness was not Incurred by such Person in connection with or in contemplation of such Acquisition, merger or consolidation or such Person becoming a Restricted Subsidiary and (ii) Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person becomes a Restricted Subsidiary or at the time of such merger or consolidation or acquisition of assets shall not be Acquired Indebtedness.

        'ACQUIRED PERSON' means, with respect to any specified Person, any other Person which merges with or into or becomes a Restricted Subsidiary of such specified Person.

        'ACQUISITION' means

(1) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by GenTek or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by GenTek or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated with or merged into GenTek or any Restricted Subsidiary; or

(2) any acquisition by GenTek or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

        'ADDITIONAL INTEREST' means the liquidated damages payable upon a registration default.

        'AFFILIATE' of any specified person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, 'control' (including, with correlative meanings, the terms 'controlling,' 'controlled by' and 'under common control with'), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that

(1) beneficial ownership of 10.0% or more of the then outstanding Voting Equity Interests of a Person shall be deemed to be control for purposes of compliance with the covenant described under ' -- Covenants -- Transactions with Affiliates'; and

(2) no individual, other than a director of GenTek or an officer of GenTek with a policy making function, shall be deemed an Affiliate of GenTek or any of its Subsidiaries solely by reason of such individual's employment, position or responsibilities by or with respect to GenTek or any of its Subsidiaries.

        'ASSET SALE' means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than GenTek or a Restricted Subsidiary, in one transaction or a series of related transactions, of:

(1)  any Equity Interest of any Restricted Subsidiary;

(2) any license, franchise or other authorization of GenTek or any Restricted Subsidiary that is material to GenTek and the Restricted Subsidiaries;

(3) any assets of GenTek or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of GenTek and the Restricted Subsidiaries; or

(4) any other property or asset of GenTek or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent

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
     domain or similar proceedings). For the purposes of this definition, the term 'Asset Sale' shall not include:

      (a) any transaction consummated in compliance with 'Merger and Consolidation' above or the creation of any Lien not prohibited by the covenant described under ' -- Covenants -- Limitation on Liens' above; provided that any transaction consummated in compliance with 'Merger and Consolidation' above involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of GenTek shall be deemed to be an Asset Sale with respect to the properties or assets of GenTek and the Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction;

      (b) sales and other dispositions of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of GenTek or any Restricted Subsidiary;

      (c) surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

      (d) the licensing of intellectual property, or leases or subleases to third parties not interfering in any material respect with the business of GenTek or any of the Restricted Subsidiaries. For purposes of the covenant described under ' -- Covenants -- Disposition of Proceeds of Asset Sales,' the term 'Asset Sale' shall not include (a) any dividend or distribution made in compliance with the covenant described under ' -- Covenants -- Limitation on Restricted Payments'; (b) any Investment to the extent constituting a Restricted Payment which is subject to and made in compliance with the covenant described under ' -- Covenants -- Limitation on Restricted Payments' or any Permitted Investment; provided that if such Investment is part of a transaction or a series of transactions involving an Investment or payment in addition to such Restricted Payment or Permitted Investment, the balance of the transaction will be treated as an Asset Sale; (c) any disposition or series of related dispositions for aggregate consideration not to exceed $3.0 million; and (d) any sale, conveyance or transfer of accounts receivable to an Accounts Receivable Subsidiary or in the ordinary course of business on customary terms to third parties that are not Affiliates of GenTek or any Subsidiary of GenTek for financing purposes.

        'CAPITAL LEASE OBLIGATION' means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

        'CASH EQUIVALENTS' means:

(1) U.S. dollars, Canadian dollars, the Euro and any other currency that is convertible into U.S. dollars or Canadian dollars without legal restrictions or that is utilized by GenTek or any of the Restricted Subsidiaries in the ordinary course of its business;

(2) securities (including repurchase agreements and reverse repurchase agreements relating to marketable direct obligations) issued or directly and fully guaranteed or insured by the government of the United States, Canada or any country which has adopted the Euro as its currency, or by any agency or instrumentality thereof, having maturities of not more than 365 days from the date of acquisition;

(3) certificates of deposit and time deposits with maturities of 365 days or less from the date of acquisition, bankers' acceptances with maturities not exceeding 365 days and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million (or the foreign currency equivalent thereof);

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the

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
     qualifications specified in clause (3) above or with any nationally recognized securities dealer having total capital funds in excess of $100,000,000;

(5) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or at least an equivalent rating category of Duff & Phelps, and in each case maturing within 365 days after the date of acquisition; and

(6) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act.

        'CHANGE OF CONTROL' means the occurrence of any of the following:

(1) any 'person' (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders in the aggregate, is or becomes the 'beneficial owner' (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Voting Equity Interests of GenTek (including any successor thereto under the indenture);

(2) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation involving GenTek), in one or a series of related transactions, of all or substantially all of the assets of GenTek and its Subsidiaries taken as a whole to any 'person' (as such term is used in Section 13(d)(3) of the Exchange Act) other than one or more Permitted Holders;

(3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of GenTek (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of GenTek was approved by a vote of 66 2/3% of the directors of GenTek then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or approved by a vote of Permitted Holders who beneficially own, directly or indirectly, a majority in the aggregate of the total voting power of the Voting Equity Interests of GenTek) cease for any reason to constitute a majority of the Board of Directors of GenTek then in office; or

(4) the adoption of a plan relating to the liquidation or dissolution of GenTek.

        'CHANGE OF CONTROL DATE' means the date of the occurrence of a Change of Control.

        'CONSOLIDATED COVERAGE RATIO' as of any date of determination means the ratio of (A) the aggregate amount of Consolidated EBITDA for the Four Quarter Period to (B) Consolidated Interest Expense for such Four Quarter Period; provided, however, that:

(1) if GenTek or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four Quarter Period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (X) the average daily balance of such Indebtedness during such Four Quarter Period or such shorter period for which such facility was outstanding or (Y) if such facility was created after the end of such Four Quarter Period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four Quarter Period;

(2) without duplication, if GenTek or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness (each, a 'discharge') since the beginning of the Four Quarter Period that is no longer outstanding on such date of determination or if the transaction

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     giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitments terminated), Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such discharge of Indebtedness as if such discharge has occurred on the first day of such Four Quarter Period;

(3) if since the beginning of such Four Quarter Period GenTek or any Restricted Subsidiary shall have made any Asset Sale, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period and Consolidated Interest Expense for such Four Quarter Period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of GenTek or any Restricted Subsidiary repaid, repurchased or otherwise discharged with respect to GenTek and its continuing Restricted Subsidiaries in connection with such Asset Sale for such Four Quarter Period (or, if the Equity Interests of any Restricted Subsidiary are sold, the Consolidated Interest Expense for such Four Quarter Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent GenTek and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4) if since the beginning of such Four Quarter Period GenTek or any Restricted Subsidiary (by merger or otherwise) shall have made an Acquisition of assets, including any Acquisition occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Acquisition occurred on the first day of such Four Quarter Period; and

(5) if since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into GenTek or any Restricted Subsidiary since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Acquisition that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by GenTek or a Restricted Subsidiary during such Four Quarter Period, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale or Acquisition occurred on, with respect to any Acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the day prior to the first day of such Four Quarter Period.

        For purposes of this definition:

(a) whenever pro forma effect is to be given to an Acquisition, the amount of income or earnings and any cost savings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in accordance with Regulation S-X under the Securities Act;

(b) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account the operation of any agreement under which Hedging Obligations relating to interest are outstanding applicable to such Indebtedness);

(c) in giving effect to any Indebtedness to be Incurred, if such Indebtedness bears, at the option of GenTek or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, the interest expense on such Indebtedness shall be calculated by applying such optional rate as GenTek may designate; and

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(d)  interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of GenTek to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

        'CONSOLIDATED EBITDA' means, for any period, the Consolidated Net Income for such period, minus (A) any non-cash item increasing Consolidated Net Income during such period (other than any non-cash item arising from the reversal of an accrual or reserve previously established in respect of a non-cash item), plus, without duplication, (B) the following to the extent deducted in calculating such Consolidated Net Income:

(1)  Consolidated Income Tax Expense for such period;

(2)  Consolidated Interest Expense for such period;

(3)  depreciation expense for such period;

(4) amortization expense for such period (including, without limitation, goodwill and intangibles);

(5) any out-of-pocket costs and transaction expenses relating to the underwriting, placement or arrangement for sale of Equity Interests of GenTek or any Restricted Subsidiary or Incurrences of Indebtedness of GenTek or any Restricted Subsidiary;

(6)  net losses incurred in the retirement of Indebtedness;

(7) all non-cash accruals or cash expenses relating to issuances, grants of awards of stock, option, other equity-related interests or other securities to employees, officers or directors in the ordinary course of business; and

(8) all other non-cash items reducing Consolidated Net Income for such period (other than any non-cash item requiring an accrual or a reserve for cash disbursements in any future period); provided that, in determining Consolidated EBITDA, there shall only be included that portion of the items referred to in clause (A) or (B) related to, or arising in connection with, any Person all of whose Equity Interests are not beneficially owned directly or indirectly by GenTek (a 'Specified Person') that is proportionate to the amount of the net income (loss) of the Specified Person included in Consolidated Net Income for such period.

        'CONSOLIDATED INCOME TAX EXPENSE' means, with respect to GenTek for any period, the provision for federal, state, local and foreign income taxes payable by GenTek and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

        'CONSOLIDATED INTEREST EXPENSE' means, with respect to GenTek for any period, without duplication, the sum of:

(1) the interest expense of GenTek and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP (excluding, except to the extent provided in clause (b) or (d) below, amortization or write-off of debt issuance costs), including, without limitation:

      (a)  any amortization of debt discount;

      (b) the net cost under Hedging Obligations relating to interest (including any amortization of discounts);

      (c)   the interest portion of any deferred payment obligation;

      (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and

      (e)  all capitalized interest and all accrued interest; and

(2) to the extent Incurred by GenTek and the Restricted Subsidiaries in such period but not included in such interest expense, without duplication:

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      (a)  interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by GenTek and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

      (b) dividends and distributions paid, accrued and/or scheduled to be paid or accrued in respect of Disqualified Equity Interests or Designated Preferred Stock of GenTek or Preferred Equity Interests of any Restricted Subsidiary (other than, in each case, (x) any such dividends or distributions in Qualified Equity Interests of GenTek or
           (y) any such dividends or distributions paid or payable to GenTek or a Restricted Subsidiary) during such period as determined on a consolidated basis in accordance with GAAP.

        In determining Consolidated Interest Expense, there shall only be included that portion of the items referred to in clause (1) or (2) related to, or arising in connection with, any Specified Person that is proportionate to the amount of the net income (loss) of the Specified Person included in Consolidated Net Income for such period.

        'CONSOLIDATED NET INCOME' means, for any period, the consolidated net income (loss) of GenTek and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded from such Consolidated Net Income:

(1) any net income (loss) of any Person that is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (4) below, GenTek's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to GenTek or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below) and (B) GenTek's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income;

(2) for purposes of the covenant described under ' -- Covenants -- Limitation on Restricted Payments,' any net income (loss) of any Person acquired by GenTek or a Restricted Subsidiary in a 'pooling of interests' transaction for any period prior to the date of such acquisition;

(3) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions or loans or advances by such Restricted Subsidiary, directly or indirectly, to GenTek except that
     (A) subject to the limitations contained in (4) below, GenTek's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed or delivered by such Restricted Subsidiary during such period to GenTek or a Restricted Subsidiary as a dividend or other distribution as a loan or other advance if such receiving Restricted Subsidiary would not itself be subject to such a restriction and in the case of loans or other advances to GenTek, that GenTek's obligations in respect of such loans or advances would be subordinated to the Notes (it being understood that, in the case of a Joint Venture, any restriction constituting a consent requirement of the other holders of Equity Interests in such Joint Venture shall be deemed received, absent historical or stated intent to the contrary), (B) GenTek's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income but only up to the aggregate Investment of GenTek or any Restricted Subsidiary in such Restricted Subsidiary and (C) for so long as, and during the periods when, such Restricted Subsidiary is a Subsidiary Guarantor, the net income (loss) of such Restricted Subsidiary shall be included in Consolidated Net Income;

(4) any gain or loss realized upon the sale or other disposition of any asset of GenTek or the Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Equity Interests of any Person;

(5)  the cumulative effect of a change in accounting principles;

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(6)  any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including, but not limited to, any such item related to, or arising in connection with the Spin-Off or to any Asset Sale or Acquisition by GenTek or any Restricted Subsidiary after the Issue Date), in each case on an after-tax basis;

(7) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness;

(8) the write-off of assets in connection with purchase accounting of assets acquired by GenTek and the Restricted Subsidiaries (including assets acquired in an Acquisition) if such write-offs are done at the time of, or within three months after, such acquisition, in each case to the extent not involving a cash payment; and

(9) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards.

        'CONSOLIDATED TANGIBLE ASSETS' means, as of any date of determination, the total assets, less goodwill and other intangibles shown on the balance sheet of GenTek and the Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP.

        'CONSOLIDATION' means the consolidation of the amounts of each of the Restricted Subsidiaries with those of GenTek in accordance with GAAP consistently applied; provided, however, that 'consolidation' will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of GenTek or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term 'consolidated' has a correlative meaning.

        'CREDIT FACILITY' means the Credit Agreement, dated as of April 30, 1999, among GenTek, Noma Inc., the lenders and agents named therein and The Chase Manhattan Bank, as Administrative Agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor (including any restatements thereof and any increases in the amount of commitments thereunder), whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guaranty and note agreements, collateral security documents and other instruments and agreements executed in connection therewith. Without limiting the generality of the foregoing, 'Credit Facility' shall include any agreement changing the maturity of the Indebtedness Incurred thereunder or contemplated thereby, adding Subsidiaries of GenTek as additional borrowers or guarantors thereunder, increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or otherwise altering the terms and conditions thereof.

        'DEFAULT' means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

        'DESIGNATED PREFERRED STOCK' means Preferred Equity Interests (not constituting Disqualified Equity Interests) of GenTek that are designated as Designated Preferred Stock pursuant to an officer's certificate of GenTek delivered to the trustee.

        'DESIGNATED SENIOR INDEBTEDNESS' means (a) any Indebtedness outstanding under the Credit Facility and (b) any other Senior Indebtedness or Guarantor Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $25.0 million, if the instrument governing such Senior Indebtedness or Guarantor Senior Indebtedness expressly states that such Indebtedness is 'Designated Senior Indebtedness' for purposes of the indenture and an officers' certificate of GenTek setting forth such designation by GenTek has been filed with the trustee.

        'DESIGNATION' means a designation by GenTek after the Issue Date of any Subsidiary of GenTek as an 'Unrestricted Subsidiary' under the indenture.

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        'DESIGNATION AMOUNT' means, with respect to any Subsidiary being designated as an 'Unrestricted Subsidiary' pursuant to the 'Designation of Unrestricted Subsidiary' covenant, an amount equal to the Fair Market Value of the Investment of GenTek and the Restricted Subsidiaries in such Subsidiary on such date.

        'DISQUALIFIED EQUITY INTEREST' means any Equity Interest to the extent that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or, at the option of the holder thereof, in whole or in part, redeemable or exchangeable into Indebtedness on or prior to the maturity date of the notes; provided any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a 'change of control' or 'sale of assets' occurring prior to the final stated maturity of the notes shall not constitute Disqualified Equity Interests if the 'change of control' or 'asset sale' provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the similar provisions of the covenants described under 'Change of Control' and 'Disposition of Proceeds of Asset Sales' and such provisions require an offer to purchase and are first complied with; provided, further, that if such Equity Interest is issued pursuant to any plan for the benefit of directors, officers or employees of GenTek or of any of its Subsidiaries (or by any such plan to such directors, officers or employees), such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by GenTek pursuant to customary provisions of the plan or in order to satisfy applicable statutory or regulatory obligations.

        'ELIGIBLE SUBSIDIARIES' means all Restricted Subsidiaries, other than

(1)  Foreign Subsidiaries;

(2)  Subsidiaries of Foreign Subsidiaries, and

(3)  Accounts Receivable Subsidiaries.

        'EQUITY INTEREST' in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, and membership interests in such Person, including any Preferred Equity Interests (but excluding debt securities convertible or exchangeable into any of the foregoing).

        'EQUITY ISSUANCE' means any public or private issuance of Equity Interests of GenTek.

        'ESOP' means an employee stock ownership plan for the benefit of the employees of GenTek or its Subsidiaries.

        'EXCHANGE ACT' means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

        'EXPIRATION DATE' means the expiration date of the Offer to Purchase.

        'FAIR MARKET VALUE' means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of GenTek acting in good faith, and shall be evidenced by resolutions of the Board of Directors of GenTek delivered to the Trustee.

        'FOREIGN SUBSIDIARY' means:

(1) any Subsidiary of GenTek that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and conducts its principal operations outside the United States; and

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(2)  any Subsidiary of GenTek that has no material assets other than securities of one or more Foreign Subsidiaries and other assets relating to an ownership interest in such securities or Subsidiaries.

        'FOUR QUARTER PERIOD' means the four quarter period of the most recent four consecutive fiscal quarters ending prior to the date of the relevant determination for which consolidated financial statements of GenTek are available.

        'GAAP' means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms 'Consolidated Coverage Ratio,' 'Consolidated EBITDA,' 'Consolidated Interest Expense,' 'Consolidated Tangible Assets' and 'Consolidated Net Income' and all defined terms in the indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of the indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the indenture shall be computed in conformity with GAAP as consistently applied.

        'GCIP' means General Chemical Industrial Products Inc.

        'GCG' means The General Chemical Group Inc.

        'GUARANTOR SENIOR INDEBTEDNESS' means, at any date,

(1)  all Obligations of a Subsidiary Guarantor under the Credit Facility;

(2)  all Hedging Obligations of a Subsidiary Guarantor;

(3) all Obligations of a Subsidiary Guarantor under stand-by letters of credit; and

(4) all Obligations under other Indebtedness of a Subsidiary Guarantor including principal, premium, if any, and interest on such Indebtedness, unless the instrument under which such Indebtedness of a Subsidiary Guarantor for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Subsidiary Guarantee, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include:

      (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local, foreign or other taxes;

      (b) any Indebtedness of a Subsidiary Guarantor to any Subsidiary of a Subsidiary Guarantor, unless and for so long as such Indebtedness has been pledged to secure Obligations under the Credit Facility or other Guarantor Senior Indebtedness;

      (c) any Obligation in respect of any trade payable Incurred for the purchase of goods or goods or materials, or for services obtained, in the ordinary course of business;

      (d)  Indebtedness evidenced by the Subsidiary Guarantee;

      (e) Indebtedness of a Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of a Subsidiary Guarantor;

      (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations), subleases or licenses; and

      (g) any obligation that by operation of law is subordinate to any general unsecured obligations of a Subsidiary Guarantor.

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        'GUARANTY' means, as applied to any obligation,

(1) a guaranty (other than by endorsement of negotiable instruments for deposit or collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

(2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guaranty shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

        'HEDGING OBLIGATIONS' means, with respect to any Person, the Obligations of such Person under

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements,

(2) other agreements or arrangements relating to fluctuations in interest rates and

(3) foreign currency, commodity or energy hedge, exchange or similar agreements (agreements referred to in this definition being referred to herein as 'Hedging Agreements').

        'INCUR' means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guaranty or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and 'Incurrence,' 'Incurred' and 'Incurring' shall have meanings correlative to the foregoing); provided, however, that (i) a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and (ii) neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness (although the amount of such accrual or accretion at any date at which an outstanding amount of Indebtedness is to be calculated shall be included in the calculation of such outstanding principal amount). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

        'INDEBTEDNESS' means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent,

(1)  every obligation of such Person for money borrowed;

(2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

(3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

(4) every obligation of such Person issued or assumed as the deferred purchase price of property or services and every conditional sale obligation (but excluding (a) trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices or (b) other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);

(5)  every Capital Lease Obligation of such Person;

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(6)  every net obligation under Hedging Obligations of such Person; and

(7) every obligation of the type referred to in clauses (1) through (6) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise. Indebtedness:

      (a) shall never be calculated taking into account any cash and Cash Equivalents held by such Person;

      (b)  shall not include obligations of any Person

            (i) for federal, state, local or other taxes, which are not overdue (taking account of any extensions) or subject to dispute,

            (ii) arising from reclamation obligations, or any bonding thereof (unless required by and in compliance with applicable laws and regulations, to the extent such reclamation obligations are due after the final Stated Maturity of the notes),

            (iii) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within three Business Days of their Incurrence,

            (iv) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and

            (v) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents;

      (c) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be Incurred or outstanding in an amount equal to the accreted value thereof at the date of determination;

      (d) shall include the liquidation preference and any mandatory redemption payment obligations (excluding currently accruing dividends) in respect of any Disqualified Equity Interests or Designated Preferred Equity Interests of GenTek or any Preferred Equity Interests of any Restricted Subsidiary; and

      (e) shall not include obligations under performance bonds, performance guaranties, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        'INDEPENDENT FINANCIAL ADVISOR' means a nationally recognized accounting, appraisal, investment banking firm or consultant that is, in the judgment of GenTek's Board of Directors, qualified to perform the task for which it has been engaged:

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(1)  which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in GenTek; and

(2) which, in the judgment of the Board of Directors of GenTek, is otherwise independent and qualified to perform the task for which it is to be engaged.

        'INTEREST' means, with respect to the notes, the sum of any cash interest and any Additional Interest on the notes.

        'INVESTMENT' means, with respect to any Person, any direct or indirect loan, advance, guaranty or other extension of credit (other than trade receivables created on customary terms in the ordinary course of business) or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. Unless the context otherwise requires, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment constituting a guaranty, the maximum potential amount of such guaranty shall be considered the amount of the Investment and, in determining the amount of any Investment involving a transfer of any property or asset other than cash, such property shall be valued at its Fair Market Value at the time of such transfer. A guaranty of performance by GenTek or any Restricted Subsidiary in the delivery of the product or material requirements of a customer or third party in the ordinary course of business shall not constitute an Investment. If the Issuer or any of the Restricted Subsidiaries sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity ceases to be a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

        'ISSUE DATE' means the original issue date of the notes.

        'JOINT VENTURE' means any joint venture with respect to a Related Business constituting a Subsidiary, involving GenTek and one or more Persons, to which GenTek has contributed assets (whether in the form of cash, property or services).

        'LIEN' means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

        'MANAGEMENT AGREEMENT' means the management agreement as in effect on the Issue Date between GenTek and Latona Associates Inc. (and its permitted successors and assigns thereunder), as it may be amended, modified or replaced after the Issue Date with the approval of a majority of the disinterested directors of GenTek in accordance with the covenant described under ' -- Covenants -- Transactions with Affiliates.'

        'MATURITY DATE' means August 1, 2009.

        'NET CASH PROCEEDS' means the aggregate proceeds in the form of cash or Cash Equivalents received by GenTek or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of:

(1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, underwriters or placement agents' fees, discounts or commissions, sales commissions, and costs incurred in preparing the respective properties or assets for sale) and any relocation or severance expenses incurred as a result thereof;

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(2)  taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(4) amounts deemed, in good faith, appropriate by the Board of Directors of GenTek to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and

(5) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

        'OBLIGATIONS' means any principal, interest (including, with respect to Designated Senior Indebtedness only, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

        'OFFER TO PURCHASE' means a written offer sent by or on behalf of GenTek by first-class mail, postage prepaid, to each holder at his address appearing in the register for the Notes on the date of the written offer offering to purchase up to the principal amount of notes specified in such written offer at the purchase price specified in such written offer (as determined pursuant to the indenture). Unless otherwise required by applicable law, the written offer shall specify the Expiration Date of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such written offer, and the Purchase Date for purchase of notes to occur no later than five Business Days after the Expiration Date. GenTek shall notify the trustee at least 15 Business Days (or such shorter period as is acceptable to the trustee) prior to the mailing of the written offer of GenTek's obligation to make an Offer to Purchase, and the written offer shall be mailed by GenTek or, at GenTek's request, by the Trustee in the name and at the expense of GenTek. The written offer shall contain all the information required by applicable law to be included therein. The written offer shall also contain information concerning the business of GenTek and its Subsidiaries which GenTek in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include:

(1) the most recent annual and quarterly financial statements and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the written offer);

(2) a description of material developments in GenTek's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring GenTek to make the Offer to Purchase);

(3) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring GenTek to make the Offer to Purchase and

(4)  any other information required by applicable law to be included therein).

        The written offer shall contain all instructions and materials necessary to enable such holders to tender notes pursuant to the Offer to Purchase. The written offer shall also state:

(1) the Section of the indenture pursuant to which the Offer to Purchase is being made;

(2)  the Expiration Date and the Purchase Date;

(3)  the Purchase Amount;

(4)  the Purchase Price;

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(5)  that the Holder may tender all or any portion of the notes registered in the name of such holder and that any portion of a note tendered must be tendered in an integral multiple of $1,000 principal amount;

(6) the place or places where notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7) that interest on any note not tendered or tendered but not purchased by GenTek pursuant to the Offer to Purchase will continue to accrue;

(8) that on the Purchase Date the Purchase Price will become due and payable upon each note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

(9) that each holder electing to tender all or any portion of a note pursuant to the Offer to Purchase will be required to surrender such note at the place or places specified in the written offer prior to the close of business on the Expiration Date (such note being, if GenTek or the trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to GenTek and the trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

(10) that holders will be entitled to withdraw all or any portion of notes tendered if GenTek (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the note the holder tendered, the certificate number of the note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

(11)that (a) if notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, GenTek shall purchase all such notes and (b) if notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, GenTek shall purchase notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and

(12) that in the case of any holder whose note is purchased only in part, GenTek shall execute and the trustee shall authenticate and deliver to the holder of such note without service charge, a new note or notes, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the note so tendered.

        An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any such written offer.

        'OPERATING PARTNERSHIP' means any Person

(1) in which GenTek beneficially owns less than a majority of the Voting Equity Interests and

(2) which has been organized for the purpose of engaging in a line or lines of business similar to a line or lines of business of GenTek or any Restricted Subsidiary or in a Related Business.

        'PARI PASSU DEBT' means Indebtedness of GenTek or a Subsidiary Guarantor that neither constitutes Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, nor Subordinated Indebtedness.

        'PARI PASSU DEBT PRO RATA SHARE' means the amount of the applicable Net Cash Proceeds obtained by multiplying the amount of such Net Cash Proceeds by a fraction,

(1) the numerator of which is the aggregate accreted value and/or principal amount, as the case may be, of all Pari Passu Debt outstanding at the time of the applicable Asset Sale with respect to which GenTek is required to use Net Cash Proceeds to repay or make an offer to purchase or repay and

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
(2) the denominator of which is the sum of (a) the aggregate principal amount of all Notes outstanding at the time of the applicable Asset Sale and
     (b) the aggregate principal amount or the aggregate accreted value, as the case may be, of all Pari Passu Debt outstanding at the time of the applicable Offer to Purchase with respect to which GenTek is required to use the applicable Net Cash Proceeds to offer to repay or make an offer to purchase or repay.

        'PERMITTED CONSIDERATION' means consideration received in connection with an Asset Sale consisting of

(1) any Investment by GenTek or a Restricted Subsidiary made for strategic purposes in a customer, supplier, competitor or a company engaged in a Related Business, provided that, at the time of and after giving effect to such Asset Sale, the aggregate amount of all such Investments treated as Permitted Consideration would not exceed 10% of Consolidated Tangible Assets as of the most recent balance sheet date,

(2)  Replacement Assets and

(3)  any combination of the consideration described in clause (1) or (2) above.

        'PERMITTED DESIGNEE' with respect to any Permitted Holder means

(1) a spouse or child or other lineal descendants (in the case of an individual) of such Permitted Holder,

(2) any trust principally for the benefit of such Permitted Holder or a spouse or child or other lineal descendant of such Permitted Holder,

(3) in the event of death or incompetence of a Permitted Holder, such Permitted Holder's estate, heirs, executor, administrator, committee or other court appointed representative,

(4) any foundation or not-for-profit organization established by a Permitted Holders, or

(5) any Person so long as one or more Permitted Holders in the aggregate own a majority of the Voting Equity Interests of such person.

        'PERMITTED EQUITY INCENTIVE PAYMENTS' means

(1) distributions, loans or advances made by GenTek to members of GenTek's or its Subsidiaries' management to the extent used to fund the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of GenTek held by any member of GenTek's or any of its Subsidiaries' management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture and as the same may be amended, modified or replaced in accordance with the covenant described under ' -- Covenants -- Transactions with Affiliates';

(2) payments of any amounts to an ESOP or other stock plan for employees of GenTek or any of its Subsidiaries; and

(3) payments to members of management of GenTek and its Subsidiaries pursuant to equity incentive plans of GenTek to the extent such payments are reflected as expenses in the calculation of Consolidated Net Income; provided that the aggregate amount of payments made under the preceding clauses (1), (2) and (3) shall not exceed the sum of $5.0 million in any calendar year plus the Net Cash Proceeds received by GenTek since the Issue Date from, or as a capital contribution from, the issuance or sale to employees of GenTek and its Subsidiaries of Qualified Equity Interests, to the extent such Net Cash Proceeds are not and have not been included in any calculation under clause (c)(2) of the first paragraph (a) or under any clause (other than clause (v)) of the second paragraph of the covenant described under ' -- Covenants -- Limitation on Restricted Payments.'

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
        'PERMITTED HEDGING OBLIGATIONS' means any Hedging Obligations that are Incurred (a) in the ordinary course of business and (b) for the purpose of hedging (x) interest rate risk to GenTek or any Restricted Subsidiary with respect to any fixed or floating rate Indebtedness of GenTek or any Restricted Subsidiary (including all Hedging Obligations Incurred in connection with the Credit Facility), (y) currency risk to GenTek or any Restricted Subsidiary in the ordinary course of business or (z) the risk to GenTek and the Restricted Subsidiaries of fluctuations in the cost of raw materials, energy inputs or other commodities used in the ordinary course of business of GenTek and the Restricted Subsidiaries.

        'PERMITTED HOLDER' means Paul M. Meister, Paul M. Montrone, Richard R. Russell and their respective Permitted Designees.

        'PERMITTED INDEBTEDNESS' means:

(1) the Incurrence by GenTek or any Restricted Subsidiary of Indebtedness under the Credit Facility; provided that the aggregate principal amount of Indebtedness (with letters of credit being deemed to have a principal amount at any time equal to the aggregate then undrawn and unexpired amount thereof plus the aggregate amount of drawings thereunder that have not then been reimbursed) outstanding under the Credit Facility after giving effect to such Incurrence does not exceed an amount equal to:

      (a)  $550.0 million; plus

      (b) in the case of a Credit Facility constituting a refinancing (or a successive refinancing) of the initial Credit Facility, an amount equal to the amount of reasonable fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

(2) the Incurrence by GenTek or any Restricted Subsidiary of Indebtedness under the Notes, the Subsidiary Guarantees and the indenture;

(3) the Incurrence by GenTek or any Restricted Subsidiary of Purchase Money Indebtedness or Capital Lease Obligations; provided that, after giving effect to any such Incurrence, the aggregate principal amount (or accreted value, as applicable) of all outstanding Indebtedness Incurred under this clause (3), when aggregated with all outstanding Permitted Refinancing Indebtedness (including any successive refinancings) Incurred under clause
     (5) below to refinance Indebtedness Incurred under this clause (3), does not exceed at any time outstanding the greater of:

      (a)  $30.0 million; and

      (b)  5% of Consolidated Tangible Assets;

(4) (a) the Incurrence of Indebtedness by Foreign Subsidiaries; provided that the aggregate principal amount of all outstanding Indebtedness Incurred by Foreign Subsidiaries under this clause (4) does not exceed the greater of:

            (A)  $75.0 million; and

            (B)  15.0% of Consolidated Tangible Assets; and

     (b) guarantees by GenTek or any Restricted Subsidiary in respect of Indebtedness permitted by the foregoing clause (a);

(5) the Incurrence by GenTek or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness that was Incurred under the first paragraph hereof or clause (2) or (3) of this definition;

(6) the Incurrence or issuance by GenTek or any Restricted Subsidiary of intercompany Indebtedness or Preferred Equity Interests between or among GenTek and any of the Restricted Subsidiaries; provided that:

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
      (a) if GenTek is the obligor on any such Indebtedness to a Restricted Subsidiary such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes (unless Designated Senior Indebtedness expressly prohibits such subordination); and

      (b) (x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or Preferred Equity Interests being held by a Person other than GenTek or a Restricted Subsidiary thereof and (y) any sale or other transfer of any such Indebtedness or Preferred Equity Interests to a Person that is neither GenTek nor a Restricted Subsidiary thereof (other than to secure the Designated Senior Indebtedness) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness or issuance of Preferred Equity Interests by GenTek or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) Indebtedness arising from any agreement entered into by GenTek or any of the Restricted Subsidiaries providing for indemnification, purchase price adjustment, customary earn-out arrangements or similar obligations (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of the assets disposed of pursuant to an Asset Sale); provided that such Indebtedness is Incurred or assumed, to the extent applicable, in compliance with the 'Disposition of Proceeds of Asset Sales' covenant;

(8) the Incurrence by GenTek or any Restricted Subsidiary of Permitted Hedging Obligations;

(9) the Incurrence by GenTek or any Restricted Subsidiary of Indebtedness represented by trade letters of credit, reclamation, performance or surety bonds, completion guarantees or similar arrangements, in each case, in the ordinary course of business;

(10) the Incurrence by GenTek or any Restricted Subsidiary of additional Indebtedness and the issuance by any Restricted Subsidiary of Preferred Equity Interests in an aggregate principal amount or liquidation preference or other priority claim (or accreted value, as applicable) at any time outstanding not to exceed $50.0 million at any one time outstanding; and

(11) the issuance by GenTek of any Disqualified Equity Interests or any Restricted Subsidiary of any Preferred Equity Interests in connection with an Acquisition by GenTek or such Restricted Subsidiary, provided that the Fair Market Value of the Equity Interests issued does not exceed 30% of the Fair Market Value of the total consideration paid by GenTek and the Restricted Subsidiaries for such Acquisition.

     'PERMITTED INVESTMENTS' means:

(1) any Investment in GenTek, any Restricted Subsidiary or a Person that becomes a Restricted Subsidiary, or is merged with or into or consolidated with GenTek or a Restricted Subsidiary (provided GenTek or a Restricted Subsidiary is the survivor), as a result of or in connection with such Investment;

(2)  cash or Cash Equivalents;

(3) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

(4) loans and advances to employees made in the ordinary course of business not to exceed $3.0 million in the aggregate at any one time outstanding;

(5)  Permitted Hedging Obligations;

(6) bonds, notes, debentures or other securities received as consideration from any Asset Sale that is subject to and made in compliance with the covenant described under ' -- Covenants -- Disposition of Proceeds of Asset Sales', provided that, in the case of any Permitted Consideration (excluding Replacement Assets) received from any Asset Sale to the extent it exceeds 25% of the total

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     consideration received from such Asset Sale ('Excess Permitted
     Consideration'), such Excess Permitted Consideration shall not be permitted under this clause (f) but rather must be permitted under another clause or clauses of this definition or otherwise under the covenant 'Limitation on Restricted Payments';

(7) transactions with officers, directors and employees of GenTek or any Restricted Subsidiary entered into in compliance with ' -- Covenants -- Transactions with Affiliates' (including compensation or employee benefit arrangements with any such director or employee);

(8) any Investment to the extent that the consideration paid by GenTek or a Restricted Subsidiary therefor consists of Qualified Equity Interests of GenTek;

(9) to the extent not otherwise included in other clauses of this definition, Investments in Operating Partnerships or Unrestricted Subsidiaries or Investments representing Excess Permitted Consideration in an aggregate amount at any time outstanding not to exceed an amount equal to (a) the greater of (x) $75.0 million or (y) 15.0% of Consolidated Tangible Assets plus (b) to the extent not reinvested under this clause (9), any cash return of capital (whether realized as a result of payments from the respective Person in which the Permitted Investment was made, the receipt of net cash proceeds from the sale of the respective Permitted Investment or otherwise) realized on a Permitted Investment made after the Issue Date pursuant to this clause (9) (provided such amount under this subclause (b) shall be excluded from Consolidated Net Income for purposes of the covenant described under ' -- Covenants -- Limitation on Restricted Payments');

(10) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to GenTek or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(11) receivables owing to GenTek or any Restricted Subsidiary created in the ordinary course;

(12) Investments in the form of the sale (on a 'true sale' non-recourse basis, other than customary securitization undertakings) or the servicing of receivables transferred from GenTek or any Restricted Subsidiary, or transfers of cash, to an Accounts Receivable Subsidiary as a capital contribution or in exchange for Indebtedness of such Accounts Receivable Subsidiary or cash and Investments by an Accounts Receivable Subsidiary incurred in connection with the sale or financing of accounts receivable, in each case in the ordinary course of business and on customary terms;

(13) Investments in the Notes; and

(14) Investments in any Person not to exceed $20.0 million at any time outstanding.

        'PERMITTED JUNIOR SECURITIES' means any securities of GenTek or any other Person provided for by a plan of reorganization or readjustment succeeding to the assets and liabilities of GenTek that are (1) equity securities without special covenants or (2) subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the notes are subordinated as provided in the indenture, in any event pursuant to a court order so providing and as to which:

(1) the rate of interest on such securities shall not exceed the effective rate of interest on the notes on the date of the indenture;

(2) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the notes on the date of the indenture and

(3) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date one year following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued);

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provided that, in each case with respect to clauses (1) and (2) above, (x) if a new corporation results from any such reorganization or readjustment, such corporation assumes all Senior Indebtedness that will be outstanding after giving effect thereto and (y) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered or impaired, including, without limitation, such rights being impaired within the meaning of
Section 1124 of Title 11 of the United States Code, or any impairment of the right to receive interest accruing during the pendency of a bankruptcy or insolvency proceeding, including proceedings under Title 11 of the United States Code.

        'PERMITTED LIENS' means:

(1) Liens on property of a Person existing at the time such Person becomes a Subsidiary of GenTek (or at the time GenTek or a Restricted Subsidiary acquires such property) or is merged into or consolidated with GenTek or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of GenTek or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;

(2) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings;

(3) Liens existing on the Issue Date or provided for under written arrangements existing on the Issue Date;

(4)  Liens securing only the Notes;

(5)  Liens in favor of GenTek or any Restricted Subsidiary;

(6) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on GenTek and the Restricted Subsidiaries or that are being contested in good faith by appropriate proceedings; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(7) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of GenTek and the Restricted Subsidiaries;

(8) pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(9) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

(10) (A) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which GenTek or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto; and

     (B) any condemnation or eminent domain proceedings affecting any real property;

(11) Liens arising out of judgments, decrees, orders or awards not constituting any Event of Default in respect of which GenTek shall in good faith be prosecuting an appeal or proceedings for review,

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
     which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(12) Liens securing Hedging Obligations Incurred in compliance with the covenant described under ' -- Covenants -- Limitation on Incurrence of Indebtedness and Preferred Equity Interests';

(13) Liens securing Purchase Money Indebtedness; provided, however, that

      (a) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness),

      (b) such Liens do not extend to any other assets of GenTek or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved),

      (c) the Incurrence of such Indebtedness is permitted by ' -- Covenants -- Limitation on Incurrence of Indebtedness and Preferred Equity Interests' above and

      (d) such Liens attach within 180 days of such purchase, construction, installation, repair, addition or improvement;

(14) Liens to secure Indebtedness permitted by clause (4) of the definition of Permitted Indebtedness;

(15) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, 'refinancing') (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in this definition (other than clause (22) below) so long as such Lien does not extend to any other property (other than improvements thereto or proceeds or dividends or distributions in respect thereof);

(16) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice;

(17) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary;

(18) Liens securing Acquired Indebtedness, provided that such Liens do not extend to any other assets or property of GenTek or any Restricted Subsidiary;

(19) leases, subleases, licenses or sublicenses to third parties;

(20) any Lien with respect to the Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(21) Liens to secure Indebtedness or other obligations of an Accounts Receivable Subsidiary; and

(22) other Liens securing up to $20.0 million of Indebtedness (other than Subordinated Indebtedness or Pari Passu Indebtedness).

        'PERMITTED REFINANCING INDEBTEDNESS' means any Indebtedness of GenTek or any of the Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of GenTek or any of the Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable fees, underwriting discount, premiums and all other costs and expenses incurred in connection therewith);

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
(2) except in the case of Senior Indebtedness or Indebtedness of a Restricted Subsidiary, such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) if such Indebtedness being extended, refinanced, renewed, defeased or refunded, constitutes Preferred Equity Interests of a Restricted Subsidiary or Disqualified Equity Interests, then the Permitted Refinancing Indebtedness shall also constitute Capital Stock of the respective issuer of the Capital Stock being extended, refinanced, renewed, replaced, defeased or refunded.

        'PERSON' means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

        'POST-PETITION INTEREST' means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any bankruptcy, insolvency or liquidation proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such bankruptcy, insolvency or liquidation proceeding.

        'PREFERRED EQUITY INTEREST,' in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person. Preferred Equity Interests of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with GenTek or any Restricted Subsidiary) shall be deemed issued at such time.

        'PURCHASE AMOUNT' means the aggregate principal amount of the outstanding notes offered to be purchased by GenTek pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of the indenture requiring the Offer to Purchase).

        'PURCHASE DATE' means the settlement date for the purchase of notes in connection with an Offer to Purchase.

        'PURCHASE MONEY INDEBTEDNESS' means Indebtedness of GenTek or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the acquisition (whether directly or through the acquisition of the Equity Interests of any Person), leasing, construction or improvement of any property, plant or equipment used in the business of GenTek or any Restricted Subsidiary, provided that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost.

        'PURCHASE PRICE' means the purchase price to be paid by GenTek for each $1,000 aggregate principal amount of notes accepted for payment (as specified pursuant to the indenture).

        'QUALIFIED EQUITY INTEREST' in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

        'REDEMPTION DATE' means the date fixed for the redemption of the notes in accordance with 'Selection and Notice of Redemption.'

        'RELATED BUSINESS' means:

(1) those businesses in which GenTek or any of the Restricted Subsidiaries is engaged on the date of the Indenture, or that are similar or reasonably related, complementary or incidental thereto or extensions or developments thereof; and

(2) any business (the 'Other Business') which forms a part of a business (the 'Acquired Business') which is acquired by GenTek or any of the Restricted Subsidiaries if a portion of the Acquired Business meets the requirements of clause (1) of this definition.

        'REPLACEMENT ASSETS' means:

(1) properties and capital assets acquired, constructed or improved by GenTek or a Restricted Subsidiary for use in their business or in a Related Business, or

(2) Equity Interests in any Person acquired in an Acquisition if such Person thereby becomes a Restricted Subsidiary.

        'RESTRICTED SUBSIDIARY' means any Subsidiary of GenTek that has not been designated by the Board of Directors of GenTek, by a resolution of the Board of Directors of GenTek delivered to the trustee, as an Unrestricted Subsidiary pursuant to the covenant ' -- Designation of Unrestricted Subsidiaries' above. Any such designation may be revoked by a resolution of the Board of Directors of GenTek delivered to the Trustee, subject to the provisions of such covenant. An Accounts Receivable Subsidiary shall not constitute a Restricted Subsidiary.

        'REVOCATION' means a revocation by GenTek of any Designation of a Subsidiary as an Unrestricted Subsidiary.

        'SEC' means the Securities and Exchange Commission.

        'SENIOR INDEBTEDNESS' means, at any date,

(1)  all Obligations of GenTek under the Credit Facility;

(2)  all Hedging Obligations of GenTek;

(3)  all Obligations of GenTek under stand-by letters of credit; and

(4) all Obligations under other Indebtedness of GenTek including principal, premium, if any, and interest on such Indebtedness, unless the instrument under which such Indebtedness of GenTek for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include:

      (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local, foreign or other taxes;

      (b) any Indebtedness of GenTek to any Subsidiary of GenTek, unless and for so long as such Indebtedness has been pledged to secure Obligations under the Credit Facility or other Senior Indebtedness;

      (c) any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business;

      (d)  Indebtedness evidenced by the Notes;

      (e) Indebtedness of GenTek that is expressly subordinate or junior in right of payment to any other Indebtedness of GenTek;

      (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations), subleases or licenses or Management Agreements; and

      (g) any obligation that by operation of law is subordinate to any general unsecured obligations of GenTek.

        'SEPARATION AGREEMENTS' means, collectively, the Separation Agreement dated as of April 15, 1999 among the Company, GCG, General Chemical Corporation and GCIP, the Employee Benefits Agreement dated April 28, 1999 between GenTek and GCG, the Transition Support Agreement dated as of April 28, 1999 between GenTek and GCG, the Intellectual Property Agreement dated as of April 28, 1999 between GenTek, GCG, General Chemical Corporation and GCIP and the Tax Sharing Agreement dated April 28, 1999 between GenTek and GCG, and the Sublease Agreement, dated as of April 28,

1999, between General Chemical Corporation and GCIP, as the same may be amended, modified or replaced in accordance with the Indenture.

        'STATED MATURITY,' when used with respect to any note or any installment of interest thereon, means the date specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable.

        'SUBORDINATED INDEBTEDNESS' means, with respect to GenTek, any Indebtedness of the Company which is expressly subordinated in right of payment to the notes.

        'SUBSIDIARY' means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

        'SUBSIDIARY GUARANTEE' means the guaranty of GenTek's obligations under the indenture and the notes by a Subsidiary Guarantor pursuant to, and in accordance with, the indenture.

        'SUBSIDIARY GUARANTOR' means each Person that Incurs a Subsidiary Guarantee pursuant to the indenture in accordance with the terms thereof; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with the indenture, such Person ceases to be a Subsidiary Guarantor.

        'SURVIVING PERSON' means, with respect to any Person involved in a merger or consolidation or the sale, conveyance, assignment, transfer, lease or other disposal of all or substantially all of a Person's properties and assets, the Person formed by or surviving such merger or consolidation or receiving (whether through a sale, conveyance, assignment, transfer or other disposition) such properties or assets.

        'UNITED STATES GOVERNMENT OBLIGATIONS' means direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

        'UNRESTRICTED SUBSIDIARY' means any Subsidiary of GenTek designated as such pursuant to 'Covenants -- Designation of Unrestricted Subsidiaries' above. Any such designation may be revoked by a resolution of the Board of Directors of GenTek delivered to the Trustee, subject to the provisions of such covenant.

        'UNUTILIZED NET CASH PROCEEDS' has the meaning set forth in the third paragraph under 'Covenants -- Disposition of Proceeds of Asset Sales' above.

        'VOTING EQUITY INTERESTS' means Equity Interests in a corporation or other Person either:

(x) with voting power under ordinary circumstances entitling the holders thereof to vote for the election of the Board of Directors or other governing body of such corporation or Person; or

(y) for purposes of the definition of 'Change of Control' only, directly or indirectly accompanied with other rights to direct the policies, management or affairs of such Person pursuant to contract or otherwise.

        'WEIGHTED AVERAGE LIFE TO MATURITY' means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by
(2) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

        'WHOLLY OWNED RESTRICTED SUBSIDIARY' means any Restricted Subsidiary all of the outstanding Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by GenTek.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of material United States income tax consequences of the exchange of the old notes for the new notes and the ownership and disposition of the new notes. This summary applies only to a beneficial owner of a new note who acquires the new notes in exchange for old notes that such holder acquired for cash at the original offering from the initial purchasers and for the original offering price thereof.

        This summary is based on provisions of the Internal Revenue Code of 1986, existing and proposed Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

        This summary does not address the tax consequences to subsequent purchasers of the Notes and is limited to acquirors who hold the notes as 'capital assets' within the meaning of section 1221 of the Code. This summary does not address all of the tax consequences that may be relevant to particular acquirors in light of their personal circumstances, or to acquirors who are subject to special rules (such as banks and other financial institutions, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations, dealers in securities, persons who have hedged the interest rate on the notes, partnerships and other pass-through entities or persons whose functional currency is not the U.S. dollar). In addition, this summary does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular acquiror.

        As used herein, the term 'U.S. Holder' means a beneficial owner of a note that is, for U.S. federal income tax purposes:

(1)  a citizen or individual resident of the United States;

(2) a corporation created or organized in the United States or under the laws of the United States or of any state of the United States;

(3) an estate whose income is includable in gross income for U.S. federal income tax purposes regardless of its source; or

(4)  a trust if:

      (A) a court within the United States is able to exercise primary supervision over the administration of the trust; and

      (B) at least one U.S. person has authority to control all substantial decisions of the trust.

        PROSPECTIVE ACQUIRORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, AS WELL AS THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

THE EXCHANGE OFFER

        The exchange of an old note for a new note of a U.S. Holder pursuant to the exchange offer will not constitute a taxable exchange of the old notes, and thus a U.S. Holder will not recognize taxable gain or loss upon receipt of a new note. As a result, each U.S. Holder will have the same adjusted tax basis and holding period in the new notes as it had in the old notes immediately before the exchange.

INCOME TAXATION OF U.S. HOLDERS

        PAYMENT OF INTEREST ON THE NOTES. In general, interest paid on a note will be taxable to a U.S. Holder as ordinary interest income, as received or accrued, in accordance with such holder's regular method of accounting for federal income tax purposes.

        LIQUIDATED DAMAGES. Since the old notes provide for the payment of liquidated damages in the circumstances described in 'The Exchange Offer -- Our Obligations Under the Registration Rights Agreement,' the notes may be subject to special rules under the Treasury Regulations that are applicable to debt instruments that provide for one or more contingent payments. Under the Treasury Regulations, however, the special rules applicable to contingent payment debt instruments will not apply if, as of the issue date, the contingency is either 'remote' or 'incidental.' GenTek intends to take the position that, solely for these purposes, at the time of the original offering, the payment of liquidated damages was a remote or incidental contingency. GenTek's determination that such payments were a remote or incidental contingency for these purposes is binding on a U.S. Holder, unless such U.S. Holder discloses in the proper manner to the Internal Revenue Service that it is taking a different position. Prospective investors should consult their tax advisors as to the tax considerations relating to the payment of liquidated damages, in particular in connection with the Treasury Regulations relating to contingent payment interests.

        SALE, EXCHANGE OR RETIREMENT OF THE NOTES. Upon the sale, exchange, redemption, retirement at maturity or other disposition of a note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the sum of the cash and the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued interest, which will be taxable as ordinary income) and such holder's adjusted tax basis in the note.

        Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the holder's holding period for the note is more than one year.

        BACKUP WITHHOLDING AND INFORMATION REPORTING. In general, a U.S. Holder will be subject to backup withholding at the rate of 31% with respect to payments of interest, principal and premium, if any, paid on, and the proceeds of a disposition of, a note, unless the holder:

(1) is an entity that is exempt from withholding (including corporations, tax-exempt organizations and certain qualified nominees) and, when required, demonstrates this fact; or

(2) provides GenTek with its taxpayer identification number (which for an individual would be the holder's social security number), certifies under penalties of perjury that the taxpayer identification number provided to GenTek is correct and that the holder has not been notified by the Internal Revenue Service that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments of principal, premium and interest to U.S. holders that are not exempt entities will generally be subject to information reporting requirements.

A U.S. Holder who does not provide GenTek with its correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service.

        GenTek will report to U.S. holders and the Internal Revenue Service the amount of any 'reportable payments' (including any interest paid) and any amounts withheld with respect to the notes during the calendar year.

        The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against such holder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the Internal Revenue Service. Treasury Regulations, generally effective for payments made after December 31, 2000, modify the certification requirements for backup withholding. It is possible that GenTek and other withholding agents may request a new withholding exemption from holders in order to qualify for continued exemption from backup withholding under these new withholding regulations.

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
TAXATION OF NON-U.S. HOLDERS

        PAYMENT OF INTEREST ON THE NOTES. In general, payments of interest received by any holder of a note that is not a U.S. Holder will not be subject to a U.S. federal income tax (or any withholding thereof, except as described below under 'Backup Withholding and Information Reporting'), provided that:

(1)  under an exemption for portfolio interest,

      (A) the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of GenTek that is entitled to vote;

      (B) the holder is not a 'controlled foreign corporation' (generally, a non-U.S. corporation controlled by U.S. shareholders) that is related to GenTek actually or constructively through stock ownership; and

      (C)  either:

            (x) the beneficial owner of the note, under penalties of perjury, provides GenTek or its agent with the beneficial owner's name and address and certifies that it is not a U.S. person on Internal Revenue Service Form W-8 (or a suitable substitute or successor form); or

            (y) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the note and certifies to GenTek or its agent under penalties of perjury that such a Form W-8 (or suitable substitute or successor form) has been received by it from the beneficial owner or qualifying intermediary and furnishes the payor a copy thereof;

(2) the non-U.S. holder is subject to U.S. federal income tax with respect to the note on a net basis because payments received with respect to the note are effectively connected with the conduct of a trade or business within the United States by the holder (in which case the holder may also be subject to U.S. 'branch profits tax') and the holder provides General Chemical with a properly executed Internal Revenue Service Form 4224 or a successor form; or

(3) the non-U.S. holder is entitled to the benefits of an income tax treaty under which the interest is exempt from U.S. withholding tax and the holder or such holder's agent provides a properly executed Internal Revenue Service Form 1001 or a successor form claiming the exemption.

Payments of interest not exempt from U.S. federal income tax as described above will be subject to withholding at the rate of 30% (subject to reduction under the applicable income tax treaty).

        The new withholding regulations generally will be effective with respect to payments made after December 31, 2000. The new withholding regulations generally will not affect the certification rules described in the preceding paragraph, but will provide alternative methods for satisfying such requirements. The new withholding regulations may require that a non-U.S. holder (including a non-U.S. partnership or a partner thereof) obtain a taxpayer identification number and make certifications if interest in respect of a note is not portfolio interest and the non-U.S. holder wishes to claim a reduced rate of withholding under an income tax treaty. It is possible that GenTek and other withholding agents may request a new withholding exemption from non-U.S. holders in order to qualify for continued exemption from withholding under the new withholding regulations. Each non-U.S. holder should consult its own tax advisor regarding the application of the new withholding regulations.

        SALE, EXCHANGE OR RETIREMENT OF THE NOTES. A non-U.S. holder generally will not be subject to U.S. federal income tax (or withholding thereof) in respect of gain realized on the sale, exchange, redemption, retirement at maturity or other disposition of notes, unless:

(1) the gain is effectively connected with the conduct of a trade or business within the United States by the holder; or

(2) the holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met.

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
        With respect to a non-U.S. holder subject to U.S. federal income tax as described in the preceding paragraph, an exchange of a note for an exchange note will not be treated as a taxable exchange of the note. The old notes provide for the payment of liquidated damages in the circumstances described in 'The Exchange Offer -- Our Obligations Under The Registration Rights Agreement.' Non-U.S. holders should consult their tax advisors as to the tax considerations relating to debt instruments that provide for one or more contingent payments, in particular as to the availability of the exemption for portfolio interest, and the ability of holders to claim the benefits of income tax treaty exemptions from U.S. withholding tax on interest, in respect of such liquidated damages.

        BACKUP WITHHOLDING AND INFORMATION REPORTING. Under current Treasury Regulations, backup withholding and certain information reporting do not apply to payments made by GenTek or a paying agent to non-U.S. holders if the certification described under 'Payment of Interest on the Notes' is received, provided that the payor does not have actual knowledge that the holder is a U.S. person. If any payments of principal and interest are made to the beneficial owner of a note by or through the non-U.S. office of a non-U.S. custodian, non-U.S. nominee or other non-U.S. agent of such beneficial owner, or if the non-U.S. office of a non-U.S. 'broker' (as defined in applicable Treasury Regulations) pays the proceeds of the sale of a note or a coupon to the seller thereof, backup withholding and information reporting will not apply. Information reporting requirements (but not backup withholding) will apply, however, to a payment by a non-U.S. office of a broker that is a U.S. person, that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or that is a 'controlled foreign corporation' (generally, a non-U.S. corporation controlled by U.S. shareholders) with respect to the United States, unless the broker has documentary evidence in its records that the holder is a non-U.S. person and other conditions are met, or the holder otherwise establishes an exemption. Payment by a U.S. office of a broker is subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies under penalties of perjury that it is a non-U.S. person, or otherwise establishes an exemption. A non-U.S. holder may obtain a refund or a credit against such holder's U.S. federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the Internal Revenue Service.

        In addition, interest on a note owned by a non-U.S. holder may be required to be reported annually on IRS Form 1042S, in which case such form will be filed with the IRS and furnished to the holder.

        The new withholding regulations revise the procedures that withholding agents and payees must follow to comply with, or to establish an exemption, from these information reporting and backup withholding provisions for payments after December 31, 2000. It is possible that GenTek and other withholding agents may request a new withholding exemption from non-U.S. holders in order to qualify for continued exemption from backup withholding under the new withholding regulations. Each non-U.S. holder should consult its own tax advisor regarding the application to such holder of the new withholding regulations.

        ESTATE TAX. Subject to applicable estate tax treaty provisions, notes held at the time of death (or theretofore transferred subject to certain retained rights or powers) by an individual who at the time of death is a non-U.S. holder will not be included in such holder's gross estate for U.S. federal estate tax purposes, provided that (a) the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of GenTek entitled to vote and (b) the income on the notes is not effectively connected with the conduct of a U.S. trade or business by the individual.

                              PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. GenTek has agreed that, for a period of 180 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 180 days after the expiration of the exchange offer on January 12, 2000, all dealers effecting transactions in the new notes may be required to deliver a prospectus.
<R/>
        GenTek will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an 'underwriter' within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

        For a period of 180 days after the expiration date GenTek will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. GenTek has agreed to pay all expenses incident to the exchange offer including the expenses of one counsel for the holders of the old notes other than commissions or concessions of any broker-dealers and will indemnify the holders of the old notes including any broker-dealers against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

        The enforceability of the new notes will be passed on for GenTek by Debevoise & Plimpton, New York, New York.

                                    EXPERTS

        The consolidated financial statements as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in this prospectus and the related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of Noma Industries Limited as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in the Form 10, filed by GenTek, Inc., incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, Chartered Accountants, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of Krone AG as of December 31, 1998 and 1997 and for each of the two years in the period ended December 31, 1998 included in the Current Report on Form 8-K, filed

November 3, 1999 by GenTek, Inc., incorporated by reference in this prospectus have been audited by Deloitte & Touche GmbH, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                     FINANCIAL STATEMENTS OF NOMA AND KRONE

        We have filed the financial statements of Noma with the Commission as part of our Registration Statement on Form 10, which is incorporated herein by reference. We have also filed with the Commission the financial statements of Krone as part of our Current Report on Form 8-K filed on November 3, 1999, which also is incorporated herein by reference. We describe in the next paragraph how you can examine the information that we have filed or will file in the future with the Commission; in addition, we will send you copies of these and any other exhibits to the registration statement if you direct a request for copies to the address given in 'Important Information About This Prospectus' prior to the deadline stated in that section.

                      WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-4 to register with the Commission the new notes to be issued in exchange for the old notes. This prospectus is part of that registration statement. As allowed by the Commission's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

        Upon effectiveness of the registration statement of which this prospectus is a part, we will file annual, quarterly and other information with the Commission. You may read and copy any reports, statements and other information we file at the Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov.

        The indenture for the notes requires us to distribute to the holders of the notes annual reports containing our financial statements audited by our independent auditors and quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of each fiscal year.

                                  GENTEK INC.
                 INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                                                  PAGE
                                                                  ----
AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report................................           F-2

Consolidated Statements of Operations for the three years
  ended December 31, 1998...................................           F-3

Consolidated Balance Sheets at December 31, 1997 and 1998...           F-4

Consolidated Statements of Cash Flows for the three years
  ended December 31, 1998...................................           F-5

Consolidated Statements of Changes in Equity (Deficit) for
  the three years ended December 31, 1998...................           F-6

Notes to the Consolidated Financial Statements..............           F-7

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Statements of Operations for the three months
  ended September 30, 1998
  and 1999, and the nine months ended September 30, 1998 and
  1999......................................................          F-29

Consolidated Balance Sheets at December 31, 1998 and
  September 30, 1999........................................          F-30

Consolidated Statements of Cash Flows for the nine months
  ended September 30, 1998
  and 1999..................................................          F-31

Notes to the Unaudited Consolidated Financial Statements....          F-32

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
GENTEK INC.:

        We have audited the accompanying consolidated balance sheets of GenTek Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, changes in equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998. Our audits also included the financial statement schedule in the Index at Item 21. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and the financial statement schedule based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of GenTek Inc. and subsidiaries at December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP

Parsippany, New Jersey
February 11, 1999
(March 18, 1999 as to Notes 1 and 3 and July 12, 1999 as to Note 18)

                                  GENTEK INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1996       1997       1998
                                                              --------   --------   --------
Net revenues................................................  $330,120   $368,516   $443,919
Cost of sales...............................................   229,237    251,912    326,626
Selling, general and administrative expense.................    52,160     49,078     65,572
                                                              --------   --------   --------
  Operating profit..........................................    48,723     67,526     51,721
Interest expense............................................    10,747      8,855     14,624
Interest income.............................................     1,404      1,475      1,165
Foreign currency transaction (gains) losses.................       (83)       442        629
Other expense, net..........................................       263        169        320
                                                              --------   --------   --------
  Income from continuing operations before income taxes and
     extraordinary item.....................................    39,200     59,535     37,313
Income tax provision........................................    18,425     26,261     (3,756)
                                                              --------   --------   --------
  Income from continuing operations before extraordinary
     item...................................................    20,775     33,274     41,069
Income from discontinued operations (net of tax of
  $2,395)...................................................    25,833     23,041     10,299
                                                              --------   --------   --------
  Income before extraordinary item..........................    46,608     56,315     51,368
Extraordinary item  -- loss from extinguishment of debt (net
  of tax)...................................................     --         --         3,661
                                                              --------   --------   --------
  Net income................................................  $ 46,608   $ 56,315   $ 47,707
                                                              --------   --------   --------
                                                              --------   --------   --------
EARNINGS PER COMMON SHARE -- BASIC:
Income from continuing operations...........................  $    .98   $   1.55   $   1.95
Income from discontinued operations (net of tax)............      1.21       1.08        .49
Extraordinary item  -- loss from extinguishment of debt (net
  of tax)...................................................     --         --           .17
                                                              --------   --------   --------
  Net income................................................  $   2.19   $   2.63   $   2.27
                                                              --------   --------   --------
                                                              --------   --------   --------
EARNINGS PER COMMON SHARE -- ASSUMING DILUTION:
Income from continuing operations...........................  $    .95   $   1.48   $   1.88
Income from discontinued operations (net of tax)............      1.18       1.02        .47
Extraordinary item  -- loss from extinguishment of debt (net
  of tax)...................................................     --         --           .17
                                                              --------   --------   --------
  Net income................................................  $   2.13   $   2.50   $   2.18
                                                              --------   --------   --------
                                                              --------   --------   --------

      See the accompanying notes to the consolidated financial statements.

                                  GENTEK INC.
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1998
                                                              --------   --------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 20,401   $ 61,310
  Receivables, net..........................................    49,803     60,620
  Inventories...............................................    25,328     37,619
  Deferred income taxes.....................................     9,850     11,494
  Other current assets......................................       153        826
                                                              --------   --------
     Total current assets...................................   105,535    171,869
Property, plant and equipment, net..........................   160,154    196,526
Goodwill, net of amortization...............................    19,192     71,444
Other assets................................................    19,432     21,687
Net assets of discontinued operations.......................    85,505     75,292
                                                              --------   --------
     Total assets...........................................  $389,818   $536,818
                                                              --------   --------
                                                              --------   --------

              LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................  $ 32,116   $ 42,813
  Accrued liabilities.......................................    48,846     51,965
  Income taxes payable......................................     2,662      8,960
  Current portion of long-term debt.........................    17,392     50,802
                                                              --------   --------
     Total current liabilities..............................   101,016    154,540
Long-term debt..............................................   240,612    306,729
Other liabilities...........................................   142,429    130,245
                                                              --------   --------
     Total liabilities......................................   484,057    591,514
                                                              --------   --------
Equity (deficit):
  Preferred Stock, $.01 par value; authorized 10,000,000
     shares; none issued or outstanding.....................     --         --
  Common Stock, $.01 par value; authorized 100,000,000
     shares; issued and outstanding: 12,558,697 and
     12,654,489 shares at December 31, 1997 and 1998,
     respectively...........................................       126        127
  Class B Common Stock, $.01 par value; authorized
     40,000,000 shares; issued and outstanding: 9,758,421
     shares at December 31, 1997 and 1998...................        97         97
  Capital deficit...........................................  (183,814)  (182,563)
  Accumulated other comprehensive loss......................    (2,197)    (2,446)
  Retained earnings.........................................   118,855    162,378
  Treasury stock, at cost: 1,362,898 and 1,641,166 shares at
     December 31, 1997 and 1998.............................   (27,306)   (32,289)
                                                              --------   --------
     Total equity (deficit).................................   (94,239)   (54,696)
                                                              --------   --------
     Total liabilities and equity (deficit).................  $389,818   $536,818
                                                              --------   --------
                                                              --------   --------

      See the accompanying notes to the consolidated financial statements.

                                  GENTEK INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1996       1997       1998
                                                              --------   --------   --------
Cash flows from operating activities:
  Net income................................................  $ 46,608   $ 56,315   $ 47,707
  Adjustments to reconcile net income to net cash provided
     by operating activities:
       Depreciation and amortization........................    14,099     16,296     23,065
       Net loss on disposition/impairment of long-term
        assets..............................................       673        431     11,910
       Unrealized exchange (gain) loss......................        31      1,405      1,313
       Restricted unit plan costs...........................    11,319      1,302      1,309
       Loss on extinguishment of debt.......................     --         --         6,056
       Income from discontinued operations..................   (25,833)   (23,041)   (10,299)
       (Increase) decrease in receivables...................    (2,412)    (4,835)     1,216
       Increase in inventories..............................    (2,441)    (1,597)    (2,596)
       Increase (decrease) in accounts payable..............      (216)     1,944      6,241
       Decrease in accrued liabilities......................   (14,312)    (1,656)    (1,871)
       Increase in income taxes payable.....................       459      1,440      6,298
       Increase (decrease) in other liabilities and assets,
        net.................................................    10,862      8,175    (33,081)
                                                              --------   --------   --------
          Net cash provided by continuing operations........    38,837     56,179     57,268
                                                              --------   --------   --------
Cash flows from investing activities:
  Capital expenditures......................................   (19,231)   (26,203)   (33,737)
  Proceeds from sales or disposals of long-term assets......        43         63        767
  Payments from related parties.............................    14,000      --         --
  Cash provided by discontinued operations..................    16,392        331     20,512
  Acquisition of businesses net of cash acquired*...........     --       (30,130)   (90,935)
                                                              --------   --------   --------
          Net cash provided by (used for) investing
            activities......................................    11,204    (55,939)  (103,393)
                                                              --------   --------   --------
Cash flows from financing activities:
  Net proceeds from initial public offering.................    40,600      --         --
  Proceeds from long-term debt..............................    20,000     49,000    389,858
  Repayment of long-term debt...............................   (76,886)   (45,536)  (293,778)
  Payments to acquire treasury stock........................      (123)   (27,183)    (5,485)
  Exercise of stock options.................................     --         --           445
  Dividends.................................................    (1,668)    (5,368)    (4,184)
                                                              --------   --------   --------
          Net cash provided by (used for) financing
            activities......................................   (18,077)   (29,087)    86,856
                                                              --------   --------   --------
Effect of exchange rate changes on cash.....................        30       (843)       178
                                                              --------   --------   --------
Increase (decrease) in cash and cash equivalents............    31,994    (29,690)    40,909
Cash and cash equivalents at beginning of period............    18,097     50,091     20,401
                                                              --------   --------   --------
Cash and cash equivalents at end of period..................  $ 50,091   $ 20,401   $ 61,310
                                                              --------   --------   --------
                                                              --------   --------   --------
Supplemental information:
  Cash paid for income taxes................................  $ 23,051   $ 35,179   $ 19,754
                                                              --------   --------   --------
                                                              --------   --------   --------
  Cash paid for interest....................................  $ 22,809   $ 20,923   $ 29,353
                                                              --------   --------   --------
                                                              --------   --------   --------
* Purchase of businesses net of cash acquired:
     Working capital, other than cash.......................             $  3,110   $(14,303)
     Plant, property and equipment..........................              (43,007)   (36,436)
     Other assets...........................................              (19,593)   (41,622)
     Noncurrent liabilities.................................               29,360      1,426
                                                                         --------   --------
          Net cash used to acquire businesses...............             $(30,130)  $(90,935)
                                                                         --------   --------
                                                                         --------   --------

      See the accompanying notes to the consolidated financial statements.

                                  GENTEK INC.
             CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1998

                                                                              ACCUMULATED
                                                                                 OTHER
                                            CLASS B                          COMPREHENSIVE
                                   COMMON   COMMON    TREASURY    CAPITAL       INCOME       RETAINED               COMPREHENSIVE
                                   STOCK     STOCK     STOCK      DEFICIT       (LOSS)       EARNINGS     TOTAL        INCOME
                                   ------   -------   --------   ---------   -------------   --------   ---------   -------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Balance at December 31, 1995.....  $ 197     $--      $  --      $(237,140)     $(1,362)     $ 22,969   $(215,336)

  Net income.....................   --       --          --         --           --            46,608      46,608       46,608

  Foreign currency translation...   --       --          --         --              (73)        --            (73)         (44)
                                                                                                                       -------

  Comprehensive income...........   --       --          --         --           --             --         --          $46,564
                                                                                                                       -------
                                                                                                                       -------

  Dividends (per share $.125)....   --       --          --         --           --            (2,780)     (2,780)

  Proceeds from initial public
    offering.....................     25     --          --         40,575       --             --         40,600

  Conversion of common stock to
    Class B Common Stock.........   (197)     197        --         --           --             --         --

  Conversion of Class B Common
    Stock to common stock........     54      (54)       --         --           --             --         --

  Restricted unit plan grants,
    cancellations, tax benefits
    and other....................      1     --          --         11,350       --             --         11,351

  Purchase of treasury stock.....   --       --           (123)     --           --             --           (123)
                                   -----     ----     --------   ---------      -------      --------   ---------

Balance at December 31, 1996.....     80      143         (123)   (185,215)      (1,435)       66,797    (119,753)

  Net income.....................   --       --          --         --           --            56,315      56,315      $56,315

  Foreign currency translation...   --       --          --         --             (762)        --           (762)        (461)
                                                                                                                       -------

  Comprehensive income...........   --       --          --         --           --             --         --          $55,854
                                                                                                                       -------
                                                                                                                       -------

  Dividends (per share $.20).....   --       --          --         --           --            (4,257)     (4,257)

  Conversion of Class B Common
    Stock to common stock........     46      (46)       --         --           --             --         --

  Restricted unit plan grants,
    cancellations, tax benefits
    and other....................   --       --          --          1,401       --             --          1,401

  Purchase of treasury stock.....   --       --        (27,183)     --           --             --        (27,183)
                                   -----     ----     --------   ---------      -------      --------   ---------

Balance at December 31, 1997.....    126       97      (27,306)   (183,814)      (2,197)      118,855     (94,239)

  Net income.....................   --       --          --         --           --            47,707      47,707      $47,707

  Foreign currency translation...   --       --          --         --             (249)        --           (249)        (150)
                                                                                                                       -------

  Comprehensive income...........   --       --          --         --           --             --         --          $47,557
                                                                                                                       -------
                                                                                                                       -------

  Dividends (per share $.20).....   --       --          --         --           --            (4,184)     (4,184)

  Restricted unit plan grants,
    cancellations, tax benefits
    and other....................      1     --          --          1,313       --             --          1,314

  Purchase of treasury stock.....   --       --         (4,983)        (62)      --             --         (5,045)
                                   -----     ----     --------   ---------      -------      --------   ---------

Balance at December 31, 1998.....  $ 127     $ 97     $(32,289)  $(182,563)     $(2,446)     $162,378   $ (54,696)
                                   -----     ----     --------   ---------      -------      --------   ---------
                                   -----     ----     --------   ---------      -------      --------   ---------

                                  GENTEK INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 1 -- BASIS OF PRESENTATION

        GenTek Inc.'s ('GenTek' or the 'Company') manufacturing and performance products businesses (the 'GenTek Business') were formerly part of the businesses of The General Chemical Group Inc. (GCG). GCG separated the GenTek Business from GCG's soda ash and calcium chloride business (the Industrial Chemicals Business) through a spinoff (the 'Spinoff'). GCG accomplished the Spinoff by transferring the GenTek Business to GenTek, and distributing the common stock of GenTek to GCG's shareholders on April 30, 1999 (the 'Spinoff Date').

        Since the Spinoff Date, GCG and GenTek have been separate, stand-alone companies with GenTek operating the GenTek Business, and GCG operating the Industrial Chemicals Business. GenTek's common stock is listed on the New York Stock Exchange (under the symbol 'GK').

        The Spinoff has been treated as a reverse spinoff for financial statement purposes because a greater proportion of the former assets and operations of GCG are held by GenTek. Therefore, the Spinoff has been reflected, for financial statement presentation, as if GenTek formed a new company consisting of the Industrial Chemicals Segment and distributed the stock of the company as a dividend to GenTek's stockholders, with the assets and operations of the Performance Products and Manufacturing Segments remaining with GenTek. Accordingly, the GenTek financial statements reflect the financial position and results of operations of the Performance Products and Manufacturing Segments as continuing operations and the financial position and results of operations of the Industrial Chemicals Business as discontinued operations.

        For the purpose of governing certain ongoing relationships between GCG and GenTek after the Spinoff and to provide mechanisms for an orderly transition, GCG and GenTek have entered into various agreements. Management believes that the agreements are comparable to those which would have been reached in arm's length negotiations with unaffiliated parties.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        All highly liquid instruments purchased with a maturity of three months or less are considered to be cash equivalents.

        Inventories are valued at the lower of cost or market, using the last-in, first-out ('LIFO') method for most domestic production inventories and the first-in, first-out ('FIFO') or average-cost method for all other inventories. Production inventory costs include material, labor and factory overhead.

        Property, plant and equipment are carried at cost and are depreciated principally using the straight line method. Estimated lives range from 5 to 35 years for buildings and leasehold improvements and one to 20 years for machinery and equipment.

        The Company evaluates the recovery of long-lived assets not held for sale by measuring the carrying value of these assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future cash flows are not sufficient to recover the carrying value of such assets, the carrying values are adjusted to their fair values, which have been determined on a discounted cash flow basis. During 1998, based on these evaluations, the Company recorded an $11,600 impairment charge, which is included in cost of sales, primarily related to two of its manufacturing facilities in its Performance Products Segment.

        Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight line basis over a period which ranges from 25 to 35 years. The Company

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. As of December 31, 1997 and 1998, goodwill is reflected net of accumulated amortization of $400 and $2,671, respectively.

        Accruals for environmental liabilities are recorded based on current interpretations of environmental laws and regulations when it is probable that a liability has been incurred and the amount of such a liability can be reasonably estimated. Liabilities for environmental matters were $16,244 and $25,016 at December 31, 1997 and 1998, respectively. These amounts do not include estimated third-party recoveries nor have they been discounted.

        The Company does not hold or issue financial instruments for trading purposes. Amounts to be paid or received under interest swap agreements are recognized as increases or reductions in interest expense in the periods to which they relate.

        In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, 'Accounting for Derivative Instruments and Hedging Activities' ('FAS 133'). FAS 133 requires that all derivative instruments be measured at fair value and recognized in the balance sheet as either assets or liabilities. The Company is required to adopt FAS 133 for fiscal years beginning after June 15, 1999. The Company does not expect that the adoption of FAS 133 will have a material effect on the Company's results of operations or financial condition.

        The capital deficit at December 31, 1995 of $237,140 arose as a result of dividends and distributions in prior periods exceeding accumulated earnings and capital contributions.

        Certain prior-period amounts have been reclassified to conform with the current presentation.

NOTE 3 -- DISCONTINUED OPERATIONS

        Discontinued operations represent the Industrial Chemicals Business of GCG (see Note 1). An allocation of certain assets, liabilities and expenses has been made related to discontinued operations. In the opinion of management, expenses have been allocated to the discontinued operations in a reasonable and consistent basis using management's estimate of services provided to the discontinued business by GCG. General corporate overhead expenses have not been allocated to discontinued operations. However, such allocations are not necessarily indicative of the level of expenses which might have been incurred had the Industrial Chemicals Business been operating as a stand-alone entity during the periods presented or expected to be incurred after the spinoff.

        Prior to the Spinoff Date, the Industrial Chemicals Business participated in the Company's centralized cash management and financing program, and income from discontinued operations includes an allocation of net interest expense. Net interest expense has been allocated to the Industrial Chemicals Business assuming that the Industrial Chemicals Business' pro rata base borrowing requirements was $150,000 for all periods. The allocations were made consistently in each year, and management believes the allocations are reasonable. However, these interest costs would not necessarily be indicative of what the actual costs would have been had the Industrial Chemicals Business operated as a separate, stand-alone public entity. Subsequent to the Spinoff, the Industrial Chemicals Business is responsible for these cash management functions using its own resources or purchased services and will be responsible for the costs associated with operating a public company.

        The Industrial Chemicals Business' financial results include the costs incurred by The General Chemical Group pension and postretirement benefit plans for employees and retirees of the Industrial Chemicals Business. Also, the provision for income taxes has been determined as if the Industrial Chemicals Business had filed separate tax returns under its existing structure for the periods presented.

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

        The assets and liabilities of the Industrial Chemicals Business are classified on the balance sheet as 'Net assets of discontinued operations' and consist of the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1998
                                                              --------   --------
ASSETS
     Current assets:
          Cash and cash equivalents.........................  $  1,352   $  1,127
          Receivables, net..................................    72,917     58,601
          Inventories.......................................    20,630     25,508
          Deferred income taxes.............................     4,295      4,392
          Other current assets..............................     2,217      1,659
                                                              --------   --------
               Total current assets.........................   101,411     91,287
     Property, plant and equipment, net.....................   144,035    141,808
     Other assets...........................................    16,729     15,619
                                                              --------   --------
               Total assets from discontinued operations....  $262,175   $248,714
                                                              --------   --------
LIABILITIES
     Current liabilities:
          Accounts payable..................................  $ 29,216   $ 24,298
          Accrued liabilities...............................    24,412     25,146
          Income taxes payable..............................     1,914      1,988
                                                              --------   --------
               Total current liabilities....................    55,542     51,432
     Other liabilities......................................    77,827     78,561
     Minority interest......................................    43,301     43,429
                                                              --------   --------
               Total liabilities from discontinued
                 operations.................................   176,670    173,422
                                                              --------   --------
     Net assets of discontinued operations..................  $ 85,505   $ 75,292
                                                              --------   --------
                                                              --------   --------

        The results from operations of the Industrial Chemicals Business are reflected in the Statements of Operations as 'Income from Discontinued Operations' and are summarized as follows:

                                                                YEARS ENDED DECEMBER 31,
                                                             ------------------------------
                                                               1996       1997       1998
                                                             --------   --------   --------
Net revenues...............................................  $298,945   $289,700   $261,469
Cost of sales..............................................   198,802    204,769    202,338
Selling, general and administrative expense................    19,650     15,365     16,634
                                                             --------   --------   --------
Operating profit...........................................    80,493     69,566     42,497
Interest expense...........................................    13,001     12,747     11,747
Interest income............................................     1,029      1,029        930
Foreign currency transaction (gains) losses................       (86)       185        447
Other expense, net.........................................       441        285        524
                                                             --------   --------   --------
Income before minority interest and income taxes...........    68,166     57,378     30,709
Minority interest..........................................    31,635     24,253     16,666
                                                             --------   --------   --------
Income before income taxes.................................    36,531     33,125     14,043
Income tax provision.......................................    10,698     10,084      3,744
                                                             --------   --------   --------
     Net income............................................  $ 25,833   $ 23,041   $ 10,299
                                                             --------   --------   --------
                                                             --------   --------   --------

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 4 -- CAPITAL STOCK

        The Company's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $.01 per share, of which 11,195,799 and 11,013,323 were outstanding at December 31, 1997 and 1998, respectively, and 40,000,000 shares of Class B Common Stock, par value $.01 per share, which has ten votes per share, is subject to significant restrictions on transfer and is convertible at any time into Common Stock on a share-for-share basis, of which 9,758,421 shares were outstanding at December 31, 1997 and 1998. The Common Stock and Class B Common Stock are substantially identical, except for the disparity in voting power, restriction on transfer and conversion provisions.

        The Company's Preferred Stock, par value $.01 per share, consists of 10,000,000 authorized shares, none of which were outstanding at December 31, 1997 and 1998.

        During the second quarter of 1997, a former stockholder converted all
4.4 million shares of Class B Common Stock into an identical number of shares of Common Stock. On April 23, 1997, the Company purchased approximately 1.3 million shares of Common Stock from the same stockholder, at a price of $20 per share. During 1997 and 1998, the Company purchased 1,356,573 and 278,268 shares of Common Stock, respectively. These purchases were funded from the Company's cash balance and have been recorded as treasury stock.

NOTE 5 -- EARNINGS PER SHARE

        The computation of basic earnings per share is based on the weighted average number of common shares and contingently issuable shares outstanding during the period. The computation of diluted earnings per share assumes the foregoing and, in addition, the exercise of all stock options and restricted units, using the treasury stock method.

        The components of the denominator for basic earnings per common share and diluted earnings per common share are reconciled as follows:

                                                                    YEARS ENDED
                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1997         1998
                                                              ----------   ----------
Basic earnings per common share:
Weighted average common shares outstanding..................  21,424,401   21,048,240
                                                              ----------   ----------
                                                              ----------   ----------
Diluted earnings per common share:
Weighted average common shares outstanding..................  21,424,401   21,048,240
Options.....................................................   1,078,241      807,404
                                                              ----------   ----------
     Total..................................................  22,502,642   21,855,644
                                                              ----------   ----------
                                                              ----------   ----------

        Options to purchase 10,000 and 398,500 of common stock were outstanding during 1997 and 1998, respectively, but were not included in the computation of diluted earnings per common share because the exercise price was greater than the average market price of the common shares. The options, which expire during 2007 and 2008, were still outstanding at December 31, 1998.

NOTE 6 -- ACQUISITIONS

        On July 1, 1997 the Company acquired for $30,130 all of the outstanding stock of Peridot Holdings, Inc. ('Peridot'), a manufacturer and supplier of sulfuric acid and water treatment chemicals. On February 6, 1998, the Company acquired for $6,999 all of the outstanding stock of Sandco Automotive Ltd. ('Sandco'), a manufacturer of engine parts for the North American automobile industry and its aftermarket. On April 1, 1998, the Company acquired for $83,936 all of the outstanding stock of Reheis Inc. ('Reheis'), a leading producer and supplier of the active chemical ingredients in antiperspirants and over-the-counter antacids, as well as a supplier of pharmaceutical intermediates and other products.

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

Funding for these transactions was provided by existing cash and borrowings under the Company's existing credit facilities. The acquisitions were accounted for under the purchase method, and accordingly, the net assets and results of operations are included in the financial statements from the date of their respective acquisitions. The allocation of purchase price for the above-mentioned acquisitions are based on valuation information available to the Company which is subject to change as such information is finalized. Goodwill is being amortized on a straight line basis over a period which ranges from 25 to 35 years. Had the Sandco and Reheis acquisitions occurred as of January 1, 1997, net sales would have been $457,195 and $459,684 for 1997 and 1998, respectively; income before extraordinary items would have been $54,309 ($2.41 per share) and $50,717 ($2.32 per share) for 1997 and 1998, respectively; and net income would have been $54,309 ($2.41 per share) and $47,056 ($2.15 per share) for 1997 and 1998, respectively.

NOTE 7 -- INCOME TAXES

        Income from continuing operations before income taxes is as follows:

                                                               YEARS ENDED DECEMBER 31,
                                                              ---------------------------
                                                               1996      1997      1998
                                                              -------   -------   -------
United States...............................................  $36,433   $58,314   $34,150
Foreign.....................................................    2,767     1,221     3,163
                                                              -------   -------   -------
     Total..................................................  $39,200   $59,535   $37,313
                                                              -------   -------   -------
                                                              -------   -------   -------

        The components of the income tax provision are as follows:

                                                               YEARS ENDED DECEMBER 31,
                                                              ---------------------------
                                                               1996      1997      1998
                                                              -------   -------   -------
United States:
     Current................................................  $12,363   $24,669   $(3,532)
     Deferred...............................................    2,262    (3,120)   (3,776)
Foreign:
     Current................................................    1,117       589       911
     Deferred...............................................      (65)      (97)      (18)
State:
     Current................................................    2,262     4,890     3,470
     Deferred...............................................      486      (670)     (811)
                                                              -------   -------   -------
          Total.............................................  $18,425   $26,261   $(3,756)
                                                              -------   -------   -------
                                                              -------   -------   -------

        A summary of the components of deferred tax assets and liabilities is as follows:

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                1997             1998
                                                              --------         --------
Postretirement benefits.....................................  $ 19,390         $ 19,507
Nondeductible accruals......................................    35,888           43,830
Other.......................................................     2,472            3,372
                                                              --------         --------
     Deferred tax assets....................................    57,750           66,709
                                                              --------         --------
Property, plant and equipment...............................    28,788           32,977
Pensions....................................................     1,860            2,007
Inventory...................................................     3,754            3,437
Other.......................................................     1,048            2,965
                                                              --------         --------
     Deferred tax liabilities...............................    35,450           41,386
                                                              --------         --------
Net deferred tax assets.....................................  $ 22,300         $ 25,323
                                                              --------         --------
                                                              --------         --------

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

        The difference between the Company's effective income tax rate and the United States statutory rate is reconciled below:

                                                                           YEARS ENDED
                                                                           DECEMBER 31,
                                                                   ----------------------------
                                                                   1996       1997        1998
                                                                   -----      -----      ------
 U.S. federal statutory rate.................................       35.0%      35.0%      35.0%
 State income taxes, net of federal benefit..................        4.3        4.5         4.5
 Tax effect of foreign operations............................        6.7        4.1        (5.8)
 Reversal of provision for disputed items....................       --         --         (44.1)
 Other.......................................................        1.0         .5          .3
                                                                   -----      -----      ------
      Total..................................................       47.0%      44.1%      (10.1)%
                                                                   -----      -----      ------
                                                                   -----      -----      ------

        In connection with the Spinoff, GenTek entered into a tax sharing agreement with GCG which requires GenTek to indemnify and hold harmless GCG for consolidated tax liabilities attributable to periods before the Spinoff Date.

        The IRS examinations of the Company's federal income tax returns for 1990 and 1991 resulted in the issuance of a deficiency notice during 1995. The Company filed an administrative appeal with the IRS in 1995 contesting the items denoted in the deficiency notice. At December 31, 1997, the Company had accrued $25,388 for this notice, which was included in other liabilities on the balance sheet. During 1998 the Company entered into a settlement agreement with the IRS settling all items denoted in the original deficiency notice. The settlement agreement binds the IRS for all years subsequent to 1989 on the items denoted in the original deficiency notice. The Company recorded an income tax benefit of $19,527 in connection with the reversal of amounts previously accrued in connection with the deficiency notice settlement agreement.

NOTE 8 -- PENSION PLANS AND OTHER POSTRETIREMENT BENEFITS

        The Company maintains several defined benefit pension plans covering substantially all employees. A participating employee's annual postretirement pension benefit is determined by the employee's credited service and, in most plans, final average annual earnings with the Company. Vesting requirements are five years in the U.S. and two years in Canada. The Company's funding policy is to annually contribute the statutorily required minimum amount as actuarially determined. The Company also maintains several plans providing postretirement benefits other than pensions covering substantially all hourly and certain salaried employees. The Company funds these benefits on a pay-as-you-go basis. The long-term portion of accrued postretirement benefit cost related to continuing operations of $48,184 and $48,766 at December 31, 1997 and 1998, respectively, is included in other liabilities on the balance sheet.

                                                                              OTHER POSTRETIREMENT
                                                 PENSION BENEFITS                   BENEFITS
                                                   DECEMBER 31,                   DECEMBER 31,
                                          ------------------------------   ---------------------------
                                            1996       1997       1998      1996      1997      1998
                                          --------   --------   --------   -------   -------   -------
UNITED STATES:
Components of Net Periodic Benefit Cost
     Service Cost.......................  $  4,748   $  5,217   $  5,645   $ 1,455   $ 1,575   $ 1,568
     Interest Cost......................    13,125     13,873     14,935     3,587     3,896     4,046
     Expected Return on Plan Assets.....   (12,241)   (13,466)   (15,156)    --        --        --
          Amortization of Net Prior
          Service Cost..................       841        843        910    (1,604)   (1,604)   (1,604)
          (Gain)/Loss...................        80         46         10      (757)     (587)     (628)
                                          --------   --------   --------   -------   -------   -------
     Net Periodic Benefit Cost..........  $  6,553   $  6,513   $  6,344   $ 2,681   $ 3,280   $ 3,382
                                          --------   --------   --------   -------   -------   -------
                                          --------   --------   --------   -------   -------   -------

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

                                                                                 OTHER POSTRETIREMENT
                                                            PENSION BENEFITS           BENEFITS
                                                              DECEMBER 31,           DECEMBER 31,
                                                           -------------------   ---------------------
                                                             1997       1998       1997        1998
                                                           --------   --------   ---------   ---------
Change in Benefit Obligation
     Benefit Obligation at Prior Measurement Date........  $187,760   $203,495   $ 55,578    $ 57,522
     Service Cost........................................     5,217      5,533      1,575       1,568
     Interest Cost.......................................    13,873     14,856      3,896       4,046
     Actuarial (Gain)/Loss...............................       960     22,332     (1,800)       (948)
     Benefits Paid.......................................    (9,077)   (10,648)    (2,318)     (2,989)
     Plan Amendments.....................................       699      --         --          --
     Business Combinations...............................     4,063      1,333        591       --
                                                           --------   --------   --------    --------
     Benefit Obligation at Measurement Date..............  $203,495   $236,901   $ 57,522    $ 59,199
                                                           --------   --------   --------    --------
                                                           --------   --------   --------    --------

                                                                                 OTHER POSTRETIREMENT
                                                            PENSION BENEFITS           BENEFITS
                                                              DECEMBER 31,           DECEMBER 31,
                                                           -------------------   ---------------------
                                                             1997       1998       1997        1998
                                                           --------   --------   ---------   ---------
Change in Plan Assets
     Fair Value of Assets at Prior Measurement Date......  $166,661   $193,301   $  --       $  --
     Actual Return on Plan Assets........................    29,122     17,124      --          --
     Employer Contributions..............................     2,470      3,065      2,318       2,989
     Benefits Paid.......................................    (9,077)   (10,649)    (2,318)     (2,989)
     Business Combinations...............................     4,125      1,147      --          --
                                                           --------   --------   --------    --------
     Fair Value of Assets at Measurement Date............  $193,301   $203,988   $  --       $  --
                                                           --------   --------   --------    --------
                                                           --------   --------   --------    --------
Reconciliation of Funded Status
     Funded Status.......................................  $(10,194)  $(32,913)  $(57,522)   $(59,199)
     Unrecognized Net
          Transition (Asset)/Obligation..................     --            13      --          --
          Prior Service Cost.............................     7,091      6,178    (11,104)     (9,500)
          (Gain)/Loss....................................   (23,796)    (3,540)    (8,309)     (8,629)
                                                           --------   --------   --------    --------
     Net Amount Recognized...............................  $(26,899)  $(30,262)  $(76,935)   $(77,328)
                                                           --------   --------   --------    --------
                                                           --------   --------   --------    --------

        The assumptions used in accounting for the plans in 1996, 1997 and 1998 were:

                                                                           PENSION PLANS
                                                              ---------------------------------------
                                                                 1996          1997          1998
                                                              -----------   -----------   -----------
Discount rate...............................................       7 1/2%        7 1/2%        6 3/4%
Long-term rate of return on assets..........................           9%            9%            9%
Average rate of increase in employee compensation...........           5%            5%            5%

        The assumption used in accounting for the medical plans in 1998 was an 8 percent health care cost trend rate (decreasing to 6 percent in the year 2001 and beyond). A one percent increase in the health care trend rate would increase the accumulated postretirement benefit obligation by $3,881 at year end 1998 and the net periodic cost by $330 for the year. A one percent decrease in the health care trend rate would decrease the accumulated postretirement benefit obligation by $4,206 at year end 1998 and the net periodic cost by $357 for the year.

        The assumption used in accounting for the plans in 1997 was a 10 percent health care cost trend rate (decreasing to 7 1/2 percent in the year 2000 and beyond).

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

        The dates used to measure plan assets and liabilities were October 31, 1997 and 1998 for all plans. Pension plan assets are invested primarily in stocks, bonds, short-term securities and cash equivalents.

                                                                               OTHER POSTRETIREMENT
                                                     PENSION BENEFITS                BENEFITS
                                                       DECEMBER 31,                DECEMBER 31,
                                                --------------------------   -------------------------
                                                 1996      1997     1998      1996      1997     1998
                                                -------   ------   -------   -------   ------   ------
CANADA:
Components of Net Periodic Benefit Cost
     Service Cost.............................  $ 1,494   $1,352   $ 1,463   $   310   $  302   $  332
     Interest Cost............................    3,727    3,868     3,789       864    1,032    1,014
     Expected Return on Plan Assets...........   (4,662)  (4,877)   (4,881)    --        --       --
     Amortization of Net Prior Service Cost...       92       90        84     --        --       --
     (Gain)/Loss..............................      467      432       458     --        --       --
                                                -------   ------   -------   -------   ------   ------
          Net Periodic Benefit Cost...........  $ 1,118   $  865   $   913   $ 1,174   $1,334   $1,346
                                                -------   ------   -------   -------   ------   ------
                                                -------   ------   -------   -------   ------   ------

                                                                                 OTHER POSTRETIREMENT
                                                             PENSION BENEFITS          BENEFITS
                                                               DECEMBER 31,          DECEMBER 31,
                                                             -----------------   ---------------------
                                                              1997      1998       1997        1998
                                                             -------   -------   ---------   ---------
Change in Benefit Obligation
     Benefit Obligation at Prior Measurement Date..........  $50,714   $55,493   $ 13,297    $ 14,631
     Service Cost..........................................    1,349     1,457        302         330
     Interest Cost.........................................    3,857     3,773      1,029       1,010
     Actuarial (Gain)/Loss.................................    3,977     5,823        592        (934)
     Foreign Currency Translation..........................     (899)   (3,701)      (235)       (977)
     Benefits Paid.........................................   (3,505)   (3,240)      (354)       (370)
                                                             -------   -------   --------    --------
          Benefit Obligation at Measurement Date...........  $55,493   $59,605   $ 14,631    $ 13,690
                                                             -------   -------   --------    --------
                                                             -------   -------   --------    --------
Change in Plan Assets
     Fair Value of Assets at Prior Measurement Date........  $59,940   $66,181   $  --       $  --
     Actual Return on Plan Assets..........................   10,611     2,633      --          --
     Employer Contributions................................    1,085     1,643        354         370
     Foreign Currency Translation..........................   (1,950)   (4,412)     --          --
     Benefits Paid.........................................   (3,505)   (3,240)      (354)       (370)
                                                             -------   -------   --------    --------
          Fair Value of Assets at Measurement Date.........  $66,181   $62,805   $  --       $  --
                                                             -------   -------   --------    --------
                                                             -------   -------   --------    --------
Reconciliation of Funded Status
     Funded Status.........................................  $11,576   $ 3,201   $(14,631)   $(13,691)
     Unrecognized Net Prior Service Cost...................      834       695      --          --
     (Gain)/Loss...........................................    6,392    13,560      1,340         316
                                                             -------   -------   --------    --------
          Net Amount Recognized............................  $18,802   $17,456   $(13,291)   $(13,375)
                                                             -------   -------   --------    --------
                                                             -------   -------   --------    --------

        The assumptions used in accounting for the plans in 1996, 1997 and 1998 were:

                                                                           PENSION PLANS
                                                              ---------------------------------------
                                                                 1996          1997          1998
                                                              -----------   -----------   -----------
Estimated discount rate.....................................           8%        7 1/2%        6 3/4%
Estimated long-term rate of return on assets................           9%            9%            9%
Average rate of increase in employee compensation...........       5 1/4%        5 1/4%        5 1/4%

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

        The assumption used in accounting for the medical plans in 1998 was an
8.4 percent health care cost trend rate (decreasing to 6 percent in the year 2003 and beyond). A one percent increase in the health care trend rate would increase the accumulated postretirement benefit obligation by $2,803 at year end 1998 and the net periodic cost by $289 for the year. A one percent decrease in the health care trend rate would decrease the accumulated postretirement benefit obligation by $2,209 at year end 1998 and the net periodic cost by $223 for the year.

        The assumption used in accounting for the plans in 1997 was a 10 percent health care cost trend rate (decreasing to 7 1/2 percent in the year 2003 and beyond).

        The dates used to measure plan assets and liabilities were October 31, 1997 and 1998 for all plans. Plan assets are invested primarily in stocks, bonds, short-term securities and cash equivalents.

        Following the Spinoff, the Industrial Chemicals Business and the GenTek Business assumed responsibility for pension and other postretirement benefits for retirees whose last work assignment was with their respective business and the active employees of each or their respective businesses. Separate defined benefit plans have been established for both companies, with assets included in trusts under qualified pension plans being divided between the trusts. Each domestic plan received the legally required funding as specified under the Employee Retirement Income Security Act of 1974 and foreign plans received funding as specified under the applicable statutory requirements.

        GCG's net periodic benefit cost for pension and other postretirement benefits disclosed above includes amounts related to the Industrial Chemicals Business retirees who participated in certain of the Company's defined benefits and postretirement benefits plans. GCG's periodic benefit cost has been allocated to the Industrial Chemicals Business and is included in 'Discontinued Operations' in the Statement of Operations. Periodic benefit cost allocated to discontinued operations was $5,400, $5,380 and $4,618 for 1998, 1997 and 1996, respectively.

NOTE 9 -- COMMITMENTS AND CONTINGENCIES

        Future minimum rental payments for operating leases (primarily for transportation equipment, offices and warehouses) related to continuing operations having initial or remaining noncancellable lease terms in excess of one year as of December 31, 1998 are as follows:


YEARS ENDING
DECEMBER 31,
------------
1999........................................................  $ 5,180
2000........................................................    4,286
2001........................................................    2,188
2002........................................................    1,901
2003 and thereafter.........................................    1,883
                                                              -------
                                                              $15,438
                                                              -------
                                                              -------

        Rental expense for the years ended December 31, 1996, 1997 and 1998 was $4,239, $4,621, and $5,632, respectively.

        Environmental Matters. Accruals for environmental liabilities are recorded based on current interpretations of applicable environmental laws and regulations when it is probable that a liability has been incurred and the amount of such liability can be reasonably estimated. Estimates are established based upon information available to management to date, the nature and extent of the environmental liability, the Company's experience with similar activities undertaken, estimates obtained from outside consultants and the legal and regulatory framework in the jurisdiction in which the liability arose. The potential costs related to environmental matters and their estimated impact on future operations are difficult to predict due to the uncertainties regarding the extent of any required remediation, the complexity

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

and interpretation of applicable laws and regulations, possible modification of existing laws and regulations or the adoption of new laws or regulations in the future, and the numerous alternative remediation methods and their related varying costs. The material components of the Company's environmental accruals include potential costs, as applicable, for investigation, monitoring, remediation and ongoing maintenance activities at any affected site. Accrued liabilities for environmental matters were $16,244 and $20,116 at December 31, 1997 and 1998, respectively. These amounts do not include estimated third-party recoveries nor have they been discounted.

        Avtex Site at Front Royal, Virginia. On March 22, 1990, the EPA issued to the Company a Notice of Potential Liability pursuant to Section 107(a) of CERCLA (the 'Notice') with respect to a site located in Front Royal, Virginia (the 'Avtex Site'), owned at the time by Avtex Fibers Front Royal, Inc., which has filed for bankruptcy. A sulfuric acid plant adjacent to the main Avtex Site was previously owned and operated by the Company. On September 30, 1998, the EPA issued an administrative order under Section 106 of CERCLA (the 'Order'), which requires the Company, AlliedSignal, Inc. and Avtex to undertake certain removal actions at the acid plant. On October 19, 1998, the Company delivered to the EPA written notice of its intention to comply with the Order, subject to numerous defenses. The requirements of the Order include preparation of a study to determine the extent of any contamination at the acid plant site. The Company has provided for the estimated costs of $1,600 for these activities in its accrual for environmental liabilities relating to the Order. The Company is working cooperatively with the EPA with respect to compliance with the Order and believes that such compliance will not have a material effect on the Company's results of operations or financial condition.

        In addition to the matters discussed above, the Company is involved in other claims, litigation, administrative proceedings and investigations and remediation relative to environmental matters. Although the amount of any ultimate liability which could arise with respect to these matters cannot be accurately predicted, it is the opinion of management, based upon currently available information and the accruals established, that any such liability will have no material adverse effect on the Company's financial condition, results of operations or cash flows.

NOTE 10 -- RELATED PARTY TRANSACTIONS

MANAGEMENT AGREEMENT

        Prior to the Spinoff, GCG was party to a management agreement with Latona Associates (which is controlled by a stockholder of GCG) under which GCG receives corporate supervisory and administrative services and strategic guidance for a quarterly fee of $1,018, $1,099 and $1,195 per quarter for the years 1996, 1997 and 1998, respectively.

        Latona has agreed to provide its services separately to GenTek and GCG. GenTek will pay Latona, subsequent to the Spinoff, a quarterly fee of $1,125, to be adjusted after 1999 for increases in the U.S. consumer price index. In addition, if Latona provides advisory services to GenTek in connection with any acquisition, business combination or other strategic transaction, GenTek will pay Latona Associates additional fees comparable with fees received by investment banking firms for such services. During 1998, the Company paid Latona $500 in connection with the acquisition of Reheis. This agreement expires on December 31, 2004.

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 11 -- ADDITIONAL FINANCIAL INFORMATION

        The following are summaries of selected balance sheet items:

                                                                  DECEMBER 31,
                                                              ---------------------
                                                               1997          1998
                                                              -------       -------
Receivables
Trade.......................................................  $51,730       $62,810
Other.......................................................    1,626         1,536
Allowance for doubtful accounts.............................   (3,553)       (3,726)
                                                              -------       -------
                                                              $49,803       $60,620
                                                              -------       -------
                                                              -------       -------
Inventories
Raw materials...............................................  $ 8,093       $11,395
Work in process.............................................    3,090         6,049
Finished products...........................................    9,999        15,706
Supplies and containers.....................................    4,146         4,469
                                                              -------       -------
                                                              $25,328       $37,619
                                                              -------       -------
                                                              -------       -------

        Inventories valued at LIFO amounted to $16,835 and $17,450 at December 31, 1997 and 1998, respectively, which were below estimated replacement cost by $615 and $730, respectively. The impact of LIFO liquidations in 1996, 1997 and 1998 was not significant.

                                                                  DECEMBER 31,
                                                            ------------------------
                                                              1997           1998
Property, Plant and Equipment                               --------       ---------
Land and improvements.....................................  $ 20,876       $  26,219
Machinery and equipment...................................   194,992         261,260
Buildings and leasehold improvements......................    31,637          43,912
Construction in progress..................................    10,111          19,178
                                                            --------       ---------
                                                             257,616         350,569
Less accumulated depreciation and amortization............   (97,462)       (154,043)
                                                            --------       ---------
                                                            $160,154       $ 196,526
                                                            --------       ---------
                                                            --------       ---------

                                                                  DECEMBER 31,
                                                              ---------------------
                                                               1997          1998
Accrued Liabilities                                           -------       -------
Wages, salaries and benefits................................  $17,820       $17,616
Taxes, other than income taxes..............................    2,867         3,256
Other.......................................................   28,159        31,093
                                                              -------       -------
                                                              $48,846       $51,965
                                                              -------       -------
                                                              -------       -------

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 12 -- LONG-TERM DEBT

        Long-term debt consists of the following:

                                                                               DECEMBER   DECEMBER
                                                                  MATURITIES     1997       1998
                                                                  ----------   --------   --------
    Bank Term Loan A -- floating rate...........................  2000-2004    $  --      $100,000
    Bank Term Loan B -- floating rate...........................  1999-2006       --       199,000
    Bank Term Loan -- floating rate.............................  1999-2001      65,217      --
    Senior Subordinated Notes -- 9.25%..........................       2003     100,000      --
    Canada Senior Notes -- 9.09%................................       1999      50,787     48,269
    $130,000 U.S. Revolving Credit Facility -- floating rate....                 42,000      --
    General Chemical Canada Limited
      Revolving Credit Facility -- floating rate................       2000       --         3,877
    Other Debt -- floating rate.................................                  --         6,385
                                                                               --------   --------
         Total Debt.............................................                258,004    357,531
         Less: Current Portion..................................                 17,392     50,802
                                                                               --------   --------
         Net Long-Term Debt.....................................               $240,612   $306,729
                                                                               --------   --------
                                                                               --------   --------

        As of December 31, 1998, aggregate maturities of long-term debt for each of the years in the five year period ending December 31, 2003 were $50,802, $11,780, $19,700, $13,250 and $23,250.

        On June 15, 1998 the Company entered into a new credit facility consisting of a $100,000 Term Loan ('Term Loan A') maturing on June 15, 2004, a $200,000 Term Loan ('Term Loan B') maturing on June 15, 2006 and a $300,000 Revolving Credit Facility maturing on June 15, 2004. The term loans and revolving credit facility bear interest at a rate equal to a spread over a reference rate. The rate in effect at December 31, 1998 for Term Loan A and Term Loan B was 6.25 percent and 7.25 percent, respectively. Term Loan A is payable in consecutive quarterly installments commencing March 31, 2000. Term Loan B is payable in consecutive quarterly installments commencing September 30, 1998. The facility is secured by a first priority security interest in all of the capital stock of the Company's domestic subsidiaries and 65 percent of the capital stock of the Company's foreign subsidiaries.

        General Chemical Canada Limited has a C$15,000 Revolving Credit Facility maturing June 22, 2000. This facility bears interest at a rate equal to a spread over a reference rate.

        Commitment fees paid for the above-mentioned facilities were $414, $274, and $446 for 1996, 1997 and 1998, respectively.

NOTE 13 -- STOCK OPTION PLAN AND RESTRICTED UNIT PLAN

        The Company's 1996 Stock Option and Incentive Plan (the 'Plan') provides for the issuance of up to 2,200,000 shares of Common Stock. The Plan authorizes the granting of incentive and nonqualified stock options, stock appreciation rights, restricted and unrestricted stock and performance share awards to executives, directors and other key persons. Any incentive stock options granted under the Plan must have an exercise price at least equal to the market value of the shares on the day the option is granted and a maximum term of 10 years.

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

        Information with respect to all stock options is summarized below:

                                                                          AVERAGE OPTION
                                                                            PRICE PER
                                                               SHARES         SHARE
                                                              ---------   --------------
Options Outstanding at December 31, 1995....................     --           $--
     Options Granted........................................  1,281,000        17.66
     Options Exercised......................................     --           --
     Options Forfeited......................................     10,000        17.50
                                                              ---------
Options Outstanding at December 31, 1996....................  1,271,000        17.66
     Options Granted........................................    100,000        22.70
     Options Exercised......................................     --           --
     Options Forfeited......................................     29,800        18.23
                                                              ---------
Options Outstanding at December 31, 1997....................  1,341,200        18.02
     Options Granted........................................    398,500        23.72
     Options Exercised......................................     25,200        17.67
     Options Forfeited......................................     35,000        18.24
                                                              ---------
Options Outstanding at December 31, 1998....................  1,679,500       $19.37
                                                              ---------
                                                              ---------

        The Company applies APB Opinion 25 in accounting for the Plan. Had compensation cost for this plan been determined under FASB Statement No. 123, the Company's net income for 1996 would have been reduced to $45,623 with basic earnings per common share of $2.14 and diluted earnings per share of $2.08. Net income for 1997 would have been reduced to $55,140 with basic earnings per common share of $2.57 and diluted earnings per share of $2.45. Net income for 1998 would have been reduced to $45,857 with basic earnings per common share of $2.18 and diluted earnings per share of $2.10. For purposes of this calculation, the fair value of each option grant was estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions used for 1996, 1997 and 1998, respectively: dividend yield of 1.0 percent, 0.7 percent and 1.5 percent, respectively; expected volatility of 27 percent, 41 percent and 42 percent, respectively; weighted average risk-free interest rate of 6.42 percent,
5.50 percent and 4.65 percent, respectively; and, weighted average expected lives of six years. All options granted under the stock option plan had an exercise price equal to the market price of the Company's stock on the grant date.

        The Company's Restricted Unit Plan provides for the issuance of 850,000 units, with each unit representing one share of Common Stock to be issued to the participant upon the occurrence of certain conditions ('vesting') unless the participant elects to defer receipt thereof. All awards are subject to a five year vesting schedule under which a portion of each participant's award vests annually over a five year period. Dividend equivalents on outstanding units accrue to the benefit of the participants and are paid at the time dividends are paid to Common Stockholders. These units were awarded during the second quarter of 1996 in replacement of the rights earned by participants beginning in 1989 under the Phantom Equity Plan and certain other prior equity programs of the Company which were then terminated. The Company recorded a charge to income of $11,319, $1,302 and $1,309 for 1996, 1997 and 1998, respectively.

NOTE 14 -- FINANCIAL INSTRUMENTS

SWAP AGREEMENTS

        The Company does not enter into financial instruments for trading purposes. The Company periodically enters into interest rate swap agreements to effectively convert a portion of its floating-rate to fixed-rate debt in order to reduce the Company's exposure to movements in interest rates. Such agreements involve the exchange of fixed and floating interest rate payments over the life of the

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

agreement without the exchange of the underlying principal amounts. Accordingly, the impact of fluctuations in interest rates on these interest rate swap agreements is fully offset by the opposite impact on the related debt. Swap agreements are only entered into with strong creditworthy counterparties. The swap agreements in effect were as follows:

                                                                                INTEREST RATE
                                                     NOTIONAL                -------------------
                   DECEMBER 31,                       AMOUNT    MATURITIES   RECEIVE(1)   PAY(2)
                   ------------                      --------   ----------   ----------   ------
    1997...........................................  $ 75,000   1998-1999       5.8%       6.8%
    1998...........................................  $100,000   1999-2006       5.6%       6.6%

------------

(1) Three-month LIBOR.
(2) Represents the weighted average rate.

        At December 31, 1998, the Company was also party to a currency and interest rate swap, which partially hedges the Company's Canadian subsidiary's
9.09 percent Senior Notes. The agreement, which matures in 1999, provides for the payment of C$48,400 at a fixed rate of 7.54 percent in exchange for the receipt of US$35,000 at a fixed rate of 9.09 percent. Unrealized gains and losses on the currency portion of the swap are recognized and offset the foreign exchange gain or loss on the related debt in the consolidated statements of operations. Net amounts paid or received on the interest portion of the swap are accrued as adjustments to interest expense.

FAIR VALUE OF FINANCIAL INSTRUMENTS

        The estimated fair values of the Company's financial instruments are as follows:

                                                    DECEMBER 31, 1997       DECEMBER 31, 1998
                                                  ---------------------   ---------------------
                                                  CARRYING                CARRYING
                                                   AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                                  --------   ----------   --------   ----------
Long-term debt..................................  $258,004    $262,918    $357,531    $357,737
Unrealized gain on swap agreements..............  $  --       $    521    $  --       $    309

        The fair values of cash and cash equivalents, receivables and payables approximate their carrying values due to the short-term nature of the instruments.

        The fair value of the Company's long-term debt was based on quoted market prices for publicly traded notes and discounted cash flow analyses on its nontraded debt. The fair value of the Company's interest rate swap agreements is the estimated amount the Company would have to pay or receive to terminate the swap agreements based upon quoted market prices as provided by financial institutions which are counterparties to the swap agreements.

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 15 -- GEOGRAPHIC AND INDUSTRY SEGMENT INFORMATION

        The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

        Geographic area information for continuing operations is summarized as follows:

                               TOTAL REVENUES                OPERATING PROFIT         IDENTIFIABLE ASSETS
                       ------------------------------   ---------------------------   -------------------
                         1996       1997       1998      1996      1997      1998       1997       1998
                       --------   --------   --------   -------   -------   -------   --------   --------
United States(1).....  $318,946   $358,774   $423,441   $46,052   $66,342   $47,734   $298,926   $437,892
Foreign(2)...........    17,228     15,710     26,173     2,671     1,184     3,987      5,387     23,634
Elimination(3).......    (6,054)    (5,968)    (5,695)    --        --        --         --         --
                       --------   --------   --------   -------   -------   -------   --------   --------
                       $330,120   $368,516   $443,919   $48,723   $67,526   $51,721   $304,313   $461,526
                       --------   --------   --------   -------   -------   -------   --------   --------
                       --------   --------   --------   -------   -------   -------   --------   --------

------------

(1) Includes export sales of $4,946, $5,430 and $4,914 for the years ended December 31, 1996, 1997 and 1998, respectively.

(2) Principally Canada.

(3) Sales between geographic areas are recorded at prices comparable to market prices charged to third-party customers and are eliminated in consolidation.

        Industry segment information for continuing operations is summarized as follows:

                                                                 TOTAL REVENUES                OPERATING PROFIT
                                                         ------------------------------   ---------------------------
                                                           1996       1997       1998      1996      1997      1998
                                                           ----       ----       ----      ----      ----      ----
                                                                                             (unaudited)
Performance Products...................................  $240,895   $260,351   $315,787   $43,202   $48,292   $25,711
Manufacturing..........................................    89,225    108,165    128,132    12,472    23,531    30,649
                                                         --------   --------   --------   -------   -------   -------
    Total Segment......................................   330,120    368,516    443,919    55,674    71,823    56,360
Eliminations and other corporate expenses..............     --         --         --       (6,951)   (4,297)   (4,639)
                                                         --------   --------   --------   -------   -------   -------
Consolidated...........................................  $330,120   $368,516   $443,919   $48,723   $67,526   $51,721
                                                         --------   --------   --------
                                                         --------   --------   --------
Interest expense.......................................                                    10,747     8,855    14,624
Other income, net......................................                                    (1,224)     (864)     (216)
                                                                                          -------   -------   -------
Consolidated income from continuing operations before
  income taxes and extraordinary item..................                                   $39,200   $59,535   $37,313
                                                                                          -------   -------   -------
                                                                                          -------   -------   -------

                                                       CAPITAL EXPENDITURES       DEPRECIATION AND AMORTIZATION
                                                    ---------------------------   ------------------------------
                                                     1996      1997      1998       1996       1997       1998
                                                     ----      ----      ----       ----       ----       ----
Performance Products..............................  $17,612   $23,563   $24,260   $11,332    $13,688    $19,763
Manufacturing.....................................    1,619     2,640     9,477     2,767      2,608      3,302
                                                    -------   -------   -------   -------    -------    -------
Consolidated......................................  $19,231   $26,203   $33,737   $14,099    $16,296    $23,065
                                                    -------   -------   -------   -------    -------    -------
                                                    -------   -------   -------   -------    -------    -------

                                                              IDENTIFIABLE ASSETS
                                                              -------------------
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1998
                                                                ----       ----
Performance Products........................................  $245,734    381,202
Manufacturing...............................................    56,586     78,267
Corporate...................................................     1,993      2,057
                                                              --------   --------
Consolidated................................................  $304,313   $461,526
                                                              --------   --------
                                                              --------   --------

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 16 -- SUMMARIZED FINANCIAL INFORMATION

        The Company has issued its Senior Subordinated Notes due 2009 which are fully and unconditionally guaranteed, on a joint and several basis, by all of the Company's wholly owned, domestic subsidiaries ('Subsidiary Guarantors'). The non-guarantor subsidiaries are foreign or are part of the Industrial Chemicals Business which are no longer part of GenTek as a result of the Spinoff.

        The following condensed consolidating financial information illustrates the composition of the combined Subsidiary Guarantors. The Company believes that the separate complete financial statements of the respective guarantors would not provide additional material information which would be useful in assessing the financial composition of the Subsidiary Guarantors.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1996

                                                    SUBSIDIARY   NON-GUARANTOR
                                         PARENT     GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         ------     ----------   ------------    ------------   ------------
Net revenues..........................  $  --       $ 312,895      $  17,225       $ --          $ 330,120
Cost of sales.........................     --         216,661         12,576         --            229,237
Selling, general and administrative
  expenses............................      4,389      46,572          1,199         --             52,160
                                        ---------   ---------      ---------       --------      ---------
     Operating profit.................     (4,389)     49,662          3,450         --             48,723
Interest expense......................     --          10,747        --              --             10,747
Other (income) expense, net...........       (177)     (1,041)            (6)        --             (1,224)
                                        ---------   ---------      ---------       --------      ---------
     Income before continuing
       operations before income taxes
       and extraordinary item.........     (4,212)     39,956          3,456         --             39,200
Income tax provision..................     (1,594)     18,741          1,278         --             18,425
Equity in income from subsidiaries....     49,226      28,011        --             (77,237)        --
                                        ---------   ---------      ---------       --------      ---------
Income from continuing operations
  before extraordinary item...........     46,608      49,226          2,178        (77,237)        20,775
Income from discontinued operations
  (net of tax)........................     --          --             25,833         --             25,833
                                        ---------   ---------      ---------       --------      ---------
     Income before extraordinary
       item...........................     46,608      49,226         28,011        (77,237)        46,608
Extraordinary item (net of tax).......     --          --            --              --             --
                                        ---------   ---------      ---------       --------      ---------
     Net income.......................  $  46,608   $  49,226      $  28,011       $(77,237)     $  46,608
                                        ---------   ---------      ---------       --------      ---------
                                        ---------   ---------      ---------       --------      ---------

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1997

                                                    SUBSIDIARY   NON-GUARANTOR
                                         PARENT     GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         ------     ----------   ------------    ------------   ------------
Net revenues..........................  $  --       $ 352,806      $  15,710       $ --          $ 368,516
Cost of sales.........................     --         240,210         11,702         --            251,912
Selling, general and administrative
  expenses............................      2,562      45,335          1,181         --             49,078
                                        ---------   ---------      ---------       --------      ---------
     Operating profit.................     (2,562)     67,261          2,827         --             67,526
Interest expense......................     --           8,855        --              --              8,855
Other (income) expense, net...........         33        (901)             4         --               (864)
                                        ---------   ---------      ---------       --------      ---------
     Income before continuing
       operations before income taxes
       and extraordinary item.........     (2,595)     59,307          2,823         --             59,535
Income tax provision..................     (1,111)     26,329          1,043         --             26,261
Equity in income from subsidiaries....     57,799      24,821        --             (82,620)        --
                                        ---------   ---------      ---------       --------      ---------
     Income from continuing operations
       before extraordinary item......     56,315      57,799          1,780        (82,620)        33,274
Income from discontinued operations
  (net of tax)........................     --          --             23,041         --             23,041
                                        ---------   ---------      ---------       --------      ---------
     Income before extraordinary
       item...........................     56,315      57,799         24,821        (82,620)        56,315
Extraordinary item (net of tax).......     --          --            --              --             --
                                        ---------   ---------      ---------       --------      ---------
     Net income.......................  $  56,315   $  57,799      $  24,821       $(82,620)     $  56,315
                                        ---------   ---------      ---------       --------      ---------
                                        ---------   ---------      ---------       --------      ---------

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1998

                                                    SUBSIDIARY   NON-GUARANTOR
                                         PARENT     GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         ------     ----------   ------------    ------------   ------------
Net revenues..........................  $  --       $ 410,778      $  33,141       $ --          $ 443,919
Cost of sales.........................     --         301,347         25,279         --            326,626
Selling, general and administrative
  expenses............................      2,758      59,621          3,193         --             65,572
                                        ---------   ---------      ---------       --------      ---------
     Operating profit.................     (2,758)     49,810          4,669         --             51,721
Interest expense......................        455      13,790            379         --             14,624
Other (income) expense, net...........         30        (208)           (38)        --               (216)
                                        ---------   ---------      ---------       --------      ---------
     Income before continuing
       operations before income taxes
       and extraordinary item.........     (3,243)     36,228          4,328         --             37,313
Income tax provision..................     (1,469)     (3,599)         1,312         --             (3,756)
Equity in income from subsidiaries....     49,481      13,315        --             (62,796)        --
                                        ---------   ---------      ---------       --------      ---------
     Income from continuing operations
       before extraordinary item......     47,707      53,142          3,016        (62,796)        41,069
Income from discontinued operations
  (net of tax)........................     --          --             10,299         --             10,299
                                        ---------   ---------      ---------       --------      ---------
     Income before extraordinary
       item...........................     47,707      53,142         13,315        (62,796)        51,368
Extraordinary item (net of tax).......     --           3,661        --              --              3,661
                                        ---------   ---------      ---------       --------      ---------
     Net income.......................  $  47,707   $  49,481      $  13,315       $(62,796)     $  47,707
                                        ---------   ---------      ---------       --------      ---------
                                        ---------   ---------      ---------       --------      ---------

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

CONDENSED CONSOLIDATING BALANCE SHEET
DECEMBER 31, 1997

                                                    SUBSIDIARY   NON-GUARANTOR
                                          PARENT    GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                          ------    ----------   ------------    ------------   ------------
Current assets:
     Cash and cash equivalents.........  $     51    $ 20,350       $--            $ --           $ 20,401
     Receivables, net..................     --         47,010         2,793          --             49,803
     Inventories.......................     --         24,177         1,151          --             25,328
     Other current assets..............     --         10,003        --              --             10,003
                                         --------    --------       -------        --------       --------
          Total current assets.........        51     101,540         3,944          --            105,535
Property, plant and equipment, net.....     --        158,658         1,496          --            160,154
Goodwill, net of amortization..........     --         19,192        --              --             19,192
Intercompany receivable (payable)......   (51,394)     51,394        --              --             --
Investment in subsidaries..............   (40,856)     88,410        --             (47,554)        --
Other assets...........................     2,324      17,108        --              --             19,432
Net assets of discontinued
  businesses...........................     --         --            85,505          --             85,505
                                         --------    --------       -------        --------       --------
          Total assets.................  $(89,875)   $436,302       $90,945        $(47,554)      $389,818
                                         --------    --------       -------        --------       --------
                                         --------    --------       -------        --------       --------
Current liabilities:
     Accounts payable..................  $    379    $ 30,320       $ 1,417        $ --           $ 32,116
     Accrued liabilities...............     3,698      47,475           335          --             51,508
     Current portion of long-term
       debt............................     --         17,392        --              --             17,392
                                         --------    --------       -------        --------       --------
          Total current liabilities....     4,077      95,187         1,752          --            101,016
Long-term debt.........................     --        240,612        --              --            240,612
Other liabilities......................       287     141,359           783          --            142,429
                                         --------    --------       -------        --------       --------
          Total liabilities............     4,364     477,158         2,535          --            484,057
Equity (deficit).......................   (94,239)    (40,856)       88,410         (47,554)       (94,239)
                                         --------    --------       -------        --------       --------
          Total liabilities and equity
            (deficit)..................  $(89,875)   $436,302       $90,945        $(47,554)      $389,818
                                         --------    --------       -------        --------       --------
                                         --------    --------       -------        --------       --------

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

CONDENSED CONSOLIDATING BALANCE SHEET
DECEMBER 31, 1998

                                                    SUBSIDIARY   NON-GUARANTOR
                                          PARENT    GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                          ------    ----------   ------------    ------------   ------------
Current assets:
     Cash and cash equivalents.........  $  3,147   $  57,159       $ 1,004        $ --           $ 61,310
     Receivables, net..................     1,900      53,009         5,711          --             60,620
     Inventories.......................     --         33,731         3,888          --             37,619
     Other current assets..............     --         11,864           456          --             12,320
                                         --------   ---------       -------        --------       --------
          Total current assets.........     5,047     155,763        11,059          --            171,869
Property, plant and equipment, net.....     --        185,784        10,742          --            196,526
Goodwill, net of amortization..........     --         69,533         1,911          --             71,444
Intercompany receivable (payable)......   231,395    (231,282)         (113)         --             --
Investment in subsidaries..............     9,410      84,830        --             (94,240)        --
Other assets...........................     2,172      19,480            35          --             21,687
Net assets of discontinued
  businesses...........................     --         --            75,292          --             75,292
                                         --------   ---------       -------        --------       --------
          Total assets.................  $248,024   $ 284,108       $98,926        $(94,240)      $536,818
                                         --------   ---------       -------        --------       --------
                                         --------   ---------       -------        --------       --------
Current liabilities:
     Accounts payable..................  $  2,550   $  35,816       $ 4,447        $ --           $ 42,813
     Accrued liabilities...............       677      59,075         1,173          --             60,925
     Current portion of long-term
       debt............................     2,000      48,270           532          --             50,802
                                         --------   ---------       -------        --------       --------
          Total current liabilities....     5,227     143,161         6,152          --            154,540
Long-term debt.........................   297,000       3,876         5,853          --            306,729
Other liabilities......................       493     127,661         2,091          --            130,245
                                         --------   ---------       -------        --------       --------
          Total liabilities............   302,720     274,698        14,096          --            591,514
Equity (deficit).......................   (54,696)      9,410        84,830         (94,240)       (54,696)
                                         --------   ---------       -------        --------       --------
          Total liabilities and equity
            (deficit)..................  $248,024   $ 284,108       $98,926        $(94,240)      $536,818
                                         --------   ---------       -------        --------       --------
                                         --------   ---------       -------        --------       --------

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1996

                                                      SUBSIDIARY   NON-GUARANTOR
                                           PARENT     GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                           ------     ----------   ------------    ------------   ------------
Net cash provided by (used in) operating
  activities............................  $  (2,012)  $  38,870      $   1,979       $--           $  38,837
                                          ---------   ---------      ---------       -------       ---------
Cash flows from investing activities:
     Cash provided by discontinued
       operations.......................     --          --             16,392        --              16,392
     Other..............................     --          (4,875)          (313)       --              (5,188)
                                          ---------   ---------      ---------       -------       ---------
Net cash provided by (used in) investing
  activities............................     --          (4,875)        16,079        --              11,204
                                          ---------   ---------      ---------       -------       ---------
Cash flows from financing activities:
     Intercompany cash transfers........    (36,795)     54,883        (18,088)       --              --
     Other..............................     38,809     (56,886)       --             --             (18,077)
                                          ---------   ---------      ---------       -------       ---------
Net cash provided by (used in) financing
  activities............................      2,014      (2,003)       (18,088)       --             (18,077)
                                          ---------   ---------      ---------       -------       ---------
Effect of exchange rates on cash........     --          --                 30        --                  30
                                          ---------   ---------      ---------       -------       ---------
Increase (decrease) in cash and cash
  equivalents...........................          2      31,992        --             --              31,994
Cash and cash equivalents at beginning
  of year...............................     --          18,097        --             --              18,097
                                          ---------   ---------      ---------       -------       ---------
Cash and cash equivalents at end of
  year..................................  $       2   $  50,089      $ --            $--           $  50,091
                                          ---------   ---------      ---------       -------       ---------
                                          ---------   ---------      ---------       -------       ---------

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1997

                                                      SUBSIDIARY   NON-GUARANTOR
                                           PARENT     GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                           ------     ----------   ------------    ------------   ------------
Net cash provided by (used in) operating
  activities............................  $  (4,048)  $  57,579      $   2,648       $--           $  56,179
                                          ---------   ---------      ---------       -------       ---------
Cash flows from investing activities:
     Acquisition of businesses net of
       cash acquired....................     --         (30,130)       --             --             (30,130)
     Cash provided by discontinued
       operations.......................     --          --                331        --                 331
     Other..............................     --         (26,105)           (35)       --             (26,140)
                                          ---------   ---------      ---------       -------       ---------
Net cash provided by (used in) investing
  activities............................     --         (56,235)           296        --             (55,939)
                                          ---------   ---------      ---------       -------       ---------
Cash flows from financing activities:
     Intercompany cash transfers........     36,648     (34,547)        (2,101)       --              --
     Other..............................    (32,551)      3,464        --             --             (29,087)
                                          ---------   ---------      ---------       -------       ---------
Net cash provided by (used in) financing
  activities............................      4,097     (31,083)        (2,101)       --             (29,087)
                                          ---------   ---------      ---------       -------       ---------
Effect of exchange rates on cash........     --          --               (843)       --                (843)
                                          ---------   ---------      ---------       -------       ---------
Increase (decrease) in cash and cash
  equivalents...........................         49     (29,739)       --             --             (29,690)
Cash and cash equivalents at beginning
  of year...............................          2      50,089        --             --              50,091
                                          ---------   ---------      ---------       -------       ---------
Cash and cash equivalents at end of
  year..................................  $      51   $  20,350      $ --            $--           $  20,401
                                          ---------   ---------      ---------       -------       ---------
                                          ---------   ---------      ---------       -------       ---------

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1998

                                                      SUBSIDIARY   NON-GUARANTOR
                                           PARENT     GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                           ------     ----------   ------------    ------------   ------------
Net cash provided by (used in) operating
  activities............................  $  (4,166)  $  56,803      $   4,631       $--           $  57,268
                                          ---------   ---------      ---------       -------       ---------
Cash flows from investing activities:
     Acquisition of businesses net of
       cash acquired....................     --         (90,935)       --             --             (90,935)
     Cash provided by discontinued
       operations.......................     --          --             20,512        --              20,512
     Other..............................     --         (32,170)          (800)       --             (32,970)
                                          ---------   ---------      ---------       -------       ---------
Net cash provided by (used in) investing
  activities............................     --        (123,105)        19,712        --            (103,393)
                                          ---------   ---------      ---------       -------       ---------
Cash flows from financing activities:
     Intercompany cash transfers........   (280,040)    309,942        (29,902)       --              --
     Other..............................    287,302    (206,831)         6,385        --              86,856
                                          ---------   ---------      ---------       -------       ---------
Net cash provided by (used in) financing
  activities............................      7,262     103,111        (23,517)       --              86,856
                                          ---------   ---------      ---------       -------       ---------
Effect of exchange rates on cash........     --          --                178        --                 178
                                          ---------   ---------      ---------       -------       ---------
Increase (decrease) in cash and cash
  equivalents...........................      3,096      36,809          1,004        --              40,909
Cash and cash equivalents at beginning
  of year...............................         51      20,350        --             --              20,401
                                          ---------   ---------      ---------       -------       ---------
Cash and cash equivalents at end of
  year..................................  $   3,147   $  57,159      $   1,004       $--           $  61,310
                                          ---------   ---------      ---------       -------       ---------
                                          ---------   ---------      ---------       -------       ---------

NOTE 17 -- UNAUDITED QUARTERLY INFORMATION

                                                                       1997
                                               ----------------------------------------------------
                                                FIRST      SECOND     THIRD      FOURTH      YEAR
                                                -----      ------     -----      ------      ----
Net revenues.................................  $ 86,000   $ 88,212   $ 97,456   $ 96,848   $368,516
Income from continuing operations............     7,310      9,379      8,941      7,644     33,274
Income from discontinued operations..........     4,404      7,879      6,161      4,597     23,041
Net income...................................    11,714     17,258     15,102     12,241     56,315
                                               --------   --------   --------   --------   --------
                                               --------   --------   --------   --------   --------
Earnings per common share -- basic:
     Income from continuing operations.......       .34        .44        .42        .36       1.55
     Income from discontinued operations.....       .21        .37        .29        .21       1.08
                                               --------   --------   --------   --------   --------
          Net income.........................       .55        .81        .71        .57       2.63
                                               --------   --------   --------   --------   --------
                                               --------   --------   --------   --------   --------
Earnings per common share -- assuming
  dilution:
     Income from continuing operations.......       .32        .42        .40        .34       1.48
     Income from discontinued operations.....       .20        .35        .27        .20       1.02
                                               --------   --------   --------   --------   --------
          Net income.........................       .52        .77        .67        .54       2.50
                                               --------   --------   --------   --------   --------
                                               --------   --------   --------   --------   --------

                                  GENTEK INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONCLUDED)
                             (DOLLARS IN THOUSANDS)

                                                                       1998
                                               ----------------------------------------------------
                                                FIRST      SECOND     THIRD      FOURTH      YEAR
                                                -----      ------     -----      ------      ----
Net revenues.................................  $100,536   $118,355   $112,562   $112,466   $443,919
Income from continuing operations before
  extraordinary item.........................     7,751     10,497      8,725     14,096     41,069
Income (loss) from discontinued operations...     2,110      4,189      3,041        959     10,299
Income before extraordinary item.............     9,861     14,686     11,766     15,055     51,368
Net income...................................     9,861     11,025(1)  11,766     15,055(2)  47,707
                                               --------   --------   --------   --------   --------
                                               --------   --------   --------   --------   --------
Earnings per common share -- basic:
     Income from continuing operations.......       .37        .49        .42        .67       1.95
     Income from discontinued operations.....       .10        .20        .14        .05        .49
Extraordinary item -- loss on extinguishment
  of debt (net of tax).......................     --           .17      --         --           .17
                                               --------   --------   --------   --------   --------
          Net income.........................       .47        .52        .56        .72       2.27
                                               --------   --------   --------   --------   --------
                                               --------   --------   --------   --------   --------
Earnings per common share -- assuming
  dilution:
     Income from continuing operations.......       .35        .48        .40        .65       1.88
     Income from discontinued operations.....       .10        .19        .14        .04        .47
Extraordinary item -- loss from
  extinguishment of debt (net of tax)........     --           .17      --         --           .17
                                               --------   --------   --------   --------   --------
          Net income.........................       .45        .50        .54        .69       2.18
                                               --------   --------   --------   --------   --------
                                               --------   --------   --------   --------   --------

        Note: Basic earnings per common share calculations are based on the weighted average number of shares outstanding during each of the quarters. Diluted earnings per common share assume the foregoing and, in addition, the exercise of all stock options and restricted units. The sum of the four quarters may not equal the full year computation due to rounding.

(1) In the second quarter of 1998, the Company recorded an extraordinary loss of $3,661 ($.17 per share) related to the early retirement of certain outstanding indebtedness.
(2) During the fourth quarter of 1998, the Company recorded a one-time charge of $12,885 ($7,789 after tax or $.36 per share) primarily due to an asset impairment writedown for two of the Company's manufacturing facilities and incremental accruals of $11,300 ($6,831 after tax or $.31 per share) principally related to litigation and environmental spending. During the fourth quarter of 1998, the Company also recorded a non-recurring gain of $19,500 ($.89 per share) related to an income tax settlement.

NOTE 18 -- SUBSEQUENT EVENTS

        On February 23, 1999, the Company acquired for approximately $58,000 Defiance Inc., a manufacturer of specialty antifriction bearings for the transportation industry and a provider of vehicle testing services, tooling design and preproduction dies and components primarily for the automotive industry. On April 6, 1999, the Company acquired for approximately $220,000 Noma Industries Limited, a leading North American producer of insulated wire and wire-related products for the automotive, appliance and electronic industries. On July 2, 1999, the Company acquired Structural Kinematics, a leading provider of testing and engineering services to the automotive, truck and agricultural equipment industries.

        On July 12, 1999, the Company announced that it has agreed to purchase Berlin-based Krone AG from Jenoptik AG. Krone is a leading global supplier of connection and distribution technology for telecommunications and data networks. The Krone acquisition is expected to be completed during the third quarter. The acquisitions will be financed through existing credit facilities and additional debt securities.

                                  GENTEK INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                   THREE MONTHS ENDED     NINE MONTHS ENDED
                                                      SEPTEMBER 30,         SEPTEMBER 30,
                                                   -------------------   -------------------
                                                     1998       1999       1998       1999
                                                   --------   --------   --------   --------
Net revenues.....................................  $112,562   $263,834   $331,453   $609,324
Cost of sales....................................    80,692    195,792    234,935    453,938
Selling, general and administrative expense......    13,951     34,159     40,347     80,003
                                                   --------   --------   --------   --------
  Operating profit...............................    17,919     33,883     56,171     75,383
Interest expense.................................     4,099     13,077     10,626     25,378
Interest income..................................       336        146        678        739
Foreign currency transaction (gains) losses......       107       (787)       398     (1,175)
Other (income) expense, net......................      (109)       123         11        262
                                                   --------   --------   --------   --------
  Income from continuing operations before income
     taxes and extraordinary item................    14,158     21,616     45,814     51,657
Income tax provision.............................     5,432     10,896     18,841     23,890
                                                   --------   --------   --------   --------
  Income from continuing operations before
     extraordinary item..........................     8,726     10,720     26,973     27,767
Income from discontinued operations (net of
  tax)...........................................     3,040      --         9,339      1,006
                                                   --------   --------   --------   --------
  Income before extraordinary item...............    11,766     10,720     36,312     28,773
Extraordinary item -- loss from extinguishment of
  debt (net of tax of $2,395 and $3,231,
  respectively)..................................     --         --         3,661      4,939
                                                   --------   --------   --------   --------
  Net income.....................................  $ 11,766   $ 10,720   $ 32,651   $ 23,834
                                                   --------   --------   --------   --------
                                                   --------   --------   --------   --------
EARNINGS PER COMMON SHARE -- BASIC:
Income from continuing operations................  $    .42   $    .51   $   1.28   $   1.32
Income from discontinued operations (net of
  tax)...........................................       .14      --           .44        .05
Extraordinary item -- loss from extinguishment of
  debt (net of tax)..............................     --         --           .17        .23
                                                   --------   --------   --------   --------
  Net income.....................................  $    .56   $    .51   $   1.55   $   1.14
                                                   --------   --------   --------   --------
                                                   --------   --------   --------   --------
EARNINGS PER COMMON SHARE -- ASSUMING DILUTION:
Income from continuing operations................  $    .40   $    .50   $   1.23   $   1.29
Income from discontinued operations (net of
  tax)...........................................       .14      --           .43        .05
Extraordinary item -- loss from extinguishment of
  debt (net of tax)..............................     --         --           .17        .23
                                                   --------   --------   --------   --------
Net income.......................................  $    .54   $    .50   $   1.49   $   1.11
                                                   --------   --------   --------   --------
                                                   --------   --------   --------   --------

      See the accompanying notes to the consolidated financial statements.

                                  GENTEK INC.
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
                                                                              (UNAUDITED)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................    $ 61,310      $   34,459
  Receivables, net..........................................      60,620         211,999
  Inventories...............................................      37,619         118,012
  Deferred income taxes.....................................      11,494          27,645
  Other current assets......................................         826          25,108
                                                                --------      ----------
     Total current assets...................................     171,869         417,223
Property, plant and equipment, net..........................     196,526         353,096
Goodwill, net of amortization...............................      71,444         393,357
Other assets................................................      21,687          31,808
Net assets of discontinued operations.......................      75,292         --
                                                                --------      ----------
     Total assets...........................................    $536,818      $1,195,484
                                                                --------      ----------
                                                                --------      ----------

              LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................    $ 42,813      $   90,052
  Accrued liabilities.......................................      60,925         161,752
  Current portion of long-term debt.........................      50,802          43,236
                                                                --------      ----------
     Total current liabilities..............................     154,540         295,040
Long-term debt..............................................     306,729         712,204
Other liabilities...........................................     130,245         175,755
                                                                --------      ----------
     Total liabilities......................................     591,514       1,182,999
                                                                --------      ----------
Equity (deficit):
  Preferred Stock, $.01 par value; authorized 10,000,000
     shares; none issued or outstanding.....................      --             --
  Common Stock, $.01 par value; authorized 100,000,000
     shares; issued: 12,654,489 and 16,876,017 shares at
     December 31, 1998 and September 30, 1999,
     respectively...........................................         127             168
  Class B Common Stock, $.01 par value; authorized
     40,000,000 shares; issued 9,758,421 and 3,958,421
     shares at December 31, 1998 and September 30, 1999,
     respectively...........................................          97              40
  Capital deficit...........................................    (182,563)           (848)
  Accumulated other comprehensive income....................      (2,446)             98
  Retained earnings.........................................     162,378          13,289
  Treasury stock, at cost: 1,641,166 and 16,192 shares at
     December 31, 1998 and September 30, 1999,
     respectively...........................................     (32,289)           (262)
                                                                --------      ----------
     Total equity (deficit).................................     (54,696)         12,485
                                                                --------      ----------
     Total liabilities and equity (deficit).................    $536,818      $1,195,484
                                                                --------      ----------
                                                                --------      ----------

      See the accompanying notes to the consolidated financial statements.

                                  GENTEK INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                1998         1999
                                                              ---------   -----------
Cash flows from operating activities:
  Net income................................................  $  32,651    $  23,834
  Adjustments to reconcile net income to net cash provided
     by continuing operations:
       Depreciation and amortization........................     17,539       31,156
       Net loss on disposition of long-term assets..........        113          219
       Unrealized exchange gain (loss)......................        898         (779)
       Restricted unit plan costs...........................        843          607
       Loss on extinguishment of debt.......................      6,056        8,170
       Income from discontinued operations..................     (6,680)      (1,006)
       Increase in receivables..............................     (4,547)     (21,875)
       Increase in inventories..............................     (3,060)         (77)
       (Decrease) in accounts payable.......................     (1,207)      (1,331)
       Increase (decrease) in accrued liabilities...........     (2,438)      11,251
       Increase (decrease) in other liabilities and assets,
        net.................................................     (7,601)      (3,165)
                                                              ---------    ---------
          Net cash provided by continuing operations........     32,567       47,004
                                                              ---------    ---------
Cash flows from investing activities:
  Capital expenditures......................................    (22,185)     (22,258)
  Proceeds from sales or disposals of long term assets......        256          354
  Cash provided by discontinued operations..................     19,509      122,711
  Acquisition of businesses net of cash acquired*...........    (90,935)    (445,020)
                                                              ---------    ---------
     Net cash used for investing activities.................    (93,355)    (344,213)
                                                              ---------    ---------
Cash flows from financing activities:
  Proceeds from long-term debt..............................    383,428      846,827
  Repayment of long-term debt...............................   (290,804)    (573,435)
  Payment to acquire treasury stock.........................     (4,000)        (635)
  Exercise of stock options.................................        314       --
  Dividends.................................................     (2,099)      (2,079)
                                                              ---------    ---------
     Net cash provided by financing activities..............     86,839      270,678
                                                              ---------    ---------
  Effect of exchange rate changes on cash...................       (368)        (320)
                                                              ---------    ---------
Increase (decrease) in cash and cash equivalents............     25,683      (26,851)
Cash and cash equivalents at beginning of period............     20,401       61,310
                                                              ---------    ---------
Cash and cash equivalents at end of period..................  $  46,084    $  34,459
                                                              ---------    ---------
                                                              ---------    ---------
Supplemental information:
  Cash paid for income taxes................................  $  16,721    $  25,020
                                                              ---------    ---------
                                                              ---------    ---------
  Cash paid for interest....................................  $  16,830    $  17,696
                                                              ---------    ---------
                                                              ---------    ---------
*Purchase of businesses net of cash acquired:
  Working Capital, other than cash..........................  $ (14,303)   $ (79,008)
  Plant, property and equipment.............................    (36,436)    (158,078)
  Other assets..............................................    (41,622)    (341,309)
  Noncurrent liabilities....................................      1,426      133,375
                                                              ---------    ---------
     Net cash used to acquire businesses....................  $ (90,935)   $(445,020)
                                                              ---------    ---------
                                                              ---------    ---------

      See the accompanying notes to the consolidated financial statements.

                                  GENTEK INC.
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

        GenTek Inc.'s ('GenTek' or the 'Company') manufacturing and performance products businesses owned by the Company as of April 30, 1999 (the 'GenTek Business') were formerly part of The General Chemical Group Inc. ('GCG'). GCG separated the GenTek Business from GCG's soda ash and calcium chloride business (the 'Industrial Chemicals Business') through a spinoff (the 'Spinoff'). GCG accomplished the Spinoff by transferring the GenTek Business to GenTek, and distributing the common stock of GenTek to GCG's shareholders on April 30, 1999 (the 'Spinoff Date'). Since the Spinoff Date, GCG and GenTek have been separate, stand-alone companies with GenTek operating the GenTek Business, and GCG operating the Industrial Chemicals Business.

        The Spinoff has been treated as a reverse spinoff for financial statement purposes because the GenTek Business constitutes a greater proportion of GCG's assets and operations. Therefore, the Spinoff has been reflected, for financial statement presentation, as if GenTek formed a new company consisting of the Industrial Chemicals Segment and distributed the stock of that company as a dividend to GenTek's stockholders, with the assets and operations of the Performance Products and Manufacturing Segments remaining with GenTek. Accordingly, the GenTek financial statements reflect the financial position and results of operations of the Performance Products and Manufacturing Segments as continuing operations and the financial position and results of operations of the industrial chemicals business as discontinued operations. The distribution of the net liabilities of the industrial chemicals business has been recorded as a capital contribution to the Company.

        For the purpose of governing certain ongoing relationships between GCG and GenTek after the Spinoff and to provide mechanisms for an orderly transition, GCG and GenTek entered into various agreements which are described in Amendment No. 2 to the Registration Statement on Form 10 (file no. 001-14789) of GenTek (the 'Form 10') filed with the Securities and Exchange Act of 1934.

        The accompanying unaudited consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the 'SEC'). The financial statements do not include certain information and footnotes required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. These statements should be read in conjunction with the annual financial statements included elsewhere in this prospectus.

NOTE 2 -- DISCONTINUED OPERATIONS

        Discontinued operations represent the Industrial Chemical Business of GCG (see Note 1). Prior to the Spinoff Date an allocation of certain assets, liabilities and expenses was made related to discontinued operations. In the opinion of management, expenses were allocated to the discontinued operations in a reasonable and consistent basis using management's estimate of services provided to the discontinued business by GCG. General corporate overhead expenses were not allocated to discontinued operations. However, such allocations are not necessarily indicative of the level of expenses which might have been incurred had the industrial chemicals business been operating as a stand-alone entity during the periods presented or expected to be incurred in the future.

        In connection with the Spinoff, General Chemical Industrial Products, a subsidiary of GCG, entered into certain financing arrangements prior to the completion of the Spinoff. Out of the proceeds, approximately $130,000 was used to repay outstanding borrowings of GCG under credit facilities existing prior to the Spinoff.

                                  GENTEK INC.
    NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

NOTE 3 -- STOCKHOLDER'S EQUITY

        Prior to the Spinoff, a stockholder converted 5.8 million shares of GCG Class B Common Stock into an identical number of shares of GCG Common Stock. On the Spinoff Date, GCG issued shares of Common Stock and Class B Stock of GenTek and distributed them to the holders of GCG's stock on a one-for-one basis. Accordingly, as of the Spinoff Date, the equity accounts have been reclassified to reflect the formation of GenTek and the issuance of its stock by recording the par value of the stock issued and reclassifying all other equity to paid in capital.

        In conjunction with the Spinoff, the distribution of the net liabilities of the industrial chemicals business has been recorded as a capital contribution of $46,815 to the Company. Certain industrial chemical business asset and liability balances, including but not limited to pension, postretirement and deferred taxes, have been recorded based on preliminary estimates. As a result, the capital contribution recorded by the Company reflects these estimates and is subject to adjustment based on the final calculation of these balances.

NOTE 4 -- COMPREHENSIVE INCOME

        Total comprehensive income is comprised of net income and foreign currency translation gains and losses. Total comprehensive income for the three months ended September 30, 1998 and 1999 was $11,824 and $10,764, respectively. Total comprehensive income for the nine months ended September 30, 1998 and 1999 was $32,638 and $24,063, respectively.

NOTE 5 -- EARNINGS PER SHARE

        The computation of basic earnings per share is based on the weighted average number of common shares and contingently issuable shares outstanding during the period. The computation of diluted earnings per share also includes the exercise of all stock options and restricted units, using the treasury stock method.

        The shares outstanding used for the basic and diluted earnings per common share computation are reconciled as follows:

                                                     THREE MONTHS ENDED         NINE MONTHS ENDED
                                                        SEPTEMBER 30,             SEPTEMBER 30,
                                                   -----------------------   -----------------------
                                                      1998         1999         1998         1999
                                                      ----         ----         ----         ----
Basic earnings per common share:
     Weighted average common shares
       outstanding...............................  21,099,838   20,989,245   21,085,181   20,942,676
                                                   ----------   ----------   ----------   ----------
                                                   ----------   ----------   ----------   ----------
Diluted earnings per common share:
     Weighted average common shares
       outstanding...............................  21,099,838   20,989,245   21,085,181   20,942,676
     Options.....................................     776,724      442,800      894,297      494,766
                                                   ----------   ----------   ----------   ----------
          Total..................................  21,876,562   21,432,045   21,979,478   21,437,442
                                                   ----------   ----------   ----------   ----------
                                                   ----------   ----------   ----------   ----------

        At September 30, 1998 and 1999 options to purchase 423,500 shares and 1,574,500 shares of common stock, respectively, were not included in the computation of diluted earnings per common share because the exercise price was greater than the average market price of the common shares. The options, which expire from 2007 through 2009, were still outstanding at September 30, 1999.

                                  GENTEK INC.
    NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

NOTE 6 -- ACQUISITIONS

        On February 23, 1999, the Company acquired for $58,020 through a cash tender offer, Defiance Inc. ('Defiance'), a manufacturer of specialty antifriction bearings for the transportation industry and a provider of vehicle testing services, tooling design and preproduction dies and components primarily for the automotive industry. On April 6, 1999, the Company acquired for approximately $220,000 Noma Industries Limited ('Noma'), a leading North American producer of insulated wire and wire-related products for the automotive, appliance and electronic industries. On August 20, 1999, the Company acquired for approximately $222,000, including approximately $63,000 in assumed debt, Berlin-based Krone AG from Jenoptik AG. Krone is a leading global supplier of connector and distribution technology for telecommunications and data networks. In addition, during the third quarter the Company made two small acquisitions (Structural Kinematics, a leading provider of testing and engineering services to the automotive, truck and agricultural equipment industries, and the business of Pacific Pac International Inc. ('Pacific Pac'), a supplier of ultra high-purity solvents to the electronics industry). Funding for these transactions was provided by existing cash and borrowings under the Company's existing debt and credit facilities. The acquisitions are accounted for under the purchase method, and accordingly, the net assets and results of operations are included in the financial statements from the date of their respective acquisitions. The allocation of purchase price of Defiance, Noma, Structural Kinematics, Krone and Pacific Pac is based on valuation information available to the Company which is subject to change as such information is finalized. Goodwill is being amortized on a straight line basis over a period which ranges from 25 to 35 years. The following proforma information presents the results of operations as if the acquisitions had occurred on January 1, 1998. The proforma information has been prepared for comparative purposes and is not necessarily indicative of what would have occurred had the acquisitions occurred on such date or of results which may occur in the future. Had the acquisitions occurred as of January 1, 1998, net sales would have been $1,135,000 and $896,917, income before extraordinary items would have been $26,522 ($1.21 per share) and $26,392 ($1.23 per share) and net income would have been $33,160 ($1.51 per share) and $22,459 ($1.05 per share) for 1998 and the nine months ended September 30, 1999.

NOTE 7 -- ADDITIONAL FINANCIAL INFORMATION

        The components of inventories were as follows:

                                                          DECEMBER 31,   SEPTEMBER 30,
                                                              1998           1999
                                                              ----           ----
                                                                          (UNAUDITED)
Raw materials...........................................    $11,395        $ 43,622
Work in process.........................................      6,049          22,054
Finished products.......................................     15,706          47,759
Supplies and containers.................................      4,469           4,577
                                                            -------        --------
                                                            $37,619        $118,012
                                                            -------        --------
                                                            -------        --------

                                  GENTEK INC.
    NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

NOTE 8 -- LONG-TERM DEBT

        Long-term debt consists of the following:

                                                          DECEMBER 31,   SEPTEMBER 30,
                                              MATURITIES      1998           1999
                                              ----------      ----           ----
                                                                          (UNAUDITED)
Bank Term Loans  -- floating rates..........  1999-2007     $299,000       $249,625
$300,000 Revolving Credit
  Facility -- floating rate.................    2005          --            215,000
Senior Subordinated Notes -- 11%............    2009          --            200,000
Canada Senior Notes -- 9.09%................    1999          48,269         --
General Chemical Canada Limited Revolving
  Credit Facility -- floating rate..........    2000           3,877         --
Other Debt -- floating rate.................                   6,385         90,815
                                                            --------       --------
     Total Debt.............................                 357,531        755,440
     Less: Current Portion..................                  50,802         43,236
                                                            --------       --------
     Net Long-Term Debt.....................                $306,729       $712,204
                                                            --------       --------
                                                            --------       --------

        On April 30, 1999, the Company entered into a new credit facility with a syndicate of banks and other financial institutions consisting of a $100,000 Term Loan ('Tranche A') maturing on April 30, 2005, a $150,000 Term Loan ('Tranche B') maturing on April 30, 2007 and a $300,000 Revolving Credit Facility maturing on April 30, 2005. The term loans and revolving credit facility bear interest at a rate equal to a spread over a reference rate. Tranche A is payable in consecutive quarterly installments commencing
September 30, 2000. Tranche B is payable in consecutive quarterly installments which commenced on July 31, 1999. The facility is secured by a first priority security interest in all of the capital stock of the Company's domestic subsidiaries, and 65 percent of the capital stock of the Company's foreign subsidiaries. The proceeds were used to repay outstanding borrowings of GCG under its existing credit facilities prior to the Spinoff, resulting in an extraordinary loss from the extinguishment of debt of $4,939, net of a tax benefit of $3,231.

        On August 9, 1999, the Company issued $200,000 11% Senior Subordinated Notes due 2009. Net proceeds of the offering of $193,000 were used to repay a portion of the borrowing outstanding under the Company's Revolving Credit Facility.

NOTE 9 -- DIVIDENDS

        On September 21, 1999, GenTek's Board of Directors declared a quarterly cash dividend of $.05 per share of Common Stock and Class B Common Stock, payable October 16, 1999, to shareholders of record on October 1, 1999.

NOTE 10 -- RELATED PARTY TRANSACTIONS

MANAGEMENT AGREEMENT

        The Company is party to a management agreement with Latona Associates ('Latona') which is controlled by a stockholder of the Company under which the Company receives corporate supervisory and administrative services and strategic guidance. Prior to the Spinoff, Latona provided these services to the GenTek Business pursuant to its agreement with GCG. The Company was charged $3,369 and $3,618 for the nine months ended September 30, 1998 and 1999, respectively. In connection with the Spinoff, Latona agreed to provide its services separately to GenTek and GCG. GenTek pays Latona, for periods subsequent to the Spinoff, a quarterly fee of $1,125, to be adjusted after 1999 for increases in

                                  GENTEK INC.
    NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

U.S. CPI. In addition, if Latona provides advisory services to GenTek in connection with any acquisition, business combination or other strategic transaction, GenTek pays Latona Associates additional fees comparable to fees received by investment banking firms for such services. During 1998, the Company paid Latona $500 in connection with acquisitions. During 1999, GenTek was charged fees of $3,600 in the aggregate in connection with the acquisitions of Defiance, Noma and Krone. GenTek's agreement with Latona expires on December 31, 2004.

TRANSITION SUPPORT AGREEMENT

        After the Spinoff, GenTek provides GCG with certain administrative services pursuant to the Transition Support Agreement. For the three and nine months ended September 30, 1999, GenTek charged GCG $916 and $1,534, respectively, related to this agreement.

OTHER TRANSACTIONS

        GCG supplies soda ash and calcium chloride to General Chemical Corporation ('GCC'), a wholly-owned subsidiary of GenTek. For the nine months ended September 30, 1998 and 1999, purchases from GCG amounted to $4,045 and $10,045, respectively.

NOTE 11 -- SEGMENT INFORMATION

        Industry segment information for continuing operations is summarized as follows:

                                             TOTAL REVENUES       OPERATING PROFIT
                                            NINE MONTHS ENDED    NINE MONTHS ENDED
                                              SEPTEMBER 30,        SEPTEMBER 30,
                                           -------------------   ------------------
                                             1998       1999      1998       1999
                                             ----       ----      ----       ----
Performance Products.....................  $238,265   $254,613   $39,188   $ 34,071
Manufacturing............................    93,188    315,102    21,842     48,939
Telecommunications Equipment.............     --        39,609     --         2,941
                                           --------   --------   -------   --------
     Total Segment.......................   331,453    609,324    61,030     85,951
Eliminations and other corporate
  expenses...............................     --         --       (4,859)   (10,568)
                                           --------   --------   -------   --------
Consolidated.............................  $331,453   $609,324    56,171     75,383
                                           --------   --------
                                           --------   --------
Interest expense.........................                         10,626     25,378
Other income, net........................                            269      1,652
                                                                 -------   --------
Consolidated income from continuing
  operations before income taxes.........                        $45,814   $ 51,657
                                                                 -------   --------
                                                                 -------   --------

                                                              IDENTIFIABLE ASSETS
                                                          ----------------------------
                                                          DECEMBER 31,   SEPTEMBER 30,
                                                              1998           1999
                                                              ----           ----
Performance Products....................................    $381,202      $  344,737
Manufacturing...........................................      78,267         483,703
Telecommunications Equipment............................      --             358,152
Corporate...............................................       2,057           8,892
                                                            --------      ----------
Consolidated............................................    $461,526      $1,195,484
                                                            --------      ----------
                                                            --------      ----------

        The Telecommunications Equipment segment is comprised of the businesses of Krone which were acquired by the Company on August 20, 1999. Krone is a leading global supplier of connection and distribution technology for telecommunications and data networks.

                                  GENTEK INC.
    NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

NOTE 12 -- SUMMARIZED FINANCIAL INFORMATION

        The Company's 11% Senior Subordinated Notes due 2009 are fully and unconditionally guaranteed, on a joint and several basis, by all of the Company's wholly owned, domestic subsidiaries ('Subsidiary Guarantors'). The non-guarantor subsidiaries are foreign or are part of the Industrial Chemicals Business which are no longer part of GenTek as a result of the Spinoff.

        The following condensed consolidating financial information illustrates the composition of the combined Subsidiary Guarantors. The Company believes that the separate complete financial statements of the respective guarantors would not provide additional material information which would be useful in assessing the financial composition of the Subsidiary Guarantors.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                     SUBSIDIARY   NON-GUARANTOR
                                           PARENT    GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                           ------    ----------   ------------    ------------   ------------
Net revenues.............................  $ --       $307,157       $24,296        $ --           $331,453
Cost of sales............................    --        216,493        18,442          --            234,935
Selling, general and administrative
  expense................................    1,386      36,774         2,187          --             40,347
                                           -------    --------       -------        --------       --------
     Operating profit....................   (1,386)     53,890         3,667          --             56,171
Interest expense.........................      252      10,110           264          --             10,626
Other (income) expense, net..............       24        (255)          (38)         --               (269)
                                           -------    --------       -------        --------       --------
     Income from continuing operations
       before income taxes and
       extraordinary item................   (1,662)     44,035         3,441          --             45,814
Income tax provision.....................     (795)     18,648           988          --             18,841
Equity in income from subsidiaries.......   33,518      11,792        --             (45,310)        --
                                           -------    --------       -------        --------       --------
     Income from continuing operations
       before extraordinary item.........   32,651      37,179         2,453         (45,310)        26,973
Income from discontinued operations (net
  of tax)................................    --         --             9,339          --              9,339
                                           -------    --------       -------        --------       --------
     Income before extraordinary item....   32,651      37,179        11,792         (45,310)        36,312
Extraordinary item -- net of tax.........    --          3,661        --              --              3,661
                                           -------    --------       -------        --------       --------
     Net income..........................  $32,651    $ 33,518       $11,792        $(45,310)      $ 32,651
                                           -------    --------       -------        --------       --------
                                           -------    --------       -------        --------       --------

                                  GENTEK INC.
    NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                     SUBSIDIARY   NON-GUARANTOR
                                           PARENT    GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                           ------    ----------   ------------    ------------   ------------
Net revenues.............................  $ --       $449,163      $175,238        $(15,077)      $609,324
Cost of sales............................    --        335,745       133,270         (15,077)       453,938
Selling, general and administrative
  expense................................    7,299      53,585        19,119          --             80,003
                                           -------    --------      --------        --------       --------
     Operating profit....................   (7,299)     59,833        22,849          --             75,383
Interest expense.........................   20,874      18,741         6,187         (20,424)        25,378
Other (income) expense, net..............  (20,399)     (3,194)        1,517          20,424         (1,652)
                                           -------    --------      --------        --------       --------
     Income from continuing operations
       before income taxes and
       extraordinary item................   (7,774)     44,286        15,145          --             51,657
Income tax provision.....................   (3,197)     20,338         6,749          --             23,890
Equity in income from subsidiaries.......   33,350       9,402        --             (42,752)        --
                                           -------    --------      --------        --------       --------
     Income from continuing operations
       before extraordinary item.........   28,773      33,350         8,396         (42,752)        27,767
Income from discontinued operations
  (net of tax)...........................    --         --             1,006          --              1,006
                                           -------    --------      --------        --------       --------
     Income before extraordinary item....   28,773      33,350         9,402         (42,752)        28,773
Extraordinary item -- net of tax.........    4,939      --            --              --              4,939
                                           -------    --------      --------        --------       --------
     Net income..........................  $23,834    $ 33,350      $  9,402        $(42,752)      $ 23,834
                                           -------    --------      --------        --------       --------
                                           -------    --------      --------        --------       --------

                                  GENTEK INC.
    NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

CONDENSED CONSOLIDATING BALANCE SHEET
SEPTEMBER 30, 1999

                                                    SUBSIDIARY   NON-GUARANTOR
                                          PARENT    GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                          ------    ----------   ------------    ------------   ------------
Current assets:
     Cash..............................  $    120    $  7,711      $ 26,628       $  --          $   34,459
     Receivables.......................     4,366     101,521       106,112          --             211,999
     Inventories.......................     --         49,907        68,105          --             118,012
     Other current assets..............     1,509      32,837        18,407          --              52,753
                                         --------    --------      --------       ---------      ----------
          Total current assets.........     5,995     191,976       219,252          --             417,223
Property, plant and equipment, net.....     --        256,112        96,984          --             353,096
Goodwill, net of amortization..........     --         96,611       296,746          --             393,357
Intercompany receivable (payable)......   443,108    (439,218)       (3,890)         --             --
Investment in subsidiaries.............    83,068     217,211        --            (300,279)        --
Other assets...........................       334      23,124         8,350          --              31,808
                                         --------    --------      --------       ---------      ----------
          Total assets.................  $532,505    $345,816      $617,442       $(300,279)     $1,195,484
                                         --------    --------      --------       ---------      ----------
                                         --------    --------      --------       ---------      ----------
Current liabilites:
     Accounts payable..................  $      6    $ 49,561      $ 40,485       $  --          $   90,052
     Accrued liabilites................     4,514      65,973        91,265          --             161,752
     Current portion of long-term
       debt............................        --       1,176        42,060          --              43,236
                                         --------    --------      --------       ---------      ----------
          Total current liabilites.....     4,520     116,710       173,810          --             295,040
Long-term debt.........................   515,000       8,264       188,940          --             712,204
Other liabilities......................       500     137,774        37,481          --             175,755
                                         --------    --------      --------       ---------      ----------
          Total liabilites.............   520,020     262,748       400,231          --           1,182,999
Equity (deficit).......................    12,485      83,068       217,211        (300,279)         12,485
                                         --------    --------      --------       ---------      ----------
          Total liabilites and equity
            (deficit)..................  $532,505    $345,816      $617,442       $(300,279)     $1,195,484
                                         --------    --------      --------       ---------      ----------
                                         --------    --------      --------       ---------      ----------

                                  GENTEK INC.
    NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                    SUBSIDIARY   NON-GUARANTOR
                                         PARENT     GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         ------     ----------   ------------    ------------   ------------
Net cash provided by (used in)
  operating activities................  $    (905)  $  29,063      $  4,409         $--           $ 32,567
Cash flows from investing activities:
     Acquisition of businesses net of
       cash acquired..................     --         (90,935)       --             --             (90,935)
     Cash provided by discontinued
       operations.....................     --          --            19,509         --              19,509
     Other............................     --         (21,644)         (285)        --             (21,929)
                                        ---------   ---------      --------         ------        --------
Net cash provided by (used in)
  investing activities................     --        (112,579)       19,224         --             (93,355)
                                        ---------   ---------      --------         ------        --------
Cash flows from financing activities:
     Intercompany cash transfers......   (281,412)    310,188       (28,776)                        --
     Other............................    291,241    (210,787)        6,385                         86,839
                                        ---------   ---------      --------         ------        --------
Net cash provided by (used in)
  financing activities................      9,829      99,401       (22,391)        --              86,839
                                        ---------   ---------      --------         ------        --------
Effect of exchange rates on cash......     --          --              (368)        --                (368)
                                        ---------   ---------      --------         ------        --------
Increase (decrease) in cash and cash
  equivalents.........................      8,924      15,885           874         --              25,683
Cash and cash equivalents at beginning
  of period...........................         51      20,350        --             --              20,401
                                        ---------   ---------      --------         ------        --------
Cash and cash equivalents at end of
  period..............................  $   8,975   $  36,235      $    874         $--           $ 46,084
                                        ---------   ---------      --------         ------        --------
                                        ---------   ---------      --------         ------        --------

                                  GENTEK INC.
    NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONCLUDED)
             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                    SUBSIDIARY   NON-GUARANTOR
                                         PARENT     GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         ------     ----------   ------------    ------------   ------------
Net cash provided by (used in)
  operating activities................  $  (1,144)  $  39,371      $  8,777         $--           $ 47,004
Cash flows from investing activities:
     Acquisition of businesses net of
       cash acquired..................     --        (445,020)       --             --            (445,020)
     Cash provided by discontinued
       operations.....................     --          --           122,711         --             122,711
     Other............................     --         (18,274)       (3,630)        --             (21,904)
                                        ---------   ---------      --------         ------        --------
Net cash provided by (used in)
  investing activities................     --        (463,294)      119,081         --            (344,213)
                                        ---------   ---------      --------         ------        --------
Cash flows from financing activities:
     Intercompany cash transfers......   (215,169)    320,787      (105,618)        --              --
     Other............................    213,286      53,688         3,704         --             270,678
                                        ---------   ---------      --------         ------        --------
Net cash provided by (used in)
  financing activities................     (1,883)    374,475      (101,914)        --             270,678
                                        ---------   ---------      --------         ------        --------
Effect of exchange rates on cash......     --          --              (320)        --                (320)
                                        ---------   ---------      --------         ------        --------
Increase (decrease) in cash and cash
  equivalents.........................     (3,027)    (49,448)       25,624         --             (26,851)
Cash and cash equivalents at beginning
  of period...........................      3,147      57,159         1,004         --              61,310
                                        ---------   ---------      --------         ------        --------
Cash and cash equivalents at end of
  period..............................  $     120   $   7,711      $ 26,628         $--           $ 34,459
                                        ---------   ---------      --------         ------        --------
                                        ---------   ---------      --------         ------        --------

GENTEK INC.                                                               [LOGO]

                     OFFER TO EXCHANGE FOR ALL OUTSTANDING
                     11% SENIOR SUBORDINATED NOTES DUE 2009

                         -----------------------------
                                   PROSPECTUS
                         -----------------------------

                ------------------------------------------------
                            BROKER-DEALER PROSPECTUS
                             DELIVERY REQUIREMENTS





         Until 180 days after the expiration of this exchange offer on January 12, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


         Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale.

                ------------------------------------------------


                                DECEMBER 3, 1999

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         GenTek is incorporated under the laws of the State of Delaware. Section 145 of the Delaware Corporation Law, as amended, and Article VIII of GenTek's Amended and Restated Certificate of Incorporation provide for the indemnification, except in certain circumstances set forth below, of officers, directors, employees and agents of GenTek for certain expenses incurred in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, and for the purchase and maintenance of insurance by GenTek on behalf of officers, directors, employees and agents of GenTek and its subsidiaries (including officers, directors, employees and agents of the other Registrants) against any liability asserted against, and incurred by, any such officer, director, employee or agent in such capacity. Set forth below is the text of Section 145 and the text of Article VIII of GenTek's Amended and Restated Certificate of Incorporation.

         Section 145 of the Delaware Corporation Law, as amended, provides as follows:

         '145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. -- (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if this person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which this person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to 'the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to 'other enterprises' shall include employee benefit plans; references to 'fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to 'serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the corporation' as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorney's fees).'

         Article VIII of the Amended and Restated Certificate of Incorporation of GenTek provides as follows:

        'Article VIII LIMITATION OF LIABILITY. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporation action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.'

         As permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended, GenTek has purchased and maintains insurance providing for reimbursement to elected directors and officers of GenTek and its subsidiaries (including the other Registrants), subject to certain exceptions, of amounts they may be legally obligated to pay, including but not limited to damages, judgments, settlements, costs and attorneys' fees (but not including fines, penalties or matters not insurable under the law), as a result of claims and legal actions instituted against them to recover for their acts while serving as directors or officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (A) LIST OF EXHIBITS


        2.1 -- Amendment No. 2 to Form 10 of GenTek Inc. for registration of Securities of GenTek
               Inc. Incorporated by reference to GenTek Inc.'s Registration Statement Amendment
               No. 2 on Form 10 (File No. 001-14789) filed with the Securities and Exchange
               Commission on April 8, 1999 (the '1999 GenTek Form 10').

        2.2 -- Separation Agreement among the Company, GenTek Inc., The General Chemical Group
               Inc. and General Chemical Corporation. Incorporated by reference to the relevant exhibit to the 1999 GenTek Form 10.
        2.3 -- Stock Purchase Agreement, dated 12, 1999, between Jenoptik AG and GenTek Inc.
               Incorporated by reference to the Current Report of GenTek Inc. on Form 8-K (File
               No. 001-14789) filed with the Securities and Exchange Commission on September 3,
               1999.
        3.1 -- Amended and Restated Certificate of Incorporation of GenTek Inc. Incorporated by
               reference to the relevant exhibit to the 1999 GenTek Form 10.
        3.2 -- Amended and Restated By-Laws of GenTek Inc. Incorporated by reference to the relevant exhibit to the 1999 GenTek Form 10.
        3.3 -- Certificate of Incorporation of General Chemical Corporation.
        3.4 -- Bylaws of General Chemical Corporation.
        3.5 -- Certificate of Incorporation of Toledo Technologies Inc.

EXHIBIT NO.                         DESCRIPTION
-----------                         -----------
        3.6 -- Bylaws of Toledo Technologies Inc.
        3.7 -- Certificate of Incorporation of Printing Developments
               Inc.
        3.8 -- Bylaws of Printing Developments Inc.
        3.9 -- Certificate of Incorporation of Balcrank Products Inc.
       3.10 -- Bylaws of Balcrank Products Inc.
       3.11 -- Certificate of Incorporation of HMC Patents Holding
               Company Inc.
       3.12 -- Bylaws of HMC Patents Holding Company Inc.
       3.13 -- Certificate of Incorporation of Waterside Urban Renewal
               Corporation
       3.14 -- Bylaws of Waterside Urban Renewal Corporation
       3.15 -- Certificate of Incorporation of Reheis Inc.
       3.16 -- Bylaws of Reheis Inc.
       3.17 -- Certificate of Incorporation of Defiance, Inc.
       3.18 -- Bylaws of Defiance, Inc.
       3.19 -- Articles of Incorporation of Binderline Draftline, Inc.
       3.20 -- Bylaws of Binderline Draftline, Inc.
       3.21 -- Articles of Incorporation of Defiance Precision Products,
               Inc.
       3.22 -- Bylaws of Defiance Precision Products, Inc.
       3.23 -- Articles of Incorporation of Hy-Form Products, Inc.
       3.24 -- Bylaws of Hy-Form Products, Inc.
       3.25 -- Articles of Incorporation of Defiance Testing and
               Engineering Services, Inc.
       3.26 -- Bylaws of Defiance Testing and Engineering Services, Inc.
       3.27 -- Certificate of Incorporation of Noma Corporation.
       3.28 -- Bylaws of Noma Corporation.
       3.29 -- Certificate of Incorporation of PCT Mexico Corporation.
       3.30 -- Bylaws of PCT Mexico Corporation.
       3.31 -- Certificate of Incorporation of Noma O.P. Inc.
       3.32 -- Bylaws of Noma O.P. Inc.
       3.33 -- Certificate of Incorporation of Electronic Interconnect
               Systems Inc.
       3.34 -- Bylaws of Electronic Interconnect Systems Inc.
       3.35 -- Certificate of Incorporation of Defiance Kinematics Inc.
       3.36 -- Certificate of Incorporation of HN Investment Holdings
               Inc.
       3.37 -- Bylaws of HN Investment Holdings Inc.
       3.38 -- Certificate of Incorporation of PPI Holdings, Inc.
       3.39 -- Bylaws of PPI Holdings, Inc.
        4.1 -- Indenture, dated as of August 9, 1999, between the
               Company and U.S. National Trust Association, as Trustee.
               Incorporated by reference to the relevant exhibit to
               GenTek Inc.'s 10-Q for the nine months ended
               September 30, 1999 filed with the Securities and Exchange
               Commission on November 15, 1999 (the 'GenTek Third Quarter
               1999 10-Q').
        4.2 -- Exchange and Registration Rights Agreement, dated as of
               August 9, 1999, among the Company, Chase Securities Inc.,
               Wasserstein Perella Securities, Inc. and First Union
               Capital Markets Corporation. Incorporated by reference to
               the relevant exhibit to the GenTek Third Quarter 1999
               10-Q.
       *5.1 -- Opinion of Debevoise & Plimpton.
      10.01 -- GenTek Inc. Restricted Unit Plan for Non-Employee
               Directors. Incorporated by reference to the relevant
               exhibit to the 1999 GenTek Form 10.
      10.02 -- GenTek Inc. Retirement Plan for Non-Employee Directors.
               Incorporated by reference to the relevant exhibit to the
               1999 GenTek Form 10.
      10.03 -- GenTek Inc. Performance Plan. Incorporated by reference to the relevant exhibit to the 1999 GenTek Form 10.
      10.04 -- GenTek Inc. Long-Term Incentive Plan. Incorporated by
               reference to the relevant exhibit to the 1999 GenTek
               Form 10.
      10.05 -- Employee Benefits Agreement among GenTek, Inc., The General
               Chemical Group Inc., General Chemical Industrial Products
               Inc. and General Chemical Corporation. Incorporated by
               reference to the relevant exhibit to the 1999 GenTek Form 10.

EXHIBIT NO.                         DESCRIPTION
-----------                         -----------
      10.06 -- Tax Sharing Agreement between GenTek Inc. and The General
               Chemical Group Inc. Incorporated by reference to the
               relevant exhibit to the 1999 GenTek Form 10.
      10.07 -- Intellectual Property Agreement among GenTek Inc., General
               Chemical Corporation, The General Chemical Group Inc. and
               General Chemical Industrial Products Inc. Incorporated
               by reference to the relevant exhibit to the 1999 GenTek
               Form 10.
      10.08 -- Management Agreement between GenTek Inc. and Latona
               Associates Inc. Incorporated by reference to the relevant
               exhibit to the 1999 GenTek Form 10.
      10.09 -- Registration Rights Agreement between Paul M. Montrone and the General Chemical Group Inc., as assumed by GenTek
               Inc. with respect to Common Stock of GenTek Inc.
               Incorporated by reference to the relevant exhibit to the
               1999 GenTek Form 10.
      10.10 -- Credit Agreement, dated as of April 30, 1999, among GenTek
               Inc., Noma Acquisition Corp., the several Lenders from
               time to time parties thereto, The Chase Manhattan Bank, as
               Administrative Agent, The Bank of Nova Scotia, as
               Syndication Agent, and Bankers Trust Company as
               Documentation Agent. Incorporated by reference to the
               relevant exhibit to GenTek Inc.'s 10-Q for the three
               months ended March 31, 1999 filed with the Securities and
               Exchange Commission on May 17, 1999 (the 'GenTek First
               Quarter 1999 10-Q').
      10.11 -- Guarantee and Pledge Agreement, dated as of April 30,
               1999, made by GenTek Inc. and certain of its subsidiaries
               in favor of the Chase Manhattan Bank, as Administrative
               Agent. Incorporated by reference to the relevant exhibit
               to the GenTek First Quarter 1999 10-Q.
      *12.1 -- Computations of Ratio of Earnings to Fixed Charges.
      *21.1 -- Subsidiaries of GenTek Inc.
       23.1 -- Consent of Deloitte & Touche LLP.
       23.2 -- Consent of Deloitte & Touche LLP, Chartered Accountants.
       23.3 -- Consent of Deloitte & Touche GmbH.
       23.4 -- Consent of Debevoise & Plimpton. Included in Exhibit 5.1
               hereto.
      *24.1 -- Powers of Attorney.
       25.1 -- Statement of Eligibility and Qualification Under the
               Trust Indenture Act (Form T-1) of Exchange Agent.
       99.1 -- Form of Letter of Transmittal used in connection with the
               Exchange Offer.
       99.2 -- Notice of Guaranteed Delivery used in connection with the
               Exchange Offer.


------------


* Previously filed.


         (B) FINANCIAL STATEMENT SCHEDULES

                                  SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS

                                                BALANCE AT    ADDITIONS
                                               BEGINNING OF    CHARGED     DEDUCTIONS      BALANCE AT
                                                  PERIOD      TO INCOME   FROM RESERVES   END OF PERIOD
                                               ------------   ---------   -------------   -------------
Year ended December 31, 1996
  Allowance for doubtful accounts............     $3,652        $ 55          $(288)         $3,419
Year ended December 31, 1997
  Allowance for doubtful accounts............     $3,419        $134         -$-             $3,553
Year ended December 31, 1998
  Allowance for doubtful accounts............     $3,553        $584          $(411)         $3,726

                                                BALANCE AT    ADDITIONS
                                               BEGINNING OF    CHARGED     DEDUCTIONS      BALANCE AT
                                                  PERIOD      TO INCOME   FROM RESERVES   END OF PERIOD
                                               ------------   ---------   -------------   -------------
Year ended December 31, 1996
  Environmental Liabilities..................    $16,628       $ 6,771       $(7,080)        $16,319

Year ended December 31, 1997
  Environmental Liabilities..................    $16,319       $ 5,546       $(5,621)        $16,244

Year ended December 31, 1998
  Environmental Liabilities..................    $16,244       $10,674       $(6,802)        $20,116

ITEM 22. UNDERTAKINGS.

         (a) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of GenTek's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (c) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (d) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

         The undersigned Registrants hereby undertake:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the `Calculation of Registration Fee' table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, GenTek Inc. has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        GENTEK INC.

                                        By:                   *
                                             ...................................
                                           NAME: RICHARD R. RUSSELL
                                           TITLE: PRESIDENT AND CHIEF EXECUTIVE
                                            OFFICER

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
       PRINCIPAL EXECUTIVE OFFICER:

                    *                       President and Chief Executive Officer         December 3, 1999
 .........................................
            RICHARD R. RUSSELL
    PRINCIPAL FINANCIAL AND ACCOUNTING
                 OFFICER:

                    *                       Vice President, Chief Financial Officer and   December 3, 1999
 .........................................    Treasurer
           WILLIAM C. KEIGHTLEY
                DIRECTORS:

                    *                       Chairman and Director                         December 3, 1999
 .........................................
             PAUL M. MONTRONE

                    *                       Vice Chairman and Director                    December 3, 1999
 .........................................
             PAUL M. MEISTER

                    *                       Director                                      December 3, 1999
 .........................................
            RICHARD R. RUSSELL

                    *                       Director                                      December 3, 1999
 .........................................
              JOHN W. GILDEA

                    *                       Director                                      December 3, 1999
 .........................................
            SCOTT M. SPERLING

                    *                       Director                                      December 3, 1999
 .........................................
              IRA STEPANIAN

                    *                       Director                                      December 3, 1999
 .........................................
              BRUCE KOEPFGEN

*By:       /S/ MICHAEL R. HERMAN
    ......................................
            MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, General Chemical Corporation has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        GENERAL CHEMICAL CORPORATION

                                        By:                   *
                                             ...................................
                                           NAME: RICHARD R. RUSSELL
                                           TITLE: PRESIDENT AND CHIEF EXECUTIVE
                                            OFFICER

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
       PRINCIPAL EXECUTIVE OFFICER:

                    *                       President and Chief Executive Officer         December 3, 1999
 .........................................
            RICHARD R. RUSSELL
    PRINCIPAL FINANCIAL AND ACCOUNTING
                 OFFICER:

                    *                       Vice President, Chief Financial Officer and   December 3, 1999
 .........................................    Treasurer
           WILLIAM C. KEIGHTLEY
                DIRECTORS:

                    *                       Director                                      December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY

                    *                       Chairman and Director                         December 3, 1999
 .........................................
            RICHARD R. RUSSELL

*By:       /S/ MICHAEL R. HERMAN
    ......................................
            MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Toledo Technologies Inc. has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        TOLEDO TECHNOLOGIES INC.

                                        By:                   *
                                             ...................................
                                           NAME: RALPH M. PASSINO
                                           TITLE: CHIEF EXECUTIVE OFFICER

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
       PRINCIPAL EXECUTIVE OFFICER:

                    *                       Chief Executive Officer                       December 3, 1999
 .........................................
             RALPH M. PASSINO
    PRINCIPAL FINANCIAL AND ACCOUNTING
                 OFFICER:

                    *                       President                                     December 3, 1999
 .........................................
               PAUL KESSLER
                DIRECTORS:

                    *                       Director                                      December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY

                    *                       Director                                      December 3, 1999
 .........................................
            RICHARD R. RUSSELL

*By:       /S/ MICHAEL R. HERMAN
    ......................................
            MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Printing Developments Inc. has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        PRINTING DEVELOPMENTS INC.

                                        By:                   *
                                             ...................................
                                           NAME: JAMES N. TANIS
                                           TITLE: CHIEF EXECUTIVE OFFICER

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
       PRINCIPAL EXECUTIVE OFFICER:

                    *                       Chief Executive Officer                       December 3, 1999
 .........................................
              JAMES N. TANIS
    PRINCIPAL FINANCIAL AND ACCOUNTING
                 OFFICER:

                    *                       Vice President and Treasurer                  December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY
                DIRECTORS

                    *                       Director                                      December 3, 1999
 .........................................
            RICHARD R. RUSSELL

                    *                       Director                                      December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY

*By:       /S/ MICHAEL R. HERMAN
    ......................................
            MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Balcrank Products Inc. has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        BALCRANK PRODUCTS INC.

                                        By:                   *
                                             ...................................
                                           NAME: RALPH M. PASSINO
                                           TITLE: PRESIDENT

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
       PRINCIPAL EXECUTIVE OFFICER:

                    *                       President                                     December 3, 1999
 .........................................
             RALPH M. PASSINO
    PRINCIPAL FINANCIAL AND ACCOUNTING
                 OFFICER:

                    *                       Vice President and Treasurer                  December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY
                DIRECTORS:

                    *                       Director                                      December 3, 1999
 .........................................
            RICHARD R. RUSSELL

                    *                       Director                                      December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY

*By:       /S/ MICHAEL R. HERMAN
    ......................................
            MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, HMC Patents Holding Company Inc. has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        HMC PATENTS HOLDING COMPANY INC.

                                        By:                   *
                                             ...................................
                                           NAME: RICHARD R. RUSSELL
                                           TITLE: PRESIDENT AND CHIEF EXECUTIVE
                                            OFFICER

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
       PRINCIPAL EXECUTIVE OFFICER:

                    *                       President                                     December 3, 1999
 .........................................
            RICHARD R. RUSSELL
    PRINCIPAL FINANCIAL AND ACCOUNTING
                 OFFICER:

                    *                       Vice President and Treasurer                  December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY
                DIRECTORS:

                    *                       Director                                      December 3, 1999
 .........................................
            RICHARD R. RUSSELL

                    *                       Director                                      December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY

*By:       /S/ MICHAEL R. HERMAN
    ......................................
            MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Waterside Urban Renewal Corporation has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        WATERSIDE URBAN RENEWAL CORPORATION

                                        By:                   *
                                             ...................................
                                           NAME: JAMES N. TANIS
                                           TITLE: PRESIDENT

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
       PRINCIPAL EXECUTIVE OFFICER:

                    *                       President                                     December 3, 1999
 .........................................
              JAMES N. TANIS
    PRINCIPAL FINANCIAL AND ACCOUNTING
                 OFFICER:

                    *                       Vice President, Finance                       December 3, 1999
 .........................................
              MATTHEW WALSH
                DIRECTORS:

                    *                       Director                                      December 3, 1999
 .........................................
            RICHARD R. RUSSELL

                    *                       Director                                      December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY

*By:       /S/ MICHAEL R. HERMAN
    ......................................
            MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Reheis Inc. has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        REHEIS INC.

                                        By:                   *
                                             ...................................
                                           NAME: JAMES N. TANIS
                                           TITLE: CHIEF EXECUTIVE OFFICER

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
       PRINCIPAL EXECUTIVE OFFICER:

                    *                       Chief Executive Officer                       December 3, 1999
 .........................................
              JAMES N. TANIS
    PRINCIPAL FINANCIAL AND ACCOUNTING
                 OFFICER:

                    *                       Vice President and Treasurer                  December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY
                DIRECTORS:

                    *                       Director                                      December 3, 1999
 .........................................
            RICHARD R. RUSSELL

                    *                       Director                                      December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY

*By:       /S/ MICHAEL R. HERMAN
    ......................................
            MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Defiance, Inc. has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        DEFIANCE, INC.

                                        By:                   *
                                             ...................................
                                           NAME: RALPH M. PASSINO
                                           TITLE: PRESIDENT AND CHIEF EXECUTIVE
                                            OFFICER

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
       PRINCIPAL EXECUTIVE OFFICER

                    *                       President and Chief Executive Officer         December 3, 1999
 .........................................
             RALPH M. PASSINO
    PRINCIPAL FINANCIAL AND ACCOUNTING
                 OFFICER:

                    *                       Vice President, Chief Financial Officer and   December 3, 1999
 .........................................    Treasurer
           WILLIAM C. KEIGHTLEY
                DIRECTORS:

                    *                       Director                                      December 3, 1999
 .........................................
             PAUL M. MEISTER

                    *                       Director                                      December 3, 1999
 .........................................
             TODD M. DUCHENE

*By:       /S/ MICHAEL R. HERMAN
    ......................................
           MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Binderline Draftline, Inc. has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        BINDERLINE DRAFTLINE, INC.

                                        By:                   *
                                             ...................................
                                           NAME: RALPH M. PASSINO
                                           TITLE: CHIEF EXECUTIVE OFFICER

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
       PRINCIPAL EXECUTIVE OFFICER:

                    *                       Chief Executive Officer                       December 3, 1999
 .........................................
             RALPH M. PASSINO
    PRINCIPAL FINANCIAL AND ACCOUNTING
                 OFFICER:

                    *                       Vice President and Treasurer                  December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY
                DIRECTORS:

                    *                       Director                                      December 3, 1999
 .........................................
            RICHARD R. RUSSELL

                    *                       Director                                      December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY

*By:       /S/ MICHAEL R. HERMAN
    ......................................
            MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Defiance Precision Products, Inc. has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        DEFIANCE PRECISION PRODUCTS, INC.

                                        By:                   *
                                             ...................................
                                           NAME: RALPH M. PASSINO
                                           TITLE: CHIEF EXECUTIVE OFFICER

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
       PRINCIPAL EXECUTIVE OFFICER:

                    *                       Chief Executive Officer                       December 3, 1999
 .........................................
             RALPH M. PASSINO
    PRINCIPAL FINANCIAL AND ACCOUNTING
                 OFFICER:

                    *                       Vice President and Treasurer                  December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY
                DIRECTORS:

                    *                       Director                                      December 3, 1999
 .........................................
            RICHARD R. RUSSELL

                    *                       Director                                      December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY

*By:       /S/ MICHAEL R. HERMAN
    ......................................
            MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Hy-Form Products, Inc. has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        HY-FORM PRODUCTS, INC.

                                        By:                   *
                                             ...................................
                                           NAME: RALPH M. PASSINO
                                           TITLE: PRESIDENT AND CHIEF EXECUTIVE
                                            OFFICER

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
       PRINCIPAL EXECUTIVE OFFICER:

                    *                       President and Chief Executive Officer         December 3, 1999
 .........................................
             RALPH M. PASSINO
    PRINCIPAL FINANCIAL AND ACCOUNTING
                 OFFICER:

                    *                       Vice President and Treasurer                  December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY
                DIRECTORS:

                    *                       Director                                      December 3, 1999
 .........................................
            RICHARD R. RUSSELL

                    *                       Director                                      December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY

*By:       /S/ MICHAEL R. HERMAN
    ......................................
            MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Defiance Testing and Engineering Services, Inc. has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        DEFIANCE TESTING AND ENGINEERING
                                        SERVICES, INC.

                                        By:                   *
                                             ...................................
                                           NAME: RALPH M. PASSINO
                                           TITLE: CHIEF EXECUTIVE OFFICER

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
       PRINCIPAL EXECUTIVE OFFICER:

                    *                       Chief Executive Officer                       December 3, 1999
 .........................................
             RALPH M. PASSINO
    PRINCIPAL FINANCIAL AND ACCOUNTING
                 OFFICER:

                    *                       Vice President and Treasurer                  December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY
                DIRECTORS:

                    *                       Director                                      December 3, 1999
 .........................................
            RICHARD R. RUSSELL

                    *                       Director                                      December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY

*By:       /S/ MICHAEL R. HERMAN
    ......................................
            MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Noma Corporation has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        NOMA CORPORATION

                                        By:                   *
                                             ...................................
                                           NAME: BODO B. KLINK
                                           TITLE: PRESIDENT AND SECRETARY

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
PRINCIPAL EXECUTIVE OFFICER:

                    *                       President and Secretary                       December 3, 1999
 .........................................
              BODO B. KLINK
    PRINCIPAL FINANCIAL AND ACCOUNTING
                 OFFICER:

                    *                       President and Secretary                       December 3, 1999
 .........................................
              BODO B. KLINK
                DIRECTORS:

                    *                       Director                                      December 3, 1999
 .........................................
              BODO B. KLINK

                    *                       Director                                      December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY

*By:       /S/ MICHAEL R. HERMAN
    ......................................
            MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, PCT Mexico Corporation has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        PCT MEXICO CORPORATION

                                        By:                   *
                                             ...................................
                                           NAME: BODO B. KLINK
                                           TITLE: PRESIDENT

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
       PRINCIPAL EXECUTIVE OFFICER:

                    *                       President                                     December 3, 1999
 .........................................
              BODO B. KLINK
    PRINCIPAL FINANCIAL AND ACCOUNTING
                 OFFICER:

                    *                       Vice President and Treasurer                  December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY
                DIRECTORS:

                    *                       Director                                      December 3, 1999
 .........................................
            RICHARD R. RUSSELL

                    *                       Director                                      December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY

*By:       /S/ MICHAEL R. HERMAN
    ......................................
            MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Noma O.P. Inc. has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        NOMA O.P. INC.

                                        By:                   *
                                             ...................................
                                           NAME: BODO B. KLINK
                                           TITLE: VICE PRESIDENT AND SECRETARY

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
PRINCIPAL EXECUTIVE OFFICER AMD ACCOUNTING
                 OFFICER:

                    *                       Vice President and Secretary                  December 3, 1999
 .........................................
              BODO B. KLINK
                DIRECTORS:

                    *                       Director                                      December 3, 1999
 .........................................
              BODO B. KLINK

                    *                       Director                                      December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY

*By:       /S/ MICHAEL R. HERMAN
    ......................................
            MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Electronic Interconnect Systems Inc. has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        ELECTRONIC INTERCONNECT SYSTEMS INC.

                                        By:                   *
                                             ...................................
                                           NAME: BODO B. KLINK
                                           TITLE: VICE PRESIDENT AND SECRETARY

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
       PRINCIPAL EXECUTIVE OFFICER:

                    *                       Vice President and Secretary                  December 3, 1999
 .........................................
              BODO B. KLINK
    PRINCIPAL FINANCIAL AND ACCOUNTING
                 OFFICER:

                    *                       Vice President, Finance                       December 3, 1999
 .........................................
              GRANT CRANDALL
                DIRECTORS:

                    *                       Director                                      December 3, 1999
 .........................................
              BODO B. KLINK

                    *                       Director                                      December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY

*By:       /S/ MICHAEL R. HERMAN
    ......................................
            MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Defiance Kinematics Inc. has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        DEFIANCE KINEMATICS INC.

                                        By:                   *

                                             ...................................
                                           NAME: RALPH M. PASSINO
                                           TITLE: CHIEF EXECUTIVE OFFICER


        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
       PRINCIPAL EXECUTIVE OFFICER:

                    *                       Chief Executive Officer                       December 3, 1999
 .........................................
             RALPH M. PASSINO
    PRINCIPAL FINANCIAL AND ACCOUNTING
                 OFFICER:

                    *                       Vice President and Treasurer                  December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY
                DIRECTORS:

                    *                       Director                                      December 3, 1999
 .........................................
            RICHARD R. RUSSELL

                    *                       Director                                      December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY

*By:       /S/ MICHAEL R. HERMAN
    ......................................
            MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, HN Investment Holdings Inc. has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        HN INVESTMENT HOLDINGS INC.

                                        By:                   *
                                             ...................................
                                           NAME: TODD M. DUCHENE
                                           TITLE: VICE PRESIDENT

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
       PRINCIPAL EXECUTIVE OFFICER:

                    *                                     Vice President                  December 3, 1999
 .........................................
             TODD M. DUCHENE
    PRINCIPAL FINANCIAL AND ACCOUNTING
                 OFFICER:

                    *                                     Vice President                  December 3, 1999
 .........................................
             PAUL M. MEISTER
                DIRECTORS:

                    *                                        Director                     December 3, 1999
 .........................................
             TODD M. DUCHENE

                    *                                        Director                     December 3, 1999
 .........................................
             PAUL M. MEISTER

*By:       /S/ MICHAEL R. HERMAN
    ......................................
            MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, PPI Holdings, Inc. has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of December, 1999.


                                        PPI HOLDINGS, INC.

                                        By:                   *
                                             ...................................
                                           NAME: JAMES N. TANIS
                                           TITLE: CHIEF EXECUTIVE OFFICER

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                            DATE
                ---------                                      -----                            ----
       PRINCIPAL EXECUTIVE OFFICER:

                    *                                 Chief Executive Officer             December 3, 1999
 .........................................
              JAMES N. TANIS
    PRINCIPAL FINANCIAL AND ACCOUNTING
                 OFFICER:

                    *                              Vice President and Treasurer           December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY
                DIRECTORS:

                    *                                        Director                     December 3, 1999
 .........................................
            RICHARD R. RUSSELL

                    *                                        Director                     December 3, 1999
 .........................................
           WILLIAM C. KEIGHTLEY

*By:       /S/ MICHAEL R. HERMAN
    ......................................
            MICHAEL R. HERMAN
             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT                                                                  PAGE
  NO.                                                                   NUMBER
  ---                                                                   ------
  2.1     Amendment No. 2 to Form 10 of GenTek Inc. for registration of Securities of GenTek Inc. Incorporated by reference to
            GenTek Inc.'s Registration Statement Amendment No. 2 on
            Form 10 (File No. 001-14789) filed with the Securities and
            Exchange Commission on April 8, 1999 (the '1999 GenTek
            Form 10').................................................
  2.2     Separation Agreement among the Company, GenTek Inc., The
            General Chemical Group Inc. and General Chemical
            Corporation. Incorporated by reference to the relevant
            exhibit to the 1999 GenTek Form 10........................
  2.3     Stock Purchase Agreement, dated 12, 1999, between Jenoptik
            AG and GenTek Inc. Incorporated by reference to the
            Current Report of GenTek Inc. on Form 8-K (File
            No. 001-14789) filed with the Securities and Exchange
            Commission on September 3, 1999...........................
  3.1     Amended and Restated Certificate of Incorporation of GenTek
            Inc. Incorporated by reference to the relevant exhibit
            to the 1999 GenTek Form 10................................
  3.2     Amended and Restated By-Laws of GenTek Inc. Incorporated by
            reference to the relevant exhibit to the 1999 GenTek
            Form 10...................................................
  3.3     Certificate of Incorporation of General Chemical
            Corporation...............................................
  3.4     Bylaws of General Chemical Corporation......................
  3.5     Certificate of Incorporation of Toledo Technologies Inc.....
  3.6     Bylaws of Toledo Technologies Inc...........................
  3.7     Certificate of Incorporation of Printing Developments
            Inc.......................................................
  3.8     Bylaws of Printing Developments Inc.........................
  3.9     Certificate of Incorporation of Balcrank Products Inc.......
  3.10    Bylaws of Balcrank Products Inc.............................
  3.11    Certificate of Incorporation of HMC Patents Holding Company
            Inc.......................................................
  3.12    Bylaws of HMC Patents Holding Company Inc...................
  3.13    Certificate of Incorporation of Waterside Urban Renewal
            Corporation...............................................
  3.14    Bylaws of Waterside Urban Renewal Corporation...............
  3.15    Certificate of Incorporation of Reheis Inc..................
  3.16    Bylaws of Reheis Inc........................................
  3.17    Certificate of Incorporation of Defiance, Inc...............
  3.18    Bylaws of Defiance, Inc.....................................
  3.19    Articles of Incorporation of Binderline Draftline, Inc......
  3.20    Bylaws of Binderline Draftline, Inc.........................
  3.21    Articles of Incorporation of Defiance Precision Products,
            Inc.......................................................
  3.22    Bylaws of Defiance Precision Products, Inc..................
  3.23    Articles of Incorporation of Hy-Form Products, Inc..........
  3.24    Bylaws of Hy-Form Products, Inc.............................
  3.25    Articles of Incorporation of Defiance Testing and
            Engineering Services, Inc.................................
  3.26    Bylaws of Defiance Testing and Engineering Services, Inc....
  3.27    Certificate of Incorporation of Noma Corporation............
  3.28    Bylaws of Noma Corporation..................................
  3.29    Certificate of Incorporation of PCT Mexico Corporation......
  3.30    Bylaws of PCT Mexico Corporation............................
  3.31    Certificate of Incorporation of Noma O.P. Inc...............
  3.32    Bylaws of Noma O.P. Inc.....................................
  3.33    Certificate of Incorporation of Electronic Interconnect
            Systems Inc...............................................
  3.34    Bylaws of Electronic Interconnect Systems Inc...............
  3.35    Certificate of Incorporation of Defiance Kinematics Inc.....
  3.36    Certificate of Incorporation of HN Investment Holdings
            Inc.......................................................
  3.37    Bylaws of HN Investment Holdings Inc........................
  3.38    Certificate of Incorporation of PPI Holdings, Inc...........
  3.39    Bylaws of PPI Holdings, Inc.................................

EXHIBIT                                                                  PAGE
  NO.                                                                   NUMBER
  ---                                                                   ------
  4.1     Indenture, dated as of August 9, 1999, between the Company and U.S. National Trust Association, as Trustee.
            Incorporated by reference to the relevant exhibit to
            GenTek Inc.'s 10-Q for the nine months ended
            September 30, 1999 filed with the Securities and Exchange
            Commission on November 15, 1999 (the 'GenTek Third Quarter
            1999 10-Q')...............................................
  4.2     Exchange and Registration Rights Agreement, dated as of
            August 9, 1999, among the Company, Chase Securities Inc.,
            Wasserstein Perella Securities, Inc. and First Union
            Capital Markets Corporation. Incorporated by reference to
            the relevant exhibit to the GenTek Third Quarter 1999
            10-Q......................................................
 *5.1     Opinion of Debevoise & Plimpton.............................
 10.01    GenTek Inc. Restricted Unit Plan for Non-Employee Directors.
            Incorporated by reference to the relevant exhibit to the
            1999 GenTek Form 10.......................................
 10.02    GenTek Inc. Retirement Plan for Non-Employee Directors.
            Incorporated by reference to the relevant exhibit to the
            1999 GenTek Form 10.......................................
 10.03    GenTek Inc. Performance Plan. Incorporated by reference to the relevant exhibit to the 1999 GenTek Form 10...........
 10.04    GenTek Inc. Long-Term Incentive Plan. Incorporated by
            reference to the relevant exhibit to the 1999 GenTek
            Form 10...................................................
 10.05    Employee Benefits Agreement among GenTek Inc., The General
            Chemical Group Inc., General Chemical Industrial Products
            Inc. and General Chemical Corporation. Incorporated by
            reference to the relevant exhibit to the 1999 GenTek
            Form 10....................................................
 10.06    Tax Sharing Agreement between GenTek Inc. and The General
            Chemical Group Inc. Incorporated by reference to the
            relevant exhibit to the 1999 GenTek Form 10...............
 10.07    Intellectual Property Agreement among General Chemical
            Corporation, The General Chemical Group Inc., GenTek Inc.
            and General Chemical Industrial Products Inc. Incorporated
            by reference to the relevant exhibit to the 1999 GenTek
            Form 10...................................................
 10.08    Management Agreement between GenTek Inc. and Latona
            Associates Inc. Incorporated by reference to the relevant
            exhibit to the 1999 GenTek Form 10........................
 10.09    Registration Rights Agreement between Paul M. Montrone and
            The General Chemical Group Inc., as assumed by GenTek Inc.
            with respect to Common Stock of GenTek Inc. Incorporated
            by reference to the relevant exhibit to the 1999 GenTek
            Form 10...................................................
 10.10    Credit Agreement, dated as of April 30, 1999, among GenTek
            Inc., Noma Acquisition Corp., the several Lenders from
            time to time parties thereto, The Chase Manhattan Bank, as
            Administrative Agent, The Bank of Nova Scotia, as
            Syndication Agent, and Bankers Trust Company as
            Documentation Agent. Incorporated by reference to the
            relevant exhibit to GenTek Inc.'s 10-Q for the three
            months ended March 31, 1999 filed with the Securities and
            Exchange Commission on May 17, 1999 (the 'GenTek First
            Quarter 1999 10-Q').......................................
 10.11    Guarantee and Pledge Agreement, dated as of April 30, 1999, made by GenTek Inc. and certain of its subsidiaries in
            favor of the Chase Manhattan Bank, as Administrative
            Agent. Incorporated by reference to the relevant exhibit
            to the GenTek First Quarter 1999 10-Q.....................
*12.1     Computations of Ratio of Earnings to Fixed Charges..........
*21.1     Subsidiaries of GenTek Inc. ................................
 23.1     Consent of Deloitte & Touche LLP............................
 23.2     Consent of Deloitte & Touche LLP, Chartered Accountants.....
 23.3     Consent of Deloitte & Touche GmbH...........................
 23.4     Consent of Debevoise & Plimpton. Included in Exhibit 5.1
            hereto....................................................
*24.1     Powers of Attorney..........................................
 25.1     Statement of Eligibility and Qualification Under the Trust
            Indenture Act (Form T-1) of Exchange Agent................
 99.1     Form of Letter of Transmittal used in connection with the
            Exchange Offer............................................
 99.2     Notice of Guaranteed Delivery used in connection with the
            Exchange Offer............................................


------------


* Previously filed.





                              STATEMENT OF DIFFERENCES
                              ------------------------

The trademark symbol shall be expressed as .......................... 'TM'
The registered trademark symbol shall be expressed as ............... 'r'